  As filed with the Securities and Exchange Commission on April 26, 2001
                                                      Registration No. 333-22389

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form S-1

                            AMENDMENT NO. 7 TO
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                    Kemper Investors Life Insurance Company
            (Exact name of registrant as specified in its charter)


               Illinois                                        36-3050975
     (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                      Identification No.)


               1 Kemper Drive
         Long Grove, Illinois 60049
               (847) 550-5500                                                         6312
(Address, including zip code, and telephone number,                         (Primary Standard Industrial
including area code, of registrant's principal executive offices)            Classification Code Number)


                            Debra P. Rezabek, Esq.
                    Kemper Investors Life Insurance Company
                                1 Kemper Drive
                          Long Grove, Illinois 60049
                                (847) 550-7390
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:

           Frank Julian, Esq.                       Joan E. Boros, Esq.
Kemper Investors Life Insurance Company               Jorden Burt LLP
           1 Kemper Drive                     1025 Thomas Jefferson Street, N.W.
     Long Grove, Illinois 60049                         Suite 400E
                                                  Washington, D.C. 20007


Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     This amendment to the registration statement on Form S-1 includes two prospectuses describing Individual and Group Variable, Fixed and Market Value Adjusted Deferred Annuity Contracts which are substantially identical, except that the Contract described in the second prospectus makes available to Contract owners different investment subaccounts of Registrant than does the Contract described in the original prospectus.

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                             CROSS REFERENCE SHEET

                    Pursuant to Regulation S-K, Item 501(b)


Form S-1
Item No.            Form S-1 Caption                                          Caption in Prospectus
--------            ----------------                                          ---------------------
1.   Forepart of the Registration Statement
     and Outside Front Cover Page of Prospectus..................     Facing Page and Outside Front Cover Page
                                                                      of Prospectus.
2.   Inside Front and Outside Back Cover Pages of
     Prospectus..................................................     Table of Contents.

3.   Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges...................................     Summary; Not Applicable as to Ratio of Earnings
                                                                      to Fixed Charges.

4.   Use of Proceeds.............................................     KILICO, The MVA Option, The Separate Account
                                                                      and The Funds--The MVA Option;
                                                                      Business-- Investments.

5.   Determination of Offering Price.............................     Not Applicable.

6.   Dilution....................................................     Not Applicable.

7.   Selling of Security Holders.................................     Not Applicable.

8.   Plan of Distribution........................................     Distribution of Contracts.

9.   Description of Securities to be Registered..................     Summary; The Contracts; The Accumulation
                                                                      Period; Contract Charges and Expenses.

10.  Interests of Named Experts and Counsel......................     Experts; Legal Matters.

11.  Information with Respect to the Registrant..................     Federal Income Taxes; Business;
                                                                      Management's Discussion and Analysis
                                                                      of Financial Condition and Results of
                                                                      Operations; Legal Proceedings; Financial
                                                                      Statements.
12.  Disclosure of Commission Position on
     Indemnification For Securities Act Liabilities..............     Part II, Item 17.

                                PROSPECTUS FOR
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

INDIVIDUAL AND GROUP VARIABLE, FIXED AND MARKET VALUE
                      ADJUSTED DEFERRED ANNUITY CONTRACTS

-------------------------------------------------------------------------------

                                   Issued By
                   KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      and
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

   This Prospectus describes Variable, Fixed and Market Value Adjusted Deferred Annuity Contracts (the "Contract") offered by Kemper Investors Life Insurance Company ("we" or "KILICO"). The Contract is designed to provide annuity benefits for retirement which may or may not qualify for certain federal tax advantages. Depending on particular state requirements, the Contracts may be issued on a group or individual basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract. For purposes of this Prospectus, the term "Contract" refers both to certificates and to individual annuity contracts.

   You may allocate purchase payments to one or more of the variable options or the Fixed Account Option, or the Market Value Adjustment ("MVA") option. The availability of the Fixed Option and the MVA option may be restricted in some states, including the Fixed Option that is subject to a market value adjustment in states where a market value adjustment is authorized. The Contract currently offers forty investment options, each of which is a Subaccount of KILICO Variable Annuity Separate Account. Currently, you may choose among the following Portfolios or Funds:



   . The Alger American Fund:            . Scudder Blue Chip (formerly Kemper
                                           Blue Chip)
    . Alger American Balanced [/R]


                                     . Scudder Contrarian Value (formerly
    . Alger American Leveraged AllCap      Kemper Contrarian Value)
      [/R]


                                      . Scudder Global Blue Chip (formerly
   . Credit Suisse Warburg Pincus          Kemper Global Blue Chip)
     Trust (formerly Warburg Pincus
     Trust):                             . Scudder Government Securities
                                           (formerly Kemper Government
    . Credit Suisse Warburg Pincus         Securities)
      Trust-Emerging
                                         . Scudder Growth (formerly Kemper
                                           Growth)
     Markets (formerly Warburg Pincus
     Emerging Markets)                   . Scudder High Yield (formerly Kemper
                                           High Yield)
    . Credit Suisse Warburg Pincus
      Trust-Global Post-Venture          . Scudder International Research
      Capital (formerly Warburg            (formerly Kemper International)
      Pincus Global Post-Venture
      Capital) [/R]
                                         . Scudder Investment Grade Bond


                                        (formerly Kemper Investment Grade
   . Dreyfus Investment Portfolios         Bond)
     (Initial Share Class): [/R]



    . MidCap Stock ("Dreyfus I.P.        . Scudder Money Market (formerly
      MidCap Stock")                       Kemper Money Market) [/R]



   . The Dreyfus Socially                . Scudder New Europe (formerly Kemper
     Responsible Growth Fund, Inc.         New Europe)
     (Initial Share Class) [/R]
                                         . Scudder Small Cap Growth (formerly


                                        Kemper Small Cap Growth)
   . INVESCO Variable Investment
     Funds, Inc.:                        . Scudder Small Cap Value (formerly
                                           Kemper Small Cap Value)
    . INVESCO VIF-Utilities Fund [/R]



   . Scudder Variable Series I*          . Scudder Strategic Income (formerly
     (formerly Scudder Variable Life       Kemper Strategic Income)
     Investment Fund) (Class A
     Shares):                            . Scudder Technology Growth (formerly
                                           Kemper Technology Growth) [/R]



    . Scudder 21st Century Growth        . Scudder Total Return (formerly
      (formerly Scudder                    Kemper Total Return)**
      [/R]
                                         . SVS Dreman Financial Services


                                      (formerly KVS Dreman Financial
     VLIF 21st Century Growth)             Services) [/R]

    . Scudder Capital Growth


      (formerly Scudder VLIF Capital     . SVS Dreman High Return Equity
      Growth)                              (formerly KVS Dreman High Return
                                           Equity)
    . Scudder Global Discovery
      (formerly Scudder VLIF Global      . SVS Dynamic Growth
      Discovery) [/R]
                                         . SVS Focus Value+Growth (formerly


                                       Kemper Value+Growth)
    . Scudder Growth and Income
      (formerly Scudder VLIF Growth      . SVS Focused Large Cap Growth
      and Income)                          (formerly KVS Focused Large Cap
                                           Growth)
    . Scudder Health Sciences [/R]



    . Scudder International (formerly    . SVS Growth And Income (formerly KVS
      Scudder VLIF International)          Growth And Income)
      [/R]
                                         . SVS Growth Opportunities (formerly


                                        KVS Growth Opportunities)
   . Scudder Variable Series II*
     (formerly Kemper Variable
     Series):                            . SVS Index 500 (formerly SVS Index
                                           500)
    . Scudder Aggressive Growth
      (formerly Kemper Aggressive        . SVS Mid-Cap Growth
      Growth) [/R]
                                         . SVS Strategic Equity

                                         . SVS Venture Value

   * Effective May 1, 2001, pursuant to a restructuring program, the Scudder Variable Life Investment Fund and the Kemper Variable Series are renamed Scudder Variable Series I and Scudder Variable Series II, respectively. The portfolios of the Scudder Variable Series II are rebranded from Kemper and KVS to Scudder and SVS, respectively.

   ** Effective April 30, 2001, pursuant to shareholder approval, the Kemper Horizon 5 Portfolio, the Kemper Horizon 10+ Portfolio and the Kemper Horizon 20+ Portfolio merged into the Kemper Total Return Portfolio, and Kemper Total Return Portfolio was renamed Scudder Total Return Portfolio.

   If your Contract was issued before May 1, 2001, you may also choose the Janus Aspen Growth and Janus Aspen Growth and Income Portfolios of Janus Aspen Series, and you may not choose the SVS Growth Opportunities and SVS Growth and Income Portfolios of the Scudder Variable Series II. Subaccounts and Portfolios may be added or deleted in the future. Contract values allocated to any of the Subaccounts vary, reflecting the investment experience of the selected Subaccounts. Contract values allocated to the Fixed account or one or more Guarantee Periods of the Market Value Adjustment Option accumulate on a fixed basis.

  The Contracts are not insured by the FDIC. They are obligations of the issuing insurance company and not a deposit of, or guaranteed by, any bank or savings institution and are subject to risks, including possible loss of principal.

  This Prospectus contains important information about the Contracts that you should know before investing. You should read it before investing and keep it for future reference. We have filed a Statement of Additional Information ("SAI") with the Securities and Exchange Commission. The current SAI has the same date as this Prospectus and is incorporated by reference in this Prospectus. You may obtain a free copy by writing us or calling (847) 550-5500. A table of contents for the SAI appears on page 63. You may also find this Prospectus and other information about the separate account required to be filed with the Securities and Exchange Commission ("SEC") at the SEC's web site at http://www.sec.gov.

  The date of this Prospectus is May 1, 2001.

  The Securities and Exchange Commission has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----
DEFINITIONS...............................................................    1
SUMMARY...................................................................    3
SUMMARY OF EXPENSES.......................................................    6
CONDENSED FINANCIAL INFORMATION...........................................   12
KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE FUNDS................   16
FIXED ACCOUNT OPTION......................................................   22
THE CONTRACTS.............................................................   22
CONTRACT CHARGES AND EXPENSES.............................................   30
THE ANNUITY PERIOD........................................................   33
FEDERAL INCOME TAXES......................................................   36
DISTRIBUTION OF CONTRACTS.................................................   43
VOTING RIGHTS.............................................................   43
REPORTS TO CONTRACT OWNERS AND INQUIRIES..................................   43
DOLLAR COST AVERAGING.....................................................   43
SYSTEMATIC WITHDRAWAL PLAN................................................   44
EXPERTS...................................................................   44
LEGAL MATTERS.............................................................   44
SPECIAL CONSIDERATIONS....................................................   45
AVAILABLE INFORMATION.....................................................   45
BUSINESS..................................................................   46
PROPERTIES................................................................   52
LEGAL PROCEEDINGS.........................................................   52
SELECTED FINANCIAL DATA...................................................   53
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   54
KILICO'S DIRECTORS AND EXECUTIVE OFFICERS.................................   66
EXECUTIVE COMPENSATION....................................................   69
TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION....................   70
FINANCIAL STATEMENTS......................................................   70
CONTRACTS ISSUED BEFORE MAY 1, 2000.......................................   70

                                  DEFINITIONS

   The following terms as used in this Prospectus have the indicated meanings:

   Accumulated Guarantee Period Value--The sum of your Guarantee Period
Values.

   Accumulation Period--The period between the Date of Issue of a Contract and the Annuity Date.

   Accumulation Unit--A unit of measurement used to determine the value of each Subaccount during the Accumulation Period.

   Annuitant--The person designated to receive or who is actually receiving annuity payments and upon the continuation of whose life annuity payments involving life contingencies depend.

   Annuity Date--The date on which annuity payments are to commence.

   Annuity Option--One of several forms in which annuity payments can be made.

   Annuity Period--The period starting on the Annuity Date.

   Annuity Unit--A unit of measurement used to determine the amount of Variable Annuity payments.

   Beneficiary--The person designated to receive any benefits under a Contract upon the death of the Annuitant or the Owner prior to the Annuity Period.

   Company ("we", "us", "our", "KILICO")--Kemper Investors Life Insurance Company. Our home office is located at 1 Kemper Drive, Long Grove, Illinois 60049.

   Contract--A Variable, Fixed and Market Value Adjusted Annuity Contract offered on an individual or group basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract.

   Contract Value--The sum of the values of your Separate Account Contract Value, Accumulated Guarantee Period Value and Fixed Account Contract Value.

   Contract Year--Period between anniversaries of the Contract's Date of Issue.

   Contract Quarter--Periods between quarterly anniversaries of the Contract's Date of Issue.

   Contribution Year--Each one year period following the date a Purchase Payment is made.

   Date of Issue--The date on which the first Contract Year commences.

   Fixed Account--The General Account of KILICO to which you may allocate all or a portion of Purchase Payments or Contract Value. We guarantee a minimum rate of interest on Purchase Payments allocated to the Fixed Account.

   Fixed Account Contract Value--The value of your Contract interest in the Fixed Account.

   Fixed Annuity--An annuity under which we guarantee the amount of each annuity payment; it does not vary with the investment experience of a Subaccount.

   Fund or Funds--The Alger American Fund, Credit Suisse Warburg Pincus Trust, Dreyfus Investment Portfolios, The Dreyfus Socially Responsible Growth Fund, Inc., INVESCO Variable Investment Funds, Inc., Janus Aspen Series, Scudder Variable Series I and Scudder Variable Series II, including any Portfolios thereunder.

   General Account--All our assets other than those allocated to any separate account.

   Guaranteed Interest Rate--The rate of interest we establish for a given Guarantee Period.

   Guarantee Period--The time when an amount is credited with a Guaranteed Interest Rate. Guarantee Period options may range from one to ten years, at our option.

   Guarantee Period Value--The value of your Contract interest in a Guarantee Period is the sum of your: (1) Purchase Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed Withdrawal Charges and transfers; and (4) as adjusted for any applicable Market Value Adjustment previously made.

   Market Adjusted Value--A Guarantee Period Value adjusted by the market value adjustment formula on any date prior to the end of a Guarantee Period.

   Market Value Adjustment--An adjustment of values under a Guarantee Period in accordance with the market value adjustment formula prior to the end of that Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The adjustment is computed using the market value adjustment formula stated in the Contract.

   Non-Qualified Plan Contract--A Contract which does not receive favorable tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code.

   Owner ("you, your, yours")--The person designated in the Contract as having the privileges of ownership defined in the Contract.

   Portfolio--A series of a Fund with its own objective and policies, which represents shares of beneficial interest in a separate portfolio of securities and other assets. Portfolio is sometimes referred to herein as a Fund.

   Purchase Payments--Amounts paid to us by you or on your behalf.

   Qualified Plan Contract--A Contract issued in connection with a retirement plan which receives favorable tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code.

   Separate Account--The KILICO Variable Annuity Separate Account.

   Separate Account Contract Value--The sum of your Subaccount Values.

   Subaccounts--The forty subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Portfolios.

   Subaccount Value--The value of your interest in each Subaccount.

   Unitholder--The person holding the voting rights with respect to an Accumulation or Annuity Unit.

   Valuation Date--Each day when the New York Stock Exchange is open for trading, as well as each day otherwise required. (See "Accumulation Unit Value.")

   Valuation Period--The interval of time between two consecutive Valuation
Dates.

   Variable Annuity--An annuity with payments varying in amount in accordance with the investment experience of the Subaccount(s) in which you have an interest.

   Withdrawal Charge--The "contingent deferred sales charge" assessed against certain withdrawals of Contract Value in the first seven Contribution Years after a Purchase Payment is made or against certain annuitizations of Contract Value in the first seven Contribution Years after a Purchase Payment is made.

   Withdrawal Value--Contract Value, plus or minus any applicable Market Value Adjustment, less any premium tax payable if the Contract is being annuitized, minus any Withdrawal Charge applicable to that Contract.

                                    SUMMARY

   Because this is a summary; it does not contain all of the information that may be important. Read the entire Prospectus and Statement of Additional Information before deciding to invest.

   The Contracts provide for investment on a tax-deferred basis and annuity benefits. Both Non-Qualified Plan and Qualified Plan Contracts are described in this Prospectus.

   The minimum initial Purchase Payment is $1,000. Subject to certain exceptions, the minimum subsequent payment is $500. An allocation to a Subaccount, Fixed Account or Guarantee Period must be at least $500. Our prior approval is required for Purchase Payments over $1,000,000. (See "The Contracts," page 19.)

   Variable accumulations and benefits are provided by crediting Purchase Payments to one or more Subaccounts that you select. Each Subaccount invests in one of the following corresponding Portfolios or Funds:

    . Alger American Balanced

    . Alger American Leveraged AllCap

    . Credit Suisse Warburg Pincus Trust-Emerging Markets (formerly Warburg
      Pincus Emerging Markets)

    . Credit Suisse Warburg Pincus Trust-Global Post-Venture Capital
      (formerly Warburg Pincus Global Post-Venture Capital)

    . Dreyfus I.P. MidCap Stock (Initial Share Class)

    . The Dreyfus Socially Responsible Growth Fund, Inc. (Initial Share
      Class)

    . INVESCO VIF-Utilities Fund

    . Scudder 21st Century Growth (formerly Scudder VLIF 21st Century
      Growth)

    . Scudder Capital Growth (formerly Scudder VLIF Capital Growth)

    . Scudder Global Discovery (formerly Scudder VLIF Global Discovery)

    . Scudder Growth and Income (formerly Scudder VLIF Growth and Income)

    . Scudder Health Sciences (formerly Scudder VLIF Health Sciences)

    . Scudder International (formerly Scudder VLIF International)

    . Scudder Aggressive Growth (formerly Kemper Aggressive Growth)

    . Scudder Blue Chip (formerly Kemper Blue Chip)

    . Scudder Contrarian Value (formerly Kemper Contrarian Value)

    . Scudder Global Blue Chip (formerly Kemper Global Blue Chip)

    . Scudder Government Securities (formerly Kemper Government Securities)

    . Scudder Growth (formerly Kemper Growth)

    . Scudder High Yield (formerly Kemper High Yield)

    . Scudder International Research (formerly Kemper International)

    . Scudder Investment Grade Bond (formerly Kemper Investment Grade Bond)

    . Scudder Money Market (formerly Kemper Money Market)

    . Scudder New Europe (formerly Kemper New Europe)

    . Scudder Small Cap Growth (formerly Kemper Small Cap Growth)

    . Scudder Small Cap Value (formerly Kemper Small Cap Value)

    . Scudder Strategic Income (formerly Kemper Strategic Income)

    . Scudder Technology Growth (formerly Kemper Technology Growth)

    . Scudder Total Return (formerly Kemper Total Return)

    . SVS Dreman Financial Services (formerly KVS Dreman Financial Services)

    . SVS Dreman High Return (formerly KVS Dreman High Return)

    . SVS Dynamic Growth

    . SVS Focus Value+Growth (formerly Kemper Value+Growth)

    . SVS Focused Large Cap Growth (formerly KVS Focused Large Cap Growth)

    . SVS Growth And Income (formerly KVS Growth And Income)

    . SVS Growth Opportunities (formerly KVS Growth Opportunities)

    . SVS Index 500 (formerly KVS Index 500)

    . SVS Mid-Cap Growth

    . SVS Strategic Equity

    . SVS Venture Value

   If your Contract was issued before May 1, 2000, Subaccounts investing in the Janus Aspen Growth and Janus Aspen Growth and Income Portfolios also are available, but the SVS Growth Opportunities and SVS Growth and Income Portfolios are not available (See "Contracts Issued Before May 1, 2000," page 70.) Contract Value allocated to the Separate Account varies with the investment experience of the selected Subaccounts.

   The Fixed Account has fixed accumulations and benefits. We guarantee that Purchase Payments allocated to the Fixed Account earn a minimum fixed interest rate of 3%. In our discretion, we may credit interest in excess of 3%. (See "Fixed Account Option," page 22.)

   The MVA Option also provides fixed accumulations. The MVA Option may not be available in all states. The MVA Option is only available during the Accumulation Period. You may allocate amounts to one or more Guarantee Periods. We may offer additional Guarantee Periods at our discretion. For new Contracts, we may limit the number of Guarantee Period options available to three (3). We credit interest daily to amounts allocated to the MVA Option. We declare the rate at our sole discretion. We guarantee amounts allocated to the MVA Option at Guaranteed Interest Rates for the Guarantee Periods you select. These guaranteed amounts are subject to any applicable Withdrawal Charge, Market Value Adjustment or Records Maintenance Charge. We will not change a Guaranteed Interest Rate for the duration of the Guarantee Period. However, Guaranteed Interest Rates for subsequent Guarantee Periods are set at our discretion. At the end of a Guarantee Period, a new Guarantee Period for the same duration starts, unless you timely elect another Guarantee Period. The interests under the Contract relating to the MVA Option are registered under the Securities Act of 1933 but are not registered under the Investment Company Act of 1940. (See "The MVA Option," page 16.)

   You bear the investment risk under the Contracts, unless Contract Values are allocated to:

    . the MVA Option and are guaranteed to receive the Guaranteed Interest
      Rate, subject to any market value adjustment, or

    . the Fixed Option and are guaranteed to earn at least 3% interest.

   Transfers between Subaccounts are permitted before and after annuitization, subject to certain limitations. A transfer from a Guarantee Period is subject to a Market Value Adjustment unless effected within 30 days after the existing Guarantee Period ends. Restrictions apply to transfers out of the Fixed Account. (See "Transfer During Accumulation Period" and "Transfer During Annuity Period," pages 22 and 30, respectively.)

   You may withdraw Contract Value subject to Withdrawal Charges, any applicable Market Value Adjustment and other specified conditions. (See "Withdrawal During Accumulation Period," page 22.)

   We do not deduct sales charges from Purchase Payments. Each Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

    . the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

    . 10% of Contract Value. If you withdraw a larger amount, the excess
      Purchase Payments withdrawn are subject to a Withdrawal Charge.

   The Withdrawal Charge is:

    . 7% in the first Contribution Year,

    . 6% in the second Contribution Year,

    . 5% in the third and fourth Contribution Years,

    . 4% in the fifth Contribution Year,

    . 3% in the sixth Contribution Year,

    . 2% in the seventh Contribution Year, and

    . 0% thereafter.

   (See "Withdrawal Charge," page 27.) The Withdrawal Charge also applies at the annuitization of Accumulation Units in their seventh Contribution Year or earlier, except as set forth under "Withdrawal Charge." Withdrawals may be subject to income tax, a 10% penalty tax, and other tax consequences. Withdrawals from Qualified Plan Contracts may be limited by the Internal Revenue Code (the "Code"). (See "Federal Income Taxes," page 32.)

   Contract charges include:

    . mortality and expense risk,

    . administrative expenses,

    . records maintenance,

    . applicable premium taxes, and

    . Guaranteed Retirement Income Benefit.

   (See "Charges Against the Separate Account," page 26.) In addition, the investment advisers to the Funds deduct varying charges against the assets of the Funds for which they provide investment advisory services. (See the Funds' prospectuses for such information.)

   The Contract may be purchased in connection with retirement plans qualifying either under Section 401 or 403(b) of the Code or as individual retirement annuities including Roth IRAs. We may limit Purchase Payments under Qualified Plans, other than IRAs, to lump-sum rollovers and transfers. The Contract is also available in connection with state and municipal deferred compensation plans and non-qualified deferred compensation plans. (See "Taxation of Annuities in General," page 33 and "Qualified Plans," page 35.)

   You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period will depend on the state in which the Contract is issued. However, it will be at least ten days from the date you receive the Contract. (See "The Contracts," page 19.) In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

                           SUMMARY OF EXPENSES
-------------------------------------------------------------------------------

  Contract Owner Transaction Expenses
  Sales Load Imposed on Purchases (as a percentage of purchase payments).  None
  Contingent Deferred Sales Load (as a percentage of amount surrendered)(1)

                         Year of Withdrawal After Purchase
                         ---------------------------------
                          First year.............................   7%
                          Second year............................   6%
                          Third year.............................   5%
                          Fourth year............................   5%
                          Fifth year.............................   4%
                          Sixth year.............................   3%
                          Seventh year...........................   2%
                          Eighth year and following..............   0%

  Surrender Fees........................................................... None
  Exchange Fee(2)..........................................................  $25
  Annual Contract Fee (Records Maintenance Charge)(3)......................  $30

  Separate Account Annual Expenses
  (as a percentage of average daily
   account value)
  Mortality and Expense Risk.........  1.25%
  Administration.....................   .15%
  Account Fees and Expenses..........     0%
                                       ----
  Total Separate Account
   Annual Expenses...................  1.40%
                                       ====
  Guaranteed Retirement Income
   Benefit Charge
   Annual Expense (as a percentage of
    Contract Value)..................   .25%

 Fund Annual Expenses (After Any Fee Waivers and Expense Reductions)

 (as percentage of each Portfolio's average net assets for the period ended December 31, 2000)

                                          Management  Other      Total Annual
          Portfolio                          Fees    Expenses Portfolio Expenses
          ---------                       ---------- -------- ------------------
  Alger American Balanced...............     0.75%     0.13%         0.88%
  Alger American Leveraged AllCap.......     0.85%     0.05%         0.90%
  Credit Suisse Warburg Pincus Trust-
   Emerging Markets (4).................     1.09%     0.31%         1.40%
  Credit Suisse Warburg Pincus Trust-
   Global Post-Venture Capital (4)......     1.14%     0.26%         1.40%
  Dreyfus I.P. MidCap Stock (9).........     0.75%     0.25%         1.00%
  The Dreyfus Socially Responsible
   Growth Fund, Inc.....................     0.75%     0.03%         0.78%
  INVESCO VIF-Utilities Fund (15)(16)...     0.60%     0.62%         1.22%
  Janus Aspen Growth (11)(13)...........     0.65%     0.02%         0.67%
  Janus Aspen Growth and Income
   (11)(13).............................     0.65%     0.13%         0.78%
  Scudder 21st Century Growth (7).......     0.88%     0.47%         1.35%
  Scudder Capital Growth................     0.46%     0.03%         0.49%
  Scudder Global Discovery (7)(12)......     0.95%     0.30%         1.25%
  Scudder Growth and Income.............     0.48%     0.08%         0.56%
  Scudder Health Sciences (7)(8)........     0.75%     0.20%         0.95%
  Scudder International.................     0.82%     0.14%         0.96%
  Scudder Aggressive Growth (6)(14).....     0.75%     0.19%         0.94%
  Scudder Blue Chip (6).................     0.65%     0.06%         0.71%
  Scudder Contrarian Value (6)..........     0.75%     0.05%         0.80%
  Scudder Global Blue Chip (6)(12)(14)..     0.85%     0.71%         1.56%
  Scudder Government Securities (14)....     0.55%     0.05%         0.60%
  Scudder Growth........................     0.60%     0.05%         0.65%
  Scudder High Yield....................     0.60%     0.08%         0.68%
  Scudder International Research........     0.75%     0.09%         0.84%
  Scudder Investment Grade Bond (6)(14).     0.60%     0.07%         0.67%
  Scudder Money Market..................     0.50%    0.084%        0.584%
  Scudder New Europe (6)(12)(14)........     0.00%     1.12%         1.12%
  Scudder Small Cap Growth..............     0.65%     0.07%         0.72%
  Scudder Small Cap Value (6)(14).......     0.75%     0.06%         0.81%
  Scudder Strategic Income (6)(10)(14)..     0.65%     0.40%         1.05%
  Scudder Technology Growth (6).........     0.75%     0.07%         0.82%
  Scudder Total Return..................     0.55%     0.06%         0.61%
  SVS Dreman Financial Services (6)(14).     0.75%     0.15%         0.90%
  SVS Dreman High Return Equity (6)(14).     0.75%     0.09%         0.84%
  SVS Dynamic Growth (5)(6).............     1.00%     0.30%         1.30%
  SVS Focus Value+Growth (6)............     0.75%     0.06%         0.81%
  SVS Focused Large Cap Growth
   (6)(12)(14)..........................     0.95%     0.20%         1.15%
  SVS Growth And Income (6)(11)(14).....     0.95%     0.14%         1.09%
  SVS Growth Opportunities (6)(11)......     0.95%     0.11%         1.06%
  SVS Index 500(6)(12)(14)..............     0.34%     0.21%         0.55%
  SVS Mid-Cap Growth (5)(6).............     1.00%     0.30%         1.30%
  SVS Strategic Equity (5)(6)...........     0.95%     0.20%         1.15%
  SVS Venture Value (5)(6)..............     0.95%     0.20%         1.15%

(1) A Contract Owner may withdraw up to the greater of (i) the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges less prior withdrawals that were previously assessed a Withdrawal Charge, and (ii) 10% of the Contract Value in any Contract Year without assessment of any charge. In certain circumstances we may reduce or waive the contingent deferred sales charge.

(2) We reserve the right to charge a fee of $25 for each transfer of Contract Value in excess of 12 transfers per calendar year.

(3) Applies to Contracts with a Contract Value less than $50,000 on the date of assessment. In certain circumstances we may reduce or waive the annual Records Maintenance Charge.

(4) The expense figures shown are net of certain fee waivers or reductions from the Portfolios' investment adviser and its affiliates based on actual expenses for fiscal year ended December 31, 2000. Without such waivers, Management Fees, Other Expenses and Total Portfolio Annual Expenses for the Portfolios would have been 1.25%, 0.44% and 1.69%, respectively, for the Credit Suisse Warburg Pincus Trust-Emerging Markets Portfolio; and 1.25%, .28% and 1.53%, respectively, for the Credit Suisse Warburg Pincus Trust-Global Post-Venture Capital Portfolio. Fee waivers and expense reimbursements may be discontinued at any time.

(5) Portfolios became effective and commenced operations on May 1, 2001, therefore other expenses are annualized. Actual expenses may be greater or less than shown.

(6) Pursuant to their respective agreements with Scudder Variable Series II, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2001, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the following described Portfolios to the amounts set forth after the Portfolio names: SVS Dynamic Growth (1.30%), SVS Mid-Cap Growth (1.30%), SVS Strategic Equity (1.15%), SVS Venture Value (1.15%), SVS Dreman High Return Equity (0.87%), SVS Focus Value+Growth (0.84%), SVS Focused Large Cap Growth (1.15%), SVS Dreman Financial Services (0.99%), SVS Growth Opportunities (1.15%), SVS Growth And Income (1.15%), Scudder Aggressive Growth (0.95%), Scudder Technology Growth (0.95%), Scudder Contrarian Value (0.80%), Scudder Small Cap Value (0.84%), Scudder Investment Grade Bond (0.80%), Scudder Strategic Income (1.05%), Scudder Blue Chip (0.95%), SVS Index 500 (0.55%), Scudder New Europe (1.12%) and Scudder Global Blue Chip (1.56%). In addition, for Scudder New Europe and Scudder Global Blue Chip, the investment manager has agreed to limit its management fees to 0.70% and 0.85%, respectively of such Portfolios for one year, commencing May 1, 2001.

(7) Pursuant to their respective agreements with Scudder Variable Series I, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2001, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the following described Portfolios to the amounts set forth after the Portfolio names: Scudder Global Discovery Portfolio (1.25%), Scudder 21st Century Growth Portfolio (1.50%) and Scudder Health Sciences Portfolio (0.95%).

(8) The Scudder Health Sciences Portfolio became effective and commenced operations May 1, 2001, therefore Other Expenses are annualized. Actual expenses may be greater or less than shown.

(9) The expenses shown are for the Initial Share Class for the fiscal year ended December 31, 2000 and reflect the investment adviser's waiver of fees or reimbursement of expenses for such fiscal year. Without such waivers or reimbursements, the Management Fee, Other Expenses and Total Portfolio Annual Expenses for December 31, 2000 for the Dreyfus I.P. MidCap Stock Portfolio would have been, as a percentage of assets: 0.75%, .0.29% and 1.04%, respectively. For the fiscal year ended December 31, 2000, Dreyfus further reimbursed the Portfolio for other expenses so that the total annual Portfolio operating expenses for the Initial Share Class was 0.98% instead of 1.00%. This additional expense reimbursement was voluntary and the expense information provided in the table has been restated to reflect the amount the fees would have been without such voluntary reimbursement. The Dreyfus Corporation has agreed, until December 31, 2001, to waive receipt of its fees and/or assume the expenses of the Portfolio so that the expenses of the Initial Share Class (excluding taxes, brokerage commissions, extraordinary expenses, interest expenses and commitment fees on borrowings) do not exceed 1.00%.

(10) The expense figures shown are net of certain fee waivers or reductions from the investment adviser based on actual expenses for fiscal year ended December 31, 2000. Without such waivers, the Management Fee, Other Expenses and Total Portfolio Annual Expenses for the Scudder Strategic Income Portfolio would have been 0.65%, 0.42% and 1.07%, respectively. Due to a new management agreement, the management fee of Scudder Strategic Income has been restated to 0.65%.

(11) SVS Growth Opportunities and SVS Growth And Income are only available under Contracts issued on or after May 1, 2000. Janus Aspen Growth and Janus Aspen Growth and Income are only available under Contracts issued before May 1, 2000.

(12) The expense figures shown are net of certain fee waivers or reductions from the Portfolios' investment manager based on actual expenses for fiscal year ended December 31, 2000. Without such waivers, the Management Fee, Other Expenses and Total Portfolio Annual Expenses would have been:
     0.98%, 0.30% and 1.28%, respectively, for the Scudder Global Discovery Portfolio; 1.00%, 0.76% and 1.76%, respectively, for the Scudder Global Blue Chip Portfolio; 1.00%, 1.62% and 2.62%, respectively, for the Scudder New Europe Portfolio; 0.44%, 0.43% and 0.87%, respectively, for the SVS Index 500 Portfolio; and 0.95%, 0.36% and 1.31%, respectively, for the SVS Focused Large Cap Growth Portfolio.

(13) Expenses are based upon expenses for the fiscal year ended December 31, 2000, restated to reflect a reduction in the management fees for Janus Aspen Growth and Janus Aspen Growth and Income Portfolios. Expenses are shown without the effect of any expense offset arrangements.

(14) "Other Expenses" have been restated to exclude reorganization costs.

(15) The Fund's actual Other Expenses and Total Annual Fund Operating Expenses were lower than the figures shown, because their custodian fees were reduced under an expense offset arrangement.

(16) Certain expenses of the Fund were voluntarily absorbed by INVESCO pursuant to a commitment to the Fund and INVESCO. This commitment may be changed at any time following the consultation of the Board of Directors. Without absorption, the Fund's Management Fees, Other Expenses and Total Annual Fund Operating Expenses were 0.60%, 0.81% and 1.41%, respectively.

   If you surrender your Contract, you would pay the following expenses on a $1,000 investment, assuming:

    . 5% annual return on assets, and

    . the current level of fund expenses for all years shown.

   The example assumes that any fund expense caps, waivers or reimbursement arrangements described in the footnotes above are in effect for the time periods presented below. The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

                                EXAMPLE 1
-------------------------------------------------------------------------------

                            Subaccount                            1 year 3 years 5 years 10 years
                            ----------                            ------ ------- ------- --------
  Alger American Balanced                                          $86    $117    $ --     $ --
  Alger American Leveraged AllCap                                   87     118      --       --
  Credit Suisse Warburg Pincus Trust-Emerging Markets               92     133     186      318
  Credit Suisse Warburg Pincus Trust-Global-Post-Venture Capital    92     133     186      318
  Dreyfus I.P. MidCap Stock                                         88     121      --       --
  Dreyfus Socially Responsible Growth                               85     114      --       --
  INVESCO VIF-Utilities Fund                                        90     128      --       --
  Janus Aspen Growth                                                84     111     147      243
  Janus Aspen Growth and Income                                     85     114     153      255
  Scudder 21st Century Growth                                       91     132      --       --
  Scudder Capital Growth                                            82     105     137      224
  Scudder Global Discovery                                          90     128     179      303
  Scudder Growth and Income                                         83     107     141      232
  Scudder Health Sciences                                           87     119      --       --
  Scudder International                                             87     120     163      274
  Scudder Aggressive Growth                                         87     119      --       --
  Scudder Blue Chip                                                 85     112     149      248
  Scudder Contrarian Value                                          86     115     154      257
  Scudder Global Blue Chip                                          93     138     194      333
  Scudder Government Securities                                     83     108     143      236
  Scudder Growth                                                    84     110     146      241
  Scudder High Yield                                                84     111     148      244
  Scudder International Research                                    86     116     156      261
  Scudder Investment Grade Bond                                     84     111     147      243
  Scudder Money Market #1(1)                                        83     108     142      234
  Scudder New Europe                                                89     124     171      290
  Scudder Small Cap Growth                                          85     112     150      249
  Scudder Small Cap Value                                           86     115     155      258
  Scudder Strategic Income                                          88     122     168      283
  Scudder Technology Growth                                         86     115      --       --
  Scudder Total Return*                                             84     109     144      237
  SVS Dreman Financial Services                                     87     118     159      267
  SVS Dreman High Return Equity                                     86     116     156      261
  SVS Dynamic Growth                                                91     130      --       --
  SVS Focus Value+Growth                                            86     115     155      258
  SVS Focused Large Cap Growth                                      89     125      --       --
  SVS Growth And Income                                             89     124      --       --
  SVS Growth Opportunities                                          88     123      --       --
  SVS Index 500                                                     83     107      --       --
  SVS Mid-Cap Growth                                                91     130      --       --
  SVS Strategic Equity                                              89     125      --       --
  SVS Venture Value                                                 89     125      --       --

   Same assumptions as Example 1 above, except that you decide not to surrender your Contract at the end of each period.

                                EXAMPLE 2
-------------------------------------------------------------------------------

  Subaccount                                   1 year 3 years 5 years 10 years
  ----------                                   ------ ------- ------- --------
  Alger American Balanced                       $24     $72    $ --      --
  Alger American Leveraged AllCap                24      73      --      --
  Credit Suisse Warburg Pincus Trust-Emerging
   Markets                                       29      88     150     318
  Credit Suisse Warburg Pincus Trust-Global
   Post-Venture Capital                          29      88     150     318
  Dreyfus I.P. MidCap Stock                      25      76      --      --
  Dreyfus Socially Responsible Growth            22      69      --      --
  INVESCO VIF-Utilities Fund                     27      83      --      --
  Janus Aspen Growth                             21      66     113     243
  Janus Aspen Growth and Income                  22      69     119     255
  Scudder 21st Century Growth                    28      87      --      --
  Scudder Capital Growth                         20      60     104     224
  Scudder Global Discovery                       27      84     143     303
  Scudder Growth and Income                      20      63     107     232
  Scudder Health Sciences                        24      75      --      --
  Scudder International                          24      75     128     274
  Scudder Aggressive Growth                      24      74      --      --
  Scudder Blue Chip                              22      67     115     248
  Scudder Contrarian Value                       23      70     120     257
  Scudder Global Blue Chip                       30      93     159     333
  Scudder Government Securities                  21      64     109     236
  Scudder Growth                                 21      65     112     241
  Scudder High Yield                             21      66     114     244
  Scudder International Research                 23      71     122     261
  Scudder Investment Grade Bond                  21      66     113     243
  Scudder Money Market #1(1)                     20      63     108     234
  Scudder New Europe                             26      80     136     290
  Scudder Small Cap Growth                       22      68     116     249
  Scudder Small Cap Value                        23      70     120     258
  Scudder Strategic Income                       25      78     133     283
  Scudder Technology Growth                      23      71      --      --
  Scudder Total Return                           21      64     110     237
  SVS Dreman Financial Services                  24      73     125     267
  SVS Dreman High Return Equity                  23      71     122     261
  SVS Dynamic Growth                             28      85      --      --
  SVS Focus Value+Growth                         23      70     120     258
  SVS Focused Large Cap Growth                   26      81      --      --
  SVS Growth And Income                          26      79      --      --
  SVS Growth Opportunities                       25      78      --      --
  SVS Index 500                                  20      62      --      --
  SVS Mid-Cap Growth                             28      85      --      --
  SVS Strategic Equity                           26      81      --      --
  SVS Venture Value                              26      81      --      --

The purpose of the preceding tables is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The tables reflect expenses of the Separate Account and the Portfolios or Funds but not the MVA Option. These tables are limited to disclosure with regard to the variable portion of the Contract. See "Contract Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. The Examples should not be considered to be a representation of past or future expenses and do not include the deduction of state premium taxes, which may be assessed before or upon annuitization. Actual expenses may be greater or less than those shown. "Management Fees" and "Other Expenses" in the "SUMMARY OF EXPENSES" for the Portfolios or Funds have been provided by the investment managers or advisers of the Portfolios or Funds, and have not been independently verified. The Examples assume a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The Records Maintenance Charge is a single charge, it is not a separate charge for each Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected in the Examples by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge collected by the total net assets of all the Subaccounts in the Separate Account. See "Contract Charges and Expenses" for more information regarding the various costs and expenses.

---------

(1) Scudder Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the first Contribution Year.

   If you surrender your Contract, you would pay the following expenses on a $1,000 investment, assuming:

    . 5% annual return on assets,

    . you elect the Guaranteed Retirement Income Benefit, and

    . the current level of fund expenses for all years shown.

   The example assumes that any fund expense caps, waivers or reimbursement arrangements described in the footnotes above are in effect for the time periods presented below. The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

                                 EXAMPLE 3
--------------------------------------------------------------------------------

  Subaccount                                   1 year 3 years 5 years 10 years
  ----------                                   ------ ------- ------- --------
  Alger American Balanced                       $89    $124    $ --     $ --
  Alger American Leveraged AllCap                89     124      --       --
  Credit Suisse Warburg Pincus Trust-Emerging
   Markets                                       94     140     197      338
  Credit Suisse Warburg Pincus Trust-Global
   Post-Venture Capital                          94     140     197      338
  Dreyfus I.P. MidCap Stock                      90     127      --       --
  Dreyfus Socially Responsible Growth            88     121      --       --
  INVESCO VIF-Utilities Fund                     92     134      --       --
  Janus Aspen Growth                             86     117     159      266
  Janus Aspen Growth and Income                  88     121     165      277
  Scudder 21st Century Growth                    93     138      --       --
  Scudder Capital Growth                         85     112     149      247
  Scudder Global Discovery                       92     135     189      324
  Scudder Growth and Income                      85     114     153      254
  Scudder Health Sciences                        89     126      --       --
  Scudder International                          89     126     174      295
  Scudder Aggressive Growth                      89     126      --       --
  Scudder Blue Chip                              87     118     161      270
  Scudder Contrarian Value                       88     121     166      279
  Scudder Global Blue Chip                       96     145     205      354
  Scudder Government Securities                  86     115     155      259
  Scudder Growth                                 86     117     158      264
  Scudder High Yield                             86     118     159      267
  Scudder International Research                 88     122     168      283
  Scudder Investment Grade Bond                  86     117     159      266
  Scudder Money Market #1(1)                     85     114     154      257
  Scudder New Europe                             91     131     183      311
  Scudder Small Cap Growth                       87     119     161      271
  Scudder Small Cap Value                        88     122     166      280
  Scudder Strategic Income                       90     129     179      304
  Scudder Technology Growth                      88     122      --       --
  Scudder Total Return                           86     115     155      260
  SVS Dreman Financial Services                  89     124     171      289
  SVS Dreman High Return Equity                  88     122     168      283
  SVS Dynamic Growth                             93     137      --       --
  SVS Focus Value+Growth                         88     122     166      280
  SVS Focused Large Cap Growth                   91     132      --       --
  SVS Growth And Income                          91     130      --       --
  SVS Growth Opportunities                       90     129      --       --
  SVS Index 500                                  85     113      --       --
  SVS Mid-Cap Growth                             93     137      --       --
  SVS Strategic Equity                           91     132      --       --
  SVS Venture Value                              91     132      --       --

   Same assumptions as Example 1 above, except that you decide not to surrender your Contract at the end of each period.

                                EXAMPLE 4
-------------------------------------------------------------------------------

  Subaccount                                   1 year 3 years 5 years 10 years
  ----------                                   ------ ------- ------- --------
  Alger American Balanced                       $26    $ 79    $ --     $ --
  Alger American Leveraged AllCap                26      80      --       --
  Credit Suisse Warburg Pincus Trust-Emerging
   Markets                                       31      95     161      338
  Credit Suisse Warburg Pincus Trust-Global
   Post-Venture Capital                          31      95     161      338
  Dreyfus I.P. MidCap Stock                      27      83      --       --
  Dreyfus Socially Responsible Growth            25      76      --       --
  INVESCO VIF-Utilities Fund                     29      89      --       --
  Janus Aspen Growth                             24      73     124      266
  Janus Aspen Growth and Income                  25      76     130      277
  Scudder 21st Century Growth                    31      93      --       --
  Scudder Capital Growth                         22      67     115      247
  Scudder Global Discovery                       30      90     154      324
  Scudder Growth and Income                      22      69     119      254
  Scudder Health Sciences                        26      81      --       --
  Scudder International                          27      82     139      295
  Scudder Aggressive Growth                      26      81      --       --
  Scudder Blue Chip                              24      74     126      270
  Scudder Contrarian Value                       25      77     131      279
  Scudder Global Blue Chip                       33     100     169      354
  Scudder Government Securities                  23      70     121      259
  Scudder Growth                                 23      72     123      264
  Scudder High Yield                             24      73     125      267
  Scudder International Research                 25      78     133      283
  Scudder Investment Grade Bond                  24      73     124      266
  Scudder Money Market #1(1)                     23      70     120      257
  Scudder New Europe                             28      86     147      311
  Scudder Small Cap Growth                       24      74     127      271
  Scudder Small Cap Value                        25      77     131      280
  Scudder Strategic Income                       27      84     144      304
  Scudder Technology Growth                      25      77      --       --
  Scudder Total Return                           23      71     121      260
  SVS Dreman Financial Services                  26      80     136      289
  SVS Dreman High Return Equity                  25      78     133      283
  SVS Dynamic Growth                             30      92      --       --
  SVS Focus Value+Growth                         25      77     131      280
  SVS Focused Large Cap Growth                   28      87      --       --
  SVS Growth And Income                          28      86      --       --
  SVS Growth Opportunities                       28      85      --       --
  SVS Index 500                                  22      69      --       --
  SVS Mid-Cap Growth                             30      92      --       --
  SVS Strategic Equity                           28      87      --       --
  SVS Venture Value                              28      87      --       --

The purpose of the preceding tables is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The tables reflect expenses of the Separate Account and the Portfolios or Funds but not the MVA Option. These tables are limited to disclosure with regard to the variable portion of the Contract. See "Contract Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. The Examples should not be considered to be a representation of past or future expenses and do not include the deduction of state premium taxes, which may be assessed before or upon annuitization. Actual expenses may be greater or less than those shown. "Management Fees" and "Other Expenses" in the "SUMMARY OF EXPENSES" for the Portfolios or Funds have been provided by the investment managers or advisers of the Portfolios or Funds, and have not been independently verified. The Examples assume a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The above Examples assume the election of the Guaranteed Retirement Income Benefit. If this feature were not elected, the expense figures shown above would be lower. The Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge are single charges, they are not separate charges for each Subaccount. In addition, the effects of the Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge have been reflected in the Examples by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge collected by the total net assets of all the Subaccounts in the Separate Account. See "Contract Charges and Expenses" for more information regarding the various costs and expenses.
---------

(1) Scudder Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the first Contribution Year.

                        CONDENSED FINANCIAL INFORMATION

   The following condensed financial information is derived from the financial statements of the Separate Account. The data should be read in conjunction with the financial statements, related notes and other financial information included in the Statement of Additional Information.

   Selected data for accumulation units outstanding as of the year ended December 31st for each period:

                      Subaccount                         2000    1999    1998
                      ----------                        ------- ------- -------
Alger American Balanced Subaccount*****
  Accumulation unit value at beginning of period*...... $11.041 $10.000 $   --
  Accumulation unit value at end of period............. $10.588 $11.041 $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   1,292      19     --
Alger American Leveraged AllCap Subaccount*****
  Accumulation unit value at beginning of period*...... $13.184 $10.000 $   --
  Accumulation unit value at end of period............. $ 9.773 $13.184 $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   4,158      49     --
Credit Suisse Warburg Pincus Trust Emerging Markets
 Subaccount
  Accumulation unit value at beginning of period*...... $14.302 $ 7.994 $ 9.755
  Accumulation unit value at end of period............. $ 9.639 $14.302 $ 7.994
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   1,034     213       7
Credit Suisse Warburg Pincus Global Post-Venture
 Capital Subaccount
  Accumulation unit value at beginning of period*...... $15.673 $ 9.720 $ 9.882
  Accumulation unit value at end of period............. $12.529 $15.673 $ 9.720
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     712     129       9
Dreyfus I.P. MidCap Stock Subaccount*****
  Accumulation unit value at beginning of period*...... $10.992 $10.000 $   --
  Accumulation unit value at end of period............. $11.738 $10.992 $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   1,141      12     --
Dreyfus Socially Responsible Growth Subaccount*****
  Accumulation unit value at beginning of period*...... $11.289 $ 9.941 $   --
  Accumulation unit value at end of period............. $ 9.905 $11.289 $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     600      22     --
Scudder 21st Century Growth Subaccount+
  Accumulation unit value at beginning of period*...... $10.000 $   --  $   --
  Accumulation unit value at end of period............. $ 8.188 $   --  $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     508     --      --
Scudder Capital Growth Subaccount
  Accumulation unit value at beginning of period*...... $14.435 $10.823 $ 9.985
  Accumulation unit value at end of period............. $12.826 $14.435 $10.823
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   1,959     916      56
Scudder Global Discovery Subaccount
  Accumulation unit value at beginning of period*...... $16.430 $10.043 $ 9.911
  Accumulation unit value at end of period............. $15.347 $16.430 $10.043
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   3,226     509      74
Scudder Growth and Income Subaccount
  Accumulation unit value at beginning of period*...... $10.096 $ 9.651 $10.033
  Accumulation unit value at end of period............. $ 9.748 $10.096 $ 9.651
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   2,341   1,073     175

                      Subaccount                         2000    1999    1998
                      ----------                        ------- ------- -------
Scudder International Subaccount
  Accumulation unit value at beginning of period*...... $14.990 $ 9.837 $ 9.972
  Accumulation unit value at end of period............. $11.574 $14.990 $ 9.837
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   4,655   1,653      88
Scudder Aggressive Growth Subaccount**
  Accumulation unit value at beginning of period*...... $13.859 $10.000 $   --
  Accumulation unit value at end of period............. $12.990 $13.859 $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   1,910      89     --
Scudder Blue Chip Subaccount
  Accumulation unit value at beginning of period*...... $12.827 $10.386 $ 9.964
  Accumulation unit value at end of period............. $11.659 $12.827 $10.386
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   4,280   1,728     125
Scudder Contrarian Value Subaccount
  Accumulation unit value at beginning of period*...... $ 9.485 $10.712 $10.029
  Accumulation unit value at end of period............. $10.863 $ 9.485 $10.712
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   2,516   1,851     110
Scudder Global Blue Chip Subaccount
  Accumulation unit value at beginning of period*...... $12.624 $10.103 $ 9.989
  Accumulation unit value at end of period............. $12.031 $12.624 $10.103
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     855     308      29
Scudder Government Securities Subaccount
  Accumulation unit value at beginning of period*...... $10.259 $10.332 $10.012
  Accumulation unit value at end of period............. $11.223 $10.259 $10.332
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   1,273     857      77
Scudder Growth Subaccount
  Accumulation unit value at beginning of period*...... $13.532 $10.007 $ 9.889
  Accumulation unit value at end of period............. $10.802 $13.532 $10.007
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   2,552     892      50
Scudder High Yield Subaccount
  Accumulation unit value at beginning of period*...... $ 9.717 $ 9.646 $10.003
  Accumulation unit value at end of period............. $ 8.751 $ 9.717 $ 9.646
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   2,803   1,923     361
Scudder International Research Subaccount
  Accumulation unit value at beginning of period*...... $13.549 $ 9.429 $ 9.944
  Accumulation unit value at end of period............. $10.624 $13.549 $ 9.429
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     977     351      56
Scudder Investment Grade Bond Subaccount
  Accumulation unit value at beginning of period*...... $10.062 $10.417 $10.014
  Accumulation unit value at end of period............. $10.905 $10.062 $10.417
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   1,144     940      66
Scudder Money Market Subaccount #1
  Accumulation unit value at beginning of period*...... $10.559 $10.213 $10.003
  Accumulation unit value at end of period............. $11.049 $10.559 $10.213
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   3,372   1,569      82
Scudder Money Market Subaccount #2
  Accumulation unit value at beginning of period*...... $10.795 $10.297 $10.004
  Accumulation unit value at end of period............. $11.454 $10.795 $10.297
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   1,103     118      21

                      Subaccount                         2000    1999    1998
                      ----------                        ------- ------- -------
Scudder New Europe Subaccount
  Accumulation unit value at beginning of period*...... $10.273 $ 9.130 $ 9.964
  Accumulation unit value at end of period............. $ 9.506 $10.273 $ 9.130
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     394     119      25
Scudder Small Cap Growth Subaccount
  Accumulation unit value at beginning of period*...... $14.691 $11.070 $ 9.867
  Accumulation unit value at end of period............. $12.936 $14.691 $11.070
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   2,896     843     106
Scudder Small Cap Value Subaccount
  Accumulation unit value at beginning of period*...... $ 8.547 $ 8.431 $ 9.943
  Accumulation unit value at end of period............. $ 8.770 $ 8.547 $ 8.431
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   1,281     610     125
Scudder Strategic Income Subaccount
  Accumulation unit value at beginning of period*...... $ 9.986 $10.755 $10.009
  Accumulation unit value at end of period............. $10.102 $ 9.986 $10.755
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     298     124       7
Scudder Technology Growth Subaccount**
  Accumulation unit value at beginning of period*...... $17.605 $10.000 $   --
  Accumulation unit value at end of period............. $13.617 $17.605 $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   7,183   1,112     --
Scudder Total Return Subaccount
  Accumulation unit value at beginning of period*...... $11.936 $10.542 $ 9.983
  Accumulation unit value at end of period............. $11.462 $11.936 $10.542
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   4,778   2,617     123
SVS Dreman Financial Services Subaccount
  Accumulation unit value at beginning of period*...... $ 9.362 $ 9.998 $10.049
  Accumulation unit value at end of period............. $11.729 $ 9.362 $ 9.998
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   1,465     603     121
SVS Dreman High Return Equity Subaccount
  Accumulation unit value at beginning of period*...... $ 9.192 $10.491 $ 9.997
  Accumulation unit value at end of period............. $11.831 $ 9.192 $10.491
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   5,275   3,389     518
SVS Focus Value+Growth Subaccount
  Accumulation unit value at beginning of period*...... $12.291 $10.697 $ 9.937
  Accumulation unit value at end of period............. $11.648 $12.291 $10.697
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     915     498      56
SVS Focused Large Cap Growth Subaccount****
  Accumulation unit value at beginning of period*...... $12.747 $10.000 $   --
  Accumulation unit value at end of period............. $11.437 $12.747 $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     630       5     --
SVS Growth And Income Subaccount+
  Accumulation unit value at beginning of period*...... $10.000 $   --  $   --
  Accumulation unit value at end of period............. $ 8.782 $   --  $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   3,895     --      --
SVS Growth Opportunities Subaccount+
  Accumulation unit value at beginning of period*...... $10.000 $   --  $   --
  Accumulation unit value at end of period............. $ 8.264 $   --  $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   5,662     --      --

                      Subaccount                         2000    1999    1998
                      ----------                        ------- ------- -------
SVS Index 500 Subaccount***
  Accumulation unit value at beginning of period*...... $10.735 $10.027 $   --
  Accumulation unit value at end of period............. $ 9.535 $10.735 $   --
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................   4,497     633     --
Kemper Horizon 5 Subaccount
  Accumulation unit value at beginning of period*...... $10.707 $10.354 $ 9.974
  Accumulation unit value at end of period............. $10.530 $10.707 $10.354
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     226     268      22
Kemper Horizon 10+ Subaccount
  Accumulation unit value at beginning of period*...... $10.998 $10.290 $ 9.957
  Accumulation unit value at end of period............. $10.321 $10.998 $10.290
  Number of accumulation units outstanding at end of
   period (000's omitted)..............................     450     355      62
Kemper Horizon 20+ Subaccount
  Accumulation unit value at beginning of period*...... $11.021 $10.228 $ 9.951
  Accumulation unit value at end of period............. $ 9.883 $11.021 $10.228
  Number of accumulation units outstanding at end of
   period(000's omitted)...............................     168      96      46

   No Accumulation Unit Values are shown for the Scudder Health Sciences, SVS Strategic Equity, SVS Venture Value, SVS Mid-Cap Growth, SVS Dynamic Growth and INVESCO VIF Utilities Subaccounts because they are first offered as of May 1, 2001.
---------

*Commencement of Offering on June 1, 1998.

**Commencement of Offering on May 3, 1999 at initial accumulation unit value of $10.000.

***Commencement of Offering on September 10, 1999 at initial accumulation unit value of $10.027.

****Commencement of Offering on October 29, 1999 at initial accumulation unit value of $10.000.

*****Commencement of Offering on November 1, 1999 at initial accumulation unit value of $10.000, for all except Dreyfus Socially Responsible Growth-- $9.941.

+Commencement of Offering on May 1, 2000 at initial accumulation unit value of $10.000.

          KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE FUNDS

Kemper Investors Life Insurance Company

   We were organized under the laws of the State of Illinois in 1947 as a stock life insurance company. Our offices are located at 1 Kemper Drive, Long Grove, Illinois 60049. We offer annuity and life insurance products and are admitted to do business in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation, a nonoperating holding company. Kemper Corporation is a wholly-owned subsidiary of Zurich Group Holding ("ZGH"), a Swiss holding company formerly known as Zurich Financial Services. ZGH is owned by Zurich Financial Services ("ZFS"), a new Swiss holding company. ZFS was formerly Zurich Allied AG, which was merged with Allied Zurich p.l.c. in October 2000.

The MVA Option

   You may allocate amounts in the Market Value Adjustment ("MVA") Option to one or more Guarantee Periods with durations of one to ten years during the Accumulation Period. You may choose a different Guarantee Period by pre-authorized telephone instructions or by giving us written notice (See "Guarantee Periods of the MVA Option"). The MVA Option may not be available in all states. At our discretion, we may offer additional Guarantee Periods or limit, for new Contracts, the number of Guarantee Periods available to three.

   The amounts allocated to the MVA Option under the Contracts are invested under the laws regulating our General Account. Assets supporting the amounts allocated to Guarantee Periods are held in a "non-unitized" separate account. However, our General Account assets are available to fund benefits under the Contracts. A non-unitized separate account is a separate account in which you do not participate in the performance of the assets through unit values. There are no discrete units for this separate account. The assets of the non-unitized separate account are held as reserves for our guaranteed obligations. The assets of the separate account are not chargeable with liabilities arising out of the business conducted by any other separate account or out of any other business we may conduct.

   State insurance laws concerning the nature and quality of investments regulate our General Account investments and any non-unitized separate account investments. These laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. (See "Management's Discussion and Analysis--INVESTMENTS" and "FINANCIAL STATEMENTS" for information on KILICO's investments.) Our affiliate, Zurich Scudder Investments, Inc. ("ZSI"), manages our General Account.

   We consider the return available on the instruments in which Contract proceeds are invested when establishing Guaranteed Interest Rates. This return is only one of many factors considered in establishing Guaranteed Interest Rates. (See "The Accumulation Period--4. Establishment of Guaranteed Interest Rates.")

   Our investment strategy for the non-unitized separate account is generally to match Guarantee Period liabilities with assets, such as debt instruments. We expect to invest in debt instruments such as:

    . securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

    . debt securities which have an investment grade, at the time of purchase, within the four (4) highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service;

    . other debt instruments including issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by our management to have an investment quality comparable to securities which may be otherwise purchased; and

    . options and futures transactions on fixed income securities.

   Our invested assets portfolio at December 31, 2000 included approximately
83.9 percent in cash, short-term investments and investment grade fixed maturities, 3.2 percent in below investment grade (high risk) bonds, 3.7 percent in mortgage loans and other real estate-related investments and 9.2 percent in all other investments. (See "Management's Discussion and Analysis-- INVESTMENTS.")

   We are not obligated to invest the amounts allocated to the MVA Option according to any particular strategy, except as state insurance laws may require. (See "Management's Discussion and Analysis--INVESTMENTS.")

The Separate Account

   We established the KILICO Variable Annuity Separate Account on May 29, 1981 pursuant to Illinois law as the KILICO Money Market Separate Account. KILICO Money Market Separate Account was initially registered with the Securities and Exchange Commission ("SEC") as an open-end, diversified management investment company. On November 2, 1989, contract owners approved a Reorganization under which the Separate Account was restructured as a unit investment trust. The SEC does not supervise the management, investment practices or policies of the Separate Account or KILICO.

   Benefits provided under the Contracts are our obligations. Although the assets in the Separate Account are our property, they are held separately from our other assets and are not chargeable with liabilities arising out of any other business we may conduct. Income, capital gains and capital losses, whether or not realized, from the assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to the income, capital gains and capital losses arising out of any other business we may conduct.

   Forty Subaccounts of the Separate Account are currently available. Other Subaccounts may be available under previously issued Contracts. Those Subaccounts are described in "Contracts Issued Before May 1, 2000." Each Subaccount invests exclusively in shares of one of the corresponding Portfolios. We may add or delete Subaccounts in the future. Not all Subaccounts may be available in all jurisdictions or under all Contracts.

   The Separate Account purchases and redeems shares from the Funds at net asset value. We redeem shares of the Funds as necessary to provide benefits, to deduct Contract charges and to transfer assets from one Subaccount to another as you request. All dividends and capital gains distributions received by the Separate Account from a Fund or Portfolio of a Fund are reinvested in that Fund or Portfolio at net asset value and retained as assets of the corresponding Subaccount.

   The Separate Account's financial statements appear in the Statement of Additional Information.

The Funds

   The Separate Account invests in shares of the following open-end, management investment companies:

    . The Alger American Fund

    . Credit Suisse Warburg Pincus Trust

    . Dreyfus Investment Portfolios

    . The Dreyfus Socially Responsible Growth Fund, Inc.

    . INVESCO Variable Investment Funds, Inc.

    . Scudder Variable Series I

    . Scudder Variable Series II

   The Funds provide investment vehicles for variable life insurance and variable annuity contracts and, in the case of Credit Suisse Warburg Pincus Trust, certain qualified retirement plans. Shares of the Funds are sold only to insurance company separate accounts and qualified retirement plans. Shares of the Funds may be sold to separate accounts of other insurance companies, whether or not affiliated with us. It is conceivable that in the future it may be disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of companies unaffiliated with us, or for variable life insurance separate accounts, variable annuity separate accounts and qualified retirement plans to invest simultaneously in the accounts, variable annuity separate accounts and qualified retirement plans to invest simultaneously in the Funds. Currently, we do not foresee disadvantages to variable life insurance owners, variable annuity owners or qualified retirement plans. The Funds monitor events for material conflicts between owners and determine what action, if any, should be taken. In addition, if we believe that a Fund's response to any of those events or conflicts insufficiently protects Owners, we will take appropriate action.

   A Fund may consist of separate Portfolios. The assets of each Portfolio are held separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the investment performance of one Portfolio has no effect on the investment performance of any other Portfolio.

   The forty Portfolios are summarized below:

The Alger American Fund

   Alger American Balanced Portfolio seeks current income and long-term capital appreciation.

   Alger American Leveraged AllCap Portfolio seeks long-term capital appreciation.

Credit Suisse Warburg Pincus Trust

   Credit Suisse Warburg Pincus Trust-Emerging Markets (formerly Warburg Pincus Emerging Markets) Portfolio seeks long-term growth of capital by investing in equity securities of emerging markets.

   Credit Suisse Warburg Pincus Trust-Global Post-Venture Capital (formerly Warburg Pincus Global Post-Venture Capital) Portfolio seeks long-term growth of capital by investing primarily in equity securities of U.S. and foreign companies considered to be in their post-venture-capital stage of development.

Dreyfus Investment Portfolios (Initial Share Class)

   Dreyfus I.P. MidCap Stock seeks to provide investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor's MidCap 400(R) Index.

The Dreyfus Socially Responsible Growth Fund, Inc. (Initial Share Class)

   The Fund's primary goal is to provide capital growth with current income as a secondary goal by investing in common stocks of companies that, in the opinion of the Fund's management, not only meet traditional investment standards, but also conduct their business in a manner that contributes to the enhancement of the quality of life in America.

INVESCO Variable Investment Funds, Inc.

   INVESCO VIF-Utilities Fund seeks capital appreciation and income by investing primarily in companies engaged in the utilities sector.

Scudder Variable Series I (formerly Scudder Variable Life Investment Fund)

   Scudder 21st Century Growth (formerly Scudder VLIF 21st Century Growth) Portfolio seeks long-term growth of capital by investing primarily in equity securities issued by emerging growth companies.

   Scudder Capital Growth (formerly Scudder VLIF Capital Growth) Portfolio seeks to maximize long-term capital growth through a broad and flexible investment program.

   Scudder Global Discovery (formerly Scudder VLIF Global Discovery) Portfolio seeks above-average capital appreciation over the long term by investing primarily in the equity securities of small companies located throughout the world.

   Scudder Growth and Income (formerly Scudder VLIF Growth and Income) Portfolio seeks long-term growth of capital, current income and growth of income.

   Scudder Health Sciences Portfolio seeks long-term growth of capital by investing primarily in the equity securities of companies in the health care industry.

   Scudder International (formerly Scudder VLIF International) Portfolio seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

Scudder Variable Series II (formerly Kemper Variable Series)

   Scudder Aggressive Growth (formerly Kemper Aggressive Growth) Portfolio seeks capital appreciation through the use of aggressive investment techniques.

   Scudder Blue Chip (formerly Kemper Blue Chip) Portfolio seeks long-term capital growth.

   Scudder Contrarian Value (formerly Kemper Contrarian Value) Portfolio seeks to achieve a high rate of total return.

   Scudder Global Blue Chip (formerly Kemper Global Blue Chip) Portfolio seeks growth of capital and of income.

   Scudder Government Securities (formerly Kemper Government Securities) Portfolio seeks high current income consistent with preservation of capital.

   Scudder Growth (formerly Kemper Growth) Portfolio seeks maximum appreciation of capital.

   Scudder High Yield (formerly Kemper High Yield) Portfolio seeks to provide a high level of current income.

   Scudder International Research (formerly Kemper International) Portfolio seeks long-term capital appreciation.

   Scudder Investment Grade Bond (formerly Kemper Investment Grade Bond) Portfolio seeks high current income.

   Scudder Money Market (formerly Kemper Money Market) Portfolio seeks maximum current income to the extent consistent with stability of principal.

   Scudder New Europe (formerly Kemper New Europe)Portfolio seeks long-term capital appreciation.

   Scudder Small Cap Growth (formerly Kemper Small Cap Growth) Portfolio seeks maximum appreciation of investors' capital.

   Scudder Small Cap Value (formerly Kemper Small Cap Value) Portfolio seeks long-term capital appreciation.

   Scudder Strategic Income (formerly Kemper Strategic Income) Portfolio seeks high current return.

   Scudder Technology Growth (formerly Kemper Technology Growth) Portfolio seeks growth of capital.

   Scudder Total Return (formerly Kemper Total Return) Portfolio seeks high total return, a combination of income and capital appreciation.

   SVS Dreman Financial Services (formerly KVS Dreman Financial Services Portfolio seeks long-term capital appreciation.

   SVS Dreman High Return Equity (formerly KVS Dreman High Return Equity) Portfolio seeks to achieve a high rate of total return.

   SVS Dynamic Growth Portfolio seeks long-term capital growth.

   SVS Focus Value+Growth (formerly Kemper Value+Growth) Portfolio seeks growth of capital through a portfolio of growth and value stocks. A secondary objective of the portfolio is the reduction of risk over a full market cycle compared to a portfolio of only growth stocks or only value stocks.

   SVS Focused Large Cap Growth (formerly KVS Large Cap Growth) Portfolio seeks growth through long-term capital appreciation.

   SVS Growth And Income (formerly KVS Growth And Income) Portfolio seeks long-term capital growth and current income.**

   SVS Growth Opportunities (formerly KVS Growth Opportunities) Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital.**

   SVS Index 500 (formerly KVS Index 500) Portfolio seeks returns that, before expenses, correspond to the total return of U.S. common stocks as represented by the Standard & Poor's 500 Composite Stock Price Index.

   SVS Mid-Cap Growth Portfolio seeks capital appreciation.

   SVS Strategic Equity Portfolio seeks growth of capital.

   SVS Venture Value Portfolio seeks long-term capital growth.

   The Portfolios may not achieve their stated objective. More detailed information, including a description of risks involved in investing in the Portfolios is found in the Funds' prospectuses accompanying this Prospectus and Statements of Additional Information, available from us upon request.

   Fred Alger Management, Inc. ("Alger") serves as the investment adviser for the Alger American Balanced Portfolio and the Alger American Leveraged AllCap Portfolio. Credit Suisse Asset Management, LLC is the investment adviser for the two available Portfolios of the Credit Suisse Warburg Pincus Trust. The Dreyfus Corporation ("Dreyfus") is the investment adviser for the Dreyfus I.P. MidCap Stock Portfolio and The Dreyfus Socially Responsible Growth Fund, Inc. NCM Capital Management Group, Inc. ("NCM") serves as the sub-adviser for The Dreyfus Socially Responsible Growth Fund, Inc. INVESCO Funds Group, Inc. is the investment adviser for the available Portfolio of the Invesco Variable Investment Funds. Zurich Scudder Investments, Inc. ("ZSI") is the investment manager for the six available Portfolios of Scudder Variable Series I and the twenty-seven available Portfolios of Scudder Variable Series II. Scudder Investments (U.K.) Limited ("Scudder U.K."), an affiliate of ZSI, is the sub-adviser for the Kemper International Portfolio. Under the terms of the sub-advisory agreement with ZSI, Scudder U.K. renders investment advisory and management services with regard to that portion of these Portfolios' assets as may be allocated by ZSI to Scudder U.K. from time to time for management, including services related to foreign securities, foreign currency transactions and related investments. Dreman Value Management L.L.C. ("DVM") serves as sub-adviser for the SVS Dreman High Return Equity and SVS Dreman Financial Services Portfolios. Under the terms of the sub-advisory agreement between ZSI and DVM for each such Portfolio, DVM manages the day-to-day investment and trading functions for each such Portfolio. Deutsche Asset Management ("DAM") is the sub-adviser for the SVS Index 500 Portfolio. Under the terms of the sub-advisory agreement with ZSI, DAM will handle day-to-day investment and trading functions for the Scudder Index 500 Portfolio. Eagle Asset Management, Inc. ("Eagle") is the sub-adviser for the SVS Focused Large Cap Growth Portfolio. Under the terms of a sub-advisory agreement with ZSI, Eagle will handle day-to-day investment and trading functions for the SVS Focused Large Cap Growth Portfolio under the guidance of ZSI. Janus Capital Corporation ("Janus") serves as the sub-adviser for the SVS Growth Opportunities Portfolio and the SVS Growth And Income Portfolio. Under the terms of sub-advisory agreements with ZSI, Janus will handle day-to-day investment and trading functions for the SVS Growth Opportunities Portfolio and the SVS Growth And Income Portfolio under the guidance of ZSI. The investment advisers are paid fees for their services by the Funds they manage. We may receive compensation from the Funds or the investment advisers of the Funds for services related to the Funds. Such compensation will be consistent with the services rendered or the cost savings resulting from the arrangement.

*"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and
   "500" are trademarks of The McGraw-Hill Companies, Inc., and have been licensed for use by Zurich Scudder Investments, Inc. The SVS Index 500 Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's, and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio. Additional information may be found in the Portfolio's Statement of Additional Information.

**These Portfolios are not available under Contracts issued before May 1, 2001.



Change of Investments

   We reserve the right to make additions to, deletions from, or substitutions for the shares held by the Separate Account or that the Separate Account may purchase. We may eliminate the shares of any of the Portfolios and to substitute shares of another Portfolio or of another investment company, if the shares of a Portfolio are no longer available for investment, or if in our judgment further investment in any Portfolio becomes inappropriate in view of the purposes of the Separate Account. We will not substitute any shares attributable to your interest in a Subaccount without prior notice and the SEC's prior approval, if required. The Separate Account may purchase other securities for other series or classes of policies, or may permit a conversion between series or classes of policies on the basis of requests made by Owners.

   We may establish additional subaccounts of the Separate Account, each of which would invest in a new portfolio of the Funds, or in shares of another investment company. New subaccounts may be established when, in our discretion, marketing needs or investment conditions warrant. New subaccounts may be made available to existing Owners as we determine. We may also eliminate or combine one or more subaccounts, transfer assets, or substitute one subaccount for another subaccount, if, in our discretion, marketing, tax, or investment conditions warrant. We will notify all Owners of any such changes.

   If we deem it to be in the best interests of persons having voting rights under the Contract, the Separate Account may be: (a) operated as a management company under the 1940 Act; (b) deregistered under that Act in the event such registration is no longer required; or (c) combined with our other separate accounts. To the extent permitted by law, we may transfer the assets of the Separate Account to another separate account or to the General Account.

Performance Information

   The Separate Account may advertise several types of performance information for the Subaccounts. All Subaccounts may advertise standardized "average annual total return" and nonstandardized "total return." The Scudder High Yield Subaccount, Scudder Government Securities Subaccount and Scudder Investment Grade Bond Subaccount may also advertise "yield". The Scudder Money Market Subaccount may advertise "yield" and "effective yield." Each of these figures is based upon historical earnings and is not necessarily representative of a Subaccount's future performance.

   Standardized average annual total return and nonstandardized total return calculations measure a Subaccount's net income plus the effect of any realized or unrealized appreciation or depreciation of the Subaccount's underlying investments. Standardized average annual total return and nonstandardized total return will be quoted for periods of at least one year, three years, five years and ten years, if applicable. In addition, we will show standardized average annual total return for the life of the Subaccount, meaning the time the underlying Portfolio has been held in the Subaccount. We will show nonstandardized total return for the life of the Portfolio, meaning the time the underlying Portfolio has been in existence. Standardized average annual total return will be current to the most recent calendar quarter. Nonstandardized total return will be current to the most recent calendar month. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount investment over the applicable period. Nonstandardized total return may include annualized and nonannualized (cumulative) figures. Nonannualized figures represent the actual percentage change over the applicable period.

   Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (seven-day period for the Scudder Money Market Subaccount) expressed as a percentage of the value of the Subaccount's Accumulation Units. Yield is an annualized figure, which means that it is assumed that the Subaccount generates the same level of net income over a one year period, compounded on a semi-annual basis. The effective yield for the Scudder Money Market Subaccount is calculated similarly, but includes the effect of assumed compounding calculated under rules prescribed by the SEC. The Scudder Money Market Subaccount's effective yield will be slightly higher than its yield due to this compounding effect.

   The Subaccounts' units are sold at Accumulation Unit value. The Subaccounts' performance figures and Accumulation Unit values fluctuate. You may redeem Subaccount units at Accumulation Unit value, which may be more or less than original cost. The standardized performance figures reflect the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first seven years may be subject to a Withdrawal Charge that ranges from 7% the first year to 0% after seven years. Yield, effective yield and nonstandardized total return figures do not include the effect of any Withdrawal Charge that may be imposed upon the redemption of units. In addition, nonstandardized total return figures do not include the effect of the Records Maintenance Charge. The nonstandardized performance figures reflect the deduction of all expenses and fees, excluding a prorated portion of the Records Maintenance Charge.The nonstandardized performance figures reflect the deduction of all expenses and fees, excluding a prorated portion of the Records Maintenance Charge. Thus yield, effective yield and nonstandardized total return figures may be higher than if such charges were deducted. Standardized average annual total return figures include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period.

   The Subaccounts may be compared to relevant indices and performance data from independent sources, including, but not limited to, the Dow Jones Industrial Average, the Standard & Poor's 500 Stock Index, the Consumer Price Index, the CDA Certificate of Deposit Index, the Salomon Brothers High Grade

Corporate Bond Index, the Lehman Brothers Government/Corporate Bond Index, the Merrill Lynch Government/Corporate Master Index, the Lehman Brothers Long Government/Corporate Bond Index, the Lehman Brothers Government/Corporate 1-3 Year Bond Index, the Standard & Poor's Midcap 400 Index, the NASDAQ Composite Index, the Russell 2000 Index and the Morgan Stanley Capital International Europe, Australia, Far East Index. Please note the differences and similarities between the investments which a Subaccount may purchase and the investments measured by the indexes. In particular, it should be noted that the comparative information with regard to the indexes will not reflect the deduction of any Contract charges or fees. Similarly, the indexes are unmanaged and do not reflect the fees and expenses of management and acquisition costs. In addition, certificates of deposit may offer fixed or variable yields and principal is guaranteed and may be insured. The units of the Subaccounts are not insured. Also, the value of the Subaccounts will fluctuate.

   From time to time, the Separate Account may quote information from publications such as Morningstar, Inc., The Wall Street Journal, Money Magazine, Forbes, Barron's, Fortune, The Chicago Tribune, USA Today, Institutional Investor, National Underwriter, Selling Life Insurance, Broker World, Registered Representative, Investment Advisor and VARDS.

   Additional information concerning a Subaccount's performance is provided in the Statement of Additional Information.

                             FIXED ACCOUNT OPTION

   Amounts allocated or transferred to the Fixed Account are part of our General Account, supporting insurance and annuity obligations. Interests in the Fixed Account are not registered under the Securities Act of 1933 ("1933 Act"), and the Fixed Account is not registered as an investment company under the Investment Company Act of 1940 ("1940 Act"). Accordingly, neither the Fixed Account nor any interests therein generally are subject to the provisions of the 1933 or 1940 Acts. We have been advised that the staff of the SEC has not reviewed the disclosures in this Prospectus relating to the Fixed Account. Disclosures regarding the Fixed Account, however, may be subject to the general provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

   Under the Fixed Account Option, we pay a fixed interest rate for stated periods. This Prospectus describes only the aspects of the Contract involving the Separate Account, unless we refer to fixed accumulation and annuity elements.

   We guarantee that payments allocated to the Fixed Account earn a minimum fixed interest rate of 3%. At our discretion, we may credit interest in excess of 3%. We reserve the right to change the rate of excess interest credited. We also reserve the right to declare different rates of excess interest depending on when amounts are allocated or transferred to the Fixed Account. As a result, amounts at any designated time may be credited with a different rate of excess interest than the rate previously credited to such amounts and to amounts allocated or transferred at any other designated time.

                                 THE CONTRACTS

A. General Information.

   The minimum initial Purchase Payment is $1,000, and the minimum subsequent payment is $500. The minimum subsequent payment is $100 if you authorize us to draw on an account via check or electronic debit. Cumulative Purchase Payments in excess of $1,000,000 require our prior approval. The Internal Revenue Code may also limit the maximum annual amount of Purchase Payments. An allocation to a Subaccount, the Fixed Account or a Guarantee Period must be at least $500.

   We may, at any time, amend the Contract in accordance with changes in the law, including applicable tax laws, regulations or rulings, and for other purposes.

   You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period depends upon the state in which the Contract is issued. However, it will be at least 10 days from the date you receive the Contract. The amount of the refund depends on the state in which the Contract is issued. Generally, it will be an amount at least equal to the Separate Account Contract Value plus amounts allocated to the General Account and the Guarantee Periods on the date we receive the returned Contract, without any deduction for Withdrawal Charges or Records Maintenance Charges. Some states require the return of the Purchase Payment. In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

   During the Accumulation Period, you may assign the Contract or change a Beneficiary at any time by signing our form. No assignment or Beneficiary change is binding on us until we receive it. We assume no responsibility for the validity of the assignment or Beneficiary change. An assignment may subject you to immediate tax liability and a 10% tax penalty. (See "Tax Treatment of Withdrawals, Loans and Assignments.")

   Amounts payable during the Annuity Period may not be assigned or encumbered. In addition, to the extent permitted by law, annuity payments are not subject to levy, attachment or other judicial process for the payment of the payee's debts or obligations.

   You designate the Beneficiary. If you or the Annuitant die, and no designated Beneficiary or contingent beneficiary is alive at that time, we will pay your or the Annuitant's estate.

   Under a Qualified Plan Contract, the provisions of the applicable plan may prohibit a change of Beneficiary. Generally, an interest in a Qualified Plan Contract may not be assigned.

B. The Accumulation Period.

1. Application of Purchase Payments.

   You select the allocation of Purchase Payments to the Subaccount(s), Guarantee Periods, or Fixed Account. The amount of each Purchase Payment allocated to a Subaccount is based on the value of an Accumulation Unit, as computed after we receive the Purchase Payment. Generally, we determine the value of an Accumulation Unit by 3:00 p.m. Central time on each day that the New York Stock Exchange is open for trading. Purchase Payments allocated to a Guarantee Period or to the Fixed Account begin earning interest one day after we receive them. However, with respect to initial Purchase Payments, the amount is credited only after we determine to issue the Contract, but no later than the second day after we receive the Purchase Payment. After the initial purchase, we determine the number of Accumulation Units credited by dividing the Purchase Payment allocated to a Subaccount by the Subaccount's Accumulation Unit value, as computed after we receive the Purchase Payment.

   The number of Accumulation Units will not change due to investment experience. Accumulation Unit value varies to reflect the investment experience of the Subaccount and the assessment of charges against the Subaccount, other than the Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge. The number of Accumulation Units is reduced when the Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge are assessed.

   If we are not provided with information sufficient to establish a Contract or to properly credit the initial Purchase Payment, we will promptly request the necessary information. If the requested information is not furnished within five (5) business days after we receive the initial Purchase Payment, or if we determine that we cannot issue the Contract within the five (5) day period, we will return the initial Purchase Payment to you, unless you consent to our retaining the Purchase Payment until the application is completed.

   We will issue a Contract without a signed application if:

    . a dealer provides us with application information, electronically or in writing,

    . we receive the initial Purchase Payment, and

    . you confirm in writing, after the Contract is delivered, that all information in the Contract is correct. Until a written confirmation is received by us, your ability to request transactions under the Contract will be limited.

2. Accumulation Unit Value.
   Each Subaccount has an Accumulation Unit value. When Purchase Payments or other amounts are allocated to a Subaccount, the number of units purchased is based on the Subaccount's Accumulation Unit value at the end of the current Valuation Period. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

   The Accumulation Unit value for each subsequent Valuation Period is the investment experience factor for that Valuation Period times the Accumulation Unit value for the preceding Valuation Period. Each Valuation Period has a single Accumulation Unit value which applies to each day in the Valuation Period.

   Each Subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the Accumulation Unit value in each Subaccount during a Valuation Period.

   The investment experience factor of a Subaccount for any Valuation Period is determined by the following formula:

     (1 + 2) - 3, where:

     (1) is the net result of:

      . the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

      . the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

      . a charge or credit for any taxes reserved for the current
        Valuation Period which we determine have resulted from the investment operations of the Subaccount;

     (2) is the net asset value per share of the investment held in the Subaccount determined at the end of the preceding Valuation Period; and

     (3) is the factor representing the mortality and expense risk and administration charges.

3. Guarantee Periods of the MVA Option.

   You may allocate Purchase Payments to one or more Guarantee Periods with durations of one to ten years. Each Guarantee Period has a Guaranteed Interest Rate which will not change during the Guarantee Period. Interest is credited daily at the effective annual rate.

   The following example illustrates how we credit Guarantee Period interest.

               EXAMPLE OF GUARANTEED INTEREST RATE ACCUMULATION

      Purchase Payment............................... $40,000
      Guarantee Period............................... 5 Years
      Guaranteed Interest Rate....................... 4.0% Effective Annual Rate

                                             Interest Credited    Cumulative
      Year                                      During Year    Interest Credited
      ----                                   ----------------- -----------------
      1.....................................     $1,600.00         $1,600.00
      2.....................................      1,664.00          3,264.00
      3.....................................      1,730.56          4,994.56
      4.....................................      1,799.78          6,794.34
      5.....................................      1,871.77          8,666.11

   Accumulated value at the end of 5 years is:

                       $40,000 + $8,666.11 = $48,666.11

   Note: This example assumes that no withdrawals are made during the five-year period. If you make withdrawals or transfers during this period, Market Value Adjustments and Withdrawal Charges apply.

   The hypothetical interest rate is not intended to predict future Guaranteed Interest Rates. Actual Guaranteed Interest Rates for any Guarantee Period may be more or less than those shown.

   At the end of any Guarantee Period, we send written notice of the beginning of a new Guarantee Period. A new Guarantee Period for the same duration starts unless you elect another Guarantee Period within thirty days after the end of the terminating Guarantee Period. You may choose a different Guarantee Period by preauthorized telephone instructions or by giving us written notice. You should not select a new Guarantee Period extending beyond the Annuity Date. Otherwise, the guarantee period amount available for annuitization is subject to Market Value Adjustments and may be subject to Withdrawal Charges. (See "Market Value Adjustment" and "Withdrawal Charge" below.)

   The amount reinvested at the beginning of a new Guarantee Period is the Guarantee Period Value for the Guarantee Period just ended. The Guaranteed Interest Rate in effect when the new Guarantee Period begins applies for the duration of the new Guarantee Period.

   You may call us at 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, at 1 Kemper Drive, Long Grove, Illinois 60049 for the new Guaranteed Interest Rates.

4. Establishment of Guaranteed Interest Rates.

   We declare the Guaranteed Interest Rates for each of the ten durations of Guarantee Periods from time to time as market conditions dictate. Once established, rates are guaranteed for the respective Guarantee Periods. We advise you of the Guaranteed Interest Rate for a chosen Guarantee Period when we receive a Purchase Payment, when a transfer is effectuated or when a Guarantee Period renews. Withdrawals of Accumulated Guarantee Period Value are subject to Withdrawal Charges and Records Maintenance Charges and may be subject to a Market Value Adjustment. (See "Market Value Adjustment" below.)

   We have no specific formula for establishing the Guaranteed Interest Rates. The determination may be influenced by, but not necessarily correspond to, the current interest rate environment. (See "The MVA Option".) We may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales commissions and administrative expenses we bear, and general economic trends.

   We make the final determination of the Guaranteed Interest Rates to be declared.

   We cannot predict or guarantee the level of future Guaranteed Interest
Rates.

5. Contract Value.

   On any Valuation Date, Contract Value equals the total of:

    . the number of Accumulation Units credited to each Subaccount, times

    . the value of a corresponding Accumulation Unit for each Subaccount, plus

    . your Accumulated Guarantee Period Value in the MVA Option, plus

    . your interest in the Fixed Account.

6. Transfer During Accumulation Period.

   During the Accumulation Period, you may transfer the Contract Value among the Subaccounts, the Guarantee Periods and the Fixed Account subject to the following provisions:

    . the amount transferred must be at least $100 unless the total Contract
      Value attributable to a Subaccount, Guarantee Period or Fixed Account is transferred;

    . the Contract Value remaining in a Subaccount, Guarantee Period or
      Fixed Account must be at least $500 unless the total value is transferred;

    . transfers may not be made from any Subaccount to the Fixed Account over the six months following any transfer from the Fixed Account into one or more Subaccounts; and

    . transfers from the Fixed Account may be made one time during the Contract Year during the thirty days following an anniversary of a Contract Year.

   We may charge a $25 fee for each transfer in excess of 12 transfers per calendar year. However, transfers made pursuant to the Asset Allocation and Dollar Cost Averaging programs do not count toward these 12 transfers. In addition, transfers of Guarantee Period Value are subject to Market Value Adjustment unless the transfer is made within thirty days of the end of the Guarantee Period. Because a transfer before the end of a Guarantee Period is subject to a Market Value Adjustment, the amount transferred from the Guarantee Period may be more or less than the requested dollar amount.

   We make transfers pursuant to written or telephone instructions specifying in detail the requested changes. Transfers involving a Subaccount are based upon the Accumulation Unit values, as calculated after we receive transfer instructions. We may suspend, modify or terminate the transfer provision. We disclaim all liability if we follow in good faith instructions given in accordance with our procedures, including requests for personal identifying information, that are designed to limit unauthorized use of the privilege. Therefore, you bear the risk of loss in the event of a fraudulent telephone transfer.

   If you authorize a third party to transact transfers on your behalf, we will reallocate the Contract Value pursuant to the authorized asset allocation program. However, we do not offer or participate in any asset allocation program and we take no responsibility for any third party asset allocation program. We may suspend or cancel acceptance of a third party's instructions at any time and may restrict the investment options available for transfer under third party authorizations.

   You may elect to have transfers made automatically among the Subaccounts on an annual, semiannual or quarterly basis so that Contract Value is reallocated to match the percentage allocations in your predefined allocation elections. Transfers under this program are not be subject to the $100 minimum transfer limitation. An election to participate in the automatic asset reallocation program must be in writing on our form and returned to us.

7. Withdrawal During Accumulation Period.

   You may redeem some or all of the Contract Value minus previous withdrawals and debt, plus or minus any applicable Market Value Adjustment and minus any Withdrawal Charge. Withdrawals will have tax consequences. (See "Federal Income Taxes.") A withdrawal of the entire Contract Value is called a surrender.

   Partial withdrawals and surrenders are subject to the following:

   In any Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

    . the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

    . 10% of the Contract Value.

   See "Contract Charges and Expenses--Withdrawal Charge" for a discussion of charges applicable to partial withdrawals and surrenders.

   If Contract Value is allocated to more than one investment option, you must specify the source of the partial withdrawal. If you do not specify the source, we redeem Accumulation Units on a pro rata basis from all investment options in which you have an interest. Accumulation Units attributable to the earliest Contribution Years are redeemed first.

   Partial withdrawals are subject to the following:

    . Partial withdrawals are not permitted from the Fixed Account in the first Contract Year.

    . The minimum withdrawal is $100 (before any Market Value Adjustment), or your entire interest in the investment option(s) from which withdrawal is requested.

    . You must leave at least $500 in each investment option from which the withdrawal is requested, unless the total value is withdrawn.

   Election to withdraw shall be made in writing to us at Suite 102, 1290 Silas Deane Highway, Wethersfield, CT 06109 and should be accompanied by the Contract if surrender is requested. Withdrawal requests are processed only on days when the New York Stock Exchange is open. The Withdrawal Value attributable to the Subaccounts is determined on the basis of the Accumulation Unit values, as calculated after we receive the request. The Withdrawal Value attributable to the Subaccounts is paid within seven (7) days after we receive the request. However, we may suspend withdrawals or delay payment:

    . during any period when the New York Stock Exchange is closed,

    . when trading in a Portfolio is restricted or the SEC determines that an emergency exists, or

    . as the SEC by order may permit.

   For withdrawal requests from the MVA Option and the Fixed Account, we may defer any payment for up to six months, as permitted by state law. During the deferral period, we will continue to credit interest at the current Guaranteed Interest Rate for the same Guarantee Period.

   Withdrawals are permitted from Contracts issued in connection with Section 403(b) Qualified Plans only under limited circumstances. (See "Federal Income Taxes.")

   A participant in the Texas Optional Retirement Program ("ORP") must obtain a certificate of termination from the participant's employer before a Contract can be redeemed. The Attorney General of Texas has ruled that participants in the ORP may redeem their interest in a Contract issued pursuant to the ORP only upon termination of employment in Texas public institutions of higher education, or upon retirement, death or total disability. In those states adopting similar requirements for optional retirement programs, we will follow similar procedures.

8. Market Value Adjustment.

   Any withdrawal, transfer or annuitization of Guarantee Period Values, unless effected during the "free look" period or within 30 days after a Guarantee Period ends, may be adjusted up or down by a Market Value Adjustment. The Market Value Adjustment applies before deduction of a Withdrawal Charge.

   The Market Value Adjustment reflects the relationship between (a) the currently established interest rate ("Current Interest Rate") for a Guarantee Period equal to the remaining length of the Guarantee Period, rounded to the next higher number of complete years, and (b) the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if the Guaranteed Interest Rate is the same or lower than the applicable Current Interest Rate, the Market Value Adjustment reduces Market Adjusted Value and results in a lower payment. Thus, if interest rates increase, the withdrawal could be less than the original Purchase Payment or the original amount allocated to a Guarantee Period. Conversely, if the Guaranteed Interest Rate is higher than the applicable Current Interest Rate, the Market Value Adjustment increases Market Adjusted Value and results in a higher payment.

   The Market Value Adjustment (MVA) uses this formula:

                         MVA = GPV X (1 + I) t/365 -1
                                       (1 + J)

     Where:

     I is the Guaranteed Interest Rate being credited to the Guarantee Period Value (GPV) subject to the Market Value Adjustment,

     J is the Current Interest Rate we declare, as of the effective date of the application of the Market Value Adjustment, for current allocations to a Guarantee Period the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next higher number of complete years, and

     t is the number of days remaining in the Guarantee Period.

   For an illustration showing an upward and a downward adjustment, see Appendix A.

9. Guaranteed Death Benefit.

   We pay a death benefit to the Beneficiary if any of the following occurs during the Accumulation Period:

     .the Owner, or a joint owner, dies,

     .the Annuitant dies with no living contingent annuitant, or

     .the contingent annuitant dies after the Annuitant.

   The amount of the death benefit depends on the age of the deceased Owner or Annuitant when the death benefit becomes payable. If the deceased Owner or Annuitant dies before age 91, we will pay the Beneficiary the greatest of the following less debt:

    . Contract Value,

    . Purchase Payments minus previous withdrawals, accumulated at 5.00% interest per year to the earlier of the deceased's age 80 or the date of death, plus Purchase Payments minus all withdrawals from age 80 to the date of death, or

     .the greatest anniversary value before death.

   The greatest anniversary value equals:

    . the highest of the Contract Values on each Contract anniversary prior to the deceased's age 81, plus the dollar amount of any Purchase Payments made since that anniversary, minus

     .withdrawals since that anniversary.

   We pay Contract Value to the Beneficiary if the Owner or Annuitant dies after age 91. The Owner or Beneficiary (unless the Owner has already elected an Annuity Option), as appropriate, may elect to have all or a part of the death proceeds paid to the Beneficiary under one of the Annuity Options described under "Annuity Options" below. The Death Benefit must be distributed within 5 years after the date of death unless an Annuity Option is elected or a surviving spouse elects to continue the Contract in accordance with the provisions described below.

   For Non-Qualified Plan Contracts or Individual Retirement Annuities, if the Beneficiary is the Owner's surviving spouse (or the Annuitant's surviving spouse if the Owner is not a natural person), the surviving spouse may elect to continue the Contract in lieu of taking a Death Benefit distribution. The spouse will become the successor Owner of the Contract subject to the following:

    . The Contract Value will be increased to reflect the amount of the Death Benefit. The difference will be credited to the Scudder Money Market Subaccount #1.

    . No withdrawal charges will apply on existing values in the Contract.
      However, Purchase Payments made after the original owner's death are subject to withdrawal charges.

    . Upon the death of the surviving spouse, the death benefit will be calculated from the time that the election to continue the Contract is made. A subsequent spouse of the surviving spouse will not be able to continue the Contract.

    . If the Guaranteed Retirement Income Benefit (GRIB) has been elected, the GRIB base is calculated from the time the election to continue the Contract is made. GRIB may not be exercised or canceled prior to the seventh Contract Year anniversary date following the spouse's election to continue the Contract. However, we will waive all other age restrictions that would apply to exercising GRIB. The spouse may also elect to discontinue GRIB within 30 days of the date the election to continue the Contract is made. All other rights and benefits under the Contract will continue.

   The above option is subject to availability of this feature in your state.

   As an alternative to the above election, the surviving spouse may elect to continue a Non-Qualified Plan Contract or an Individual Retirement Annuity without receiving the increase in Cash Value attributable to the Death Benefit. In this case, all rights, benefits and charges under the Contract will continue including the right to exercise GRIB based on the existing exercise period and any applicable withdrawal charges.

10. Guaranteed Retirement Income Benefit.

   Guaranteed Retirement Income Benefit (GRIB) is an optional Contract benefit. GRIB provides a minimum fixed annuity guaranteed lifetime income to the Annuitant as described below. You must elect GRIB on the initial Contract application. GRIB may be discontinued after the seventh Contract anniversary by written notice to us. Once discontinued, GRIB may not be elected again.

   GRIB may be exercised only within thirty days after the seventh or later Contract anniversary. In addition, GRIB must be exercised between the Annuitant's 60th and 91st birthdays. However, if the Annuitant is age 44 or younger on the Date of Issue, GRIB may be exercised after the Contract's 15th Anniversary, even though the Annuitant is not yet 60 years old. GRIB may not be appropriate for Annuitants age 80 and older. State premium taxes may be assessed when you exercise GRIB.

   Annuity payments are based on the greater of:

    . the income provided by applying the GRIB base to the guaranteed annuity factors, and

    . the income provided by applying the Contract Value to the current annuity factors.

   The GRIB base is the greatest of the following less debt:

    . Contract Value,

    . Purchase Payments minus previous withdrawals, accumulated at 5.00% interest per year to the earlier of the Annuitant's age 80 or the GRIB exercise date plus Purchase Payments minus all withdrawals from age 80 to the GRIB exercise date, and

    . the greatest anniversary value before the exercise date.

   The greatest anniversary value equals:

    . the highest of the Contract Values on each Contract anniversary prior to the Annuitant's age 81, plus

    . the dollar amount of any Purchase Payments made since that anniversary, minus

    . withdrawals since that anniversary.

   The guaranteed annuity factors are based on the 1983a table projected using projection scale G, with interest at 2.5% (the "Annuity 2000" table). However, if GRIB is exercised on or after the 10th Contract anniversary, interest at 3.50% is assumed. Contracts issued in the state of Montana or in connection with certain employer sponsored employee benefit plans are required to use unisex annuity factors. In such cases, the guaranteed annuity factors will be based on unisex rates.

   Because GRIB is based on conservative actuarial factors, the income guaranteed may often be less than the income provided under the regular provisions of the Contract. If the regular annuitization provisions would provide a greater benefit than GRIB, the greater amount will be paid.

   GRIB is paid for the life of a single Annuitant or the lifetimes of two Annuitants. If paid for the life of a single Annuitant, GRIB is paid in the amount determined above. If paid for the lifetimes of two Annuitants, GRIB is paid in the amount determined above, but the age of the older Annuitant is used to determine the GRIB base.

   If you elect GRIB payable for the life of a single Annuitant, you may elect a period certain of 5, 10, 15, or 20 years. If the Annuitant dies before GRIB has been paid for the period elected, the remaining GRIB payments are paid as they fall due to the Beneficiary, if the Beneficiary is a natural person. If the Beneficiary is not a natural person, the remaining payments may be commuted at a minimum 2.50% interest rate and paid in a lump sum.

   If you elect GRIB payable for the lifetimes of two Annuitants, the period certain is 25 years. The full GRIB is payable as long as at least one of the two Annuitants is alive, but for no less than 25 years. If both Annuitants die before GRIB has been paid for 25 years, the remaining GRIB payments are paid as they fall due to the Beneficiary, if the Beneficiary is a natural person. If the Beneficiary is not a natural person, the remaining payments may be commuted at a minimum 2.50% interest rate and paid in a lump sum.

   GRIB payments are also available on a quarterly, semi-annual or annual basis. We may make other annuity options available.

   Ifyou purchased your Contract on or after May 1, 2000, and you exercise the GRIB option to receive guaranteed benefits, you may elect to have payments made under a commutable annuitization option. Under the commutable annuitization option, partial lump sum payments are permitted, subject to the following requirements:

    . At the time you exercise the GRIB option, you must elect the commutable annuitization option in order to be eligible for the lump sum payments.

    . Lump sum payments are available only during the period certain applicable under the payout option you elected; for example, lump sum payments can be elected only during the 5, 10, 15, 20 or 25 year certain period that applies to the payout.

    . Lump sum payments are available once in each calendar year and may not be elected until one year after annuitization has started.

    . The Annuitant may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is still living after the period certain is over, the Annuitant will begin receiving the original annuitization payment amount again.

    . Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. For Non-Qualified Plan Contracts, the sum of these percentages over the life of the Contract cannot exceed 75%. For Qualified Plan Contracts, partial lump sum payments of up to 100% of the present value of the remaining installments in the period certain may be made.

    . In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the period certain will be calculated based on an interest rate equal to the GRIB annuity factor interest rate (3.5% if GRIB was exercised on or after the 10th Contract anniversary; 2.5% if exercised before that date) plus an interest rate adjustment. The interest rate adjustment is equal to the following:

      Number of years remaining                                    Interest rate
      in the period certain                                         adjustment
      -------------------------                                    -------------
      15 or more years............................................     1.00%
      10-14 years.................................................     1.50%
      less than 10 years..........................................     2.00%

                         CONTRACT CHARGES AND EXPENSES

   We deduct the following charges and expenses:

    . mortality and expense risk,

    . administrative expenses,

    . Records Maintenance Charge,

    . Withdrawal Charge, and

    . Guaranteed Retirement Income Benefit charge, if elected.

   Subject to certain expense limitations, you indirectly bear investment management fees and other Fund expenses.

A. Charges Against the Separate Account.

1. Mortality and Expense Risk Charge.

   We assess each Subaccount a daily asset charge for mortality and expense risks at a rate of 1.25% per annum. Variable Annuity payments reflect the investment experience of each Subaccount but are not affected by changes in actual mortality experience or by actual expenses we incur.

   The mortality risk we assume arises from two contractual obligations. First, if you or Annuitant die before age 91 and before the Annuity Date, we may, in some cases, pay more than Contract Value. (See "Guaranteed Death Benefit", above.) Second, when Annuity Options involving life contingencies are selected, we assume the risk that Annuitants will live beyond actuarial life expectancies.

   We also assume an expense risk. Actual expenses of administering the Contracts may exceed the amounts we recover from the Records Maintenance Charge or the administrative cost portion of the daily asset charge.

2. Administrative Costs.

   We assess each Subaccount a daily asset charge for administrative costs at a rate of .15% per annum. This charge reimburses us for expenses incurred for administering the Contracts. These expenses include Owner inquiries, changes in allocations, Owner reports, Contract maintenance costs, and data processing costs. The administrative charge covers the average anticipated administrative expenses incurred while the Contracts are in force. There is not necessarily a direct relationship between the amount of the charge and the administrative costs of a particular Contract.

3. Records Maintenance Charge.

   We deduct an annual Records Maintenance Charge of $30 during the Accumulation Period. The charge is assessed:

    . at the end of each Contract Year,

    . on Contract surrender, and

    . upon annuitization.

   However, we do not deduct the Records Maintenance Charge for Contracts with Contract Value of at least $50,000 on the assessment date.

   This charge reimburses us for the expenses of establishing and maintaining Contract records. The Records Maintenance Charge reduces the net assets of each Subaccount, Guarantee Period and the Fixed Account.

   The Records Maintenance Charge is assessed equally among all investment options in which you have an interest.

4. Withdrawal Charge.

   We do not deduct a sales charge from any Purchase Payment. However, a Withdrawal Charge covers Contract sales expenses, including commissions and other promotion and acquisition expenses.

   Each Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

    . the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

    . 10% of the Contract Value.

   If you withdraw a larger amount, the excess Purchase Payments withdrawn are subject to a Withdrawal Charge. The Withdrawal Charge applies in the first seven Contribution Years following each Purchase Payment as follows:

                                                                      Withdrawal
      Contribution Year                                                 Charge
      -----------------                                               ----------
      First..........................................................     7%
      Second.........................................................     6%
      Third..........................................................     5%
      Fourth.........................................................     5%
      Fifth..........................................................     4%
      Sixth..........................................................     3%
      Seventh........................................................     2%
      Eighth and following...........................................     0%

   Purchase Payments are deemed surrendered in the order in which they were received.

   When a withdrawal is requested, you receive a check in the amount requested. If a Withdrawal Charge applies, Contract Value is reduced by the Withdrawal Charge, plus the dollar amount sent to you.

   Because Contribution Years are based on the date each Purchase Payment is made, you may be subject to a Withdrawal Charge, even though the Contract may have been issued many years earlier. (For additional details, see "Withdrawal During Accumulation Period.")

   Subject to certain exceptions and state approvals, withdrawal charges are not assessed on withdrawals:

    . after you have been confined in a hospital or skilled health care facility for at least thirty days and you remain confined at the time of the request;

    . within thirty days following your discharge from a hospital or skilled health care facility after a confinement of at least thirty days; or

    . if you or Annuitant become disabled after the Contract is issued and before age 65.

   Restrictions and provisions related to the nursing care or hospitalization disability waivers are described in Contract endorsements.

   The Withdrawal Charge compensates us for Contract distribution expense. Currently, we anticipate Withdrawal Charges will not fully cover distribution expenses. Unrecovered distribution expenses may be recovered from our general assets. Those assets may include proceeds from the mortality and expense risk charge.

   The Withdrawal Charge also applies at annuitization to amounts attributable to Purchase Payments in their seventh Contribution Year or earlier. No Withdrawal Charge applies upon annuitization if you select Annuity Options 2, 3 or 4 or if payments under Annuity Option 1 are scheduled to continue for at least five years. See "The Annuity Period--Annuity Options" for a discussion of the Annuity Options available.

5. Guaranteed Retirement Income Benefit Charge.

   We deduct an annual GRIB charge of 0.25% of Contract Value during the Accumulation Period. We deduct deduct a pro rata portion of the charge on the last business day of each calendar quarter. The quarterly charge is deducted pro rata from the investment options in which you have an interest. We no longer charge for GRIB after the Annuitant's 91st birthday.

6. Investment Management Fees and Other Expenses.

   Each Portfolio's net asset value may reflect the deduction of investment management fees, Rule 12b-1 fees and general operating expenses. Subject to limitations, you indirectly bear these fees and expenses. (See "Summary of Expenses.") Further detail is provided in the attached prospectuses for the Portfolios and the Funds' Statements of Additional Information.

7. State Premium Taxes.

   Certain state and local governments impose a premium tax ranging from 0% to 3.5% of Purchase Payments. If we pay state premium taxes, we may charge the amount paid against Contract Value upon annuitization. See "Appendix--State Premium Tax Chart" in the Statement of Additional Information.

8. Exceptions.

   We may decrease the mortality and expense risk charge, the administration charge, and the Records Maintenance Charge without notice. However, we guarantee that they will not increase. We bear the risk that such charges will not cover our costs. On the other hand, should such charges exceed our costs, we will not refund any charges. Any profit is available for corporate purposes including, among other things, payment of distribution expenses.

   We may also reduce or waive fees and charges, including but not limited to, the Records Maintenance Charge, the Withdrawal Charge, and mortality and expense risk and administrative charges, for certain sales that may result in cost savings, such as those where we incur lower sales expenses or perform fewer services because of economies due to the size of a group, the average contribution per participant, or the use of mass enrollment procedures. We may also reduce or waive fees and charges and/or credit additional amounts on Contracts issued to:

    . employees and registered representatives (and their families) of broker-dealers (or their affiliated financial institutions) that have entered into selling group agreements with IBS, and

    . officers, directors and employees (and their families) of KILICO and Scudder Variable Series ("SVS"), SVS investment advisers and principal underwriter or certain affiliated companies, or to any trust, pension, profit-sharing or other benefit plan for such persons.

   Reductions in these fees and charges will not unfairly discriminate against any Owner.

                              THE ANNUITY PERIOD

   In addition to GRIB, Contracts may be annuitized under one of several Annuity Options. Annuity payments begin on the Annuity Date and under the selected Annuity Option. The Annuity Date must be at least one year after the Date of Issue. Subject to state variation, the Annuity Date may not be deferred beyond the later of the Annuitant's 91st birthday (100th birthday if the Contract is part of a Charitable Remainder Trust) or ten (10) years after the Date of Issue. However, annuitization is delayed beyond the Annuity Date if we are making systematic withdrawals based on your life expectancy. In this case, annuitization begins when life expectancy withdrawals are stopped.

1. Annuity Payments.

   Annuity payments are based on:

    . the annuity table specified in the Contract,

    . the selected Annuity Option, and

    . the investment performance of the selected Subaccount(s) (if variable annuitization is elected).

   Under variable annuitization, the Annuitant receives the value of a fixed number of Annuity Units each month. An Annuity Unit's value reflects the investment performance of the Subaccount(s) selected. The amount of each annuity payment varies accordingly. Annuity payments may be subject to a Withdrawal Charge. (For additional details, see "Withdrawal Charge.")

2. Annuity Options.

   You may elect one of the Contract's Annuity Options. You may decide at any time (subject to the provisions of any applicable retirement plan and state variations) to begin annuity payments before the Annuitant's 91st birthday (100th birthday if the Contract is part of a Charitable Remainder Trust) or within ten (10) years after the Date of Issue, whichever is later. You may change the Annuity Option before the Annuity Date. If no other Annuity Option is elected, monthly annuity payments are made in accordance with Option 3 below with a ten (10) year period certain. Generally, annuity payments are made in monthly installments. However, we may make a lump sum payment if the first monthly payment is less than $20. In this case, we may change the frequency of payments to quarterly, semiannual or annual intervals so that the initial payment is at least $20.

   The amount of periodic annuity payments may depend upon:

     .the Annuity Option selected;

     .the age and sex of the payee; and

     .the investment experience of the selected Subaccount(s).

   For example:

    . if Option 1, income for a specified period, is selected, shorter periods result in fewer payments with higher values.

    . if Option 2, life income, is selected, it is likely that each payment will be smaller than would result if income for a short period were specified.

    . if Option 3, life income with installments guaranteed, is selected, each payment will probably be smaller than would result if the life income option were selected.

    . if Option 4, the joint and survivor annuity, is selected, each payment is smaller than those measured by an individual life income option.

   The age of the payee also influences the amount of periodic annuity payments because an older payee is expected to have a shorter life span, resulting in larger payments. The sex of the payee influences the amount of periodic payments because females live longer than males, resulting in smaller payments. Finally, if you participate in a Subaccount with higher investment performance, it is likely you will receive a higher periodic payment.

   If you die before the Annuity Date, available Annuity Options are limited. Unless you have imposed restrictions, the Annuity Options available are:

    . Option 2, or

    . Option 1 or 3 for a period no longer than the life expectancy of the Beneficiary (but not less than 5 years from your death).

   If the Beneficiary is not an individual, the entire interest must be distributed within 5 years of your death. The Death Benefit distribution must begin no later than one year from your death, unless a later date is prescribed by federal regulation.

Option 1--Income for Specified Period.

   Option 1 provides an annuity payable monthly for a selected number of years ranging from five to thirty. Upon the payee's death, if the Beneficiary is an individual, we automatically continue payments to the Beneficiary for the remainder of the period specified. If the Beneficiary is not an individual (e.g., an estate or trust), we pay the discounted value of the remaining payments in the specified period. Although there is no life contingency risk associated with Option 1, we continue to deduct the daily asset charges for mortality and expense risks and administrative costs.

   If you elect variable annuitization under Option 1, the payee may elect to cancel all or part of the variable annuity payments remaining due. We will then pay the discounted value of the remaining payments.

Option 2--Life Income.

   Option 2 provides for an annuity over the lifetime of the payee. If Option 2 is elected, annuity payments terminate automatically and immediately on the payee's death without regard to the number or total amount of payments made. Thus, it is possible for an individual to receive only one payment if death occurred prior to the date the second payment was due.

Option 3--Life Income with Installments Guaranteed.

   Option 3 provides an annuity payable monthly during the payee's lifetime. However, Option 3 also provides for the automatic continuation of payments for the remainder of the specified period if the Beneficiary is an individual and payments have been made for less than the specified period. The period specified may be five, ten, fifteen or twenty years. If the Beneficiary is not an individual, we pay the discounted value of the remaining payments in the specified period.

Option 4--Joint and Survivor Annuity.

   Option 4 provides an annuity payable monthly while both payees are living. Upon either payee's death, the monthly income payable continues over the life of the surviving payee at a percentage specified when Option 4 is elected. Annuity payments terminate automatically and immediately upon the surviving payee's death without regard to the number or total amount of payments received.

3. Allocation of Annuity.

   You may elect payments on a fixed or variable basis, or a combination. Any Fixed Account Contract Value or Guarantee Period Value is annuitized on a fixed basis. Any Separate Account Contract Value is annuitized on a variable basis. The MVA Option is not available during the Annuity Period. You may exercise the transfer privilege during the Accumulation Period. Transfers during the Annuity Period are subject to certain limitations.

4. Transfer During Annuity Period.

   During the Annuity Period, the payee may, by written request, transfer Subaccount Value from one Subaccount to another Subaccount or to the Fixed Account, subject to the following limitations:

    . Transfers to a Subaccount are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

    . All interest in a Subaccount must be transferred.

    . If we receive notice of transfer to a Subaccount more than seven (7) days before an annuity payment date, the transfer is effective during the Valuation Period after the date we receive the notice.

    . If we receive notice of transfer to a Subaccount less than seven (7) days before an annuity payment date, the transfer is effective during the Valuation Period after the annuity payment date.

    . Transfers to the Fixed Account are available only on an anniversary of the first Annuity Date. We must receive notice at least thirty (30) days prior to the anniversary.

   A Subaccount's Annuity Unit value is determined at the end of the Valuation Period preceding the effective date of the transfer. We may suspend, change or terminate the transfer privilege at any time.

5. Annuity Unit Value.

   Annuity Unit value is determined independently for each Subaccount.

   Annuity Unit value for any Valuation Period is:

    . Annuity Unit value for the preceding Valuation Period, times

    . the net investment factor for the current Valuation Period, times

    . an interest factor which offsets the 2.5% per annum rate of investment earnings assumed by the Contract's annuity tables.

   The net investment factor for a Subaccount for any Valuation Period is:

    . the Subaccount's Accumulation Unit value at the end of the current
      Valuation Period, plus or minus the per share charge or credit for taxes reserved; divided by

    . the Subaccount's Accumulation Unit value at the end of the preceding
      Valuation Period, plus or minus the per share charge or credit for taxes reserved.

6. First Periodic Payment Under Variable Annuity.

   When annuity payments begin, the value of your Contract interest is:

    . Accumulation Unit values at the end of the Valuation Period falling on the 20th or 7th day of the month before the first annuity payment is due, times

    . the number of Accumulation Units credited at the end of the Valuation
      Period, minus

    . premium taxes and Withdrawal Charges.

   The first annuity payment is determined by multiplying the benefit per $1,000 of value shown in the applicable annuity table by the number of thousands of dollars of Contract Value.

   A 2.5% per annum rate of investment earnings is assumed by the Contract's annuity tables. If the actual net investment earnings rate exceeds 2.5% per annum, payments increase accordingly. Conversely, if the actual rate is less than 2.5% per annum, annuity payments decrease.

7. Subsequent Periodic Payments Under Variable Annuity.

   Subsequent annuity payments are determined by multiplying the number of Annuity Units by the Annuity Unit value at the Valuation Period before each annuity payment is due. The first annuity payment is divided by the Annuity Unit value as of the Annuity Date to establish the number of Annuity Units representing each annuity payment. This number does not change.

8. Fixed Annuity Payments.

   Each Fixed Annuity payment is determined from tables we prepare. These tables show the monthly payment for each $1,000 of Contract Value allocated to a Fixed Annuity. Payment is based on the Contract Value at the date before the annuity payment is due. Fixed Annuity payments do not change regardless of investment, mortality or expense experience.

9. Death Proceeds.

   If the payee dies after the Annuity Date while the Contract is in force, the death proceeds, if any, depend upon the form of annuity payment in effect at the time of death. (See "Annuity Options.")

10. Commutable Annuitization Option.

   If you purchased your Contract on or after May 1, 2000, and, at the time you are eligible to exercise the Guaranteed Retirement Income Benefit (GRIB) the regular annuitization options under the Contract provide a greater benefit than GRIB, then the following provisions will apply:

    . If Option 3 is elected, you may elect a commutable annuitization option which allows partial lump sum payments during the annuity period.

    . The payout option you elect must correspond to one of the options available under GRIB.

    . Lump sum payments are available only during the period certain applicable under the payout option you elected; for example, lump sum payments can be elected only during the 5, 10, 15, 20 or 25 year certain period that applies to the payout.

    . Lump sum payments are available once in each calendar year and may not be elected until one year after annuitization has started.

    . The Annuitant may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is still living after the period certain is over, the Annuitant will begin receiving the original annuitization payment amount again.

    . Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. For Non-Qualified Plan Contracts, the sum of these percentages over the life of the Contract cannot exceed 75%. For Qualified Plan Contracts, partial lump sum payments of up to 100% of the present value of the remaining installments in the period certain may be made.

    . In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the period certain will be calculated based on an interest rate equal to the annuity factor interest rate used at the time of annuitization to determine the amount of the annuity payments plus an interest rate adjustment. The interest rate adjustment is equal to the following:

      Number of years remaining                                   Interest rate
        in the period certain                                      adjustment
      -------------------------                                   -------------
         15 or more years........................................     1.00%
         10-14 years.............................................     1.50%
         less than 10 years......................................     2.00%

                             FEDERAL INCOME TAXES

A. Introduction

   This discussion is not exhaustive and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of the law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

   This discussion does not address state or local tax consequences, nor federal estate or gift tax consequences, associated with buying a Contract. In addition, we make no guarantee regarding any tax treatment--federal, state, or local--of any Contract or of any transaction involving a Contract.

B. Our Tax Status

   We are taxed as a life insurance company and the operations of the Separate Account are treated as a part of our total operations. The Separate Account is not separately taxed as a "regulated investment company". Investment income and capital gains of the Separate Account are not taxed to the extent they are applied under a Contract. We do not anticipate that we will incur federal income tax liability attributable to the income and gains of the Separate Account, and therefore we do not intend to provide for these taxes. If we are taxed on investment income or capital gains of the Separate Account, then we may impose a charge against the Separate Account to provide for these taxes.

C. Taxation of Annuities in General

1. Tax Deferral During Accumulation Period.

   Under the Code, except as described below, increases in the Contract Value of a Non-Qualified Plan Contract are generally not taxable to you or the Annuitant until received as annuity payments or otherwise distributed. However, certain requirements must be satisfied for this general rule to apply, including:

    . the Contract must be owned by an individual,

    . Separate Account investments must be "adequately diversified",

    . we, rather than you, must be considered the owner of Separate Account assets for federal tax purposes, and

    . annuity payments must appropriately amortize Purchase Payments and Contract earnings.

   Non-Natural Owner. As a general rule, deferred annuity contracts held by "non-natural persons", such as corporations, trusts or similar entities, are not annuity contracts for federal income tax purposes. The investment income on these contracts is taxed each year as ordinary income received or accrued by the non-natural owner. There are exceptions to this general rule for non-natural owners. Contracts are generally treated as held by a natural person if the nominal owner is a trust or other entity holding the contract as an agent for a natural person. However, this special exception does not apply to an employer who is the nominal owner of a contract under a non-qualified deferred compensation plan for its employees.

   Additional exceptions to this rule include:

    . certain contracts acquired by a decedent's estate,

    . certain Qualified Plan Contracts,

    . certain contracts used with structured settlement agreements, and

    . certain contracts purchased with a single premium when the annuity starting date is no later than a year from contract purchase and substantially equal periodic payments are made at least annually.

   Diversification Requirements. For a contract to be treated as an annuity for federal income tax purposes, separate account investments must be "adequately diversified". The Treasury Secretary issued regulations prescribing standards for adequately diversifying separate account investments. If the Separate Account failed to comply with these diversification standards, the Contract would not be treated as an annuity contract for federal income tax purposes and the owner would generally be taxed on the difference between the contract value and the purchase payments.

   Although we do not control Fund investments, we expect that each Portfolio of the Funds will comply with these regulations so that each Subaccount of the Separate Account will be considered "adequately diversified."

   Ownership Treatment. In certain circumstances, a variable annuity contract owner may be considered the owner of the assets of the separate account supporting the contract. Then, income and gains from separate account assets are includible in the owner's gross income. The Internal Revenue Service ("IRS"), in published rulings, stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses the ability to exercise investment control over the assets. As of the date of this Prospectus, no comprehensive guidance has been issued by the IRS clarifying the circumstances when such investment control by a variable contract owner would exist. As a result, your right to allocate the Contract Value among the Subaccounts may cause you to be considered the owner of the assets of the Separate Account.

   We do not know what limits may be set forth in any guidance that the IRS may issue, or whether any such limits will apply to existing Contracts. We therefore reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the owner of the Separate Account assets. However, there is no assurance that such efforts would be successful.

   Delayed Annuity Dates. If the Annuity Date occurs (or is scheduled to occur) when the Annuitant has reached an advanced age, e.g., past age 85, the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

   The following discussion assumes that the Contract is treated as an annuity contract for tax purposes and that we are treated as the owner of Separate Account assets.

2. Taxation of Partial and Full Withdrawals.

   Partial withdrawals from a Non-Qualified Plan Contract are includible in income to the extent the Contract Value exceeds the "investment in the contract". This amount is referred to as the "income on the contract". Full withdrawals are also includible in income to the extent they exceed the "investment in the contract." Investment in the contract equals the total of Purchase Payments minus any amounts previously received from the Contract that were not includible in your income.

   Any assignment or pledge (or agreement to assign or pledge) of Contract Value, is treated as a withdrawal. Investment in the contract is increased by the amount includible in income with respect to such assignment or pledge. If you transfer a contract interest, without adequate consideration, to someone other than your spouse (or to a former spouse incident to divorce), you will be taxed on the income on the contract. In this case, the transferee's investment in the contract is increased to reflect the increase in your income.

   The Contract's death benefit may exceed Purchase Payments or Contract Value. As described in this Prospectus, we impose certain charges with respect to the death benefit. It is possible that those charges (or some portion) could be treated as a partial withdrawal.

   If the Policy includes the Guaranteed Retirement Income Benefit Endorsement (the "GRIB Endorsement"), and the Guaranteed Retirement Income Benefit Base is greater than the Contract Value, it is possible that the income on the contract could be a greater amount than would otherwise be the case. This could result in a larger amount being included in your income in connection with a partial withdrawal, assignment, pledge or other transfer.

   There is also some uncertainty regarding the treatment of the market value adjustment for purposes of determining the income on the contract. This uncertainty could result in the income on the contract being a greater (or lesser) amount.

   There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another. A tax adviser should be consulted in those situations.

3. Taxation of Annuity Payments.

   Normally, the portion of each annuity payment taxable as income equals the payment minus the exclusion amount. The exclusion amount for variable annuity payments is the "investment in the contract" allocated to the variable annuity option and adjusted for any period certain or refund feature, divided by the number of payments expected to be made. The exclusion amount for fixed annuity payments is the payment times the ratio of the investment in the contract allocated to the fixed annuity option and adjusted for any period certain or refund feature, to the expected value of the fixed annuity payments.

   Once the total amount of the investment in the contract is excluded using these ratios, annuity payments will be fully taxable. If annuity payments stop because the Annuitant dies before the total amount of the investment in the contract is recovered, the unrecovered amount generally is allowed as a deduction to the Annuitant in the last taxable year.

   With respect to a Contract issued with the GRIB Endorsement, the Annuitant may elect to receive a lump sum payment after the Annuity Date. In the case of a Non-Qualified Plan Contract, the Company will treat a portion of such a lump sum payment as includible in income, and will determine the taxable portion of subsequent periodic payments by applying an exclusion ratio to the periodic payments. However, the federal income tax treatment of such a lump sum payment, and of the periodic payments made thereafter, is uncertain. It is possible the IRS could take a position that greater amounts are includible in income than the Company currently believes is the case. Prior to electing a lump sum payment after the Annuity Date, you should consult a tax adviser about the tax implications of making such an election.

4. Taxation of Death Benefits.

   Amounts may be distributed upon your or the Annuitant's death. Before the Annuity Date, death benefits are includible in income and:

    . if distributed in a lump sum are taxed like a full withdrawal, or

    . if distributed under an annuity option are taxed like annuity payments.

   After the Annuity Date, where a guaranteed period exists and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income and:

    . if received in a lump sum are includible in income to the extent they exceed the unrecovered investment in the Contract, or

    . if distributed in accordance with the selected annuity option are fully excludable from income until the remaining investment in the contract is deemed to be recovered.

   Thereafter, all annuity payments are fully includible in income.

5. Penalty Tax on Premature Distributions.

   A 10% penalty tax applies to a taxable payment from a Non-Qualified Plan Contract unless:

    . received on or after you reach age 59 1/2,

    . attributable to your disability,

    . made to a Beneficiary after your death or, for non-natural Owners, after the primary Annuitant's death,

    . made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and a designated beneficiary (within the meaning of the tax law),

    . made under a Contract purchased with a single premium when the annuity starting date is no later than a year from Contract purchase and substantially equal periodic payments are made at least annually, or

    . made with annuities used with certain structured settlement agreements.

6. Aggregation of Contracts.

   The taxable amount of an annuity payment or withdrawal from a Non-Qualified Plan Contract may be determined by combining some or all of the Non-Qualified Plan Contracts owned by an individual. For example, if a person purchases a Contract and also purchases an immediate annuity at approximately the same time, the IRS may treat the two contracts as one contract. Similarly, if a person transfers part of his interest in one annuity contract to purchase another annuity contract, the IRS might treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same company (or its affiliates) during any calendar year, these contracts are treated as one contract. The effects of this aggregation are not always clear. However, it could affect the taxable amount of an annuity payment or withdrawal and the amount which might be subject to the 10% penalty tax.

7. Loss of Interest Deduction Where Contracts are Held by or for the Benefit of Certain Non-Natural Persons.

   For Contracts issued after June 8, 1997 to a non-natural owner, all or some portion of otherwise deductible interest may not be deductible by the owner. However, this interest deduction disallowance does not affect Contracts where the Owner is taxable each year on the investment income under the Contract. Entities considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax adviser.

D. Qualified Plans

   The Contracts are also available for use in connection with retirement plans which receive favorable treatment under sections 401, 403, 408, 408A or 457 of the Code ("Qualified Plans"). Such contracts are referred to as "Qualified Contracts." Numerous special tax rules apply to the participants in Qualified Plans and to Qualified Plan Contracts. We make no attempt in this Prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans. Persons intending to use the Contract in connection with qualified plans should consult a tax advisor.

   Under the Tax Code, Qualified Plans generally enjoy tax-deferred accumulation of amounts invested in the plan. Therefore, in considering whether or not to purchase a Contract in a Qualified Plan, you should only consider the Contract's other features, including the availability of lifetime annuity payments and death benefits protection.

   The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan. For example, for both withdrawals and annuity payments under certain Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Also, loans from Qualified Contracts, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan, the number of allowable loans and the manner in which the loan must be repaid. (Owners should always consult their tax advisers and retirement plan fiduciaries prior to exercising their loan privileges.) Both the amount of the contribution that may be made, and the tax deduction or exclusion that the Owner may claim for such contribution, are limited under Qualified Plans. If this Contract is used with a Qualified Plan, the Owner and Annuitant generally are the same individual. If a joint Annuitant is named, all distributions made while the Annuitant is alive must be made to the Annuitant. Also, if a joint Annuitant is named who is not the Annuitant's spouse, the annuity options which are available may be limited, depending on the difference in their ages. Furthermore, the length of any Guarantee Period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

   Qualified Contracts are subject to special rules specifying the time at which distributions must begin and the amount that must be distributed each year. In the case of "Individual Retirement Annuities" ("IRAs"), distributions of minimum amounts must generally begin by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2. An excise tax is imposed for failure to comply with the minimum distribution requirements. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan.

   If you purchase a Qualified Contract with a GRIB Endorsement and elect to receive a lump sum payment of a portion of the annuity income payments, it is possible that the remaining annuity income payments will not satisfy the minimum distribution requirements. You should consult a tax adviser about the implications under the minimum distribution requirements of taking a lump sum payment under the GRIB Endorsement.

   A 10% penalty tax may apply to the taxable amount of payments from Qualified Contracts. For Individual Retirement Annuities, the penalty tax does not apply, for example, to a payment:

    . received after you reach age 59 1/2,

    . received after your death or because of your disability, or

    . made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and your designated beneficiary.

   In addition, the penalty tax does not apply to certain distributions used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these exceptions. If you wish to take a distribution for these purposes you should consult your tax adviser. Other exceptions may apply.

   Qualified Plan Contracts are amended to conform to plan requirements. However, you are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, we are not bound by terms and conditions of Qualified Plans if they are inconsistent with the Contract.

1. Qualified Plan Types.

   We may issue Contracts for the following types of Qualified Plans.

   Individual Retirement Annuities. The Code permits eligible individuals to contribute to an individual retirement annuity known as an "IRA." IRAs limit the amounts contributed, the persons eligible and the time when distributions start. Also, subject to direct rollover and mandatory withholding requirements, distributions from other types of Qualified Plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not fund an "Education IRA."

   Simplified Employee Pensions (SEP IRAs). The Code allows employers to establish simplified employee pension plans, using the employees' IRAs. Under these plans the employer may make limited deductible contributions on behalf of the employees to IRAs. Employers and employees intending to use the Contract in connection with these plans should consult a tax adviser.

   SIMPLE IRAs. The Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. There is some uncertainty regarding the proper characterization of the Contract's death benefit for purposes of the tax rules governing IRAs (which would include SIMPLE IRAs). Employers and employees intending to use the Contract in connection with such plans should consult a tax adviser.

   Roth IRAs. The Code permits contributions to an IRA known as a "Roth IRA." Roth IRAs differ from other IRAs in certain respects, including:

    . Roth IRA contributions are never deductible,

    . ""qualified distributions" from a Roth IRA are excludable from income,

    . mandatory distribution rules do not apply before death,

    . a rollover to a Roth IRA must be a "qualified rollover contribution," under the Code,

    . special eligibility requirements apply, and

    . contributions to a Roth IRA can be made after the Owner has reached age 70 1/2.

   All or part of an IRA may be converted into a Roth IRA without taking an actual distribution. An individual may convert by notifying the IRA issuer or trustee. You must be eligible for a qualified rollover contribution to convert an IRA to a Roth IRA. A conversion typically results in the inclusion of some or all of the IRA value in gross income, except that the 10% penalty tax does not apply on the conversion. Persons with adjusted gross incomes in excess of $100,000 or who are married and file a separate return are not eligible to make a qualified rollover contribution or a transfer in a taxable year from a non-Roth IRA to a Roth IRA.

   Any "qualified distribution," as defined in Section 408A, from a Roth IRA is excludible from gross income. A qualified distribution includes a distribution made after you reach age 59 1/2, after your death, because of your disability, or made to a first-time homebuyer.

   Corporate and Self-Employed ("H.R. 10" and "Keogh") Pension and Profit-Sharing Plans. The Code permits corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh", permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contracts in order to provide benefits under the plans. The Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in current taxable income to participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

   Tax-Sheltered Annuities. Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from taxable gross income. These annuity contracts are commonly referred to as "tax-sheltered annuities". If you purchase a Contract for such purposes, you should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts. In particular, you should consider that the Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to you. In addition, there are limitations on the amount of incidental benefits that may be provided under a tax-sheltered annuity. Even if the death benefit under the Contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless you also purchase a life insurance contract as part of your tax-sheltered annuity plan.

   Tax-sheltered annuity contracts must contain restrictions on withdrawals of:

    . contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988,

    . earnings on those contributions, and

    . earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1988.

   These amounts can be paid only if you have reached age 59 1/2, separated from service, died, or become disabled (within the meaning of the tax law), or in the case of hardship (within the meaning of the tax law). Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to Section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals generally do not apply to the extent you direct us to transfer some or all of the Contract Value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.) Additional restrictions may be imposed by the plan sponsor.

   Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. The Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.

2. Direct Rollovers.

   If the Contract is used in connection with a retirement plan that is qualified under Sections 401(a), 403(a), or 403(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to "direct rollover" and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from such a qualified retirement plan, excluding certain amounts such as:

    . minimum distributions required under Section 401(a)(9) of the Code, and

    . certain distributions for life, life expectancy, or for 10 years or more which are part of a "series of substantially equal periodic payments."

   Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain Qualified Plans. Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

E. Federal Income Tax Withholding

   We withhold and send to the U.S. Government a part of the taxable portion of each distribution unless the payee notifies us before distribution of an available election not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. The withholding rates for the taxable portion of periodic annuity payments are the same as the withholding rates for wage payments. In addition, the withholding rate for the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and conversions of, or rollovers from, non-Roth IRAs to Roth IRAs) is 10%. The withholding rate for eligible rollover distributions is 20%.

                           DISTRIBUTION OF CONTRACTS

   The Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. The agents are also registered representatives of registered broker-dealers who are members of the National Association of Securities Dealers, Inc. Sales commissions may vary, but are not expected to exceed 6.25% of Purchase Payments. In addition to commissions, we may pay additional promotional incentives, in the form of cash or other compensation, to selling broker-dealers. These incentives may be offered to certain licensed broker-dealers that sell or are expected to sell certain minimum amounts during specified time periods. The Contracts are distributed through the principal underwriter for the Separate Account:

     Investors Brokerage Services, Inc. ("IBS")
     1 Kemper Drive
     Long Grove, Illinois, 60049

   IBS is our wholly-owned subsidiary. IBS enters into selling group agreements with affiliated and unaffiliated broker-dealers. All of the investment options are not available to all Owners. The investment options are available only under Contracts that are sold or serviced by broker-dealers having a selling group agreement with IBS authorizing the sale of Contracts with the investment options specified in this Prospectus. Other distributors may sell and service contracts with different investment options.

                                 VOTING RIGHTS

   Proxy materials in connection with any Fund shareholder meeting are delivered to each Owner with Subaccount interests invested in the Fund as of the record date. Proxy materials include a voting instruction form. We vote all Fund shares proportionately in accordance with instructions received from Owners. We will also vote any Fund shares attributed to amounts we have accumulated in the Subaccounts in the same proportion that Owners vote.

   A Fund is not required to hold annual shareholders' meetings. Funds hold special meetings as required or deemed desirable for such purposes as electing trustees, changing fundamental policies or approving an investment advisory agreement.

   Owners have voting rights in a Portfolio based upon the Owner's proportionate interest in the corresponding Subaccount as measured by units. Owners have voting rights before surrender, the Annuity Date or the death of the Annuitant. Thereafter, the payee entitled to receive Variable Annuity payments has voting rights. During the Annuity Period, Annuitants' voting rights decrease as Annuity Units decrease.

                   REPORTS TO CONTRACT OWNERS AND INQUIRIES

   After each Contract anniversary, we send you a statement showing amounts credited to each Subaccount and to the Fixed Account Option. In addition, if you transfer amounts among the investment options or make additional payments, you receive written confirmation of these transactions. We will also send a current statement upon your request. We also send you annual and semi-annual reports for the Portfolios that correspond to the Subaccounts in which you invest and a list of the securities held by that Portfolio. In addition, we calculate for you the portion of a total amount that must be invested in a selected Guarantee Period so that the portion grows to equal the original total amount at the expiration of the Guarantee Period.

   You may direct inquiries to the selling agent or may call 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049.

                             DOLLAR COST AVERAGING

   Under our Dollar Cost Averaging program, a predesignated portion of Subaccount Value is automatically transferred monthly, quarterly, semiannually or annually for a specified duration to other Subaccounts, Guarantee Periods and the Fixed Account. The DCA theoretically gives you a lower average cost per unit over time than you would receive if you made a one time purchase of the selected Subaccounts. There is no guarantee that DCA will produce that result. There is currently no charge for this service. The Dollar Cost Averaging program is available only during the Accumulation Period. You may also elect transfers from the Fixed Account on a monthly or quarterly basis for a minimum duration of one year. You may enroll any time by completing our Dollar Cost Averaging form. Transfers are made based on the date you specify. We must receive the enrollment form at least five (5) business days before the transfer date.

   If you participate in the Dollar Cost Averaging program, you may allocate all or a portion of the initial Purchase Payment to the Scudder Money Market Subaccount #2. This is the only Subaccount with no deduction for the 1.40% charge for mortality and expense risks and administrative costs. You must transfer all Subaccount Value out of Scudder Money Market Subaccount #2 within one year from the initial Purchase Payment. If you terminate Dollar Cost Averaging or do not deplete all Subaccount Value in Scudder Money Market Subaccount #2 within one year, we automatically transfer any remaining Subaccount Value to Scudder Money Market Subaccount #1.

   The minimum transfer amount is $100 per Subaccount, Guarantee Period or Fixed Account. The total Contract Value in an account at the time Dollar Cost Averaging is elected must be at least equal to the amount designated to be transferred on each transfer date times the duration selected.

   Dollar Cost Averaging ends if:

    . the number of designated monthly transfers has been completed,

    . Contract Value in the transferring account is insufficient to complete the next transfer; the remaining amount is transferred,

    . we receive the Owner's written termination at least five (5) business days before the next transfer date, or

    . the Contract is surrendered or annuitized.

   If the Fixed Account balance is at least $10,000, you may elect automatic calendar quarter transfers of interest accrued in the Fixed Account to one or more of the Subaccounts or Guarantee Periods. You may enroll in this program any time by completing our Dollar Cost Averaging form. Transfers are made within five business days of the end of the calendar quarter. We must receive the enrollment form at least ten (10) days before the end of the calendar quarter.

   Dollar Cost Averaging is not available during the Annuity Period.

                          SYSTEMATIC WITHDRAWAL PLAN

   We offer a Systematic Withdrawal Plan ("SWP") allowing you to pre-authorize periodic withdrawals during the Accumulation Period. You instruct us to withdraw selected amounts, or amounts based on your life expectancy, from the Fixed Account, or from any of the Subaccounts or Guarantee Periods on a monthly, quarterly, semi-annual or annual basis. The SWP is available when you request a minimum $100 periodic payment. A market value adjustment applies to any withdrawals under the SWP from a Guarantee Period, unless effected within 30 days after the Guarantee Period ends. SWP withdrawals from the Fixed Account are not available in the first Contract Year and are limited to the amount not subject to Withdrawal Charges. If the amounts distributed under the SWP from the Subaccounts or Guarantee Periods exceed the free withdrawal amount, the Withdrawal Charge is applied on any amounts exceeding the free withdrawal amount. Withdrawals taken under the SWP may be subject to the 10% tax penalty on early withdrawals and to income taxes and withholding. If you are interested in SWP, you may obtain an application and information concerning this program and its restrictions from us or your agent. We give thirty days' notice if we amend the SWP. The SWP may be terminated at any time by you or us.

                                    EXPERTS

   The consolidated balance sheets of KILICO as of December 31, 2000 and 1999 and the related consolidated statements of operations, comprehensive income, stockholder's equity, and cash flows for the years ended December 31, 2000, 1999 and 1998 have been included herein and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

   Legal matters with respect to our organization, our authority to issue annuity contracts and the validity of the Contract have been passed upon by Frank Julian, Senior Vice President and Associate General Counsel. Jorden Burt LLP, Washington, D.C., has advised us on certain legal matters concerning federal securities laws applicable to the issue and sale of the Contracts.

                            SPECIAL CONSIDERATIONS

   We reserve the right to amend the Contract to meet the requirements of federal or state laws or regulations. We will notify you in writing of these amendments.

   Your rights under a Contract may be assigned as provided by law. An assignment will not be binding upon us until we receive a written copy of the assignment. You are solely responsible for the validity or effect of any assignment. You, therefore, should consult a qualified tax adviser regarding the tax consequences, as an assignment may be a taxable event.

                             AVAILABLE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. These reports and other information can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and 500 West Madison, Suite 1400, Northwestern Atrium Center, Chicago, Illinois. Copies also can be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

   We have filed registration statements (the "Registration Statements") relating to the Contracts with the SEC under the Securities Act of 1933. This Prospectus has been filed as part of the Registration Statements and does not contain all of the information set forth in the Registration Statements. These Registration Statements contain further information about us and the Contracts. The Registration Statements may be inspected and copied, and copies can be obtained at prescribed rates, as mentioned above.

                                   BUSINESS

Corporate structure

   KILICO was founded in 1947 and is incorporated under the insurance laws of the State of Illinois and is licensed in the District of Columbia and all states except New York. KILICO and its subsidiaries (collectively, "KILICO", "the Company", "we", "our" or "us") is a wholly-owned subsidiary of Kemper Corporation ("Kemper"), a non-operating holding company. Kemper is a wholly-owned subsidiary of Zurich Group Holding ("ZGH" or "Zurich"), a Swiss holding company, formerly known as Zurich Financial Services. ZGH is wholly-owned by Zurich Financial Services ("ZFS"), a new Swiss holding company. ZFS was formerly Zurich Allied AG, which was merged with Allied Zurich p.l.c. in October 2000.

Strategic initiatives

   Our management, operations and strategic directions are integrated with those of several other Kemper subsidiaries:

  . Federal Kemper Life Assurance Company ("FKLA")

  . Zurich Life Insurance Company of America ("ZLICA"), and

  . Zurich Direct, Inc. ("ZD")

   This integration streamlines management, controls costs, improves profitability, increases operating efficiencies and productivity, and helps to expand the companies' distribution capabilities. Headquartered in Long Grove, Illinois, FKLA markets term and interest-sensitive life insurance, as well as certain annuity products, including non-surrenderable funding agreements, primarily through brokerage general agents and other independent distributors. ZLICA primarily markets term life insurance products primarily through ZD. ZD is an affiliated direct marketing life insurance agency currently marketing basic, low-cost term life insurance through various marketing media.

   Over the last several years, we have increased the competitiveness of our variable annuity products by adding multiple variable subaccount investment options and investment managers to existing variable annuity products. In 1997, we introduced a non-registered individual and group variable business-owned life insurance contract ("BOLI") and a series of individual variable life insurance contracts. In 1998, we introduced a new registered individual variable annuity product with 37 variable subaccount investment options and various investment managers.

   In 2000, several new products were introduced. We introduced a registered individual and group variable annuity, a registered flexible premium variable universal life product, and an individual and group fixed annuity.

   In 2000, as part of our plan to sharpen our focus on the group retirement market, we purchased PMG Securities Corporation, PMG Asset Management, Inc., PMG Marketing, Inc., and PMG Life Agency, Inc. (collectively "PMG"), for $5.5 million. PMG is a well-respected broker-dealer in the eastern part of the country. We own 100% of the stock of PMG.

   Also in 2000, we transferred $63.3 million in fixed maturities and cash to fund the operations of our newly formed subsidiary, Zurich Kemper Life Insurance Company of New York ("ZKLICONY"). ZKLICONY received its insurance license from the state of New York in January 2001 and expects to begin writing business in the second quarter of 2001.

Narrative description of business

   We offer both individual fixed-rate (general account) and individual and group variable (separate account) annuity contracts, as well as individual and group term life, universal life and individual and group variable (separate account) life insurance products through various distribution channels. We offer investment-oriented products, guaranteed returns or a combination of both, to help policyholders meet multiple insurance and financial objectives. Financial institutions, securities brokerage firms, insurance agents and financial planners are important distribution channels for our products. Our sales mainly consist of deposits received on certain long duration fixed and variable annuities and variable life insurance contracts.

   Our fixed and variable annuities generally have surrender charges that are a specified percentage of policy values and decline as the policy ages. General account annuity and interest-sensitive life policies are guaranteed to accumulate at specified interest rates but allow for periodic crediting rate changes.

   Over the last several years, in part reflecting the current interest rate environment, we have increased our emphasis on marketing our existing and new separate account products. Unlike the fixed-rate annuity business where we manage spread revenue, such variable products pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds that invest in stocks and bonds. We, in turn, receive administrative fee revenue on such variable products, which compensates us for providing death benefits potentially in excess of cash surrender values. In addition, on variable life insurance contracts, cost of insurance charges compensate us for providing death benefit coverage substantially in excess of surrender values.

   As a result of this strategy, our separate account assets and related sales of our variable annuity products have increased over the last couple of years. Our separate account assets and sales were as follows (in millions):

                                                           December 31,
                                                    ---------------------------
                                                      2000      1999     1998
                                                    --------- -------- --------
      Separate account assets...................... $11,179.6 $9,778.1 $7,099.2
                                                    ========= ======== ========

                                                      Year Ended December 31,
                                                    ---------------------------
                                                      2000      1999     1998
                                                    --------- -------- --------
      Variable annuity sales (1)................... $ 1,160.5 $  758.6 $  393.1
      Variable life sales..........................     856.1  1,661.1  1,523.0
                                                    --------- -------- --------
      Total separate account sales................. $ 2,016.6 $2,419.7 $1,916.1
                                                    ========= ======== ========

---------
(1) Includes the fixed account option of the variable contracts totaling $339.6 million, $289.7 million and $92.7 million in 2000, 1999 and 1998, respectively. The fixed account option is primarily used for dollar cost averaging into the separate account investment options. This allows contractholders the option to allocate amounts to the fixed account option and authorize pro-rated amounts to be automatically transferred into the separate account investment options over a specified period of time in order to reduce the effects of significant market fluctuations.

   In 2000, several new products were introduced. Zurich Preferred, a registered individual and group variable and market value adjusted deferred annuity, offers investors 27 different variable subaccount investment options with various investment managers. Zurich Kemper Lifeinvestor, a registered flexible premium variable universal life product, permits policyholders to allocate premiums among 31 different subaccount investment options with various investment managers. We also introduced a new individual and group fixed annuity, Zurich Classic.

   During mid-1998, we introduced DESTINATIONSSM, a registered individual and group variable, fixed and market value adjusted deferred annuity product. DESTINATIONSSM currently offers 37 variable subaccount investment options with various investment managers, ten guarantee periods, a fixed account option, dollar cost averaging and a guaranteed retirement income benefit option.

   During mid-1997, we introduced variable BOLI, a group variable life insurance contract that is primarily marketed to banks and other large corporate entities. Also in 1997, we issued a series of non-registered variable individual universal life insurance contracts that are marketed primarily to high net worth individuals. Significant fluctuations in our sales of the variable life products are due mainly to the nature of the BOLI product--high dollar volume per sale, low frequency of sales--and any potential changes to BOLI's tax advantaged status as proposed in the release of the Federal government's fiscal budgets.

   Investors Brokerage Services, Inc., ("IBS"), our wholly-owned subsidiary, and our affiliated broker-dealer, BFP Securities, LLC, are the principal underwriters of our registered variable annuity and variable life products. BFP Securities, LLC, is also the primary distributor of our BOLI and high net worth products.

   Current crediting rates, a conservative investment strategy, the interest rate environment and the equity markets have impacted our fixed annuity sales over the last several years. Our fixed annuity sales were as follows (in millions):

                                                                  Year Ended
                                                                 December 31,
                                                              ------------------
                                                               2000  1999  1998
                                                              ------ ----- -----
      Fixed annuity sales.................................... $168.6 $96.3 $89.3
                                                              ====== ===== =====

   KILICO's fixed annuity sales increased $72.3 million in 2000, compared with 1999. This increase is primarily a result of investors seeking a more stable return on their investments during a time of market volatility.

NAIC ratios

   The National Association of Insurance Commissioners (the "NAIC") annually calculates certain statutory financial ratios for most insurance companies in the United States. These calculations are known as the Insurance Regulatory Information System ("IRIS") ratios. Currently, twelve IRIS ratios are calculated. The primary purpose of the ratios is to provide an "early warning" of any negative developments. The NAIC reports a company's ratios to state regulators who may then contact the company if three or more ratios fall outside the NAIC's "usual ranges".

   Based on statutory financial data as of December 31, 2000, we had three ratios outside the usual ranges; the change in premium ratio, the change in product mix ratio and the change in reserving ratio. The results for the change in the premium ratio and the change in the product mix ratio reflect the following items:

  . Recapture of term life insurance business assumed from FKLA (discussed below in Reserves and reinsurance)

  . Assumption of $100.0 million of funding agreement business from FKLA
    (discussed below in Reserves and reinsurance)

  . Increased sales of the DESTINATIONSSM product, and

  . Decreased BOLI sales

   The result for the change in the reserving ratio is primarily caused by the recapture of the term business assumed from FKLA and the increase in individual variable universal life renewal premiums in 2000, compared to 1999. Other than certain states requesting quarterly financial reporting and/or explanations of the underlying causes for certain ratios, no state regulators have taken any action due to our IRIS ratios for 2000 or earlier years.

Risk-based capital, asset adequacy and codification

   Under Illinois' asset adequacy and risk-based capital rules, state regulators may mandate remedial action for inadequately reserved or inadequately capitalized companies. The asset adequacy rules are designed to assure that assets supporting reserves are adequate to cover liabilities under a variety of economic scenarios. The focus of risk-based capital rules is a risk-based formula that applies prescribed factors to various risk elements in an insurer's business and investments to develop a minimum capital requirement designed to be proportional to the amount of risk assumed by the insurer. We have capital levels substantially exceeding any that would mandate action under the risk-based capital rules and are in compliance with applicable asset adequacy rules.

   In 1998, the NAIC adopted the Codification of Statutory Accounting Principles ("Codification") guidance, which replaces the Accounting Practices and Procedures manual as the NAIC's primary guidance on statutory accounting as of January 1, 2001. The Codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting in some areas. The Illinois Insurance Department has adopted the Codification guidance, effective January 1, 2001. Our statutory surplus will be positively impacted upon adoption as a result of the net effect of recording a deferred tax asset, of non-admitting non-operating system software and of non-admitting net affiliated receivables and other changes caused by the Codification.

Reserves and reinsurance

   The following table provides a breakdown of our reserves for future policy benefits by product type (in millions):

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
      General account annuities.......................    $2,635       $2,729
      Interest-sensitive life insurance and other.....       643          671
      Term life reserves..............................       --             9
      Ceded future policy benefits....................       310          310
                                                          ------       ------
          Total.......................................    $3,588       $3,719
                                                          ======       ======

   Ceded future policy benefits shown above reflect coinsurance (indemnity reinsurance) transactions where we insured liabilities of approximately $516 million in 1992 and $416 million in 1991 with an affiliate, Fidelity Life Association, A Mutual Legal Reserve Company ("FLA"). FLA shares directors, management, operations and employees with FKLA pursuant to an administrative and management services agreement. FLA issues policies not issued by FKLA or KILICO as well as other policies similar to certain FKLA policies. At December 31, 2000 and 1999, our reinsurance reserve credit from FLA relating to these coinsurance transactions totaled approximately $262.1 million and $309.7 million, respectively. Utilizing FKLA's employees, we are the servicing company for this coinsured business and we are reimbursed by FLA for the related servicing expenses.

   In 1996, we assumed, on a yearly renewable term basis, approximately $14.4 billion (face amount) of term life insurance from FKLA. Effective September 30, 2000, this reinsurance agreement with FKLA was terminated. Upon termination, we returned $7.7 million of premiums to FKLA, representing consideration for the recaptured reserves. Due to the difference in the generally accepted accounting principles basis and the statutory accounting basis of the reserves related to this recaptured business, we recorded a deemed dividend distribution to Kemper of $16.3 million. (See the note captioned "Reinsurance" in the Notes to Consolidated Financial Statements.)

   In the fourth quarter of 2000, we assumed from FKLA $100.0 million in premium deposits related to a Funding Agreement. Funding Agreements are insurance contracts similar to structured settlements, immediate annuities and guaranteed investment contracts ("GICs"). The contracts qualify as insurance under state laws and are sold as non-surrenderable immediate annuities to trusts established by a securities firm. The securities firm sold interests in these trusts to institutional investors. This Funding Agreement had a variable rate of interest, is an obligation of our general account and is recorded as future policy benefits. (See the note captioned "Reinsurance" in the Notes to Consolidated Financial Statements.)

   We are party to a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"). Under the original terms of this agreement, we ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in our separate accounts. As consideration for this reinsurance coverage, we cede separate account fees (cost of insurance charges) to ZICBB and retain a portion of such funds under the terms of the reinsurance agreement in a funds withheld account, which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, we modified the reinsurance agreement to increase the reinsurance from 90 percent to 100 percent.

   The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

Business Owned Life Insurance (BOLI)
(in millions)

                                                   Year Ended December 31,
                                                  ----------------------------
                                                    2000      1999      1998
                                                  --------  --------  --------
      Face amount in force....................... $ 85,358  $ 82,021  $ 66,186
                                                  ========  ========  ========
      Net amount at risk ceded................... $(78,169) $(75,979) $(62,160)
                                                  ========  ========  ========
      Cost of insurance charges ceded............ $  173.8  $  166.4  $  175.5
                                                  ========  ========  ========
      Funds withheld account..................... $  228.8  $  263.4  $  170.9
                                                  ========  ========  ========

   We have a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. During 1998, we recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, we had also placed assets supporting the FWA in a segmented portion of the General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, we recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.

   Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.

Competition

   We are in a highly competitive business. We compete with a large number of other stock and mutual life insurance companies, many of which are larger financially, although none is truly dominant in the industry. KILICO, with its emphasis on annuity products, also competes for savings dollars with securities brokerage and investment advisory firms as well as other institutions that manage assets, produce financial products or market other types of investment products.

   Our principal methods of competition continue to be innovative products, often designed for selected distribution channels and economic conditions, as well as appropriate product pricing, careful underwriting, expense control and the quality of services provided to policyholders and agents.

   To address our competition, we have adopted certain business strategies. These include:

  . customer segmentation and focus

  . continued focus on existing and new variable and fixed annuities and variable life insurance products

  . distribution through diversified channels

  . systematic review of investment risk and our capital position, and

  . ongoing efforts to continue as a low-cost provider of insurance products and high-quality services to agents and policyholders through the use of technology

Rankings and ratings

   According to Best's Insurance Reports, 2000, as of December 31, 1999, we ranked 56th of 1,481 life insurers by admitted assets; 57th of 1,146 by insurance in force; and 57th of 1,382 by net premiums written.

   In 1999, we received rating upgrades from both A.M. Best and Standard & Poor's, primarily due to the perceived long-term strategic benefit of the merger and the increased financial strength of Zurich and Zurich Life (discussed below). Our current ratings and their current status are as follows:

                                                                        Current
                                                       Current Rating    Status
                                                      ----------------  --------
      A.M. Best Company.............................. A+ (Superior)     Affirmed
      Moody's Investors Service...................... Aa3 (Excellent)   Affirmed
      Standard & Poor's.............................. AA+ (Very Strong) Affirmed

Employees

   At December 31, 2000, we used the services of approximately 1,152 employees of FKLA, which are also shared with FLA and ZLICA. KILICO, FKLA, FLA and ZLICA collectively operate under the trade name Zurich Kemper Life.

Regulation

   We are generally subject to regulation and supervision by the insurance departments of Illinois and other jurisdictions where we are licensed to do business. These departments enforce laws and regulations designed to assure that insurance companies maintain adequate capital and surplus, manage investments according to prescribed character, standards and limitations and comply with a variety of operational standards. The departments also make periodic examinations of individual companies and review annual and other reports on the financial condition of each company operating within their respective jurisdictions. Regulations, which often vary from state to state, cover most aspects of the life insurance business, including market practices, policy forms and accounting and financial reporting procedures.

   Insurance holding company laws enacted in many states grant additional powers to state insurance commissioners to regulate acquisition of and by domestic insurance companies, to require periodic disclosure of relevant information and to regulate certain transactions with related companies. These laws also impose prior approval requirements for certain transactions with affiliates and generally regulate dividend distributions by an insurance subsidiary to its holding company parent.

   In addition, certain of our variable life insurance and variable annuity products, and the related separate accounts, are subject to regulation by the Securities and Exchange Commission (the "SEC").

   We believe we are in compliance in all material respects with all applicable regulations.

Investments

   A changing marketplace has affected the life insurance industry. To accommodate customers' increased preference for safety over higher yields, we have systematically reduced our investment risk and strengthened our capital position.

   Our cash flow is carefully monitored and our investment program is regularly and systematically planned to provide funds to meet all obligations and to optimize investment return. For investment securities, portfolio management is handled by an affiliated company, Zurich Scudder Investments, Inc. ("ZSI"), formerly Scudder Kemper Investments, Inc., and its subsidiaries and affiliates. Our real estate-related investments are handled by a majority-owned Kemper real estate subsidiary. Investment policy is directed by our board of directors. Our investment strategies take into account the nature of each annuity and life insurance product, the respective crediting rates and the estimated future policy benefit maturities.

Forward-looking statements

   All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in other filings by KILICO with the SEC, press releases, presentations by KILICO or its management or oral statements) about markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:

       (i) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the ability of KILICO to sell its products, the market value of our investments and the lapse rate and profitability of our contracts

       (ii) our ability to achieve anticipated levels of operational efficiencies through certain cost-saving initiatives

       (iii) customer response to new products, distribution channels and marketing initiatives

       (iv) mortality, morbidity, and other factors which may affect the profitability of our insurance products

       (v) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of our products

       (vi) increasing competition which could affect the sale of our products

       (vii) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulations of the sale and underwriting and pricing of insurance products, and

       (viii) the risk factors or uncertainties listed from time to time in our other filings with the SEC

                                  PROPERTIES

   We share 91,279 sq. ft. of office space leased by FKLA from Lumbermens Mutual Casualty Company, a former affiliate, ("Lumbermens"), located in Long Grove, Illinois. We also share 98,066 sq. ft. of office space leased by FKLA and ZLICA from Zurich American Insurance Company, an affiliate, located in Schaumburg, Illinois.

                               LEGAL PROCEEDINGS

   KILICO has been named as defendant in certain lawsuits incidental to our insurance business. Based upon the advice of legal counsel, our management believes that the resolution of these various lawsuits will not result in any material adverse effect on our consolidated financial position.

                            SELECTED FINANCIAL DATA

   The following table sets forth selected financial information for KILICO for the five years ended December 31, 2000. Such information should be read in conjunction with KILICO's consolidated financial statements and notes thereto included in this Prospectus. All amounts are shown in millions.

                         December 31, December 31, December 31, December 31, December 31,
                             2000         1999         1998         1997         1996
                         ------------ ------------ ------------ ------------ ------------
Total revenue...........  $   360.9    $   363.4    $   419.7    $   425.5     $  356.2
                          =========    =========    =========    =========     ========
Net income excluding
 realized investment
 results................  $    53.7    $    51.1    $    31.4    $    31.9     $   25.6
                          =========    =========    =========    =========     ========
Net income..............  $    48.3    $    44.9    $    65.1    $    38.7     $   34.4
                          =========    =========    =========    =========     ========
Financial summary
Total separate account
 assets.................  $11,179.6    $ 9,778.1    $ 7,099.2    $ 5,122.0     $2,127.2
                          =========    =========    =========    =========     ========
Total assets............  $16,006.6    $14,655.7    $12,239.7    $10,589.7     $7,717.9
                          =========    =========    =========    =========     ========
Future policy benefits,
 net of reinsurance.....  $ 3,278.0    $ 3,409.1    $ 3,561.6    $ 3,856.9     $4,256.5
                          =========    =========    =========    =========     ========
Stockholder's equity....  $   730.1    $   630.0    $   853.9    $   865.6     $  751.0
                          =========    =========    =========    =========     ========

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

RESULTS OF OPERATIONS

   We recorded net income of $48.3 million in 2000, compared with net income of $44.9 million in 1999 and $65.1 million in 1998. The increase in net income in 2000, compared with 1999, was due to an increase in operating earnings before amortization of goodwill and a decrease in net realized investment losses.

   The following table reflects the components of net income:

     Net income
     (in millions)

                                                    Year Ended December 31,
                                                    -------------------------
                                                     2000     1999     1998
                                                    -------  -------  -------
      Operating earnings before amortization of
       goodwill and other intangibles.............. $  66.8  $  63.8  $  44.1
      Amortization of goodwill and other
       intangibles.................................   (13.1)   (12.7)   (12.7)
      Net realized investment gains (losses).......    (5.4)    (6.2)    33.7
                                                    -------  -------  -------
          Net income............................... $  48.3  $  44.9  $  65.1
                                                    =======  =======  =======

     Net realized investment results, after tax
     (in millions)

                                                      Year Ended December 31,
                                                      -------------------------
                                                       2000     1999     1998
                                                      -------  -------  -------
      Real estate-related gains...................... $   1.1  $   2.7  $  26.9
      Fixed maturities and write-downs...............    (7.9)    (6.3)     1.4
      Trading account securities.....................     --      (4.7)     1.7
      Other gains, net...............................     1.4      2.1      3.7
                                                      -------  -------  -------
          Total...................................... $  (5.4) $  (6.2) $  33.7
                                                      =======  =======  =======

   Net realized investment losses on fixed maturities in 2000 were primarily related to other-than-temporary declines in value of certain securities due to credit-related concerns about a small number of issuers. Net realized investment losses on fixed maturities in 1999 were primarily the result of rising interest rates throughout the year, leading to lower market values in fixed maturity investments. Net realized investment gains on fixed maturities in 1998 were offset by other-than-temporary declines in the value of certain U.S. dollar denominated fixed maturity investments which had significant exposure to countries in Southeast Asia, as well as other U.S. dollar denominated securities that had other-than-temporary declines in value in 1998.

   The real estate-related gains over the last three years reflect the adoption of Zurich's strategy for disposition of real estate-related investments. This strategy to reduce exposure to real estate-related investments, as well as improving real estate market conditions in most areas of the country, generated the real estate-related gains during the last three years.

   Trading account securities were used to manage the reinsurance strategy on the BOLI product. Effective November 1, 1998, the methodology used to determine the increase to the FWA was changed and a substantial portion of this liability was marked-to-market based predominately upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. We also placed assets supporting the FWA in a segmented portfolio and classified this asset segment as "trading" under Statement of Financial Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. During 1998, a net realized capital gain of $2.8 million was recorded upon transfer of these assets to the trading portfolio as required by FAS 115. We recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair values of this portfolio during 1999 and 1998, respectively. Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through operating results.

   Other realized investment gains, net, relate primarily to distributions from joint venture capital partnerships in 2000.

   Operating earnings before the amortization of goodwill and other intangibles increased to $66.8 million in 2000, compared with $63.8 million in 1999, primarily due to:

  . an increase in spread revenue (net investment income less interest credited to policyholders)

  . an increase in other income

  . a decrease in claims incurred and other benefits

  . a decrease in taxes, licenses and fees, and

  . a decrease in income tax expense, offset by

  . a decrease in premium income

  . a decrease in separate account fees

  . an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs, and

  . an increase in the amortization of insurance acquisition costs and value of business acquired

   Operating earnings before the amortization of goodwill increased to $63.8 million in 1999, compared with $44.1 million in 1998, primarily due to:

  . an increase in spread revenue

  . an increase in separate account fees and charges

  . a decrease in claims incurred and other policyholder benefits

  . a decrease in the amortization of insurance acquisition costs and value of business acquired, offset by

  . an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs

   The following table reflects our sales.

     Sales and reinsurance assumed
     (in millions)

                                                     Year Ended December 31,
                                                    ---------------------------
                                                      2000      1999     1998
                                                    --------  -------- --------
      Annuities:
        Variable................................... $1,160.5  $  758.6 $  393.1
        Fixed......................................    168.6      96.3     89.3
        Funding Agreements assumed.................    100.0       --       --
                                                    --------  -------- --------
          Total annuities..........................  1,429.1     854.9    482.4
                                                    --------  -------- --------
      Life Insurance:
        Separate account business-owned variable
         universal life ("BOLI")...................    819.6   1,622.0  1,501.0
        Separate account variable universal life...     36.5      39.1     22.0
        Term life..................................     (8.2)     21.9     22.4
        Interest-sensitive life....................      0.6       0.7      0.2
                                                    --------  -------- --------
          Total life...............................    848.5   1,683.7  1,545.6
                                                    --------  -------- --------
            Total sales............................ $2,277.6  $2,538.6 $2,028.0
                                                    ========  ======== ========

   Sales of annuity products consist of total deposits received, which are not recorded as revenue within the consolidated statements of operations. Variable annuity deposits, including deposits under the fixed account option, increased $401.9 million in 2000, compared with 1999. The increase in the variable annuity deposits is primarily due to continued strong sales of our product introduced in the second half of 1998 that offers both a variable and a fixed option, including dollar cost averaging. Dollar cost averaging allows contractholders the option to allocate amounts to the fixed account option and authorize pro-rated amounts to be automatically transferred into the separate account investment options over a specified period of time in order to reduce the effects of significant market fluctuations.

   Fixed annuity deposits increased $72.3 million in 2000 when compared with 1999 primarily due to investors seeking a more stable return on their investments during a time of market volatility.

   The $100.0 million Funding Agreement assumed in 2000 resulted from a new reinsurance agreement with FKLA. (See the note captioned "Reinsurance" in the Notes to Consolidated Financial Statements.)

   Sales of variable annuities increase administrative fees earned. In addition, they pose minimal investment risk to us, to the extent that policyholders allocate net premium to one or more subaccounts that invest in underlying investment funds that invest in stocks or bonds.

   Sales of BOLI decreased $802.4 million to $819.6 million in 2000, compared with $1,622.0 million in 1999. Sales of individual variable universal life insurance decreased $2.6 million to $36.5 in 2000, compared with $39.1 million in 1999. BOLI sales decreased primarily due to the nature of the product--high dollar volume per sale, low frequency of sales. The slight decrease in individual variable universal life insurance reflected the uncertain market conditions in 2000. Sales of these separate account variable products, like variable annuities, pose minimal investment risk as policyholders also direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We receive premium tax and DAC tax expense loads from certain contractholders, as well as administrative fees and cost of insurance charges. These fees and charges are compensation for providing life insurance coverage to the contractholders potentially in excess of their cash surrender values. Face amount of new variable universal life insurance business issued amounted to $3.8 billion in 2000, compared with $16.6 billion in 1999 and $7.7 billion in 1998. The decrease in face amount issued in 2000, compared with 1999 is primarily due to the decrease in BOLI sales.

   The following table reflects our assets under management:

     Assets under management
     (in millions)

                                                     2000      1999      1998
                                                   --------- --------- ---------
      General account............................. $ 3,689.5 $ 3,831.0 $ 4,182.8
      Separate account--BOLI......................   6,905.9   5,750.5   4,104.6
      Separate account--non-BOLI..................   4,273.7   4,027.6   2,994.7
                                                   --------- --------- ---------
          Total................................... $14,869.1 $13,609.1 $11,282.1
                                                   ========= ========= =========

   Total assets under management have increased over the last few years primarily reflecting the volume of sales. The level of policyholder surrenders, withdrawals and death benefits also directly impacts the level of assets under management from year to year. Total assets under management were also affected by equity market and interest rate fluctuations. Increases in the equity markets in 1999 significantly increased non-BOLI separate account assets, while an equity market downturn in 2000 significantly reduced those assets.

   In 1999 and 1998 we assumed $21.3 million and $21.6 million, respectively, of term life insurance premiums from FKLA. Effective September 30, 2000, the reinsurance agreement with FKLA was terminated. Prior to the termination, we assumed $15.4 million of term life insurance premiums from FKLA. Upon termination, we returned $7.7 million of premiums to FKLA as consideration for the recaptured reserves. Excluding the amounts assumed from FKLA, total term life sales, including new and renewal premiums, amounted to $371 thousand in 2000, compared with $677 thousand in 1999 and $846 thousand in 1998. In the fourth quarter of 2000, the reinsurance agreement was recaptured by FKLA and resulted in a decrease in premiums of $13.6 million in 2000, compared with 1999.

   Spread revenue increased in 2000, compared with 1999 and 1998, due to a smaller decrease in investment income than in interest credited to policyholders. The decrease in investment income in 2000, compared with 1999 and 1998, was primarily due to a decrease in cash and invested assets from the 1999 and 1998 levels, reflecting the surrender and withdrawal activity during the last three years and the dividends paid to Kemper during 2000, 1999 and 1998. Also contributing to this decrease in cash and invested assets are the ongoing exchanges from the fixed to the variable option of in-force annuity policies, primarily reflecting the dollar cost averaging option mentioned previously. Net investment income was also negatively impacted in 2000 and 1999 by the placement of a real estate-related investment on non-accrual status effective January 1, 1999. Somewhat mitigating these factors was the reinvestment of 1999 and 2000 sales proceeds, maturities and prepayments at higher yields due to funds being directed to higher yielding securities, and overall increasing interest rate environment during 1999 and the first half of 2000.

   The decrease in interest credited in 2000, compared with 1999 and 1998, was primarily due to a decrease in policyholder liabilities due to surrender, withdrawal and exchange activity over the last three years and an overall decrease in crediting rates over the same period.

   Investment income was also reduced over the last three years reflecting purchase accounting adjustments related to the amortization of premiums on fixed maturity investments. Under purchase accounting, the fair value of the fixed maturity investments as of January 4, 1996, the date Kemper was acquired by Zurich, became the new cost basis in the investments. The difference between the new cost basis and original par is then amortized against investment income over the remaining effective lives of the fixed maturity investments. As a result of the interest rate environment as of January 4, 1996, the market value of the fixed maturity investments was approximately $133.9 million greater than original par. Premium amortization decreased investment income by approximately $4.5 million in 2000, compared with $7.8 million in 1999 and $14.4 million in 1998.

     Separate account fees and charges
     (in millions)

                                                     2000     1999     1998
                                                    -------  -------  -------
      Separate account fees on non-BOLI variable
       life and annuities.......................... $  62.1  $  47.0  $  38.8
      BOLI cost of insurance charges and fees--
       direct......................................   164.4    168.1    169.9
      BOLI cost of insurance charges--ceded........  (173.8)  (166.7)  (175.5)
      BOLI premium tax expense loads...............    15.6     26.3     28.8
                                                    -------  -------  -------
          Total.................................... $  68.3  $  74.7  $  62.0
                                                    =======  =======  =======

   Included in separate account fees and charges are administrative fees received from the separate account products of $61.4 million in 2000, compared with $46.1 million and $38.3 million in 1999 and 1998, respectively. Administrative fee revenue increased in each of the last three years due to growth in average separate account assets. Also included in separate account fees and charges are cost of insurance ("COI") charges related to variable universal life insurance, primarily BOLI, of $164.4 million, $167.9 million and $167.6 million in 2000, 1999 and 1998, respectively. Of these COI charges, $173.8 million, $166.4 million and $175.5 million were ceded, respectively, to a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"). In 2000, COI charges ceded were in excess of 100 percent of the COI charges received due to appreciation of the BOLI funds withheld account. In 1998, COI charges ceded were in excess of 100 percent of the COI charges received due to changes to the reinsurance agreement. Separate account fees and charges in 2000, 1999 and 1998 also include BOLI-related premium tax expense loads of $15.6 million, $26.3 million and $28.8 million, respectively.

   Other income increased $23.4 million in 2000, compared with 1999. The increase is primarily due to an increase in commission revenue from broker-dealer operations of approximately $20.6 million. This increase was mainly due to the inclusion of PMG's operating results effective April 1, 2000. (See discussion of the PMG acquisition in the note captioned "Related-Party Transactions" in the Notes to Consolidated Financial Statements.) The increase in broker-dealer commission revenue was substantially offset by an increase in broker-dealer commission expense. Other income also includes surrender charge revenue of $6.0 million in 2000, compared with $5.0 million and $4.0 million in 1999 and 1998, respectively. The increase in surrender charge revenue in 2000, compared with 1999 and 1998, reflects the increased policyholder surrender and withdrawal activity during 2000, compared with 1999 and 1998.

     Policyholder surrenders, withdrawals and death benefits
     (in millions)

                                                             2000   1999   1998
                                                            ------ ------ ------
      General account...................................... $579.1 $564.2 $645.5
      Separate account.....................................  393.3  399.8  260.9
                                                            ------ ------ ------
          Total............................................ $972.4 $964.0 $906.4
                                                            ====== ====== ======

   Reflecting the current interest rate environment and other competitive market factors, we adjust crediting rates on interest-sensitive products over time in order to manage spread revenue and policyholder surrender and withdrawal activity. Spread revenue can also be improved over time by increasing investment income.

   General account surrenders, withdrawals and death benefits increased $14.9 million in 2000, compared with 1999, reflecting an increase in overall surrenders and withdrawals as investors seek potentially higher returns from alternative investments and higher death benefits in 2000, compared to 1999.

   Separate account surrenders, withdrawals and death benefits decreased $6.5 million in 2000, compared with 1999. Excluding a partial withdrawal of $39.8 million on a BOLI contract in 1999, separate account surrenders, withdrawals and death benefits increased $33.3 in 2000, compared with 1999. The increase is primarily due to investors' seeking alternative investments during a period of market uncertainty.

   Claims incurred and other policyholder benefits decreased $4.5 million in 2000, compared with 1999, primarily due to the termination of the assumed term life reinsurance agreement with FKLA. Claims incurred and other policyholder benefits decreased in 1999, compared with 1998, primarily due to a decrease in death benefits.

   Taxes, licenses and fees primarily reflect premium taxes on BOLI. Excluding the taxes due on BOLI, for which we received a corresponding expense load in separate account fees and other charges, taxes, licenses and fees amounted to $2.3 million in 2000, compared with $3.4 million in 1999 and $1.5 million in 1998.

   Commission expense and the deferral of insurance acquisition costs increased in 2000, compared with 1999 and 1998, due to the higher level of sales, excluding BOLI. Commission expense related to broker-dealer operations increased approximately $17.2 million in 2000, compared with 1999. The increase is primarily due to the inclusion of PMG's operating results in 2000. The increase in commission expense and the deferral of insurance acquisition costs in 1999, compared with 1998, is primarily due to the increase in total sales, excluding BOLI.

   Amortization of insurance acquisition costs increased $17.7 million in 2000, compared with 1999. This increase was primarily due to a recoverability takedown resulting from management's periodic review of the estimated future gross profits on annuity contracts. The recoverability takedown increased the amortization by $10.5 million in 2000. The remaining increase in amortization of deferred insurance acquisition costs is primarily due to the higher volume of variable annuity business.

   The decrease in the amortization of deferred insurance acquisition costs in 1999 compared with 1998 is primarily due to significant appreciation in the separate account assets due to rising markets during 1999, as well as realized capital losses on post-purchase investments during 1999. Appreciation in separate account assets increased estimated future gross profits and shifted amortization to later years. Realized capital losses on post-purchase investments decreased current gross profits and deferred amortization into future periods. The deferred insurance acquisition cost asset was $240.8 million and $159.7 million at December 31, 2000 and 1999, respectively.

   Deferred insurance acquisition costs, and their related amortization, for policies sold prior to January 4, 1996 have been replaced under purchase accounting by the value of business acquired. The value of business acquired reflects the present value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. The amortization of the value of business acquired is calculated assuming an interest rate equal to the liability or contract rate on the value of the business acquired. Deferred insurance acquisition costs are established on all new policies sold after January 4, 1996.

   Operating expenses increased in 2000, to $61.7 million, compared with $45.9 million and $44.6 million in 1999 and 1998, respectively. This increase was primarily due to an increase in salaries and related benefits, and data processing expenses in the continued development of infrastructure to support various new business initiatives. Also contributing to the increase is the inclusion of PMG's operating expenses of approximately $2.2 million.

   The amortization of the value of business acquired increased in 2000, compared with 1999, primarily as a result of depreciation in the separate account assets due to the downturn in equity markets in 2000, compared with 1999. The depreciation in the separate account assets decreases estimated future gross profits and accelerates amortization in the current year.

   The amortization of the value of business acquired decreased in 1999, compared with 1998, as a result of:

  . significant appreciation in separate account assets, which increased estimated future gross profits and shifts amortization to later years

  . a decreasing block of business previously acquired, resulting in less amortization as gross profits on this business decrease, and

  . a significant decrease in realized investment results on pre-purchase investments.

   The difference between Zurich's cost of acquiring us and the net fair value of the assets and liabilities as of January 4, 1996 was recorded as goodwill. Goodwill is amortized on a straight-line basis over a twenty-year period. Other intangible assets in the amount of $4.9 million were recorded in 2000 in connection with the purchase of PMG. These intangible assets are being amortized on a straight-line basis over a ten-year period.

   Tax expense was favorably impacted in 2000 due to the release of $15.2 million of a valuation allowance related to the ultimate realization of losses on real estate assets disposed of before December 31, 1995. An additional $4.6 million benefit was realized on the termination of the reinsurance agreement with FKLA.

Operations by Business Segment

   KILICO, FKLA, ZLICA and FLA operate under the trade name Zurich Kemper Life. Zurich Life is segregated by Strategic Business Unit ("SBU"). The SBU concept employed by ZFS has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. For purposes of operating segment disclosure, Zurich Kemper Life includes the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.

   Zurich Kemper Life is segregated into the Life Brokerage, Financial Institutions ("Financial"), Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level. Since Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity, discussion regarding results of operations in this Prospectus relate solely to KILICO. The vast majority of our business is derived from the Financial and RSG SBUs. The contributions of Zurich Kemper Life's SBUs to combined revenues, operating results and certain balance sheet data pertaining thereto, are shown in the Notes to Consolidated Financial Statements.

   The principal products and markets of the Financial and RSG SBUs are as follows:

     Financial: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (primarily included in FKLA).

     RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets fixed and variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

INVESTMENTS

   Our principal investment strategy is to maintain a balanced, well-diversified portfolio supporting the insurance contracts written. We make shifts in our investment portfolio depending on, among other factors:

  . our evaluation of risk and return in various markets

  . consistency with our business strategy and investment guidelines approved by the board of directors

  . the interest rate environment

  . liability durations, and

  . changes in market and business conditions

Invested assets and cash
(in millions)

                               December 31,  December 31,
                                   2000          1999
                               ------------  ------------
Cash and short-term
 investments.................. $   50   1.4% $   54   1.4%
Fixed maturities:
  Investment-grade:
    NAIC(1) Class 1...........  2,080  56.4   2,164  56.5
    NAIC(1) Class 2...........    960  26.1     994  25.9
  Below investment grade (NAIC
   classes 3 through 6):
    Performing................    116   3.2     118   3.1
    Non-performing............      1   --      --    --
Joint venture mortgage loans..     67   1.8      67   1.8
Third-party mortgage loans....     64   1.7      64   1.7
Other real estate-related
 investments..................      9   0.2      21   0.5
Policy loans..................    256   6.9     262   6.8
Equity securities.............     64   1.7      62   1.6
Other.........................     22   0.6      25   0.7
                               ------ -----  ------ -----
      Total(2)................ $3,689 100.0% $3,831 100.0%
                               ====== =====  ====== =====

---------
(1) National Association of Insurance Commissioners ("NAIC").
  --Class 1 = A- and above
  --Class 2 = BBB- through BBB+
(2) See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" in the Notes to Consolidated Financial Statements.

Fixed maturities

   We carry our fixed maturity investment portfolio, which is considered available for sale, at estimated fair value. The aggregate unrealized appreciation or depreciation is recorded as a component of accumulated other comprehensive income, net of any applicable income tax expense. The aggregate unrealized depreciation on fixed maturities was $32.6 million and $121.2 million at December 31, 2000 and 1999, respectively. We do not record tax benefits related to aggregate unrealized depreciation on investments. Fair values are sensitive to movements in interest rates and other economic developments and can be expected to fluctuate, at times significantly, from period to period.

   At December 31, 2000, investment-grade fixed maturities, cash and short-term investments accounted for 83.9 percent of invested assets and cash, compared with 83.8 percent at December 31, 1999. Approximately 43.4 percent of our NAIC Class 1 bonds were rated AAA or equivalent at year-end 2000, compared with 45.9 percent at December 31, 1999.

   Approximately 18.9 percent of the investment-grade fixed maturities at December 31, 2000 were mortgage-backed securities, down from 20.0 percent at December 31, 1999, due to sales and paydowns during 2000. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. We have not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. Our mortgage-backed investments are generally of AAA credit quality, and the markets for these investments have been and are expected to remain liquid. We plan to continue to reduce our holdings of such investments over time.

   Approximately 15.1 percent and 16.8 percent of the investment-grade fixed maturities at December 31, 2000 and 1999, respectively, consisted of corporate asset-backed securities. The majority of investments in asset-backed securities were backed by commercial mortgage-backed securities (26.8%), home equity loans (26.3%), manufactured housing loans (11.3%), collateralized loan and bond obligations (11.2%), and other commercial assets (8.9%).

   Future investment income from mortgage-backed securities and other asset-backed securities may be affected by the timing of principal payments and the yields on reinvestment alternatives available at the time of such payments. As a result of purchase accounting adjustments to fixed maturities, most of the mortgage-backed securities are carried at a premium over par. Prepayment activity resulting from a decline in interest rates on such securities purchased at a premium would accelerate the amortization of the premiums. Accelerated amortization would result in reductions of investment income related to such securities.

   At December 31, 2000 and 1999, unamortized premiums and discounts related to mortgage-backed and asset-backed securities were as follows (in millions):

                                                                       December
                                                                         31,
                                                                      ----------
                                                                      2000 1999
                                                                      ---- -----
Unamortized premiums................................................. $9.0 $11.6
                                                                      ==== =====
Unamortized discounts................................................ $5.2 $ 6.5
                                                                      ==== =====

   Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method. This method considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of these securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income.

   The table below provides information about the mortgage-backed and asset-backed securities that are sensitive to changes in interest rates. The expected maturity dates have been calculated on a security by security basis using prepayment assumptions obtained from a survey conducted by a securities information service. These assumptions are consistent with the current interest rate and economic environment.

                           Carrying                                                     Fair Value
                           Value at             Expected Maturity Date                      at
                         December 31, ------------------------------------------------ December 31,
     (in millions)           2000     2001   2002    2003    2004    2005   Thereafter     2000
     -------------       ------------ -----  -----  ------  ------  ------  ---------- ------------
Fixed Maturities:
 Mortgage-backed bonds..   $  575.7   $ 6.5  $39.5  $152.0  $131.9  $ 77.1    $168.7     $  575.7
   Average yield........       6.61%   6.61%  6.60%   6.62%   7.18%   7.60%     8.15%        6.61%
 Asset-backed bonds.....   $  339.3   $22.5  $37.6  $ 34.2  $ 39.9  $ 48.0    $157.1     $  339.3
   Average yield........       7.27%   7.32%  7.30%   7.21%   7.35%   7.57%     7.83%        7.27%
 CMBs...................   $  123.9   $ --   $ --   $  --   $  --   $  5.4    $118.5     $  123.9
   Average yield........       6.84%   6.84%  6.84%   6.84%   6.84%   6.82%     6.82%        6.84%
                           --------                                                      --------
                           $1,038.9                                                      $1,038.9
                           ========                                                      ========

                           Carrying                                                     Fair Value
                           Value at             Expected Maturity Date                      at
                         December 31, ------------------------------------------------ December 31,
     (in millions)           1999     2000   2001    2002    2003    2004   Thereafter     1999
     -------------       ------------ -----  -----  ------  ------  ------  ---------- ------------
Fixed Maturities:
 Mortgage-backed bonds..   $  630.4   $19.6  $21.6  $ 47.3  $149.5  $135.2    $257.2     $  630.4
   Average yield........       6.61%   6.61%  6.63%   6.63%   6.67%   7.09%     7.14%        6.61%
 Asset-backed bonds.....   $  409.8   $11.4  $27.0  $ 33.6  $ 48.8  $ 39.0    $250.0     $  409.8
   Average yield........       7.11%   7.17%  7.25%   7.18%   7.16%   7.34%     7.60%        7.11%
 CMBs...................   $  120.7   $ --   $ --   $  --   $  --   $  --     $120.7     $  120.7
   Average yield........       6.75%   6.75%  6.75%   6.75%   6.75%   6.75%     6.73%        6.75%
                           --------                                                      --------
                           $1,160.9                                                      $1,160.9
                           ========                                                      ========

   The current weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 2000, is 3.95 years. A 200 basis point increase in interest rates would extend the weighted average maturity by approximately .26 of a year, while a 200 basis point decrease in interest rates would decrease the weighted average maturity by approximately 1.15 of a year.

   The weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1999, was 4.50 years. A 200 basis point increase in interest rates would have extended the weighted average maturity by approximately .26 of a year, while a 200 basis point decrease in interest rates would have decreased the weighted average maturity by approximately .93 of a year.

   Below investment-grade securities holdings (NAIC classes 3 through 6), representing securities of 44 issuers at December 31, 2000, totaled 3.2 percent of cash and invested assets at December 31, 2000 and 3.1 percent at December 31, 1999. Below investment-grade securities are generally unsecured and often subordinated to other creditors of the issuers. These issuers may have relatively higher levels of indebtedness and be more sensitive to adverse economic conditions than investment-grade issuers. Our strategy of limiting exposure to below investment-grade securities takes into account the more conservative nature of today's consumer and the resulting demand for higher-quality investments in the life insurance and annuity marketplace.

Real estate-related investments

   Our $140.4 million real estate-related portfolio consists of joint venture and third-party mortgage loans and other real estate-related investments. The real estate-related portfolio constituted 3.7 percent of cash and invested assets at December 31, 2000, compared with $151.6 million, or 3.9 percent, at December 31, 1999. The decrease in real estate-related investments during 2000 was primarily due to sales and loan paydowns.

   As reflected in the "Real estate portfolio" table below, we have continued to fund both existing projects and legal commitments. The future legal commitments were $29.8 million at December 31, 2000. This amount represented no change since December 31, 1999. As of December 31, 2000, we expect to fund approximately $0.1 million of these legal commitments, along with providing capital to existing projects. The disparity between total legal commitments and the amount expected to be funded relates principally to standby financing arrangements that provide credit enhancements to certain tax-exempt bonds. We do not currently expect to fund these commitments. The total legal commitments, along with estimated working capital requirements, are considered in management's evaluation of reserves and write-downs.

   Excluding the $1.0 million of net equity investments in joint ventures, real estate loans totaled $139.4 million at December 31, 2000, after reserves and write-downs. Of this amount, $75.1 million are on accrual status with a weighted average interest rate of approximately 7.85 percent. Of these accrual loans:

  . 15.7 percent have terms requiring current periodic payments of their full contractual interest

  . 84.3 percent require only partial payments or payments to the extent of borrowers' cash flow.

   The equity investments in real estate at December 31, 2000 consisted of other equity investments in joint ventures. These equity investments include our share of periodic operating results. As an equity owner or affiliate of an equity owner, we have the ability to fund, and historically have elected to fund, operating requirements of certain joint ventures.

Real estate portfolio
(in millions)

                                                Other Real Estate-
                               Mortgage Loans  Related Investments
                               --------------  --------------------
                                Joint  Third-   Other     Equity
                               Venture Party   Loans(2) Investments Total
                               ------- ------  -------- ----------- ------
Balance at December 31, 1999.   $67.2  $63.9    $ 19.6     $ 0.9    $151.6(1)
Additions (deductions):
Fundings.....................     0.2    --        --        --        0.2
Interest added to principal..     --     0.4       --        --        0.4
Sales/paydowns/distributions.     --    (0.8)    (12.3)     (0.1)    (13.2)
Operating gain...............     --     --        --        0.1       0.1
Net realized investments
 gains.......................     0.1    0.3       1.2       0.1       1.7(3)
Other transactions, net......     --    (0.3)     (0.1)      --       (0.4)(3)
                                -----  -----    ------     -----    ------
Balance at December 31, 2000.   $67.5  $63.5    $  8.4     $ 1.0    $140.4(4)
                                =====  =====    ======     =====    ======

-------
(1) Net of $23.7 million reserve and write-downs. Excludes $0.6 million of real estate-related accrued interest.
(2) The other real estate loans were notes receivable evidencing financing, primarily to joint ventures. These loans were issued generally to provide financing for Kemper's or our joint ventures for various purposes.
(3) Included in this amount were $0.4 million of contingent interest payments related to a 1995 real estate sale. These payments were recorded as realized investment gains and then deducted from other transactions because they did not affect the carrying value.

(4) Net of $22.4 million reserve and write-downs. Excludes $0.6 million of real estate-related accrued interest.

Real estate concentrations and outlook

   Our real estate portfolio is distributed by geographic location and property type. However, concentration exposures in certain states and in certain types of properties do exist. In addition to these exposures, exposures also exist as to certain real estate developers and partnerships.

   As a result of our ongoing strategy to reduce exposure to real estate-related investments, we had investments in three projects that accounted for approximately 91.0 percent of the $140.4 million real estate-related portfolio as of December 31, 2000.

   The largest of these investments at December 31, 2000 amounted to $63.5 million and consisted of second mortgages on nine hotel properties, one office building, and one retail property. Patrick M. Nesbitt or his affiliates, a third-party real estate developer, have ownership interests in these properties. These properties are geographically dispersed and the current market values of the underlying properties substantially exceed the balances due on the mortgages. These loans are on accrual status.

   Loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens, amounted to $55.7 million at December 31, 2000. The MLP's underlying investment primarily consists of a water development project located in California's Sacramento River Valley. On February 15, 2001, the State of California's State Water Resources Control Board ("SWRCB") approved the project's water right permit. The SWRCB is proceeding with the issuance of the permit. Additional permits must be obtained before development on this project can proceed. These additional permits are expected to be received during 2001. The final resolution of this permit process will impact the long-term economic viability of the project. Loans to the MLP were placed on non-accrual status at the beginning of 1999 to ensure that book value of the MLP did not increase over net realizable value.

   The remaining significant real estate-related investment amounted to $8.5 million at December 31, 2000 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, these real estate-related investments were placed on nonaccrual status. As of March 12, 2001, all zoned properties have been sold. We are currently pursuing the zoning of all remaining unzoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, it is anticipated that it could be several additional years until we completely dispose of all investments in Hawaii.

   We evaluate our real estate-related investments (including accrued interest) using an estimate of the investments' observable market price, net of estimated selling costs. Because the real estate review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time. Real estate-related investments are expected to continue to decline further through future sales and paydowns. Net income could be reduced in future periods if:

  . real estate market conditions worsen in areas where our portfolio is located

  . Kemper's and KILICO's plans with respect to certain projects change, or

  . necessary construction or zoning permits are not obtained.

   Our only troubled real estate-related investments consisted of loans on nonaccrual status, before reserves and write-downs, totaling $86.3 million and $98.3 million at December 31, 2000 and 1999, respectively. Interest does not accrue on real estate-related investments when it is judged that the likelihood of interest collection is doubtful. Loans on nonaccrual status after reserves and write-downs amounted to $64.3 million and $76.3 million at December 31, 2000 and 1999, respectively. The decrease in nonaccrual loans in 2000, compared with 1999, is due to primarily to sales and paydowns in 2000.

Net investment income

   Our pre-tax net investment income totaled $257.5 million in 2000, compared with $264.6 million in 1999 and $273.5 million in 1998. This includes our share of the operating results from equity investments in real estate consisting of other income less depreciation, interest and other expenses. Such operating results exclude interest expense on loans that are on nonaccrual status. As previously discussed, net investment income in 2000, 1999 and 1998, has been negatively impacted by purchase accounting adjustments.

   Our total foregone investment income before tax on both nonperforming fixed maturity investments and nonaccrual real estate-related investments was as follows:

     Foregone investment income
     (in millions)

                                                                   Year Ended
                                                                  December 31,
                                                                 --------------
                                                                 2000 1999 1998
                                                                 ---- ---- ----
      Fixed maturities.......................................... $--  $--  $0.3
      Real estate-related investments...........................  9.1  9.9  3.2
                                                                 ---- ---- ----
          Total................................................. $9.1 $9.9 $3.5
                                                                 ==== ==== ====

   Foregone investment income is primarily due to certain real estate-related investments that have been placed on nonaccrual status. Any increase in nonperforming securities, and either worsening or stagnant real estate conditions, would increase the expected adverse effect on future investment income and realized investment results.

Realized investment results

   Net income reflects after-tax realized investment losses of $5.4 million and $6.2 million in 2000 and 1999, respectively, and after-tax realized investment gains of $33.7 million in 1998. Included in the 1999 after-tax realized investment losses are trading account security losses of $4.7 million. As previously discussed, we segregated a portion of the General Account investment portfolio in the first eleven months of 1999 into a "trading" account under FAS 115. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. Also, as previously discussed, effective December 1, 1999, we no longer designated a portion of the General Account investment portfolio as "trading". As a result, all investments previously designated as "trading" are currently classified as available for sale and changes in fair value to the FWA and the assets supporting the FWA no longer flow through operating results.

   Unrealized gains and losses on fixed maturity investments that are available for sale are not reflected in net income. These changes in unrealized value are recorded as a component of accumulated other comprehensive income, net of any applicable income taxes. If, and to the extent, a fixed maturity investment suffers an other-than-temporary decline in value, however, the security is written down to net realizable value, and the write-down adversely impacts net income. Pre-tax write-downs due to other-than-temporary decline in value amounted to $11.4 million, $0.1 million and $4.4 million for the years ended December 31, 2000, 1999 and 1998, respectively.

   We regularly monitor our investment portfolio and as part of this process review the assets for possible impairments of carrying value. Because the review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time.

   See Note 1, "Summary of Significant Accounting Policies", in the Notes to Consolidated Financial Statements for information regarding derivative investments.

Interest rates

   During 1998, the Federal Open Market Committee ("FOMC") lowered interest rates three times. This trend was reversed in 1999 when the FOMC raised rates three times over the course of the year, resulting in a flatter yield curve due to higher short-term interest rates. The FOMC continued its tightening campaign in 2000 by raising rates 100 basis points. The resultant slowing of the economy, combined with treasury buy back announcements, kept the yield curve inverted for most of the year. The curve began re-steepening near the end of the year as rates declined and the market began to price in future FOMC easings, resulting in a decrease in unrealized fixed maturity investment losses during 2000.

   When maturing or sold investments are reinvested at lower yields in a low interest rate environment, we can adjust crediting rates on fixed annuities and other interest-bearing liabilities. However, competitive conditions and contractual commitments do not always permit the reduction in crediting rates to fully or immediately reflect reductions in investment yield. This can result in narrower spreads.

   A rising interest rate environment can increase net investment income as well as contribute to both realized and unrealized fixed maturity investment losses. A declining interest rate environment can decrease net investment income as well as contribute to both realized and unrealized fixed maturity investment gains. Also, lower renewal crediting rates on annuities, compared with competitors' higher new money crediting rates, have influenced certain annuity holders to seek alternative products. We mitigate this risk somewhat by charging surrender fees, which decrease over time, when annuity holders withdraw funds prior to maturity on certain annuity products. Approximately 32 percent of the fixed and variable annuity liabilities as of December 31, 2000, however, were no longer subject to significant surrender fees.

LIQUIDITY AND CAPITAL RESOURCES

   We carefully monitor cash and short-term investments to maintain adequate balances for timely payment of policyholder benefits, expenses, taxes and policyholder's account balances. In addition, regulatory authorities establish minimum liquidity and capital standards. The major ongoing sources of liquidity are deposits for fixed annuities, premium income, investment income, separate account fees, other operating revenue and cash provided from maturing or sold investments.

Ratings

   Ratings are an important factor in establishing the competitive position of life insurance companies. Rating organizations continue to review the financial performance and condition of life insurers and their investment portfolios. Any reductions in our claims-paying ability or financial strength ratings could result in our products being less attractive to consumers. Any reductions in our parent's ratings could also adversely impact our financial flexibility.

   Ratings reductions for Kemper or its subsidiaries and other financial events can also trigger obligations to fund certain real estate-related commitments to take out other lenders. In such events, those lenders can be expected to renegotiate their loan terms, although they are not contractually obligated to do so.

   Each rating is subject to revision or withdrawal at any time by the assigning organization and should be evaluated independently of any other rating.

   During 1999, we received rating upgrades from both A.M. Best and Standard & Poor's, primarily due to the perceived long-term strategic benefit of the merger and the increased financial strength of Zurich and Zurich Life.

Stockholder's equity

   Stockholder's equity totaled $730.1 million at December 31, 2000, compared with $630.0 million at December 31, 1999 and $853.9 million at December 31, 1998. The increase in stockholder's equity in 2000 was primarily due to an increase in accumulated other comprehensive income of $88.1 million and net income of $48.3 million, offset by dividends of $36.3 million paid to Kemper. The increase in accumulated other comprehensive income was primarily related to unrealized appreciation of the fixed maturity investment portfolio due to declining interest rates during 2000.

   The decrease in stockholder's equity in 1999 was primarily due to a decrease in accumulated other comprehensive income (loss) of $153.8 million and dividends of $115.0 million paid to Kemper during 1999. This decrease was offset by net income of $44.9 million. The decrease in accumulated other comprehensive income (loss) was primarily related to the unrealized depreciation of the fixed maturity investment portfolio due to rising interest rates during 1999.

Emerging issues:

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 133, ("SFAS 133") Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standard 137, Deferral of the Effective Date of FASB Statement No. 133 delayed implementation of SFAS 133 until fiscal years beginning January 1, 2001. Statement of Financial Accounting Standard 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of FASB Statement No. 133, ("SFAS 138"), further clarified the accounting treatment of certain derivative instruments. We have adopted SFAS 133 and SFAS 138 in the fourth quarter of 2000.

                    KILICOS Directors and Executive Officers

     Name and Age
 Position with KILICO
   Year of Election      Other Business Experience During Past 5 Years or More
 --------------------    -----------------------------------------------------
Gale K. Caruso (43)      President and Chief Executive Officer of Federal Kemper
 President and Chief     Life Assurance Company ("FKLA"), Fidelity Life
 Executive Officer       Association ("FLA") and Zurich Life Insurance Company of
 since June 1999.        America ("ZLICA"). President and Chief Executive Officer
 Director since July     of Zurich Direct, Incorporated ("ZD") since April 2000.
 1999.                   Director of FKLA, FLA and ZLICA since July 1999 and of ZD
                         since March 2000. President and Chief Executive Officer
                         of Zurich Kemper Life Insurance Company of New York
                         ("ZKLICONY") since April 2000 and Director since October
                         1999. Chairman and Director of Investors Brokerage
                         Services, Inc. ("IBS") since May 2000 and of Investors
                         Brokerage Services Insurance Agency, Inc. ("IBSIA") since
                         March 2000. Chairman and Director of PMG Asset
                         Management, Inc. ("PMGAM"), PMG Life Agency Inc.
                         ("PMGLA"), PMG Marketing, Inc. ("PMG Marketing") and PMG
                         Securities Corporation ("PMG Securities") since March
                         2000. Executive Vice President and Director of Kemper
                         Corporation ("Kemper") since February 2000. Chairman,
                         President and Chief Executive Officer of Scudder Canada
                         Investor Services, Ltd. from 1995 to June 1999. Managing
                         Director of Scudder Kemper Investments, Inc. from July
                         1986 to June 1999.
Eliane C. Frye (53)      Executive Vice President of FKLA and FLA since March
 Executive Vice          1995. Executive Vice President of ZLICA and ZD since
 President since March   March 1996. Executive Vice President of ZKLICONY since
 1995. Director since    April 2000 and Director since October 1999. Director of
 May 1998.               FLA since December 1997. Director of FKLA and ZLICA since
                         May 1998. Director of ZD from March 1996 to March 1997.
                         Director of IBS and IBSIA since 1995.
Frederick L. Blackmon    Executive Vice President of FKLA, FLA, ZLICA and ZD since
 (49)                    June 2000. Chief Financial Officer of FKLA since December
 Executive Vice          1995. Chief Financial Officer of FLA since January 1996.
 President since June    Chief Financial Officer of ZLICA and ZD since March 1996.
 2000. Chief Financial   Senior Vice President and Chief Financial Officer of
 Officer since December  ZKLICONY since April 2000. Director of FKLA and ZLICA
 1995.                   since January 2001. Senior Vice President of KILICO and
 Director since January  FKLA from December 1995 to June 2000. Senior Vice
 2001.                   President of FLA from January 1996 to June 2000. Senior
                         Vice President of ZLICA and ZD from March 1996 to June
                         2000. Director of FLA since May 1998. Director of ZD from
                         March 1996 to March 1997 and since January 2001. Chief
                         Financial Officer of Kemper since January 1996. Treasurer
                         of Kemper from January 1996 to February 2000.
Russell M. Bostick (43)  Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Chief Information Officer of FKLA, FLA, ZLICA
 President since June    and ZD since April 1998. Senior Vice President and Chief
 2000. Chief             Information Officer of ZKLICONY since April 2000. Senior
 Information Officer     Vice President of FKLA, FLA, ZLICA and ZD from March 1999
 since April 1998.       to June 2000. Vice President of FKLA, FLA, KILICO, ZLICA
                         and ZD from April 1998 to March 1999. Chief Technology
                         Officer of Corporate Software & Technology from June 1997
                         to April 1998. Vice President, Information Technology
                         Department of CNA Insurance Companies from January 1995
                         to June 1997.

     Name and Age
 Position with KILICO
   Year of Election      Other Business Experience During Past 5 Years or More
 --------------------    -----------------------------------------------------
James C. Harkensee (42)  Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Senior Vice President of ZKLICONY since April
 President since June    2000 and Director since October 1999. Senior Vice
 2000.                   President of KILICO, FKLA and FLA from January 1996 to
                         June 2000. Senior Vice President of ZLICA and ZD from
                         1995 to June 2000. Director of ZD from April 1993 to
                         March 1997 and since March 1998.
James E. Hohmann (45)    Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Senior Vice President of ZKLICONY since April
 President since June    2000. Senior Vice President of KILICO and FKLA from
 2000.                   December 1995 to June 2000. Chief Actuary of KILICO and
 Director since May      FKLA from December 1995 to January 1999. Senior Vice
 1998.                   President of FLA from January 1996 to June 2000. Chief
                         Actuary of FLA from January 1996 to January 1999. Senior
                         Vice President of ZLICA and ZD from March 1996 to June
                         2000. Chief Actuary of ZLICA and ZD from March 1996 to
                         January 1999. Director of FLA since June 1997. Director
                         of FKLA and ZLICA since May 1998. Director of ZD from
                         March 1996 to March 1997.
Edward K. Loughridge     Executive Vice President of FKLA, FLA, ZLICA and ZD since
 (46)                    June 2000. Corporate Development Officer of FKLA and FLA
 Executive Vice          since January 1996. Corporate Development Officer for
 President since         ZLICA and ZD since March 1996. Senior Vice President and
 June 2000. Corporate    Corporate Development Officer of ZKLICONY since April
 Development Officer     2000. Senior Vice President of KILICO, FKLA and FLA from
 since January 1996.     January 1996 to June 2000. Senior Vice President of ZLICA
                         and ZD from March 1996 to June 2000.
Debra P. Rezabek (45)    Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. General Counsel of FKLA and FLA since 1992.
 President since         General Counsel ZLICA and ZD since March 1996. Corporate
 June 2000. General      Secretary of FKLA and FLA since January 1996. Corporate
 Counsel since           Secretary of ZLICA and ZD since March 1996. Director of
 May 1993. Corporate     FKLA and ZLICA since January 2001. Senior Vice President
 Secretary since         of KILICO, FKLA, FLA, ZLICA and ZD from March 1996 to
 January 1996. Director  June 2000. Director of FLA since May 1998. Director of ZD
 since January 2001.     from March 1996 to March 1997. Senior Vice President,
                         General Counsel and Corporate Secretary of ZKLICONY since
                         April 2000. Secretary of IBS and IBSIA since 1993.
                         Secretary of PMGAM, PMGLA, PMG Marketing and PMG
                         Securities since March 2000. Director of Government
                         Affairs of FKLA and FLA from 1992 to April 1997 and of
                         KILICO from 1993 to April 1997. Assistant Secretary of
                         Kemper since January 1996.
Edward L. Robbins (61)   Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Chief Actuary of FKLA, FLA, ZLICA and ZD since
 President since         March 1999. Senior Vice President and Chief Actuary of
 June 2000. Chief        ZKLICONY since April 2000. Senior Vice President of
 Actuary since           KILICO, FKLA, FLA, ZLICA and ZD from March 1999 to June
 March 1999.             2000. Senior Actuary of FKLA, FLA, KILICO, ZLICA and ZD
                         from July 1998 to March 1999. Principal of KPMG Peat
                         Marwick LLP from May 1984 to July 1998.

      Name and Age
  Position with KILICO
    Year of Election      Other Business Experience During Past 5 Years or More
  --------------------    -----------------------------------------------------
Ivor K. H. Tham (38)      Executive Vice President of FKLA, FLA and ZLICA since
 Executive Vice           September 2000 and of ZD since January 2001. Vice
 President since          President of Mass Mutual Financial from 1999 to September
 September 2000.          2000. Assistant Vice President of Times Publishing Ltd.
                          from 1994 to 1999.
George Vlaisavljevich     Executive Vice President of FKLA, FLA, ZLICA and ZD since
 (58)                     June 2000. Senior Vice President of KILICO, FKLA, FLA and
 Executive Vice           ZLICA since October 1996. Senior Vice President of ZD
 President since          since March 1997. Senior Vice President of ZKLICONY since
 June 2000.               April 2000. Director of IBS and IBSIA since October 1996.
                          Director of PMGAM, PMGLA, PMG Marketing and PMG
                          Securities since March 2000. Executive Vice President of
                          The Copeland Companies from April 1983 to September 1996.
Martin D. Feinstein (52)  Chairman of the Board of FKLA, FLA and ZLICA since
 Chairman of the Board    January 2001. Chairman of the Board of Farmers Group,
 since January 2001.      Inc. ("FGI") since November 1997 and President since
                          January 1995. Chief Executive Officer of FGI since
                          January 1995 and Director since February 1995. Member of
                          Group Management Board of Zurich Financial Services since
                          March 1998. Director of Zurich Scudder Investments, Inc.
                          since January 2001. Director of Farmers New World Life.
                          Chief Operating Officer of FGI from January 1995 to
                          January 1997. Director of B.A.T. from January 1997 to
                          September 1998.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

                                                                  Long Term
                                                                 Compensation
                              Annual Compensation                   Awards
                             ---------------------              --------------
                                                      Other       Long Term
                                                      Annual    Incentive Plan  All Other
Name and Principal                                 Compensation    Payouts     Compensation
Position                Year Salary($) Bonus($)(2)    ($)(3)        ($)(2)        ($)(4)
------------------      ---- --------- ----------- ------------ -------------- ------------
Gale K. Caruso......... 2000 $179,500   $ 91,920     $10,866       $126,720      $14,094
 Chief Executive
  Officer(1)            1999   91,636     93,840      23,088        117,600        4,800

Frederick L. Blackmon.. 2000  109,760     50,715       7,060         51,695       11,637
 Executive Vice
  President and         1999  113,420     62,805      20,545         90,630       13,640
 Chief Financial
  Officer(1)            1998   94,160     63,800         --          78,540        8,977

George Vlaisavljevich.. 2000  260,000    116,500      17,493        126,000       30,750
 Executive Vice
  President(1)          1999  260,000    152,500         --         208,000       30,600
                        1998  260,000    146,000         --         216,600       23,236

James E. Hohmann....... 2000  252,200    119,310      15,105        117,855       29,197
 Executive Vice
  President(1)          1999  237,650    141,620         --         190,120       31,767
                        1998   88,400     71,175         --          79,560        7,823

Edward Robbins......... 2000  110,250     52,185       6,382              0       11,937
 Executive Vice
  President and         1999   90,000        --        4,575            --         4,625
 Chief Actuary(1)       1998   29,538        --          --             --           --

-------
(1) Also served in same positions for FKLA, ZLICA and FLA. An allocation of the time devoted to duties as executive officer of KILICO has been made. All compensation items reported in the Summary Compensation Table reflect this allocation.

(2) Annual bonuses are paid pursuant to annual incentive plans.

(3) The amounts disclosed in this column include:
  (a) The taxable benefit from personal use of an employer-provided automobile and certain estate planning services facilitated for executives.
  (b) Relocation expense reimbursements of $18,574 in 1999 for Ms. Caruso.

(4) The amounts in this column include:
  (a) The amounts of employer contributions allocated to the accounts of the named persons under profit sharing plans or under supplemental plans maintained to provide benefits in excess of applicable ERISA limitations.
  (b) Distributions from the Kemper and FKLA supplemental plans.

            TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION

   The Statement of Additional Information, Table of Contents is: Services to the Separate Account; Performance Information of Subaccounts; State Regulation; Experts; Financial Statements. Please read the Statement of Additional Information in conjunction with this Prospectus.

                             FINANCIAL STATEMENTS

   Our included financial statements should be considered primarily as bearing on our ability to meet our obligations under the Contracts. The Contracts are not entitled to participate in earnings, dividends or surplus of KILICO.

                   CONTRACTS ISSUED BEFORE MAY 1, 2000

   The investment options under Contracts issued before May 1, 2000 differ from the options currently available. Both versions of the Contract otherwise are the same. You may choose from among all of the investment options described in the section headed "The Funds", except for SVS Growth Opportunities and Scudder Growth and Income. In addition, you may choose from two Subaccounts that invest in Portfolios of Janus Aspen Series, which are described below.

   Janus Aspen Series is an open-end management investment company. It provides an investment vehicle for variable life insurance and variable annuity contracts and certain qualified retirement plans. The general characteristics of Funds, such as Janus Aspen Series, are described in "The Funds" above. Two Portfolios of Janus Aspen Series are available under your
Contract:

    . Janus Aspen Growth Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital.

    . Janus Aspen Growth and Income Portfolio seeks long term capital growth and current income.

   Janus Capital Corporation is the investment adviser for the two available Portfolios of the Janus Aspen Series.

   Janus Capital Corporation receives a monthly advisory fee at an annual rate of .65% of average daily net assets for the Janus Aspen Growth Portfolio and Janus Aspen Growth and Income Portfolio.

   Annual Expenses for these two Portfolios are shown in the table on page 5 above.

                           Accumulation Unit Values

                 for Contracts Issued Before May 1, 2000

Janus Aspen Growth Subaccount

                                            Accumulation Number of Accumulation
                           Accumulation      Unit Value   Units Outstanding at
   Year Ended             Unit Value at      at End of        End of Period
   December 31st       Beginning of Period*    Period        (000's Omitted)
   -------------       -------------------- ------------ ----------------------
   1998...............       $ 9.912          $11.943              252
   1999...............        11.943           16.958            5,086
   2000...............        16.958           14.290            8,631

Janus Aspen Growth and Income Subaccount

                                            Accumulation Number of Accumulation
                           Accumulation      Unit Value   Units Outstanding at
   Year Ended             Unit Value at      at End of       End of Period
   December 31st       Beginning of Period*    Period       (000's Omitted)
   -------------       -------------------- ------------ ----------------------
   1998...............       $ 9.908          $12.038              173
   1999...............        12.038           20.663            3,250
   2000...............        20.663           17.504            5,790

---------
*Commencement of offering on June 1, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Kemper Investors Life Insurance Company:

   In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Kemper Investors Life Insurance Company and its subsidiaries (the "Company") at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 23, 2001

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (in thousands, except share data)

                                                       December     December
                                                       31, 2000     31, 1999
                                                      -----------  -----------
Assets
Fixed maturities, available for sale, at fair value
 (amortized cost:
 December 31, 2000, $3,189,719; December 31, 1999,
 $3,397,188)......................................... $ 3,157,169  $ 3,276,017
Equity securities (cost: December 31, 2000, $65,473;
 December 31, 1999, $65,235).........................      63,879       61,592
Short-term investments...............................      15,900       42,391
Joint venture mortgage loans.........................      67,473       67,242
Third-party mortgage loans...........................      63,476       63,875
Other real estate-related investments................       9,468       20,506
Policy loans.........................................     256,226      261,788
Other invested assets................................      21,792       25,621
                                                      -----------  -----------
  Total investments..................................   3,655,383    3,819,032
Cash.................................................      34,101       12,015
Accrued investment income............................     134,585      127,219
Goodwill.............................................     191,163      203,907
Value of business acquired...........................      95,621      119,160
Other intangible assets..............................       4,531          --
Deferred insurance acquisition costs.................     240,801      159,667
Deferred income taxes................................     120,781       93,502
Reinsurance recoverable..............................     310,183      309,696
Receivable on sales of securities....................       8,286        3,500
Other assets and receivables.........................      31,569       29,950
Assets held in separate accounts.....................  11,179,639    9,778,068
                                                      -----------  -----------
  Total assets....................................... $16,006,643  $14,655,716
                                                      ===========  ===========
Liabilities
Future policy benefits............................... $ 3,588,140  $ 3,718,833
Other policyholder benefits and funds payable........     399,585      457,328
Other accounts payable and liabilities...............     109,152       71,482
Liabilities related to separate accounts.............  11,179,639    9,778,068
                                                      -----------  -----------
  Total liabilities..................................  15,276,516   14,025,711
                                                      -----------  -----------
Commitments and contingent liabilities
Stockholder's equity
Capital stock--$10 par value, authorized 300,000
 shares; outstanding 250,000 shares..................       2,500        2,500
Additional paid-in capital...........................     804,347      804,347
Accumulated other comprehensive loss.................     (32,718)    (120,819)
Retained deficit.....................................     (44,002)     (56,023)
                                                      -----------  -----------
  Total stockholder's equity.........................     730,127      630,005
                                                      -----------  -----------
  Total liabilities and stockholder's equity......... $16,006,643  $14,655,716
                                                      ===========  ===========

   See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (in thousands)

                                                    Year Ended December 31,
                                                   ----------------------------
                                                     2000      1999      1998
                                                   --------  --------  --------
Revenue
Net investment income............................. $257,470  $264,640  $273,512
Realized investment gains (losses)................   (8,277)   (9,549)   51,868
Premium income....................................    8,394    21,990    22,346
Separate account fees and charges.................   68,293    74,715    61,982
Other income......................................   35,030    11,623    10,031
                                                   --------  --------  --------
  Total revenue...................................  360,910   363,419   419,739
                                                   --------  --------  --------
Benefits and Expenses
Interest credited to policyholders................  152,289   162,243   176,906
Claims incurred and other policyholder benefits...   13,718    18,185    28,029
Taxes, licenses and fees..........................   17,861    30,234    30,292
Commissions.......................................  114,162    67,555    39,046
Operating expenses................................   61,671    45,989    44,575
Deferral of insurance acquisition costs........... (104,608)  (69,814)  (46,565)
Amortization of insurance acquisition costs.......   23,231     5,524    12,082
Amortization of value of business acquired........   19,926    12,955    17,677
Amortization of goodwill..........................   12,744    12,744    12,744
Amortization of other intangible assets...........      368       --        --
                                                   --------  --------  --------
  Total benefits and expenses.....................  311,362   285,615   314,786
                                                   --------  --------  --------
Income before income tax expense..................   49,548    77,804   104,953
Income tax expense................................    1,247    32,864    39,804
                                                   --------  --------  --------
  Net income...................................... $ 48,301  $ 44,940  $ 65,149
                                                   ========  ========  ========

   See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                 (in thousands)

                                                    Year Ended December 31,
                                                   ----------------------------
                                                     2000      1999      1998
                                                   --------  ---------  -------
Net income.......................................  $ 48,301  $  44,940  $65,149
                                                   --------  ---------  -------
Other comprehensive income (loss), before tax:
Unrealized holding gains (losses) on investments
 arising during period:
Unrealized holding gains (losses) on investments.    61,487   (180,267)  25,372
Adjustment to value of business acquired.........    (3,400)    12,811   (9,332)
Adjustment to deferred insurance acquisition
 costs...........................................      (230)     5,726   (2,862)
                                                   --------  ---------  -------
  Total unrealized holding gains (losses) on
   investments arising during period.............    57,857   (161,730)  13,178
                                                   --------  ---------  -------
Less reclassification adjustments for items
 included in net income:
Adjustment for (gains) losses included in
 realized investment gains (losses)..............   (24,583)    16,651    6,794
Adjustment for amortization of premium on fixed
 maturities included in net investment income....    (4,538)   (10,533) (17,064)
Adjustment for (gains) losses included in
 amortization of value of business acquired......       214       (454)  (7,378)
Adjustment for (gains) losses included in
 amortization of insurance acquisition costs.....        13      1,892     (463)
                                                   --------  ---------  -------
  Total reclassification adjustments for items
   included in net income........................   (28,894)     7,556  (18,111)
                                                   --------  ---------  -------
Other comprehensive income (loss), before related
 income tax expense (benefit)....................    86,751   (169,286)  31,289
Related income tax expense (benefit).............    (1,350)   (15,492)  10,952
                                                   --------  ---------  -------
  Other comprehensive income (loss), net of tax..    88,101   (153,794)  20,337
                                                   --------  ---------  -------
  Comprehensive income (loss)....................  $136,402  $(108,854) $85,486
                                                   ========  =========  =======

   See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                 (in thousands)

                                                   Year Ended December 31,
                                                 ------------------------------
                                                   2000       1999       1998
                                                 ---------  ---------  --------
Capital stock, beginning and end of period.....  $   2,500  $   2,500  $  2,500
                                                 ---------  ---------  --------
Additional paid-in capital, beginning of
 period........................................    804,347    804,347   806,538
Capital contributions from parent..............        --         --      4,261
Adjustment to prior period capital contribution
 from parent...................................        --         --     (6,452)
                                                 ---------  ---------  --------
  End of period................................    804,347    804,347   804,347
                                                 ---------  ---------  --------
Accumulated other comprehensive income (loss),
 beginning of period...........................   (120,819)    32,975    12,637
Other comprehensive income (loss), net of tax..     88,101   (153,794)   20,338
                                                 ---------  ---------  --------
  End of period................................    (32,718)  (120,819)   32,975
                                                 ---------  ---------  --------
Retained earnings (deficit), beginning of
 period........................................    (56,023)    14,037    43,888
Net income.....................................     48,301     44,940    65,149
Dividends to parent............................    (36,280)  (115,000)  (95,000)
                                                 ---------  ---------  --------
  End of period................................    (44,002)   (56,023)   14,037
                                                 ---------  ---------  --------
    Total stockholder's equity.................  $ 730,127  $ 630,005  $853,859
                                                 =========  =========  ========

   See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (in thousands)

                                                Year Ended December 31,
                                           -----------------------------------
                                             2000        1999         1998
                                           ---------  -----------  -----------
Cash flows from operating activities
Net income................................ $  48,301  $    44,940  $    65,149
Reconcilement of net income to net cash
 provided:
  Realized investment (gains) losses......     8,277        9,549      (51,868)
  Net change in trading account
   securities.............................       --       (51,239)      (6,727)
  Interest credited and other charges.....   142,344      158,557      173,958
  Deferred insurance acquisition costs,
   net....................................   (81,377)     (64,290)     (34,483)
  Amortization of value of business
   acquired...............................    19,926       12,955       17,677
  Amortization of goodwill................    12,744       12,744       12,744
  Amortization of discount and premium on
   investments............................     4,538       11,157       17,353
  Amortization of other intangible assets.       368          --           --
  Deferred income taxes...................   (25,930)     (42,952)     (12,469)
  Net change in current federal income
   taxes..................................   (18,593)     (10,594)     (73,162)
  Benefits and premium taxes due related
   to separate account business-owned life
   insurance..............................   (61,476)     149,477      123,884
  Other, net..............................    42,377      (11,901)     (41,477)
                                           ---------  -----------  -----------
    Net cash flow from operating
     activities...........................    91,499      218,403      190,579
                                           ---------  -----------  -----------
Cash flows from investing activities
Cash from investments sold or matured:
  Fixed maturities held to maturity.......   170,465      335,735      491,699
  Fixed maturities sold prior to maturity.   589,933    1,269,290      882,596
  Equity securities.......................     1,271       11,379      107,598
  Mortgage loans, policy loans and other
   invested assets........................    73,177       75,389      180,316
Cost of investments purchased or loans
 originated:
  Fixed maturities........................  (569,652)  (1,455,496)  (1,319,119)
  Equity securities.......................    (1,264)      (8,703)     (83,303)
  Mortgage loans, policy loans and other
   invested assets........................   (47,109)     (43,665)     (66,331)
  Investment in subsidiaries..............    (4,899)         --           --
Short-term investments, net...............    26,491       15,943      177,723
Net change in receivable and payable for
 securities transactions..................    (4,786)         --          (677)
Net change in other assets................    (5,141)      (2,725)         --
                                           ---------  -----------  -----------
    Net cash from investing activities....   228,486      197,147      370,502
                                           ---------  -----------  -----------
Cash flows from financing activities
Policyholder account balances:
  Deposits................................   608,363      383,874      180,124
  Withdrawals.............................  (881,888)    (694,848)    (649,400)
Capital contributions from parent.........       --           --         4,261
Dividends to parent.......................   (36,280)    (115,000)     (95,000)
Other.....................................    11,906        8,953      (11,448)
                                           ---------  -----------  -----------
    Net cash used in financing activities.  (297,899)    (417,021)    (571,463)
                                           ---------  -----------  -----------
    Net increase (decrease) in cash.......    22,086       (1,471)     (10,382)
Cash, beginning of period.................    12,015       13,486       23,868
                                           ---------  -----------  -----------
Cash, end of period....................... $  34,101  $    12,015  $    13,486
                                           =========  ===========  ===========

   See accompanying notes to consolidated financial statements.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Basis of presentation

   Kemper Investors Life Insurance Company and subsidiaries (the "Company") issues fixed and variable annuity products, variable life, term life and interest-sensitive life insurance products marketed primarily through a network of financial institutions, securities brokerage firms, insurance agents and financial planners. The Company is licensed in the District of Columbia and all states except New York. The Company is a wholly-owned subsidiary of Kemper Corporation ("Kemper"). Kemper is a wholly-owned subsidiary of Zurich Group Holding ("ZGH" or "Zurich"), a Swiss holding company, formerly known as Zurich Financial Services. ZGH is wholly-owned by Zurich Financial Services ("ZFS"), a new Swiss holding company. ZFS was formerly Zurich Allied AG, which was merged with Allied Zurich p.l.c. in October 2000.

   The financial statements include the accounts of the Company on a consolidated basis. All significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to the 1999 and 1998 consolidated financial statements in order for them to conform to the 2000 presentation. The accompanying consolidated financial statements of the Company as of and for the years ended December 31, 2000, 1999 and 1998, have been prepared in conformity with accounting principles generally accepted in the United States of America.

Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets or liabilities at the date of the financial statements. As a result, actual results reported as revenue and expenses could differ from the estimates reported in the accompanying financial statements. As further discussed in the accompanying notes to the consolidated financial statements, significant estimates and assumptions affect goodwill, deferred insurance acquisition costs, the value of business acquired, provisions for real estate-related losses and reserves, other-than-temporary declines in values for fixed maturities, the valuation allowance for deferred income taxes and the calculation of fair value disclosures for certain financial instruments.

Goodwill and other intangibles

   The Company reviews goodwill and other intangibles ("intangible assets") to determine if events or changes in circumstances may have affected the recoverability of the outstanding intangible assets as of each reporting period. In the event that the Company determines that the intangible assets are not recoverable, it would amortize such amounts as additional amortization expense in the accompanying financial statements. As of December 31, 2000, the Company believes that no such adjustment is necessary.

   The difference between Zurich's cost of acquiring the Company and the net fair value of the assets and liabilities as of January 4, 1996 was recorded as goodwill. Goodwill is amortized on a straight-line basis over a twenty-year period. Other intangible assets of $4.9 million, recorded in 2000 in connection with the purchase of PMG, are being amortized on a straight-line basis over a ten-year period.

Value of business acquired

   The value of business acquired reflects the estimated fair value of the Company's life insurance business in force and represents the portion of the cost to acquire the Company that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition, January 4, 1996. Such value is the present value of the actuarially determined projected cash flows for the acquired policies.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) Summary of Significant Accounting Policies (continued)

   The value of the business acquired is amortized over the estimated contract life of the business acquired in relation to the present value of estimated gross profits using current assumptions based on an interest rate equal to the liability or contract rate on the value of business acquired. The estimated amortization and accretion of interest for the value of business acquired for each of the years through December 31, 2005 are as follows:

                                                              Projected
                                                              Accretion
(in thousands)                         Beginning                 of      Ending
Year Ended December 31,                 Balance  Amortization Interest  Balance
-----------------------                --------- ------------ --------- --------
1998 (actual)......................... $143,744    $(26,807)   $9,129   $126,066
1999 (actual).........................  126,066     (20,891)    7,936    113,111
2000 (actual).........................  113,111     (26,805)    6,879     93,185
2001..................................   93,185     (18,664)    5,733     80,254
2002..................................   80,254     (16,249)    4,955     68,960
2003..................................   68,960     (15,765)    4,178     57,373
2004..................................   57,373     (14,646)    3,433     46,160
2005..................................   46,160     (12,868)    2,753     36,045

   The projected ending balance of the value of business acquired will be further adjusted to reflect the impact of unrealized gains or losses on fixed maturities held as available for sale in the investment portfolio. Such adjustments are not recorded in the Company's net income but rather are recorded as a credit or charge to accumulated other comprehensive income, net of income tax. This adjustment increased the value of business acquired by $2.4 million and $6.0 million as of December 31, 2000 and 1999, respectively. Accumulated other comprehensive income increased by approximately $1.6 million and $3.9 million as of December 31, 2000 and 1999, respectively, due to this adjustment.

Life insurance revenue and expenses

   Revenue for annuities, variable life insurance and interest-sensitive life insurance products consists of investment income, and policy charges such as mortality, expense and surrender charges and expense loads for premium taxes on certain contracts. Expenses consist of benefits and interest credited to contracts, policy maintenance costs and amortization of deferred insurance acquisition costs.

   Premiums for term life policies are reported as earned when due. Profits for such policies are recognized over the duration of the insurance policies by matching benefits and expenses to premium income.

Reinsurance

   In the ordinary course of business, the Company enters into reinsurance agreements to diversify risk and limit its overall financial exposure to certain blocks of fixed-rate annuities and to individual death claims. The Company generally cedes 100 percent of the related annuity liabilities under the terms of the reinsurance agreements for these certain blocks of fixed-rate annuities. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Company, they do not discharge the Company from its primary liabilities and obligations to policyholders. As such, these amounts paid or deemed to have been paid are recorded on the Company's consolidated balance sheet as reinsurance recoverables and ceded future policy benefits.

Deferred insurance acquisition costs

   The costs of acquiring new business, principally commission expense and certain policy issuance and underwriting expenses, have been deferred to the extent they are recoverable from estimated future gross profits on the related contracts and policies. The deferred insurance acquisition costs for annuities, separate account business and interest-sensitive life insurance products are being amortized over the estimated contract life in relation to the present value of estimated gross profits. Deferred insurance acquisition costs related to such interest-sensitive products also reflect the estimated impact of unrealized gains or losses on fixed

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies (continued)

maturities held as available for sale in the investment portfolio, through a charge or credit to accumulated other comprehensive income, net of income tax. The deferred insurance acquisition costs for term-life insurance products are being amortized over the premium paying period of the policies.

Future policy benefits

   Liabilities for future policy benefits related to annuities and interest-sensitive life contracts reflect net premiums received plus interest credited during the contract accumulation period and the present value of future payments for contracts that have annuitized. Current interest rates credited during the contract accumulation period range from 3.0 percent to 10.0 percent. Future minimum guaranteed interest rates vary from 3.0 percent to 4.0 percent. For contracts that have annuitized, interest rates used in determining the present value of future payments range principally from 2.5 percent to 12.0 percent.

   Liabilities for future term life policy benefits have been computed principally by a net level premium method. Anticipated rates of mortality are based on the 1975-1980 Select and Ultimate Table modified by Company experience, including withdrawals. Assumed investment yields are by policy duration and range from 7.3 percent to 6.0 percent over 20 years.

Guaranty fund assessments

   The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during the years 2000 and prior. The Company's financial statements include provisions for all known assessments that are expected to be levied against the Company as well as an estimate of amounts (net of estimated future premium tax recoveries) that the Company believes it will be assessed in the future for which the life insurance industry has estimated the cost to cover losses to policyholders.

Invested assets and related income

   Investments in fixed maturities and equity securities are carried at fair value. Short-term investments are carried at cost, which approximates fair value.

   The amortized cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed and asset-backed securities, over the estimated life of the security. Such amortization is included in net investment income. Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method which considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences which arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of such securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income. The Company does not accrue interest income on fixed maturities deemed to be impaired on an other-than-temporary basis, or on mortgage loans and other real estate loans where the likelihood of collection of interest is doubtful.

   Mortgage loans are carried at their unpaid balance, net of unamortized discount and any applicable reserves or write-downs. Other real estate-related investments, net of any applicable reserves and write-downs, include notes receivable from real estate ventures and investments in real estate ventures, adjusted for the equity in the operating income or loss of such ventures. Real estate reserves are established when declines in collateral values, estimated in light of current economic conditions, indicate a likelihood of loss.

   Investments in policy loans and other invested assets, consisting primarily of venture capital investments and a leveraged lease, are carried primarily at cost.

   Realized gains or losses on sales of investments, determined on the basis of identifiable cost on the disposition of the respective investment, recognition of other-than-temporary declines in value and changes in real estate-related reserves and write-downs are included in revenue. Net unrealized gains or losses on revaluation of investments are credited or charged to accumulated other comprehensive income (loss). Such unrealized gains are recorded net of deferred income tax expense, while unrealized losses are not tax benefited.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies (continued)

Derivative instruments

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 133, ("SFAS 133") Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standard 137, Deferral of the Effective Date of FASB Statement No. 133 delayed implementation of SFAS 133 until fiscal years beginning January 1, 2001. Statement of Financial Accounting Standard 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of FASB Statement No. 133, ("SFAS 138"), further clarified the accounting treatment of certain derivative instruments. The Company has adopted SFAS 133 and SFAS 138 in the fourth quarter of 2000. Up until the fourth quarter of 2000, the Company held no derivative investments.

   In the fourth quarter of 2000, the Company entered into an interest rate swap with Zurich Capital Markets, Inc. ("ZCM"), an affiliated counterparty, to alter interest rate exposures arising from mismatches between assets and liabilities. Under the interest rate swap, an agreement was reached with another party to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. No cash was exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is made by the counterparty at each due date.

   Exposure exists to credit-related losses in the event of nonperformance by the counterparty to the financial instrument, but the Company does not expect the counterparty to fail to meet its obligations given their high credit ratings. The credit exposure of the interest rate swap is represented by the fair value (market value) of the contract. At December 31, 2000, an open swap agreement with a notional value of $100.0 million and an expiration date of November 2004, had a negative market value of $271,409.

Separate account business

   The assets and liabilities of the separate accounts represent segregated funds administered and invested by the Company for purposes of funding variable annuity and variable life insurance contracts for the exclusive benefit of variable annuity and variable life insurance contract holders. The Company receives administrative fees from the separate account and retains varying amounts of withdrawal charges to cover expenses in the event of early withdrawals by contract holders. The assets and liabilities of the separate accounts are carried at fair value.

Income tax

   The Company files a separate Federal income tax return. Deferred taxes are provided on the temporary differences between the tax and financial statement basis of assets and liabilities.

(2) Cash Flow Information

   The Company defines cash as cash in banks and money market accounts. The Company paid federal income taxes of $43.9 million, $83.8 million and $126.0 million directly to the United States Treasury Department during 2000, 1999 and 1998, respectively.

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3) Invested Assets and Related Income

   The Company is carrying its fixed maturity investment portfolio at estimated fair value as fixed maturities are considered available for sale. The carrying value of fixed maturities compared with amortized cost, adjusted for other-than-temporary declines in value, were as follows:

                                                                 Estimated
                                                                Unrealized
                                        Carrying  Amortized  -----------------
                                         Value       Cost     Gains   Losses
                                       ---------- ---------- ------- ---------
(in thousands)
December 31, 2000
U.S. treasury securities and
 obligations of U.S. government
 agencies and authorities............. $   11,823 $   11,777 $    69 $     (24)
Obligations of states and political
 subdivisions, special revenue and
 nonguaranteed........................     24,022     24,207     --       (186)
Debt securities issued by foreign
 governments..........................     21,811     21,893      90      (171)
Corporate securities..................  2,060,678  2,093,916  12,634   (45,871)
Mortgage and asset-backed securities..  1,038,835  1,037,926   7,495    (6,586)
                                       ---------- ---------- ------- ---------
  Total fixed maturities.............. $3,157,169 $3,189,719 $20,288 $ (52,838)
                                       ========== ========== ======= =========
December 31, 1999
U.S. treasury securities and
 obligations of U.S. government
 agencies and authorities............. $    6,516 $    6,631 $   --  $    (115)
Obligations of states and political
 subdivisions, special revenue and
 nonguaranteed........................     21,656     22,107     --       (451)
Debt securities issued by foreign
 governments..........................     23,890     24,749     380    (1,239)
Corporate securities..................  2,063,054  2,147,606   2,750   (87,302)
Mortgage and asset-backed securities..  1,160,901  1,196,095     450   (35,644)
                                       ---------- ---------- ------- ---------
  Total fixed maturities.............. $3,276,017 $3,397,188 $ 3,580 $(124,751)
                                       ========== ========== ======= =========

The carrying value and amortized cost of fixed maturity investments, by contractual maturity at December 31, 2000, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties and because mortgage-backed and asset-backed securities provide for periodic payments throughout their life.

                                                           Carrying  Amortized
                                                            Value       Cost
                                                          ---------- ----------
(in thousands)
One year or less......................................... $   83,099 $   86,709
Over one year through five years.........................    868,898    879,011
Over five years through ten years........................    881,703    891,370
Over ten years...........................................    284,634    294,703
Securities not due at a single maturity date, primarily
 mortgage and asset-backed securities(1).................  1,038,835  1,037,926
                                                          ---------- ----------
  Total fixed maturities................................. $3,157,169 $3,189,719
                                                          ========== ==========

----------
(1) Weighted average maturity of 4.4 years.

   Proceeds from sales of investments in fixed maturities prior to maturity were $589.9 million, $1,269.3 million and $882.6 million during 2000, 1999 and 1998, respectively. Gross gains of $8.6 million, $7.9 million and $10.1 million and gross losses, including write-downs of fixed maturities for other-than-temporary declines in value, of $20.8 million, $17.7 million and $8.0 million were realized on sales in 2000, 1999 and 1998, respectively. Pre-tax write-downs due to other-than-temporary declines in value amounted to $11.4 million, $0.1 million and $4.4 million for the years ended December 31, 2000, 1999 and 1998, respectively.

   At December 31, 2000, the Company held a $100.0 million investment in ZSLM Trust, issued by an affiliate, which exceeded 10 percent of the Company's stockholder's equity at December 31, 2000. Excluding

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) Invested Assets and Related Income (continued)

agencies of the U.S. government, no other individual investment exceeded 10 percent of the Company's stockholder's equity at December 31, 2000.

   At December 31, 2000, securities carried at approximately $6.3 million were on deposit with governmental agencies as required by law.

   Upon default or indication of potential default by an issuer of fixed maturity securities, the issue(s) of such issuer would be placed on nonaccrual status and, since declines in fair value would no longer be considered by the Company to be temporary, would be analyzed for possible write-down. Any such issue would be written down to its net realizable value during the fiscal quarter in which the impairment was determined to have become other than temporary. Thereafter, each issue on nonaccrual status is regularly reviewed, and additional write-downs may be taken in light of later developments.

   The Company's computation of net realizable value involves judgments and estimates, so such value should be used with care. Such value determination considers such factors as the existence and value of any collateral security; the capital structure of the issuer; the level of actual and expected market interest rates; where the issue ranks in comparison with other debt of the issuer; the economic and competitive environment of the issuer and its business; the Company's view on the likelihood of success of any proposed issuer restructuring plan; and the timing, type and amount of any restructured securities that the Company anticipates it will receive.

   The Company's $140.4 million real estate portfolio at December 31, 2000 consists of joint venture and third-party mortgage loans and other real estate-related investments. At December 31, 2000 and 1999, total impaired real estate-related loans were as follows:

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
(in millions)
Impaired loans without reserves--gross................    $ 62.6       $ 74.9
Impaired loans with reserves--gross...................      23.7         23.4
                                                          ------       ------
    Total gross impaired loans........................      86.3         98.3
Reserves related to impaired loans....................     (18.5)       (18.5)
Write-downs related to impaired loans.................      (3.5)        (3.5)
                                                          ------       ------
    Net impaired loans................................    $ 64.3       $ 76.3
                                                          ======       ======

   Impaired loans without reserves include loans in which the deficit in equity investments in real estate-related investments is considered in determining reserves and write-downs. The Company had an average balance of $90.2 million and $100.0 million in impaired loans for 2000 and 1999, respectively. Cash payments received on impaired loans are generally applied to reduce the outstanding loan balance.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) Invested Assets and Related Income (continued)

   At December 31, 2000 and 1999, loans on nonaccrual status, before reserves and write-downs, amounted to $86.3 million and $98.3 million, respectively. The Company's nonaccrual loans are generally included in impaired loans.
Net Investment Income

   The sources of net investment income were as follows:

                                                    2000      1999      1998
                                                  --------  --------  --------
(in thousands)
Interest on fixed maturities..................... $223,964  $231,176  $232,707
Dividends on equity securities...................    4,573     4,618     2,143
Income from short-term investments...............    3,433     3,568     5,391
Income from mortgage loans.......................    6,091     6,296    14,964
Income from policy loans.........................   20,088    20,131    21,096
Income from other real estate-related
 investments.....................................       99       155       352
Income from other loans and investments..........    2,455     2,033     2,223
                                                  --------  --------  --------
    Total investment income...................... $260,703  $267,977  $278,876
Investment expense...............................   (3,233)   (3,337)   (5,364)
                                                  --------  --------  --------
    Net investment income........................ $257,470  $264,640  $273,512
                                                  ========  ========  ========

Net Realized Investment Gains (Losses)

   Net realized investment gains (losses) for the years ended December 31, 2000, 1999 and 1998, were as follows:

                                                      2000     1999     1998
                                                     -------  -------  -------
(in thousands)
Real estate-related................................. $ 1,711  $ 4,201  $41,362
Fixed maturities.................................... (12,185)  (9,755)   2,158
Trading account securities--gross gains.............     --       491    3,254
Trading account securities--gross losses............     --    (7,794)    (417)
Trading account securities--holding losses..........     --       --      (151)
Equity securities...................................     245    1,039    5,496
Other...............................................   1,952    2,269      166
                                                     -------  -------  -------
    Realized investment gains (losses) before income
     tax expense (benefit).......................... $(8,277) $(9,549) $51,868
Income tax expense (benefit)........................  (2,897)  (3,342)  18,154
                                                     -------  -------  -------
    Net realized investment gains (losses).......... $(5,380) $(6,207) $33,714
                                                     =======  =======  =======

   Unrealized gains (losses) are computed below as follows: fixed maturities-- the difference between fair value and amortized cost, adjusted for other-than-temporary declines in value; equity and other securities--the difference between fair value and cost. The change in net unrealized investment gains (losses) by class of investment for the years ended December 31, 2000, 1999 and 1998 were as follows:

                                         December 31, December 31, December 31,
                                             2000         1999         1998
                                         ------------ ------------ ------------
(in thousands)
Fixed maturities........................   $89,421     $(182,456)    $36,717
Equity and other securities.............     1,187        (3,929)     (1,075)
Adjustment to deferred insurance
 acquisition costs......................      (243)        3,834      (2,399)
Adjustment to value of business
 acquired...............................    (3,614)       13,265      (1,954)
                                           -------     ---------     -------
  Unrealized gain (loss) before income
   tax expense (benefit)................    86,751      (169,286)     31,289
Income tax expense (benefit)............    (1,350)      (15,492)     10,952
                                           -------     ---------     -------
    Net unrealized gain (loss) on
     investments........................   $88,101     $(153,794)    $20,337
                                           =======     =========     =======

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(4) Unconsolidated Investees

   At December 31, 2000 and 1999 the Company, along with other Kemper subsidiaries, directly held partnership interests in a number of real estate joint ventures. The Company's direct and indirect real estate joint venture investments are accounted for utilizing the equity method, with the Company recording its share of the operating results of the respective partnerships. The Company, as an equity owner, has the ability to fund, and historically has elected to fund, operating requirements of certain of the joint ventures. Consolidation accounting methods are not utilized as the Company, in most instances, does not own more than 50 percent in the aggregate, and in any event, major decisions of the partnership must be made jointly by all partners.

   As of December 31, 2000 and 1999, the Company's net equity investment in unconsolidated investees amounted to $1.0 million and $0.9 million, respectively. The Company's share of net income related to such unconsolidated investees amounted to $99 thousand, $155 thousand and $241 thousand in 2000, 1999 and 1998, respectively.

(5) Concentration of Credit Risk

   The Company generally strives to maintain a diversified invested asset portfolio; however, certain concentrations of credit risk exist in mortgage and asset-backed securities and real estate.

   Approximately 18.9 percent of the Company's investment-grade fixed maturities at December 31, 2000 were mortgage-backed securities, down from 20.0 percent at December 31, 1999, due to sales and paydowns during 2000. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. The Company has not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. The Company's mortgage-backed investments are generally AAA credit quality.

   Approximately 15.1 percent and 16.8 percent of the Company's investment-grade fixed maturities at December 31, 2000 and 1999, respectively, consisted of corporate asset-backed securities. The majority of the Company's investments in asset-backed securities were backed by commercial mortgage-backed securities (26.8%), home equity loans (26.3%), manufactured housing loans (11.3%), collateralized loan and bond obligations (11.2%), and other commercial assets (8.9%).

   The Company's real estate portfolio is distributed by geographic location and property type. The geographic distribution of a majority of the real estate portfolio as of December 31, 2000 was as follows: California (40.4%), Washington (11.9%), Colorado (10.8%) and Illinois (8.4%). The property type distribution of a majority of the real estate portfolio as of December 31, 2000 was as follows: land (39.6%), hotels (39.5%) and office (9.9%).

   To maximize the value of certain land and other projects, additional development has been proceeding or has been planned. Such development of existing projects would continue to require funding, either from the Company or third parties. In the present real estate markets, third-party financing can require credit enhancing arrangements (e.g., standby financing arrangements and loan commitments) from the Company. The values of development projects are dependent on a number of factors, including Kemper's and the Company's plans with respect thereto, obtaining necessary construction and zoning permits and market demand for the permitted use of the property. There can be no assurance that such permits will be obtained as planned or at all, nor that such expenditures will occur as scheduled, nor that Kemper's and the Company's plans with respect to such projects may not change substantially.

   Slightly more than half of the Company's real estate mortgage loans are on properties or projects where the Company, Kemper, or their affiliates have taken ownership positions in joint ventures with a small number of partners.

   At December 31, 2000, loans to and investments in joint ventures in which Patrick M. Nesbitt or his affiliates ("Nesbitt"), a third-party real estate developer, have ownership interests constituted approximately

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) Concentration of Credit Risk (continued)

$63.5 million, or 45.2 percent, of the Company's real estate portfolio. The Nesbitt ventures consist of nine hotel properties, one office building and one retail property. At December 31, 2000, the Company did not have any Nesbitt-related off-balance-sheet legal funding commitments outstanding.

   At December 31, 2000, loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens Mutual Casualty Company ("Lumbermens"), a former affiliate, constituted approximately $55.7 million, or 39.7 percent, of the Company's real estate portfolio. Kemper's interest in the MLP is 75.0 percent at December 31, 2000. Loans to the MLP were placed on non-accrual status at the beginning of 1999 due to management's desire not to increase book value of the MLP over net realizable value, as interest on these loans has historically been added to principal. At December 31, 2000, MLP-related commitments accounted for approximately $0.1 million of the Company's off-balance-sheet legal commitments.

   The remaining significant real estate-related investments amounted to $8.5 million at December 31, 2000 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, these real estate-related investments were placed on nonaccrual status. As of March 12, 2001, all zoned properties have been sold. We are currently pursuing the zoning of all remaining unzoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, the Company anticipates that it could be several additional years until it completely disposes of all of its investments in Hawaii. At December 31, 2000, off-balance sheet legal commitments related to Hawaiian properties totaled $4.0 million.

   At December 31, 2000, the Company no longer had any outstanding loans or investments in projects with the Prime Group, Inc. or its affiliates, as all such investments have been sold. However, the Company continues to have Prime Group-related commitments, which accounted for $25.7 million of the Company's off-balance-sheet legal commitments at December 31, 2000.

(6) Income Taxes

   Income tax expense (benefit) was as follows for the years ended December 31, 2000, 1999 and 1998:

                                                     2000      1999      1998
                                                   --------  --------  --------
(in thousands)
Current........................................... $ 28,274  $ 75,816  $ 52,273
Deferred..........................................  (27,027)  (42,952)  (12,469)
                                                   --------  --------  --------
    Total......................................... $  1,247  $ 32,864  $ 39,804
                                                   ========  ========  ========

   Additionally, the deferred income tax (benefit) expense related to items included in other comprehensive income was as follows for the years ended
December 31, 2000, 1999 and 1998:

                                                     2000      1999      1998
                                                   --------  --------  --------
(in thousands)
Unrealized gains and losses on investments........ $    --   $(21,477) $ 12,476
Value of business acquired........................   (1,265)    4,643      (684)
Deferred insurance acquisition costs..............      (85)    1,342      (840)
                                                   --------  --------  --------
    Total......................................... $ (1,350) $(15,492) $ 10,952
                                                   ========  ========  ========

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Income Taxes (continued)

   The actual income tax expense for 2000, 1999 and 1998 differed from the "expected" tax expense for those years as displayed below. "Expected" tax expense was computed by applying the U.S. federal corporate tax rate of 35 percent in 2000, 1999, and 1998 to income before income tax expense.

                                                     2000     1999     1998
                                                    -------  -------  -------
(in thousands)
Computed expected tax expense...................... $17,342  $27,232  $36,734
Difference between "expected" and actual tax
 expense:
  State taxes......................................     737    1,608     (434)
  Amortization of goodwill and other intangibles...   4,589    4,460    4,460
  Dividend received deduction......................  (1,191)     --      (540)
  Foreign tax credit...............................    (214)    (306)    (250)
  Change in valuation allowance.................... (15,201)     --       --
  Recapture of affiliated reinsurance..............  (4,599)     --       --
  Other, net.......................................    (216)    (130)    (166)
                                                    -------  -------  -------
    Total actual tax expense....................... $ 1,247  $32,864  $39,804
                                                    =======  =======  =======

   Deferred tax assets and liabilities are generally determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

   The $4.6 million tax benefit in 2000 is due to the deferred tax effect related to the deemed dividend distribution. (See the note captioned "Summary of Significant Accounting Policies--Reinsurance.") This deferred tax benefit was recognized in the tax provision under current accounting guidance relating to the recognition of deferred taxes.

   The Company only records deferred tax assets if future realization of the tax benefit is more likely than not. The Company has established a valuation allowance to reduce the deferred federal tax asset related to real estate and unrealized losses on investments to a realizable amount. This amount is based on the evidence available and management's judgment. The valuation allowance is subject to future adjustments based upon, among other items, the Company's estimates of future operating earnings and capital gains. The decrease in the valuation allowance in 2000 is related to the ultimate realization of losses on real estate assets disposed of before December 31, 1995, as well as a change in the amount of unrealized losses on investments.

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Income Taxes (continued)

   The tax effects of temporary differences that give rise to significant portions of the Company's net deferred federal tax assets or liabilities were as follows:

                                         December 31, December 31, December 31,
                                             2000         1999         1998
                                         ------------ ------------ ------------
(in thousands)
Deferred federal tax assets:
  Deferred insurance acquisition costs
   ("DAC Tax")..........................   $131,591     $121,723     $ 86,332
  Unrealized losses on investments......     12,045       43,758          --
  Life policy reserves..................     67,260       43,931       27,240
  Unearned revenue......................     58,200       59,349       42,598
  Real estate-related...................      6,515        7,103       13,944
  Other investment-related..............      5,330          928        5,770
  Other.................................      4,329        3,133        4,923
                                           --------     --------     --------
    Total deferred federal tax assets...    285,270      279,925      180,807
  Valuation allowance...................    (12,045)     (58,959)     (15,201)
                                           --------     --------     --------
    Total deferred federal tax assets
     after valuation allowance..........    273,225      220,966      165,606
                                           --------     --------     --------
Deferred federal tax liabilities:
  Value of business acquired............     33,467       55,884       41,598
  Deferred insurance acquisition costs..     84,280       41,706       32,040
  Depreciation and amortization.........     21,799       19,957       19,111
  Other investment-related..............      7,973        7,670       14,337
  Unrealized gains on investments.......        --           --        21,477
  Other.................................      4,925        2,247        1,984
                                           --------     --------     --------
    Total deferred federal tax
     liabilities........................    152,444      127,464      130,547
                                           --------     --------     --------
Net deferred federal tax assets.........   $120,781     $ 93,502     $ 35,059
                                           ========     ========     ========

   The net deferred tax assets relate primarily to unearned revenue and the DAC Tax associated with a non-registered individual and group variable business owned life insurance contract ("BOLI"). Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income over the ten year amortization period of the unearned revenue and DAC Tax to realize such deferred tax assets.

   The tax returns through the year 1993 have been examined by the Internal Revenue Service ("IRS"). Changes proposed are not material to the Company's financial position. The tax returns for the years 1994 through 1996 are currently under examination by the IRS.

(7) Related-Party Transactions

   The Company paid cash dividends of $20.0 million, $115.0 million and $95.0 million to Kemper during 2000, 1999 and 1998, respectively. The Company received capital contributions from Kemper of $4.3 million during 1998.

   The Company has loans to joint ventures, consisting primarily of mortgage loans on real estate, in which the Company and/or one of its affiliates has an ownership interest. At December 31, 2000 and 1999, joint venture mortgage loans totaled $67.5 million and $67.2 million, respectively, and during 2000, 1999 and 1998, the Company earned interest income on these joint venture loans of $0.8 million, $0.6 million and $6.8 million, respectively.

   All of the Company's personnel are employees of Federal Kemper Life Assurance Company ("FKLA"), an affiliated company. Expenses are allocated to the Company for the utilization of FKLA employees and facilities and the investment management services of Zurich Scudder Investments, Inc. ("ZSI"), (formerly Scudder Kemper Investments, Inc.), an affiliated company. The Company paid to ZSI investment management fees of $1.6 million, $1.8 million and $3.1 million during 2000, 1999 and 1998, respectively. In addition, expenses

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) Related-Party Transactions (continued)

allocated to the Company from FKLA during 2000, 1999 and 1998 amounted to $23.3 million, $18.3 million and $15.3 million, respectively. The Company also paid to Kemper real estate subsidiaries fees of $0.6 million, $1.0 million and $1.5 million in 2000, 1999 and 1998, respectively, related to the management of the Company's real estate portfolio.

   In 2000, the Company purchased PMG Securities Corporation, PMG Asset Management, Inc., PMG Marketing, Inc., and PMG Life Agency, Inc. (collectively "PMG"), for $5.5 million. The Company owns 100% of the stock of PMG. Also in 2000, the Company transferred $63.3 million in fixed maturities and cash to fund the operations of its newly formed subsidiary, Zurich Kemper Life Insurance Company of New York ("ZKLICONY"). ZKLICONY received its insurance license from the state of New York in January 2001 and expects to begin writing business in the second quarter of 2001.

   At December 31, 2000, the Company held a $100.0 million investment in ZSLM Trust, issued by an affiliate.

   As previously discussed, the Company entered into an interest rate swap in 2000 with ZCM, an affiliated counterparty. (See the note captioned "Summary of Significant Accounting Policies--Derivative instruments" above.)

(8) Reinsurance

   As of December 31, 2000 and 1999, the reinsurance recoverable related to fixed-rate annuity liabilities ceded to an affiliate, Fidelity Life Association ("FLA"), a Mutual Legal Reserve Company, amounted to $262.1 million and $309.7 million, respectively.

   The Company cedes 90 percent of all new direct life insurance premiums to outside reinsurers. Life reserves ceded to outside reinsurers on the Company's direct business amounted to approximately $2.0 million and $595 thousand as of December 31, 2000 and 1999, respectively.

   The Company is party to a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"). Under the original terms of this agreement, the Company ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in the Company's separate accounts. As consideration for this reinsurance coverage, the Company cedes separate account fees (cost of insurance charges) to ZICBB and retains a portion of such funds under the terms of the reinsurance agreement in a funds withheld account which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, the Company modified the reinsurance agreement to increase the reinsurance from 90 percent to 100 percent.

   In the fourth quarter of 2000, the yearly renewable term reinsurance agreement between the Company and FKLA was terminated. Premiums and reserves were both reduced by $7.7 million. A difference in the basis of the reserves between GAAP and statutory accounting resulted in a deemed dividend distribution to Kemper of $16.3 million.

   Also in the fourth quarter of 2000, the Company assumed from FKLA $100.0 million in premiums related to a Funding Agreement. Funding Agreements are insurance contracts similar to structured settlements, immediate annuities and guaranteed investment contracts ("GICs"). The contracts qualify as insurance under state laws and are sold as non-surrenderable immediate annuities to a trust established by a securities firm. The securities firm sold interests in the trust to institutional investors. This Funding Agreement has a variable rate of interest based upon LIBOR, is an obligation of the Company's general account and is recorded as a future policy benefit. As previously discussed, the Company entered into an interest rate swap in 2000 to exchange the floating-rate interest payments for fixed interest payments.

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) Reinsurance (continued)

   The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

Business Owned Life Insurance (BOLI)

(in millions)

                                                   Year Ended December 31,
                                                  ----------------------------
                                                    2000      1999      1998
                                                  --------  --------  --------
Face amount in force............................. $ 85,358  $ 82,021  $ 66,186
                                                  ========  ========  ========
Net amount at risk ceded......................... $(78,169) $(75,979) $(62,160)
                                                  ========  ========  ========
Cost of insurance charges ceded.................. $  173.8  $  166.4  $  175.5
                                                  ========  ========  ========
Funds withheld account........................... $  228.8  $  263.4  $  170.9
                                                  ========  ========  ========

   The Company has a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. During 1998, the Company recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, the Company had also placed assets supporting the FWA in a segmented portion of its General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, the Company recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, the Company recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.

   Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, the Company no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through the Company's operating results.

(9) Postretirement Benefits Other Than Pensions

   FKLA sponsors a health and welfare benefit plan that provides insurance benefits covering substantially all eligible, active and retired employees of FKLA and their covered dependents and beneficiaries. The Company is allocated a portion of the costs of providing such benefits. The Company is self insured with respect to medical benefits, and the plan is not funded except with respect to certain disability-related medical claims. The medical plan provides for medical insurance benefits at retirement, with eligibility based upon age and the participant's number of years of participation attained at retirement. The plan is contributory for pre-Medicare retirees, and will be contributory for all retiree coverage for most current employees, with contributions generally adjusted annually. Postretirement life insurance benefits are noncontributory and are limited to $10,000 per participant.

   The allocated accumulated postretirement benefit obligation accrued by the Company amounted to $1.3 million and $1.2 million at December 31, 2000 and 1999, respectively.

   The discount rate used in determining the allocated postretirement benefit obligation was 7.5 percent and 8.0 percent for 2000 and 1999, respectively. The assumed health care trend rate used was based on projected experience for 2000,
6.8 percent for 2001, gradually declining to 5.3 percent by the year 2005 and gradually declining thereafter.

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) Postretirement Benefits Other Than Pensions (continued)

   A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 2000 and 1999 by $78 thousand and $190 thousand, respectively.

(10) Commitments and Contingent Liabilities

   The Company is involved in various legal actions for which it establishes liabilities where appropriate. In the opinion of the Company's management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the consolidated financial statements.

   Although neither the Company nor its joint venture projects have been identified as a "potentially responsible party" under Federal environmental guidelines, inherent in the ownership of, or lending to, real estate projects is the possibility that environmental pollution conditions may exist on or near or relate to properties owned or previously owned or on properties securing loans. Where the Company has presently identified remediation costs, they have been taken into account in determining the cash flows and resulting valuations of the related real estate assets. Based on the Company's receipt and review of environmental reports on most of the projects in which it is involved, the Company believes its environmental exposure would be immaterial to its consolidated results of operations. However, the Company may be required in the future to take actions to remedy environmental exposures, and there can be no assurance that material environmental exposures will not develop or be identified in the future. The amount of future environmental costs is impossible to estimate due to, among other factors, the unknown magnitude of possible exposures, the unknown timing and extent of corrective actions that may be required, the determination of the Company's liability in proportion to others and the extent such costs may be covered by insurance or various environmental indemnification agreements.

(11) Financial Instruments--Off-Balance-Sheet Risk

   At December 31, 2000, the Company had future legal loan commitments and stand-by financing agreements totaling $29.8 million to support the financing needs of various real estate investments. To the extent these arrangements are called upon, amounts loaned would be collateralized by assets of the joint ventures, including first mortgage liens on the real estate. The Company's criteria in making these arrangements are the same as for its mortgage loans and other real estate investments. These commitments are included in the Company's analysis of real estate-related reserves and write-downs. The fair values of loan commitments and standby financing agreements are estimated in conjunction with and using the same methodology as the fair value estimates of mortgage loans and other real estate-related investments.

(12) Fair Value of Financial Instruments

   Fair value estimates are made at specific points in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. A significant portion of the Company's financial instruments are carried at fair value. Fair value estimates for financial instruments not carried at fair value are generally determined using discounted cash flow models and assumptions that are based on judgments regarding current and future economic conditions and the risk characteristics of the investments. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could significantly affect the estimates and such estimates should be used with care.

   Fair value estimates are determined for existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and certain liabilities that are not considered financial instruments. Accordingly, the aggregate fair value estimates presented do not represent the underlying value of the Company. For example, the Company's subsidiaries are not considered financial instruments, and their value has not been incorporated into the fair value estimates. In addition, tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) Fair Value of Financial Instruments (continued)

   The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

   Fixed maturities and equity securities: Fair values were determined by using market quotations, or independent pricing services that use prices provided by market makers or estimates of fair values obtained from yield data relating to instruments or securities with similar characteristics, or fair value as determined in good faith by the Company's portfolio manager, ZSI.

   Cash and short-term investments: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values.

   Policy loans: The carrying value of policy loans approximates the fair value as the Company adjusts the rates to remain competitive.

   Mortgage loans and other real estate-related investments: Fair values were estimated based upon the investments observable market price, net of estimated costs to sell. The estimates of fair value should be used with care given the inherent difficulty in estimating the fair value of real estate due to the lack of a liquid quotable market. Mortgage loans and other real estate-related investments are stated at their aggregate unpaid balances, less a valuation allowance of $18.6 million and $19.9 million in 2000 and 1999, respectively. The real estate portfolio is monitored closely and reserves are adjusted to reflect market conditions. This results in a carrying value that approximates fair value at December 31, 2000 and 1999.

   Other loans and investments: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values. The fair values of policy loans were estimated by discounting the expected future cash flows using an interest rate charged on policy loans for similar policies currently being issued.

   Life policy benefits: For deposit liabilities with defined maturities, the fair value was based on the discounted value of future cash flows. The discount rate was based on the rate that would be offered for similar deposits at the reporting date. For all other deposit liabilities, primarily deferred annuities and universal life contracts, the fair value was based on the amount payable on demand at the reporting date.

   The carrying values and estimated fair values of the Company's financial instruments at December 31, 2000 and 1999 were as follows:

                                      December 31, 2000     December 31, 1999
                                    --------------------- ---------------------
                                     Carrying              Carrying
                                      Value    Fair Value   Value    Fair Value
                                    ---------- ---------- ---------- ----------
(in thousands)
Financial instruments recorded as
 assets:
  Fixed maturities................. $3,157,169 $3,157,169 $3,276,017 $3,276,017
  Cash and short-term investments..     50,001     50,001     54,406     54,406
  Mortgage loans and other real
   estate-related assets...........    140,417    140,417    151,623    151,623
  Policy loans.....................    256,226    256,226    261,788    261,788
  Equity securities................     63,879     63,879     61,592     61,592
  Other invested assets............     21,792     20,109     25,620     26,226
Financial instruments recorded as
 liabilities:
  Life policy benefits, excluding
   term life reserves..............  3,273,573  3,206,501  3,399,299  3,299,254
  Funds withheld account...........    228,822    228,822    263,428    263,428

(13) Stockholder's Equity--Retained Earnings

   The maximum amount of dividends which can be paid by insurance companies domiciled in the State of Illinois to shareholders without prior approval of regulatory authorities is restricted. The maximum amount of dividends which can be paid by the Company without prior approval in 2001 is $20.0 million. The Company paid cash dividends of $20.0 million, $115.0 million and $95.0 million to Kemper during 2000, 1999 and 1998, respectively. The Company reported a deemed dividend distribution of $16.3 million during 2000 related to the recapture of the reinsurance agreement with FKLA.

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13) Stockholder's Equity--Retained Earnings (continued)

   The Company's net income and capital and surplus as determined in accordance with statutory accounting principles were as follows:

                                                       2000     1999     1998
                                                     -------- -------- --------
(in thousands)
Net income.......................................... $ 19,975 $ 59,116 $ 64,871
                                                     ======== ======== ========
Statutory capital and surplus....................... $397,423 $394,966 $455,213
                                                     ======== ======== ========

   In 1998, the National Association of Insurance Commissioners ("NAIC") adopted the Codification of Statutory Accounting Principles ("Codification") guidance, which replaces the Accounting Practices and Procedures manual as the NAIC's primary guidance on statutory accounting as of January 1, 2001. The Codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting in some areas. The Illinois Insurance Department has adopted the Codification guidance, effective January 1, 2001. The Company's statutory surplus will be positively impacted upon adoption as a result of the net effect of recording a deferred tax asset, of non-admitting non-operating system software and of non-admitting net affiliated receivables and other changes caused by the Codification.

(14) Unaudited Interim Financial Information

   The following table sets forth the Company's unaudited quarterly financial information:

(in thousands)
                          March 31  June 30   September 30 December 31   Year
                          --------  --------  ------------ ----------- --------
Quarter Ended
2000 Operating Summary
  Revenue................ $87,648   $103,446    $94,249     $ 75,567   $360,910
                          =======   ========    =======     ========   ========
  Net operating income,
   excluding realized
   gains (losses)........ $12,031   $  9,953    $ 8,710     $ 22,987   $ 53,681
  Net realized investment
   gains (losses)........  (1,378)      (105)       948       (4,845)    (5,380)
                          -------   --------    -------     --------   --------
    Net income........... $10,653   $  9,848    $ 9,658     $ 18,142   $ 48,301
                          =======   ========    =======     ========   ========
1999 Operating Summary
  Revenue................ $95,646   $ 86,164    $78,301     $103,308   $363,419
                          =======   ========    =======     ========   ========
  Net operating income,
   excluding realized
   gains (losses)........ $11,222   $ 14,385    $11,568     $ 13,972   $ 51,147
  Net realized investment
   gains (losses)........    (627)    (1,286)    (5,098)         804     (6,207)
                          -------   --------    -------     --------   --------
    Net income........... $10,595   $ 13,099    $ 6,470     $ 14,776   $ 44,940
                          =======   ========    =======     ========   ========
1998 Operating Summary
  Revenue................ $98,026   $110,003    $98,752     $112,958   $419,739
                          =======   ========    =======     ========   ========
  Net operating income,
   excluding realized
   gains................. $ 8,025   $  5,700    $ 7,169     $ 10,541   $ 31,435
  Net realized investment
   gains.................   1,205     10,187      5,818       16,504     33,714
                          -------   --------    -------     --------   --------
    Net income........... $ 9,230   $ 15,887    $12,987     $ 27,045   $ 65,149
                          =======   ========    =======     ========   ========

(15) Operating Segments and Related Information

   In June 1997, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), Disclosures about Segments of an Enterprise and Related Information. FAS 131 established standards for how to report information about operating segments. It also established standards for related disclosures about products and services, geographic areas and major

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Operating Segments and Related Information (continued)

customers. The Company adopted FAS 131 as of December 31, 1998 and the impact of implementation did not affect the Company's consolidated financial position, results of operations or cash flows.

   The Company, FKLA, Zurich Life Insurance Company of America, ("ZLICA"), and FLA, operate under the trade name Zurich Kemper Life. For purposes of this operating segment disclosure, Zurich Life will also include the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.

   Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). The SBU concept employed by ZFS has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. The contributions of Zurich Kemper Life's SBUs to consolidated revenues, operating results and certain balance sheet data pertaining thereto, are shown in the following tables on the basis of accounting principles generally accepted in the United States.

   Zurich Kemper Life is segregated into the Life Brokerage, Financial Institutions ("Financial"), Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level. Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity. The vast majority of the Company's business is derived from the Financial and RSG SBUs.

   Each SBU's revenue is derived from geographically dispersed areas as Zurich Kemper Life is licensed in the District of Columbia and all states except New York. During 2000, 1999 and 1998, Zurich Kemper Life did not derive net revenue from one customer that exceeded 10 percent of the total revenue of Zurich Kemper Life.

   The principal products and markets of Zurich Kemper Life's SBUs are as follows:

   Life Brokerage: The Life Brokerage SBU develops low cost term, universal life insurance and variable universal life, as well as fixed annuities, to market through independent agencies and national marketing organizations.

   Financial: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (primarily included in FKLA).

   RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

   Direct: The Direct SBU is a direct marketer of basic, low-cost term life insurance through various marketing media.

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(15) Operating Segments and Related Information (continued)

   Summarized financial information for ZKL's SBU's is as follows:

As of and for the period ending December 31, 2000:

(in thousands)

                            Life
                         Brokerage   Financial      RSG      Direct      Total
                         ----------  ----------  ----------  -------  -----------
Income Statement
Revenue
Premium income.......... $   96,744  $      464  $      --   $12,946  $   110,154
Net investment income...    124,518     198,322      93,299    2,458      418,597
Realized investment
 losses.................     (4,480)     (4,130)     (3,356)     (88)     (12,054)
Fees and other income...     61,976      38,869      60,210   43,916      204,971
                         ----------  ----------  ----------  -------  -----------
  Total revenue.........    278,758     233,525     150,153   59,232      721,668
                         ----------  ----------  ----------  -------  -----------
Benefits and Expenses
Policyholder benefits...    118,556     131,552      63,318    1,650      315,076
Intangible asset
 amortization...........     55,186      12,782      20,860      --        88,828
Net deferral of
 insurance acquisition
 costs..................    (35,392)    (67,048)    (11,416) (43,259)    (157,115)
Commissions and taxes,
 licenses and fees......      8,260      84,232      44,431   11,264      148,187
Operating expenses......     48,166      32,182      29,463   94,635      204,446
                         ----------  ----------  ----------  -------  -----------
  Total benefits and
   expenses.............    194,776     193,700     146,656   64,290      599,422
                         ----------  ----------  ----------  -------  -----------
Income (loss) before
 income tax expense
 (benefit)..............     83,982      39,825       3,497   (5,058)     122,246
Income tax expense
 (benefit)..............     32,873       7,982      (3,914)  (1,762)      35,179
                         ----------  ----------  ----------  -------  -----------
  Net income (loss)..... $   51,109  $   31,843  $    7,411  $(3,296) $    87,067
                         ==========  ==========  ==========  =======  ===========
Balance Sheet
Future policy benefits.. $1,954,307  $2,956,326  $1,365,963  $75,065  $ 6,351,661
                         ==========  ==========  ==========  =======  ===========
Liabilities related to
 separate accounts...... $   23,410  $8,646,454  $2,509,775  $   --   $11,179,639
                         ==========  ==========  ==========  =======  ===========

                                            Liabilities
                          Net      Future   Related to
                        Income     Policy    Separate
               Revenue  (Loss)    Benefits   Accounts
               -------- -------  ---------- -----------
Total revenue,
 net income,
 future policy
 benefits and
 liabilities
 related to
 separate
 accounts,
 respectively,
 from above:.. $721,668 $87,067  $6,351,661 $11,179,639
               -------- -------  ---------- -----------
Less:
  Revenue, net
   income and
   selected
   liabilities
   of FKLA....  268,198  43,922   2,427,185         --
  Revenue, net
   income and
   selected
   liabilities
   of ZLICA...   48,650   7,212     336,336         --
  Revenue, net
   loss and
   selected
   liabilities
   of Zurich
   Direct.....   43,910 (12,368)        --          --
               -------- -------  ---------- -----------
    Totals per
     the
     Company's
     consolidated
     financial
     statements$360,910.$48,301  $3,588,140 $11,179,639
               ======== =======  ========== ===========

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(15) Operating Segments and Related Information (continued)

As of and for the period ending December 31, 1999:

(in thousands)

                             Life
                          Brokerage   Financial      RSG      Direct     Total
                          ----------  ----------  ----------  -------  ----------
Income Statement
Revenue
Premium income..........  $  145,533  $      410  $      --   $ 8,038  $  153,981
Net investment income...     137,106     175,590     101,202    1,297     415,195
Realized investment
 gains (losses).........         976      (6,980)        (98)     --       (6,102)
Fees and other income...      70,477      48,873      35,742   44,528     199,620
                          ----------  ----------  ----------  -------  ----------
  Total revenue.........     354,092     217,893     136,846   53,863     762,694
                          ----------  ----------  ----------  -------  ----------
Benefits and Expenses
Policyholder benefits...     200,161     112,869      68,801    3,529     385,360
Intangible asset
 amortization...........      54,957      12,053      13,989      --       80,999
Net deferral of
 insurance acquisition
 costs..................     (37,433)    (43,664)    (20,624) (41,412)   (143,133)
Commissions and taxes,
 licenses and fees......      21,881      66,702      26,700   17,411     132,694
Operating expenses......      56,179      25,101      23,611   71,194     176,085
                          ----------  ----------  ----------  -------  ----------
  Total benefits and
   expenses.............     295,745     173,061     112,477   50,722     632,005
                          ----------  ----------  ----------  -------  ----------
Income before income tax
 expense................      58,347      44,832      24,369    3,141     130,689
Income tax expense......      25,707      19,235      10,966    1,114      57,022
                          ----------  ----------  ----------  -------  ----------
  Net income............  $   32,640  $   25,597  $   13,403  $ 2,027  $   73,667
                          ==========  ==========  ==========  =======  ==========
Balance Sheet
Future policy benefits..  $2,099,940  $2,620,132  $1,577,944  $34,957  $6,332,973
                          ==========  ==========  ==========  =======  ==========
Liabilities related to
 separate accounts......  $   20,552  $6,916,807  $2,840,709  $   --   $9,778,068
                          ==========  ==========  ==========  =======  ==========

                                            Liabilities
                          Net      Future   Related to
                        Income     Policy    Separate
               Revenue  (Loss)    Benefits   Accounts
               -------- -------  ---------- -----------
Total revenue,
 net income,
 future policy
 benefits and
 liabilities
 related to
 separate
 accounts,
 respectively,
 from above:.. $762,694 $73,667  $6,332,973 $9,778,068
               -------- -------  ---------- ----------
Less:
  Revenue, net
   income and
   selected
   liabilities
   of FKLA....  305,334  24,801   2,299,783        --
  Revenue, net
   income and
   selected
   liabilities
   of ZLICA...   49,460   8,528     314,357        --
  Revenue, net
   loss and
   selected
   liabilities
   of Zurich
   Direct.....   44,481  (4,602)        --         --
               -------- -------  ---------- ----------
    Totals per
     the
     Company's
     consolidated
     financial
     statements$363,419.$44,940  $3,718,833 $9,778,068
               ======== =======  ========== ==========

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(15) Operating Segments and Related Information (continued)

As of and for the period ending December 31, 1998:

(in thousands)

                             Life
                          Brokerage   Financial      RSG      Direct     Total
                          ----------  ----------  ----------  -------  ----------
Income Statement
Revenue
Premium income..........  $  160,067  $       56  $      --   $ 5,583  $  165,706
Net investment income...     141,171     180,721     100,695      271     422,858
Realized investment
 gains..................      20,335      33,691      15,659       30      69,715
Fees and other income...      80,831      40,421      31,074   23,581     175,907
                          ----------  ----------  ----------  -------  ----------
  Total revenue.........     402,404     254,889     147,428   29,465     834,186
                          ==========  ==========  ==========  =======  ==========
Benefits and Expenses
Policyholder benefits...     243,793     117,742      73,844    2,110     437,489
Intangible asset
 amortization...........      58,390      15,669      15,703      --       89,762
Net deferral of
 insurance acquisition
 costs..................     (55,569)     (9,444)    (22,964) (22,765)   (110,742)
Commissions and taxes,
 licenses and fees......      29,539      43,919      22,227   11,707     107,392
Operating expenses......      61,659      24,924      20,279   35,593     142,455
                          ----------  ----------  ----------  -------  ----------
  Total benefits and
   expenses.............     337,812     192,810     109,089   26,645     666,356
                          ==========  ==========  ==========  =======  ==========
Income before income tax
 expense................      64,592      62,079      38,339    2,820     167,830
Income tax expense......      26,774      24,340      14,794    1,001      66,909
                          ----------  ----------  ----------  -------  ----------
  Net income............  $   37,818  $   37,739  $   23,545  $ 1,819  $  100,921
                          ==========  ==========  ==========  =======  ==========
Balance Sheet
Future policy benefits..  $2,225,727  $2,372,144  $1,648,393  $15,069  $6,261,333
                          ==========  ==========  ==========  =======  ==========
Liabilities related to
 separate accounts......  $    8,497  $4,867,189  $2,223,518  $   --   $7,099,204
                          ==========  ==========  ==========  =======  ==========


                                             Liabilities
                          Net       Future   Related to
                         Income     Policy    Separate
               Revenue   (Loss)    Benefits   Accounts
               -------- --------  ---------- -----------
Total revenue,
 net income,
 future policy
 benefits and
 liabilities
 related to
 separate
 accounts,
 respectively,
 from above:.. $834,186 $100,921  $6,261,333 $7,099,204
               -------- --------  ---------- ----------
Less:
  Revenue, net
   income and
   selected
   liabilities
   of FKLA....  336,841   35,953   2,037,683        --
  Revenue, net
   loss and
   selected
   liabilities
   of ZLICA...   54,058   (1,066)    317,259        --
  Revenue, net
   income and
   selected
   liabilities
   of Zurich
   Direct.....   23,548      885         --         --
               -------- --------  ---------- ----------
    Totals per
     the
     Company's
     consolidated
     financial
     statements$419,739.$ 65,149  $3,906,391 $7,099,204
               ======== ========  ========== ==========

(16) Subsequent Event

   In February 2001, the Company sold to FKLA a $60.0 million group variable life insurance policy covering all current FKLA employees as of February 14, 2001. The transaction, as business-owned life insurance, will permit FKLA to indirectly fund certain of its employee benefit obligations.

                                   APPENDIX A

                   ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

      Purchase Payment................................. $40,000
      Guarantee Period................................. 5 Years
      Guaranteed Interest Rate......................... 5% Annual Effective Rate

   The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Date of Issue. The Market Value Adjustment operates in a similar manner for transfers. No Withdrawal Charge applies to transfers.

   The Guarantee Period Value for this $40,000 Purchase Payment is $51,051.26 at the end of the five-year Guarantee Period. After one year, when the withdrawals occur in these examples, the Guarantee Period Value is $42,000.00. It is also assumed, for the purposes of these examples, that no prior partial withdrawals or transfers have occurred.

   The Market Value Adjustment will be based on the rate we are then crediting (at the time of the withdrawal) on new Contracts with the same Guarantee Period as the time remaining in your Guarantee Period rounded to the next higher number of complete years. One year after the Purchase Payment there would have been four years remaining in your Guarantee Period. These examples also show the Withdrawal Charge (if any) which would be calculated separately after the Market Value Adjustment.

Example of a Downward Market Value Adjustment

   A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment and we are then crediting 6.5% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                      -0551589 = [(1 + .05)]/4/  - 1

                                      [(1 + .065)]





   The Market Value Adjustment is a reduction of $2,316.67 from the Guarantee Period Value:

                       -2,316.67 = -.0551589 X 42,000.00

   The Market Adjusted Value would be:

                      $39,683.33 = $42,000.00 - $2,316.67

   A Withdrawal Charge of 6% would be assessed against the Market Adjusted Value in excess of the amount available as a free withdrawal. In this case, there are no prior withdrawals, so 10% of the Market Adjusted Value is not subject to a Withdrawal Charge. The Withdrawal Charge is thus:

                       $2,142.90 = $39,683.33 X .90 X .06

   Thus, the amount payable on a full withdrawal would be:

                      $37,540.43 = $39,683.33 - $2,142.90
----------
*Actual calculation utilizes 10 decimal places.

   If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be 50% of that of the full withdrawal:

                     - $1,158.34 = - .0551589 X $21,000.00

   The Market Adjusted Value would be:

                      $19,841.66 = $21,000.00 - $1,158.34

   The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value as there are no prior withdrawals:

                $952.39 = ($19,841.46 - .10 X $39,683.33) X .06

   Thus, the amount payable on this partial withdrawal would be:

                       $18.889.07 = $19,841.46 - $952.39

Example of an Upward Market Value Adjustment

   An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year later and we are then crediting 4% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                      +.0390198 = (1 + .05) /4/ - 1
                                      (1 + .04)

   The Market Value Adjustment is an increase of $1638.83 to the Guarantee Period Value:

                       $1,638.83 = $42,000.00 X .0390198

   The Market Adjusted Value would be:

                      $43,638.33 = $42,000.00 +$1,638.83

   A Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value, as there were no prior withdrawals:

                      $2,356.47 = $43,638.33 X .90 X .06

   Thus, the amount payable on withdrawal would be:

                      $41,281.85 = $43,638.33 - $2,356.47

   If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be:

                        $819.42 = $21,000.00 X .0390198

   The Market Adjusted Value of $21,000.00 would be:

                       $21,819.42 = $21,000.00 + $819.42

   The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value as there are no prior withdrawals:

               $1,047.34 = ($21,819.42 - .1 X $43,638.33) X .06

   Thus, the amount payable on this partial withdrawal would be:

                      $20,772.08 = $21,819.42 - $1,047.34

   Actual Market Value Adjustment may have a greater or lesser impact than that shown in the Examples, depending on the actual change in interest crediting rates and the timing of the withdrawal or transfer in relation to the time remaining in the Guarantee Period.

                                   APPENDIX B

  KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED FIXED AND VARIABLE ANNUITY
               IRA, ROTH IRA AND SIMPLE IRA DISCLOSURE STATEMENT

   This Disclosure Statement describes the statutory and regulatory provisions applicable to the operation of traditional Individual Retirement Annuities
(IRAs), Roth Individual Retirement Annuities (Roth IRAs) and Simple Individual Retirement Annuities (SIMPLE IRAs). Internal Revenue Service regulations require that this be given to each person desiring to establish an IRA, Roth IRA or a SIMPLE IRA. Except where otherwise indicated, IRA discussion includes Simplified Employee Pension IRAs (SEP IRAs). Further information can be obtained from Kemper Investors Life Insurance Company and from any district office of the Internal Revenue Service.

A. Revocation

   Within 7 days of the date you signed your enrollment application, you may revoke the Contract and receive back 100% of your money. To do so, wire Kemper Investors Life Insurance Company, 1 Kemper Drive, Long Grove, Illinois 60049, or call 1-800-621-5001.

B. Statutory Requirements

   This Contract is intended to meet the requirements of Section 408(b) of the Internal Revenue Code (Code), Section 408A of the Code for use as a Roth IRA, or of Section 408(p) of the Code for use as a SIMPLE IRA, whichever is applicable. The Contract has not been approved as to form for use as an IRA, Roth IRA or a SIMPLE IRA by the Internal Revenue Service. Such approval by the Internal Revenue Service is a determination only as to form of the Contract, and does not represent a determination on the merits of the Contract.

   1. The amount in your IRA, Roth IRA, and SIMPLE IRA, whichever is applicable, must be fully vested at all times and the entire interest of the owner must be nonforfeitable.

   2. The Contract must be nontransferable by the owner.

   3. The Contract must have flexible premiums.

   4. For IRAs and SIMPLE IRAs, you must start receiving distributions on or before April 1 of the year following the year in which you reach age 70 1/2 (the required beginning date)(see "Required Distributions"). However, Section 401(a)(9)(A) of the Code (relating to minimum distributions required to commence at age 70 1/2), and the incidental death benefit requirements of
Section 401(a) of the Code, do not apply to Roth IRAs.

   If you die before your entire interest in your Contract is distributed, unless otherwise permitted under applicable law, any remaining interest in the Contract must be distributed to your beneficiary by December 31 of the calendar year containing the fifth anniversary of your death; except that: (1) if the interest is payable to an individual who is your designated beneficiary (within the meaning of Section 401(a)(9) of the Code), the designated beneficiary may elect to receive the entire interest over his or her life, or over a period certain not extending beyond his or her life expectancy, commencing on or before December 31 of the calendar year immediately following the calendar year in which you die; and (2) if the designated beneficiary is your spouse, the Contract will be treated as his or her own IRA, or, where applicable, Roth IRA.

   5. Except in the case of a rollover contribution or a direct transfer (see "Rollovers and Direct Transfers"), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP), (1) all contributions to an IRA, including a Roth IRA, must be cash contributions which do not exceed $2,000 for any taxable year, and (2) all contributions to a SIMPLE IRA must be cash contributions, including matching or nonelective employer contributions (see "SIMPLE IRAs"), which do not exceed $6,000 for any year (as adjusted for inflation).

   6. The Contract must be for the exclusive benefit of you and your beneficiaries.

C. Rollovers and Direct Transfers for IRAs and SIMPLE IRAs

   1. A rollover is a tax-free transfer from one retirement program to another that you cannot deduct on your tax return. There are two kinds of tax-free rollover payments under an IRA. In one, you transfer amounts from one IRA to another. With the other, you transfer amounts from a qualified employee benefit plan or tax-sheltered annuity to an IRA. Tax-free rollovers can be made from a SIMPLE IRA to another SIMPLE IRA or to a SIMPLE Individual Retirement Account under Section 408(p) of the Code. An individual can make a tax-free rollover to an IRA from a SIMPLE IRA after a two-year period has expired since the individual first participated in a SIMPLE plan.

   2. You must complete the transfer by the 60th day after the day you receive the distribution from your IRA or other qualified employee benefit plan or SIMPLE IRA.

   3. A rollover distribution may be made to you only once a year. The one-year period begins on the date you receive the rollover distribution, not on the date you roll it over (reinvest it).

   4. A direct transfer to an IRA of funds in an IRA from one trustee or insurance company to another is not a rollover. It is a transfer that is not affected by the one-year waiting period.

   5. All or a part of the premium for this Contract used as an IRA may be paid from a rollover from an IRA, qualified pension or profit-sharing plan or tax-sheltered annuity, or from a direct transfer from another IRA. All or part of the premium for this Contract used as a SIMPLE IRA may be paid from a rollover from a SIMPLE IRA or SIMPLE Individual Retirement Account or, to the extent permitted by law, from a direct transfer from a SIMPLE IRA or SIMPLE Individual Retirement Account.

   6. A distribution that is eligible for rollover treatment from a qualified employee benefit plan or tax-sheltered annuity will be subject to twenty percent (20%) withholding by the Internal Revenue Service even if you roll the distribution over within the 60-day rollover period. One way to avoid this withholding is to make the distribution as a direct transfer to the IRA trustee or insurance company.

D. Contribution Limits and Allowance of Deduction for IRAs

   1. In general, the amount you can contribute each year to an IRA is the lesser of $2,000 or your taxable compensation for the year. If you have more than one IRA, the limit applies to the total contributions made to your own IRAs for the year. Generally, if you work the amount that you earn is compensation. Wages, salaries, tips, professional fees, bonuses and other amounts you receive for providing personal services are compensation. If you own and operate your own business as a sole proprietor, your net earnings reduced by your deductible contributions on your behalf to self-employed retirement plans is compensation. If you are an active partner in a partnership and provide services to the partnership, your share of partnership income reduced by deductible contributions made on your behalf to qualified retirement plans is compensation. All taxable alimony and separate maintenance payments received under a decree of divorce or separate maintenance is compensation.

   2. In the case of a married couple filing a joint return, up to $2,000 can be contributed to each spouse's IRA, even if one spouse has little or no compensation. This means that the total combined contributions that can be made to both IRAs can be as much as $4,000 for the year. Previously, if one spouse had no compensation or elected to be treated as having no compensation, the total combined contributions to both IRAs could no be more than $2,250.

   3. In the case of a married couple with unequal compensation who file a joint return, the limit on the deductible contributions to the IRA of the spouse with less compensation is the smaller of:

     a. $2,000, or

     b. The total compensation of both spouses, reduced by any deduction allowed for contributions to IRAs of the spouse with more compensation.

   The deduction for contributions to both spouses' IRAs may be further limited if either spouse is covered by an employer retirement plan.

   4. Even if your spouse is covered by an employer retirement plan, you may be able to deduct your contributions to an IRA if you are not covered by an employer plan. The deduction is limited to $2,000 and it must be reduced if your adjusted gross income on a joint return is more than $150,000 but less than $160,000. Your deduction is eliminated if your income on a joint return is $160,000 or more.

   5. Contributions to your IRA can be made at any time. If you make the contribution between January 1 and April 15, however, you may elect to treat the contribution as made either in that year or in the preceding year. You may file a tax return claiming a deduction for your IRA contribution before the contribution is actually made. You must, however, make the contribution by the due date of your return not including extensions.

   6. You cannot make a contribution other than a rollover contribution to your IRA for the year in which you reach age 70 1/2 or thereafter.

E. SEP IRAs

   1. SEP IRA rules concerning eligibility and contributions are governed by Code Section 408(k). The maximum deductible contribution for a SEP IRA is the lesser of $30,000 or 15% of compensation.

   2. A SEP must be established and maintained by an employer (corporation, partnership, sole proprietor). Information about the Kemper SEP is available upon request.

F. SIMPLE IRAs

   1. A SIMPLE IRA must be established with your employer using a qualified salary reduction agreement.

   2. You may elect to have your employer contribute to your SIMPLE IRA, under a qualified salary reduction agreement, an amount (expressed as a percentage of your compensation) not to exceed $6,000 (as adjusted for inflation) for the year. In addition to these employee elective contributions, your employer is required to make each year either (1) a matching contribution equal to up to 3 percent, and not less than 1 percent, of your SIMPLE IRA contribution for the year, or (2) a nonelective contribution equal to 2 percent of your compensation for the year (up to $150,000 of compensation, as adjusted for inflation). No other contributions may be made to a SIMPLE IRA.

   3. Employee elective contributions and employer contributions (i.e., matching contributions and nonelective contributions) to your SIMPLE IRA are excluded from your gross income.

   4. To the extent an individual with a SIMPLE IRA is no longer participating in a SIMPLE plan (e.g., the individual has terminated employment), and two years has passed since the individual first participated in the plan, the individual may treat the SIMPLE IRA as an IRA.

G. Tax Status of the Contract and Distributions for IRAs and SIMPLE IRAs

   1. Earnings of your IRA annuity contract are not taxed until they are distributed to you.

   2. In general, taxable distributions are included in your gross income in the year you receive them.

   3. Distributions under your IRA are non-taxable to the extent they represent a return of non-deductible contributions (if any). The non-taxable percentage of a distribution is determined by dividing your total undistributed, non-deductible IRA contributions by the value of all your IRAs (including SEPs and rollovers).

   4. You cannot choose the special five-year or ten-year averaging that may apply to lump sum distributions from qualified employer plans.

H. Required Distributions for IRAs and SIMPLE IRAs

   You must start receiving minimum distributions required under the Contract and Section 401(a)(9) of the Code from your IRA and SIMPLE IRA starting with the year you reach age 70 1/2 (your 70 1/2 year). Ordinarily, the required minimum distribution for a particular year must be received by December 31 of that year. However, you may delay the required minimum distribution for the year you reach age 70 1/2 until April 1 of the following year (i.e., the required beginning date).

   Annuity payments which begin by April 1 of the year following your 70 1/2 year satisfy the minimum distribution requirement if they provide for non-increasing payments over the life or the lives of you and your spouse, provided that, if installments are guaranteed, the guaranty period does not exceed the lesser of 20 years or the applicable life expectancy.

   The applicable life expectancy is your remaining life expectancy or the remaining joint life and last survivor expectancy of you and your designated beneficiary. Life expectancies are determined using the expected return multiple tables shown in IRS Publication 590 "Individual Retirement Arrangements." To obtain a free copy of IRS Publication 590 and other IRS forms, phone the IRS toll free at 1-800-729-3676 or write the IRS Forms Distribution Center for your area as shown in your income tax return instructions.

   If you have more than one IRA, you must determine the required minimum distribution separately for each IRA; however, you can take the actual distributions of these amounts from any one or more of your IRAs.

   If the actual distribution from your Contract is less than the minimum amount that should be distributed in accordance with the minimum distribution requirements mentioned above, the difference generally is an excess accumulation. There is a 50% excise tax on any excess accumulations. If the excess accumulation is due to reasonable error, and you have taken (or are taking) steps to remedy the insufficient distribution, you can request that this 50% excise tax be excused by filing with your tax return an IRS Form 5329, together with a letter of explanation and the excise tax payment.

I. Roth IRAs

   1. If your Contract is a special type of individual retirement plan known as a Roth IRA, it will be administered in accordance with the requirements of section 408A of the Code. (Except as otherwise indicated, references herein to an "IRA" are to an "individual retirement plan," within the meaning of Section 7701(a)(37) of the Code, other than a Roth IRA.) Roth IRAs are treated the same as other IRAs, except as described here. However, the provisions of the Code governing Roth IRAs may be modified by pending legislation. We will notify you of any such changes.

   2. The IRS is not presently accepting submissions for opinion letters approving annuities as Roth IRAs, but will issue in the future procedures for requesting such opinion letters. We will apply for approval as soon as possible after the IRS issues its procedures on this matter. Such approval will be a determination only as to the form of the annuity, and will not represent a determination of the merits of the annuity.

   3. If your Contract is a Roth IRA, we will send you a Roth IRA endorsement to be attached to, and to amend, your Contract after we obtain approval of the endorsement from the IRS and your state insurance department. The Company reserves the right to amend the Contract as necessary or advisable from time to time to comply with future changes in the Internal Revenue Code, regulations or other requirements imposed by the IRS to obtain or maintain its approval of the annuity as a Roth IRA.

   4. Earnings in your Roth IRA are not taxed until they are distributed to you, and will not be taxed if they are paid as a "qualified distribution," as described to you in section L, below.

J. Eligibility and Contributions for Roth IRAs

   1. Generally, you are eligible to establish or make a contribution to your Roth IRA only if you meet certain income limits. No deduction is allowed for contributions to your Roth IRA. Contributions to your Roth IRA may be made even after you attain age 70 1/2.

   2. The aggregate amount of contributions for any taxable year to all IRAs, including all Roth IRAs, maintained for your benefit (the "contribution limit") generally is the lesser of $2,000 and 100% of your compensation for the taxable year. However, if you file a joint return and receive less compensation for the taxable year than your spouse, the contribution limit for the taxable year is the lesser of $2,000 and the sum of (1) your compensation for the taxable year, and (2) your spouse's compensation for the taxable year reduced by any deductible contributions to an IRA of your spouse, and by any contributions to a Roth IRA for your spouse, for the taxable year.

   The contribution limit for any taxable year is reduced (but not below zero) by the amount which bears the same ratio to such amount as:

  (a) the excess of (i) your adjusted gross income for the taxable year, over
      (ii) the "applicable dollar amount," bears to

  (b) $15,000 (or $10,000 if you are married).

   For this purpose, "adjusted gross income" is determined in accordance with
Section 219(g)(3) of the Code and (1) excludes any amount included in gross income as a result of any rollover from, transfer from, or conversion of an IRA to a Roth IRA, and (2) is reduced by any deductible IRA contribution. In addition, the "applicable dollar amount" is equal to $150,000 for a married individual filing a joint return, $0 for a married individual filing a separate return, and $95,000 for any other individual.

   A "qualified rollover contribution" (discussed in section K, below), and a non-taxable transfer from another Roth IRA, are not taken into account for purposes of determining the contribution limit.

K. Rollovers, Transfers and Conversions to Roth IRAs

   1. Rollovers and Transfers--A rollover may be made to a Roth IRA only if it is a "qualified rollover contribution." A "qualified rollover contribution" is a rollover to a Roth IRA from another Roth IRA or from an IRA, but only if such rollover contribution also meets the rollover requirements for IRAs under
Section 408(d)(3). In addition, a transfer may be made to a Roth IRA directly from another Roth IRA or from an IRA.

   You may not make a qualified rollover contribution or transfer in a taxable year from an IRA to a Roth IRA if (a) your adjusted gross income for the taxable year exceeds $100,000 or (b) you are married and file a separate return.

   The rollover requirements of Section 408(d)(3) are complex and should be carefully considered before you make a rollover. One of the requirements is that the amount received be paid into another IRA (or Roth IRA) within 60 days after receipt of the distribution. In addition, a rollover contribution from a Roth IRA may be made by you only once a year. The one-year period begins on the date you receive the Roth IRA distribution, not on the date you roll it over (reinvest it) into another Roth IRA. If you withdraw assets from a Roth IRA, you may roll over part of the withdrawal tax free into another Roth IRA and keep the rest of it. A portion of the amount you keep may be included in your gross income.

   2. Taxation of Rollovers and Transfers to Roth IRAs--A qualified rollover contribution or transfer from a Roth IRA maintained for your benefit to another Roth IRA maintained for your benefit which meets the rollover requirements for IRAs under Section 408(d)(3) is tax-free.

   In the case of a qualified rollover contribution or a transfer from an IRA maintained for your benefit to a Roth IRA maintained for your benefit, any portion of the amount rolled over or transferred which would be includible in your gross income were it not part of a qualified rollover contribution or a nontaxable transfer will be includible in your gross income. However, Code
Section 72(t) (relating to the 10 percent penalty tax on premature distributions) will not apply. If such a rollover or transfer occurs before January 1, 1999, any portion of the amount rolled over or transferred which is required to be included in gross income will be so included ratably over the 4-taxable year period beginning with the taxable year in which the rollover or transfer is made.

   Pending legislation may modify these rules retroactively to January 1, 1998.

   3. Transfers of Excess IRA Contributions to Roth IRAs--If, before the due date of your federal income tax return for any taxable year (not including extensions), you transfer, from an IRA, contributions for such taxable year (and earnings thereon) to a Roth IRA, such amounts will not be includible in gross income to the extent that no deduction was allowed with respect to such amount.

   4. Taxation of Conversions of IRAs to Roth IRAs--All or part of amounts in an IRA maintained for your benefit may be converted into a Roth IRA maintained for your benefit. The conversion of an IRA to a Roth IRA is treated as special type of qualified rollover contribution. Hence, you must be eligible to make a qualified rollover contribution in order to convert an IRA to a Roth IRA. A conversion typically will result in the inclusion of some or all of your IRA's value in gross income, as described above.

   A conversion of an IRA to a Roth IRA can be made without taking an actual distribution from your IRA. For example, an individual may make a conversion by notifying the IRA issuer or trustee, whichever is applicable.

   UNDER SOME CIRCUMSTANCES, IT MIGHT NOT BE ADVISABLE TO ROLLOVER, TRANSFER, OR CONVERT ALL OR PART OF AN IRA TO A ROTH IRA. WHETHER YOU SHOULD DO SO WILL DEPEND ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, SUCH FACTORS AS WHETHER YOU QUALIFY TO MAKE SUCH A ROLLOVER, TRANSFER, OR CONVERSION, YOUR FINANCIAL SITUATION, AGE, CURRENT AND FUTURE INCOME NEEDS, YEARS TO RETIREMENT, CURRENT AND FUTURE TAX RATES, YOUR ABILITY AND DESIRE TO PAY CURRENT INCOME TAXES WITH RESPECT TO AMOUNTS ROLLED OVER, TRANSFERRED, OR CONVERTED, AND WHETHER SUCH TAXES MIGHT NEED TO BE PAID WITH WITHDRAWALS FROM YOUR ROTH IRA (SEE DISCUSSION BELOW OF "NONQUALIFIED DISTRIBUTIONS"). YOU SHOULD CONSULT A QUALIFIED TAX ADVISER BEFORE ROLLING OVER, TRANSFERRING, OR CONVERTING ALL OR PART OF AN IRA TO A ROTH IRA.

   5. Separate Roth IRAs--Due to the complexity of, and proposed changes to, the tax law, it may be advantageous to maintain amounts rolled over, transferred, or converted from an IRA in separate Roth IRAs from those containing regular Roth IRA contributions. For the same reason, you should consider maintaining a separate Roth IRA for each amount rolled over, transferred, or converted from an IRA. These considerations should be balanced against the additional costs you may incur from maintaining multiple Roth IRAs. You should consult your tax adviser if you intend to contribute rollover, transfer, or conversion amounts to your Contract, or if you intend to roll over or transfer amounts from your Contract to another Roth IRA maintained for your benefit.

L. Income Tax Consequences of Roth IRAS

   1. Qualified Distributions--Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is a payment or distribution which satisfies two requirements. First, the payment or distribution must be (a) made after you attain 59 1/2, (b) made after your death, (c) attributable to your being disabled, or (d) a "qualified special purpose distribution" (i.e., a qualified first-time homebuyer distribution under Section 72(t)(2)(F) of the Code). Second, the payment or distribution must be made in a taxable year that is at least five years after (1) the first taxable year for which a contribution was made to any Roth IRA established for you, or (2) in the case of a rollover from, or a conversion of, an IRA to a Roth IRA, the taxable year in which the rollover or conversion was made if the payment or distribution is allocable (as determined in the manner set forth in guidance issued by the IRS) to the rollover contribution or conversion (or to income allocable thereto).

   2. Nonqualified Distributions--A distribution from a Roth IRA which is not a qualified distribution is taxed under Section 72 (relating to annuities), except that such distribution is treated as made first from contributions to the Roth IRA to the extent that such distribution, when added to all previous distributions from the Roth IRA, does not exceed the aggregate amount of contributions to the Roth IRA. For purposes of determining the amount taxed,
(a) all Roth IRAs established for you will be treated as one contract, (b) all distributions during any taxable year from Roth IRAs established for you will be treated as one distribution, and (c) the value of the contract, income on the contract, and investment in the contract, if applicable, will be computed as of the close of the calendar year in which the taxable year begins.

   An additional tax of 10% is imposed on nonqualified distributions (including amounts deemed distributed as the result of a prohibited loan or use of your Roth IRA as security for a loan) made before the benefited individual has attained age 59 1/2, unless one of the exceptions discussed in Section N applies.

M. Tax on Excess Contributions

   1. You must pay a 6% excise tax each year on excess contributions that remain in your Contract. Generally, an excess contribution is the amount contributed to your Contract that is more than you can contribute. The excess is taxed for the year of the excess contribution and for each year after that until you correct it.

   2. You will not have to pay the 6% excise tax if you withdraw the excess amount by the date your tax return is due including extensions for the year of the contribution. You do not have to include in your gross income an excess contribution that you withdraw from your Contract before your tax return is due if the income earned on the excess was also withdrawn and no deduction was allowed for the excess contribution. You must include in your gross income the income earned on the excess contribution.

N. Tax on Premature Distributions

   There is an additional tax on premature distributions from your IRA, Roth IRA, or SIMPLE IRA, equal to 10% of the taxable amount. For premature distributions from a SIMPLE IRA made within the first 2 years you participate in a SIMPLE plan, the additional tax is equal to 25% of the amount of the premature distribution that must be included in gross income. Premature distributions are generally amounts you withdraw before you are age 59 1/2. However, the tax on premature distributions does not apply:

   1. To amounts that are rolled over tax free;

   2. To a distribution which is made on or after your death, or on account of you being disabled within the meaning of Code Section 72(m)(7);

   3. To a distribution which is part of a series of substantially equal periodic payments (made at least annually) over your life or your life expectancy or the joint life or joint life expectancy of you and your beneficiary; or

   4. To a distribution which is used for qualified first-time homebuyer expenses, qualified higher education expenses, certain medical expenses, or by an unemployed individual to pay health insurance premiums.

O. Excise Tax Reporting

   Use Form 5329, Additional Taxes Attributable to Qualified Retirement Plans (Including IRAs), Annuities, and Modified Endowment Contracts, to report the excise taxes on excess contributions, premature distributions, and excess accumulations. If you do not owe any IRA, SIMPLE IRA or Roth IRA excise taxes, you do not need Form 5329. Further information can be obtained from any district office of the Internal Revenue Service.

P. Borrowing

   If you borrow money against your Contract or use it as security for a loan, the Contract will lose its classification as an IRA, Roth IRA, or SIMPLE IRA, whichever is applicable, and you must include in gross income the fair market value of the Contract as of the first day of your tax year. In addition, you may be subject to the tax on premature distributions described above. (Note:
This Contract does not allow borrowings against it, nor may it be assigned or pledged as collateral for a loan.)

Q. Reporting

   We will provide you with any reports required by the Internal Revenue
Service.

R. Estate Tax

   Generally, the value of your IRA, including your Roth IRA, is included in your gross estate for federal estate tax purposes.

S. Financial Disclosure

   1. If contributions to the Contract are made by other than rollover contributions and direct transfers, the following information based on the charts shown on the next pages, which assumes you were to make a level contribution to the fixed account at the beginning of each year of $1,000 must be completed prior to your signing the enrollment application.

      End of                     Lump Sum Termination At   Lump Sum Termination
       Year                       Value of Contract*  Age   Value of Contract*
      ------                     -------------------- ---  --------------------
       1........................                       60
       2........................                       65
       3........................                       70
       4........................
       5........................

----------
*Includes applicable withdrawal charges as described in Item T below.

   2. If contributions to the Contract are made by rollover contributions and/or direct transfers, the following information, based on the charts shown on the next page, and all of which assumes you make one contribution to the fixed account of $1,000 at the beginning of this year, must be completed prior to your signing the enrollment application.

                 End of            Lump Sum Termination At  Lump Sum Termination
                  Year              Value of Contract*  Age  Value of Contract*
                 ------            -------------------- --- --------------------
      1...........................                       60
      2...........................                       65
      3...........................                       70
      4...........................
      5...........................

----------

*Includes applicable withdrawal charges as described in Item T below.

T. Financial Disclosure for the Separate Account (Variable Account)

   1. If on the enrollment application you indicated an allocation to a Subaccount, this Contract will be assessed a daily charge of an amount which will equal an aggregate of 1.40% per annum. If you elected the Guaranteed Retirement Income Benefit option, an additional charge of .25% of the Contract Value will be assessed against the Separate Account, Fixed Account and Guarantee Periods on a pro-rata basis.

   2. An annual records maintenance charge of $30.00 will be assessed ratably each quarter against the Separate Account, Fixed Account and Guarantee Periods.

   3. Withdrawal (early annuitization) charges will be assessed based on the years elapsed since the Purchase Payments (in a given Contract Year) were received by KILICO; under 1 year, 7%; over 1 to 2 years, 6%; over 2 to 3 years, 5%; over 3 to 4 years, 5%; over 4 to 5 years, 4%; over 5 to 6 years, 3%; over 6 to 7 years, 2%; over 7 years and thereafter, 0%.

   4. The method used to compute and allocate the annual earnings is contained in the Prospectus under the heading "Accumulation Unit Value."

   5. The growth in value of your Contract is neither guaranteed nor projected but is based on the investment experience of the Separate Account.

   GUARANTEED LUMP SUM TERMINATION OF DEFERRED FIXED AND VARIABLE ANNUITY COMPLETELY ALLOCATED TO THE GENERAL ACCOUNT WITH 3% GUARANTEED EACH YEAR. (TERMINATION VALUES ARE BASED ON $1,000 ANNUAL CONTRIBUTIONS AT THE BEGINNING OF EACH YEAR.)

End of  Termination End of Termination End of Termination End of Termination
 Year     Values*    Year    Values*    Year    Values*    Year    Values*
------  ----------- ------ ----------- ------ ----------- ------ -----------
   1    $   937.00    14   $16,798.32    27   $40,421.63    40   $ 75,113.26
   2      1,913.00    15    18,310.91    28    42,642.92    41     78,375.30
   3      2,928.90    16    19,868.88    29    44,930.85    42     81,735.20
   4      3,976.63    17    21,473.59    30    47,287.42    43     85,195.89
   5      5,066.14    18    23,126.44    31    49,714.68    44     88,760.41
   6      6,198.41    19    24,828.87    32    52,214.76    45     92,431.86
   7      7,374.46    20    26,582.37    33    54,789.84    46     96,213.46
   8      8,604.34    21    28,388.49    34    57,442.18    47    100,108.50
   9      9,871.11    22    30,248.78    35    60,174.08    48    104,120.40
  10     11,175.88    23    32,164.88    36    62,987.94    49    108,252.65
  11     12,519.80    24    34,138.47    37    65,886.22    50    112,508.87
  12     13,904.03    25    36,171.26    38    68,871.45
  13     15,329.79    26    38,265.04    39    71,946.23

   GUARANTEED LUMP SUM TERMINATION OF DEFERRED FIXED AND VARIABLE ANNUITY COMPLETELY ALLOCATED TO THE GENERAL ACCOUNT WITH 3% GUARANTEED EACH YEAR. (TERMINATION VALUES ARE BASED ON $1,000 SINGLE PREMIUM.)

End of  Termination End of Termination End of Termination End of Termination
 Year     Values*    Year    Values*    Year    Values*    Year    Values*
------  ----------- ------ ----------- ------ ----------- ------ -----------
   1      $  937      14     $1,000      27     $1,000      40     $1,000
   2         946      15      1,000      28      1,000      41      1,000
   3         955      16      1,000      29      1,000      42      1,000
   4         955      17      1,000      30      1,000      43      1,000
   5         964      18      1,000      31      1,000      44      1,000
   6         973      19      1,000      32      1,000      45      1,000
   7         982      20      1,000      33      1,000      46      1,000
   8       1,000      21      1,000      34      1,000      47      1,000
   9       1,000      22      1,000      35      1,000      48      1,000
  10       1,000      23      1,000      36      1,000      49      1,000
  11       1,000      24      1,000      37      1,000      50      1,000
  12       1,000      25      1,000      38      1,000
  13       1,000      26      1,000      39      1,000

----------

*Includes applicable withdrawal charges.

                      STATEMENT OF ADDITIONAL INFORMATION


                                  May 1, 2001

             INDIVIDUAL AND GROUP VARIABLE, FIXED AND MARKET VALUE
                      ADJUSTED DEFERRED ANNUITY CONTRACTS

                              KEMPER DESTINATIONS

                                   Issued By

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                                      and

                   KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

    HOME OFFICE: 1 Kemper Drive, Long Grove, Illinois 60049 (847) 550-5500

This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Prospectus of the Separate Account dated May 1, 2001. The Prospectus may be obtained from Kemper Investors Life Insurance Company by writing or calling the address or telephone number listed above.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

     Services to the Separate Account..................................   2
     Performance Information of Subaccounts............................   2
     State Regulation..................................................  20
     Experts...........................................................  20
     Financial Statements..............................................  22

                       SERVICES TO THE SEPARATE ACCOUNT

Kemper Investors Life Insurance Company ("KILICO") maintains the books and records of the KILICO Variable Annuity Separate Account (the "Separate Account"). KILICO holds the assets of the Separate Account. The assets are kept segregated and held separate and apart from the general funds of KILICO. KILICO maintains records of all purchases and redemptions of shares of each Fund by each of the Subaccounts. All expenses incurred in the operations of the Separate Account, except the charge for mortality and expense risk and administrative expenses, and records maintenance charge (as described in the Prospectus) are borne by KILICO.


The independent accountants for the Separate Account are PricewaterhouseCoopers LLP, Chicago, Illinois, for the years ended December 31, 2000, 1999 and 1998. The firm performed the annual audit of the financial statements of the Separate Account and KILICO for the years ended December 31, 2000, 1999 and 1998.

The Contracts are sold by licensed insurance agents, where the Contracts may be lawfully sold, who are registered representatives of broker-dealers which are registered under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. The Contracts are distributed through the principal underwriter for the Separate Account, Investors Brokerage Services, Inc. ("IBS"), a wholly-owned subsidiary of KILICO, which enters into selling group agreements with affiliated and unaffiliated broker-dealers. Subject to the provisions of the Contracts, units of the Subaccounts under the Contract are offered on a continuous basis.


KILICO pays commissions to the seller which may vary but are not anticipated to exceed in the aggregate an amount equal to six and one-quarter percent (6 1/4%) of Purchase Payments. During 2000, 1999 and 1998, KILICO incurred gross commissions payable of approximately $54.3 million, $30.4 and $2.4 million, respectively, to licensed insurance agents.

                    PERFORMANCE INFORMATION OF SUBACCOUNTS


As described in the Prospectus, a Subaccount's historical performance may be shown in the form of standardized "average annual total return" and nonstandardized "total return" calculations in the case of all Subaccounts; "yield" information may be provided in the case of the Scudder High Yield (formerly Kemper High Yield) Subaccount, the (Scudder Investment Grade Bond (formerly Kemper Investment Grade Bond) Subaccount and the Scudder Government Securities (formerly Kemper Government Securities) Subaccount; and "yield" and "effective yield" information may be provided in the case of the Scudder Money Market (formerly Kemper Money Market) Subaccount. These various measures of performance are described below.

A Subaccount's standardized average annual total return quotation is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The standardized average annual total return for a Subaccount for a specific period is found by first taking a hypothetical $1,000 investment in each of the Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending redeemable value ("redeemable value") of that investment at the end of the period. The redeemable value reflects the effect of the applicable Withdrawal Charge that may be imposed at the end of the period as well as all other recurring charges and fees applicable under the Contract to all Contract Owner accounts. Premium taxes are not included in the term charges. The redeemable value is then divided by the initial investment and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount over the applicable period.


No standard formula has been prescribed for calculating nonstandardized total return performance. Nonstandardized total return performance for a specific period is calculated by first taking an investment (assumed to be $40,000 below) in each Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending value ("ending value") of that investment at the end of the period. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period or the effect of the Records Maintenance Charge, and thus may be higher than if such charges were deducted. Premium taxes and Records Maintenance Charges are not included in the term charges. The nonstandardized total return percentage is then determined by subtracting the initial investment from the ending value and dividing the remainder by the initial investment and expressing the result as a percentage. An assumed investment of $40,000 was chosen because that approximates the size of a typical account. Both annualized and nonannualized (cumulative) nonstandardized total return figures may be provided. Annualized nonstandardized total return figures represent the average annual percentage charge in the value of a Subaccount over the applicable period while nonannualized (cumulative) figures represent the actual percentage change over the applicable period.

Standardized average annual total return quotations will be current to the last day of the calendar quarter and nonstandardized total return quotations will be current to the last day of the calendar month preceding the date on which an advertisement is submitted for publication. Standardized average annual total return will cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio has been held in a Subaccount (life of Subaccount). Nonstandardized total return may cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio held in a Subaccount has been in existence (life of Portfolio). For those underlying Portfolios which have not been held as Subaccounts within the Separate Account for one of the quoted periods, the nonstandardized total return quotations will show the investment performance such underlying Portfolios would have achieved (reduced by the applicable charges) had they been held as Subaccounts within the Separate Account for the period quoted.


Performance information will be shown for periods from April 6, 1982 (inception) for the Scudder Money Market (formerly Kemper Money Market) Subaccount, Scudder Total Return (formerly Kemper Total Return) Subaccount and (Scudder High Yield (formerly Kemper High Yield) Subaccount, and for periods from December 9, 1983 (inception) for the Scudder Growth (formerly Kemper Growth) Subaccount. This performance information is stated to reflect that the Separate Account was reorganized on November 3, 1989 as a unit investment trust with Subaccounts investing in corresponding Portfolios of the Fund. In addition, on that date the Scudder Government Securities (formerly Kemper Government Securities) Subaccount was added to the Separate Account to invest in the Fund's Government Securities Portfolio. For the Scudder Government Securities (formerly Kemper Government Securities) Subaccount, performance figures will reflect investment experience as if the Scudder Government Securities (formerly Kemper Government Securities) Subaccount had been available under the Contracts since September 3, 1987, the inception date of the Scudder Government Securities (formerly Kemper Government Securities) Portfolio.


The yield for the Scudder High Yield (formerly Kemper High Yield) Subaccount, the Scudder Investment Grade Bond (formerly Kemper Investment Grade Bond) Subaccount, the Scudder Government Securities (formerly Kemper Government Securities) Subaccount and the Scudder Strategic Income (formerly Kemper Strategic Income) Subaccount, is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The yields for the Scudder High Yield (formerly Kemper High Yield) Subaccount, the Scudder Investment Grade Bond (formerly Kemper Investment Grade Bond) Subaccount, the Scudder Government Securities (formerly Kemper Government Securities) Subaccount and the Scudder Strategic Income (formerly Kemper Strategic Income) Subaccount, based upon the one month period ended March 31, 2001, were 10.03%, 3.77%, 3.79% and 4.11%, respectively. The yield quotation is computed by dividing the net investment income per unit earned during the specified one month or 30-day period by the Accumulation unit values on the last day of the period, according to the following formula that assumes a semi-annual reinvestment of income:

                    YIELD  =  2[(     a-b
                                      ---
                                               +1)/6/-1]
                                      cd

a=net dividends and interest earned during the period by the Fund attributable to the Subaccount

b=expenses accrued for the period (net of reimbursements)

c=the average daily number of Accumulation Units outstanding during the period

d=the Accumulation Unit value per unit on the last day of the period

The yield of each Subaccount reflects the deduction of all recurring fees and charges applicable to each Subaccount, but does not reflect the deduction of Withdrawal Charges or premium taxes.


The Scudder Money Market (formerly Kemper Money Market) Subaccount's yield is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Under that method, the current yield quotation is based on a seven-day period and computed as follows: the net change in the Accumulation Unit value during the period is divided by the Accumulation Unit value at the beginning of the period ("base period return") and the result is divided by 7 and multiplied by

365 and the current yield figure carried to the nearest one-hundredth of one percent. Realized capital gains or losses and unrealized appreciation or depreciation of the Separate Account's portfolio are not included in the calculation. The Scudder Money Market (formerly Kemper Money Market) #1 and #2 Subaccounts' yields for the seven-day period ended March 31, 2001 were 3.13% and 4.72%, respectively, and average portfolio maturity was 40 days.


The Scudder Money Market (formerly Kemper Money Market) Subaccount's effective yield is determined by taking the base period return (computed as described above) and calculating the effect of assumed compounding. The formula for the effective yield is: (base period return +1)365/7-1. The Scudder Money Market (formerly Kemper Money Market) #1 and #2 Subaccounts' effective yields for the seven-day period ended March 31, 2001 were 3.18% and 4.83%, respectively.


In computing yield, the Separate Account follows certain standard accounting practices specified by Securities and Exchange Commission rules. These practices are not necessarily consistent with the accounting practices that the Separate Account uses in the preparation of its annual and semi-annual financial statements.

A Subaccount's performance quotations are based upon historical earnings and are not necessarily representative of future performance. The Subaccount's units are sold at Accumulation Unit value. Performance figures and Accumulation Unit value will fluctuate. Factors affecting a Subaccount's performance include general market conditions, operating expenses and investment management. Units of a Subaccount are redeemable at Accumulation Unit value, which may be more or less than original cost. The standardized performance figures include the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first seven years after purchase may be subject to a Withdrawal Charge that ranges from 7% the first year to 0% after seven years. Yield, effective yield and nonstandardized total return do not reflect the effect of the Withdrawal Charge or premium taxes that may be imposed upon the redemption of units. In addition, nonstandardized total return figures do not include the effect of the Records Maintenance Charge. Thus, yield, effective yield and nonstandardized total return figures may be higher than if these charges were deducted. Standardized average annual total return reflects the effect of the applicable Withdrawal Charge (but not premium tax) that may be imposed at the end of the period in question.

The Subaccounts may also provide comparative information on an annualized or nonannualized (cumulative) basis with regard to various indexes described in the Prospectus. In addition, the Subaccounts may provide performance analysis rankings of Lipper Analytical Services, Inc., the VARDS Report, Morningstar, Inc., Ibbotson Associates or Micropal. From time to time, the Separate Account may quote information from publications such as Morningstar, Inc., The Wall Street Journal, Money Magazine, Forbes, Barron's, Fortune, The Chicago Tribune, USA today, Institutional Investor, National Underwriter, Selling Life Insurance, Broker World, Registered Representative, Investment Advisor and VARDS.


The following tables include standardized average annual total return and nonstandardized total return quotations for various periods as of December 31, 2000.

                              PERFORMANCE FIGURES

                           (as of December 31, 2000)
                      (Standardized and Non-Standardized)



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          AVERAGE
                                                                                                                          ANNUAL
                                                                                                                           TOTAL
                                                                                               TOTAL RETURN(1)           RETURN(2)
                                                                                              (Non-Standardized)       Standardized
-----------------------------------------------------------------------------------------------------------------------------------
                                                             Year-to-Date                  Cumulative    Annualized      Annualized
                                                                  (%)          Ending         (%)           (%)              (%)
                                                               Return(3)      Value(4)       Return        Return          Return
----------------------------------------------------------------------------------------------------------------------------------
Kemper Contrarian Value Subaccount                               14.53%
 Life of Subaccount (from 05/01/96).......................                    $ 71,390        78.48%         13.22%          12.25%
 Life of Portfolio (from 05/01/96)........................                      71,390        78.48          13.22           12.25
 Three Years..............................................                      47,712        19.28           6.05            4.33
 One Year.................................................                      45,810        14.53          14.53            7.19
----------------------------------------------------------------------------------------------------------------------------------
Kemper Value+Growth Subaccount                                   -5.23
 Life of Subaccount (from 05/01/96).......................                      72,583        81.46          13.62           12.66
 Life of Portfolio (from 05/01/96)........................                      72,583        81.46          13.62           12.66
 Three Years..............................................                      51,627        29.07           8.88            7.11
 One Year.................................................                      37,908        -5.23          -5.23          -11.32
----------------------------------------------------------------------------------------------------------------------------------
Kemper Horizon 20+ Subaccount                                   -10.33
 Life of Subaccount (from 05/01/96).......................                      58,549        46.37           8.51            7.57
 Life of Portfolio (from 05/01/96)........................                      58,549        46.37           8.51            7.57
 Three Years..............................................                      43,085         7.71           2.51            0.83
 One Year.................................................                      35,869       -10.33         -10.33          -16.10
----------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Growth Subaccount                                   -15.73
 Life of Subaccount (from 09/15/95).......................                     115,001       187.50          22.06           21.37
 Life of Portfolio (from 09/13/93)........................                     121,426       203.57          16.44             N/A
 Five Years...............................................                      90,543       126.36          17.75           16.82
 Three Years..............................................                      64,035        60.09          16.98           15.11
 One Year.................................................                      33,707        15.73         -15.73          -21.16
----------------------------------------------------------------------------------------------------------------------------------
Kemper Money Market Subaccount #1 (7)                             4.63
 Life of Subaccount (from 04/06/82).......................                     101,882       154.71           5.11            5.06
 Life of Portfolio (from 04/06/82)........................                     101,882       154.71           5.11            5.06
 Ten Years................................................                      55,821        39.55           3.39            3.30
 Five Years...............................................                      48,274        20.69           3.83            2.97
 Three Years..............................................                      44,878        12.19           3.91            2.21
 One Year.................................................                      41,854         4.63           4.63           -2.08
----------------------------------------------------------------------------------------------------------------------------------
Kemper High Yield Subaccount (6)                                 -9.94
 Life of Subaccount (from 04/06/82).......................                     219,287       448.22           9.51            9.49
 Life of Portfolio (from 04/06/82)........................                     219,287       448.22           9.51            9.49
 Ten Years................................................                     103,752       159.38          10.00            9.95
 Five Years...............................................                      44,975        12.44           2.37            1.51
 Three Years..............................................                      36,311        -9.22          -3.17           -4.78
 One Year.................................................                      36,024        -9.94          -9.94          -15.73
----------------------------------------------------------------------------------------------------------------------------------
Kemper Government Securities Subaccount                           9.40
 Life of Subaccount (from 11/03/89).......................                      76,890        92.23           6.03            5.97
 Life of Portfolio (from 09/03/87)........................                      87,499       118.75           6.05            5.99
 Ten Years................................................                      70,094        75.24           5.77            5.70
 Five Years...............................................                      49,852        24.63           4.50            3.63
 Three Years..............................................                      45,863        14.66           4.66            2.96
 One Year.................................................                      43,758         9.40           9.40            2.38
----------------------------------------------------------------------------------------------------------------------------------
Kemper Investment Grade Bond Subaccount                           8.38
 Life of Subaccount (from 05/01/96).......................                      49,194        22.98           4.53            3.61
 Life of Portfolio (from 05/01/96)........................                      49,194        22.98           4.53            3.61
 Three Years..............................................                      44,573        11.43           3.67            1.98
 One Year.................................................                      43,353         8.38           8.38            1.44
----------------------------------------------------------------------------------------------------------------------------------

       The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost.
                   See page B-9 for additional information.

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        AVERAGE
                                                                                                                         ANNUAL
                                                                                                                          TOTAL
                                                                                                TOTAL RETURN(1)         RETURN(2)
                                                                                               (Non-Standardized)     Standardized
----------------------------------------------------------------------------------------------------------------------------------
                                                                 Year-to-Date                Cumulative   Annualized   Annualized
                                                                      (%)          Ending       (%)          (%)           (%)
                                                                   Return(3)      Value(4)     Return       Return       Return
----------------------------------------------------------------------------------------------------------------------------------
Kemper Growth Subaccount
 Life of Subaccount (from 12/09/83)...........................      -20.18%       $299,075     647.69%       12.52%        12.50%
 Life of Portfolio (from 12/09/83)............................                     299,075     647.69        12.52         12.50
 Ten Years....................................................                     159,423     298.56        14.83         14.79
 Five Years...................................................                      70,408      76.02        11.97         11.08
 Three Years..................................................                      49,016      22.54         7.01          5.27
 One Year.....................................................                      31,929     -20.18       -20.18        -25.33
---------------------------------------------------------------------------------------------------------------------------------
Kemper Blue Chip Subaccount
 Life of Subaccount (from 05/01/97)...........................       -9.11          55,726      39.31         9.47          8.00
 Life of Portfolio (from 05/01/97)............................                      55,726      39.31         9.47          8.00
 Three Years..................................................                      50,414      26.04         8.02          6.27
 One Year.....................................................                      36,355      -9.11        -9.11        -14.96
---------------------------------------------------------------------------------------------------------------------------------
Scudder VLIF Capital Growth Subaccount
 Life of Subaccount (from 06/01/98)...........................      -11.15          49,760      24.40         8.53          6.57
 Life of Portfolio (from 07/16/85)............................                     302,732     656.83        13.98           N/A
 Ten Years....................................................                     177,851     344.63        16.09           N/A
 Five Years...................................................                      91,361     128.40        17.96           N/A
 Three Years..................................................                      57,605      44.01        12.93           N/A
 One Year.....................................................                      35,541     -11.15       -11.15        -16.86
---------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Trust-Global Post-Venture Capital Subaccount
 Life of Subaccount (from 06/01/98)...........................      -20.06          46,431      16.08         5.75          3.83
 Life of Portfolio (from 09/30/96)............................                      58,874      47.18         9.52           N/A
 Three Years..................................................                      54,158      35.39        10.63           N/A
 One Year.....................................................                      31,976     -20.06       -20.06        -25.22
---------------------------------------------------------------------------------------------------------------------------------
KVS Dreman High Return Equity Subaccount
 Life of Subaccount (from 06/01/98)...........................       28.72          45,974      14.94         5.38          3.45
 Life of Portfolio (from 05/01/98)............................                      45,974      14.94         5.38           N/A
 One Year.....................................................                      51,487      28.72        28.72         20.49
---------------------------------------------------------------------------------------------------------------------------------
KVS Dreman Financial Services Subaccount
 Life of Subaccount (from 06/01/98)...........................       25.29          45,469      13.67         4.94          3.02
 Life of Portfolio (from 05/01/98)............................                      45,469      13.67         4.94           N/A
 One Year.....................................................                      50,116      25.29        25.29         17.28
---------------------------------------------------------------------------------------------------------------------------------
Kemper Small Cap Growth Subaccount
 Life of Subaccount (from 05/02/94)...........................      -11.95         120,747     201.87        18.03         17.66
 Life of Portfolio (from 05/02/94)............................                     120,747     201.87        18.03         17.66
 Five Years...................................................                      91,528     128.82        18.00         17.08
 Three Years..................................................                      54,565      36.41        10.90          9.12
 One Year.....................................................                      35,221     -11.95       -11.95        -17.61
---------------------------------------------------------------------------------------------------------------------------------
Kemper Small Cap Value Subaccount
 Life of Subaccount (from 05/01/96)...........................        2.61          44,143      10.36         2.13          1.22
 Life of Portfolio (from 05/01/96)............................                      44,143      10.36         2.13          1.22
 Three Years..................................................                      36,420      -8.95        -3.08         -4.69
 One Year.....................................................                      41,046       2.61         2.61         -3.97
---------------------------------------------------------------------------------------------------------------------------------
Kemper International Subaccount (5)
 Life of Subaccount (from 01/06/92)...........................      -21.59          82,566     106.42         8.40          8.34
 Life of Portfolio (from 01/06/92)............................                      82,566     106.42         8.40          8.34
 Five Years...................................................                      60,686      51.71         8.69          7.81
 Three Years..................................................                      48,908      22.27         6.93          5.19
 One Year.....................................................                      31,366     -21.59       -21.59        -26.65
---------------------------------------------------------------------------------------------------------------------------------
Kemper Strategic Income Subaccount
 Life of Subaccount (from 05/01/97)...........................        1.16          41,914       4.78         1.28         -0.10
 Life of Portfolio (from 05/01/97)............................                      41,914       4.78         1.28         -0.10
 Three Years..................................................                      41,122       2.80         0.93         -0.73
 One Year.....................................................                      40,462       1.16         1.16         -5.34
---------------------------------------------------------------------------------------------------------------------------------

       The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost.
                   See page B-9 for additional information.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          AVERAGE
                                                                                                                          ANNUAL
                                                                                                                           TOTAL
                                                                                               TOTAL RETURN(1)           RETURN(2)
                                                                                              (Non-Standardized)       Standardized
------------------------------------------------------------------------------------------------------------------------------------
                                                             Year-to-Date                  Cumulative    Annualized     Annualized
                                                                 (%)           Ending         (%)           (%)             (%)
                                                               Return(3)      Value(4)       Return        Return         Return
------------------------------------------------------------------------------------------------------------------------------------
Scudder VLIF Global Discovery Subaccount                           -6.60%
 Life of Subaccount (from 06/01/98).......................                   $ 58,874          47.19%        15.60%          13.53%
 Life of Portfolio (from 05/01/96)........................                     81,316         103.29         16.42             N/A
 Three Years..............................................                     70,193          75.48         20.62             N/A
 One Year.................................................                     37,362          -6.60         -6.60          -12.60
------------------------------------------------------------------------------------------------------------------------------------
Scudder VLIF International Subaccount                             -22.79
 Life of Subaccount (from 06/01/98).......................                     46,984          17.46          6.22            4.29
 Life of Portfolio (from 05/01/87)........................                    129,234         223.09          8.96             N/A
 Ten Years................................................                    102,441         156.10          9.86             N/A
 Five Years...............................................                     66,952          67.38         10.85             N/A
 Three Years..............................................                     54,995          37.49         11.20             N/A
 One Year.................................................                     30,885         -22.79        -22.79          -27.77
------------------------------------------------------------------------------------------------------------------------------------
Kemper New Europe Subaccount (5)                                   -7.46
 Life of Subaccount (from 06/01/98).......................                     37,624          -5.94         -2.28           -4.09
 Life of Portfolio (from 05/01/98)........................                     37,624          -5.94         -2.28           -4.09
 One Year.................................................                     37,015          -7.46         -7.46          -13.41
------------------------------------------------------------------------------------------------------------------------------------
Kemper Global Blue Chip Subaccount                                 -4.69
 Life of Subaccount (from 06/01/98).......................                     46,209          15.52          5.59            3.66
 Life of Portfolio (from 05/01/98)........................                     46,209          15.52          5.59            3.66
 One Year.................................................                     38,122          -4.69         -4.69          -10.82
------------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Trust-Emerging Markets Subaccount                  -32.50
 Life of Subaccount (from 06/01/98).......................                     33,036         -17.41         -6.92           -8.66
 Life of Portfolio (from 12/31/97)........................                     39,395          -1.51         -0.51             N/A
 Three Years..............................................                     39,395          -1.51         -0.51             N/A
       One Year...........................................                     27,000         -32.50        -32.50          -36.87
------------------------------------------------------------------------------------------------------------------------------------
Kemper Total Return Subaccount (16)                                -3.97
 Life of Subaccount (from 04/06/82).......................                    305,815         664.54         11.48           11.46
 Life of Portfolio (from 04/06/82)........................                    305,815         664.54         11.48           11.46
 Ten Years................................................                    112,990         182.48         10.94           10.90
 Five Years...............................................                     67,321          68.30         10.97           10.08
 Three Years..............................................                     49,387          23.47          7.28            5.54
 One Year.................................................                     38,411          -3.97         -3.97          -10.14
------------------------------------------------------------------------------------------------------------------------------------
Kemper Horizon 10+ Subaccount                                      -6.16
 Life of Subaccount (from 05/01/96).......................                     56,005          40.01          7.48            6.54
 Life of Portfolio (from 05/01/96)........................                     56,005          40.01          7.48            6.54
 Three Years..............................................                     44,052          10.13          3.27            1.58
 One Year.................................................                     37,536          -6.16         -6.16          -12.19
------------------------------------------------------------------------------------------------------------------------------------
Kemper Horizon 5 Subaccount                                        -1.65
 Life of Subaccount (from 05/01/96).......................                     53,159          32.90          6.29            5.35
 Life of Portfolio (from 05/01/96)........................                     53,159          32.90          6.29            5.35
 Three Years..............................................                     44,033          10.08          3.25            1.56
 One Year.................................................                     39,338          -1.65         -1.65           -7.97
------------------------------------------------------------------------------------------------------------------------------------
Scudder VLIF Growth and Income Subaccount                          -3.45
 Life of Subaccount (from 06/01/98).......................                     37,909          -5.23         -1.99           -3.80
 Life of Portfolio (from 05/02/94)........................                     89,162         122.90         12.78             N/A
 Five Years...............................................                     66,020          65.05         10.54             N/A
 Three Years..............................................                     42,592           6.48          2.11             N/A
 One Year.................................................                     38,619          -3.45         -3.45           -9.66
------------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Growth and Income Subaccount                          -15.29
 Life of Subaccount (from 06/01/98).......................                     70,667          76.67         24.67           22.38
 Life of Portfolio (from 05/01/98)........................                     69,031          72.58         22.72             N/A
 One Year.................................................                     33,884         -15.29        -15.29          -20.75
------------------------------------------------------------------------------------------------------------------------------------

The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page B-9 for additional information.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          AVERAGE
                                                                                                                          ANNUAL
                                                                                                                           TOTAL
                                                                                               TOTAL RETURN(1)           RETURN(2)
                                                                                              (Non-Standardized)       Standardized
------------------------------------------------------------------------------------------------------------------------------------
                                                             Year-to-Date                  Cumulative    Annualized     Annualized
                                                                  (%)          Ending         (%)           (%)             (%)
                                                               Return(3)      Value(4)       Return        Return         Return
------------------------------------------------------------------------------------------------------------------------------------
Alger American Leveraged AllCap Subaccount                        -25.87%
 Life of Subaccount (from 11/01/99).......................                   $ 39,094          -2.27%        -1.95%          -7.68%
 Life of Portfolio (from 01/24/95)........................                    181,853         354.63         29.07             N/A
 Five Years...............................................                    105,689         164.22         21.45             N/A
 Three Years..............................................                     81,051         102.63         26.54             N/A
 One Year.................................................                     29,652         -25.87        -25.87          -30.66
------------------------------------------------------------------------------------------------------------------------------------
Alger American Balanced Subaccount                                 -4.10
 Life of Subaccount (from 11/01/99).......................                     42,351           5.88          5.04            0.02
 Life of Portfolio (from 09/05/89)........................                    123,924         209.81         10.50             N/A
 Ten Years................................................                    115,419         188.55         11.18             N/A
 Five Years...............................................                     81,378         103.45         15.26             N/A
 Three Years..............................................                     63,396          58.49         16.59             N/A
 One Year.................................................                     38,358          -4.10         -4.10          -10.27
------------------------------------------------------------------------------------------------------------------------------------
Dreyfus Socially Responsible Growth Subaccount                    -12.26
 Life of Subaccount (from 05/03/99).......................                     41,741           4.35          2.60           -0.89
 Life of Portfolio (from 10/07/93)........................                    123,640         209.10         16.89             N/A
 Five Years...............................................                     86,984         117.46         16.81             N/A
 Three Years..............................................                     57,446          43.62         12.82             N/A
 One Year.................................................                     35,095         -12.26        -12.26          -17.91
------------------------------------------------------------------------------------------------------------------------------------
Dreyfus MidCap Stock Subaccount                                     6.79
 Life of Subaccount (from 11/01/99).......................                     46,952          17.38         14.79           10.90
 Life of Portfolio (from 05/01/98)........................                     44,970          12.42          4.49             N/A
 One Year.................................................                     42,715           6.79          6.79           -0.06
------------------------------------------------------------------------------------------------------------------------------------
Kemper Aggressive Growth Subaccount                                -6.27
 Life of Subaccount (from 05/03/99).......................                     51,965          29.91         17.07           13.11
 Life of Portfolio (from 05/03/99)........................                     51,965          29.91         17.07           13.11
 One Year.................................................                     37,490          -6.27         -6.27          -12.30
------------------------------------------------------------------------------------------------------------------------------------
Kemper Technology Growth Subaccount                               -22.65
 Life of Subaccount (from 05/03/99).......................                     54,474          36.18         20.44           16.38
 Life of Portfolio (from 05/03/99)........................                     54,474          36.18         20.44           16.38
 One Year.................................................                     30,938         -22.65        -22.65          -27.65
------------------------------------------------------------------------------------------------------------------------------------
KVS Index 500 Subaccount                                          -11.18
 Life of Subaccount (from 09/10/99).......................                     38,745          -3.14         -2.37           -6.49
 Life of Portfolio (from 09/10/99)........................                     38,745          -3.14         -2.37           -6.49
 One Year.................................................                     35,529         -11.18        -11.18          -16.89
------------------------------------------------------------------------------------------------------------------------------------
KVS Focused Large Cap Growth Subaccount                           -10.28
 Life of Subaccount (from 10/29/99).......................                     45,746          14.37         12.16            6.84
 Life of Portfolio (from 10/29/99)........................                     45,746          14.37         12.16            6.84
 One Year.................................................                     35,888         -10.28        -10.28          -16.05
------------------------------------------------------------------------------------------------------------------------------------
KVS Growth and Income Subaccount                                  -10.44
 Life of Subaccount (from 05/01/00).......................                     34,802         -12.99        -18.94          -18.55
 Life of Portfolio (from 10/29/99)........................                     41,079           2.70          2.30             N/A
 One Year.................................................                     35,826         -10.44        -10.44          -16.20
------------------------------------------------------------------------------------------------------------------------------------
KVS Growth Opportunities Subaccount                               -12.65
 Life of Subaccount (from 05/01/00).......................                     32,664         -18.34        -26.33          -23.56
 Life of Portfolio (from 10/29/99)........................                     40,585           1.46          1.25             N/A
 One Year.................................................                     34,942         -12.65        -12.65          -18.27
------------------------------------------------------------------------------------------------------------------------------------
Scudder VLIF 21/st/ Century Growth Subaccount                     -23.66
 Life of Subaccount (from 05/01/00).......................                     31,379         -21.55        -30.66          -37.24
 Life of Portfolio (from 05/03/99)........................                     53,455          33.64         19.08             N/A
 One Year.................................................                     30,537         -23.66        -23.66          -28.59
------------------------------------------------------------------------------------------------------------------------------------

The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page B-9 for additional information.

                          PERFORMANCE FIGURES--NOTES

*  N/A Not Applicable

No Accumulation Unit Values are shown for the Scudder Health Sciences, SVS Strategic Equity, SVS Venture Value, SVS Mid-Cap Growth, SVS Dynamic Growth and INVESCO VIF Utilities Subaccounts because they are first offered as of May 1, 2001.

(1) The Non-Standardized Total Return figures quoted are based on a hypothetical $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(2) The Standardized Average Annual Total Return figures quoted are based on a hypothetical $1,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract including the applicable Withdrawal Charge that may be imposed at the end of the quoted period. Premium taxes are not reflected.

(3) The Year to Date percentage return figures quoted are based on the change in unit values.

(4) The Ending Values quoted are based on a $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(5) There are special risks associated with investing in non-U.S. companies, including fluctuating foreign currency exchange rates, foreign governmental regulations and differing degrees of liquidity that may adversely affect portfolio securities.

(6) The high yield potential offered by these Subaccounts reflect the substantial risks associated with investments in high-yield bonds.

(7) An investment in the Kemper Money Market Subaccount is neither insured nor guaranteed by the U.S. government. There can be no assurance that the Kemper Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per share. Kemper Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the first Contribution Year.

The following tables illustrate an assumed $40,000 investment in shares of certain Subaccounts. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period, and thus may be higher than if such charge were deducted. Each table covers the period from the inception date of each Portfolio to December 31, 2000.

KEMPER MONEY MARKET SUBACCOUNT #1

Year
Ended                                                          Total
12/31                                                          Value
-----                                                          -----
1982.......................................................  $ 43,058
1983.......................................................    46,405
1984.......................................................    50,672
1985.......................................................    54,097
1986.......................................................    56,930
1987.......................................................    59,890
1988.......................................................    63,522
1989.......................................................    68,411
1990.......................................................    73,006
1991.......................................................    76,284
1992.......................................................    77,837
1993.......................................................    78,986
1994.......................................................    81,032
1995.......................................................    84,457
1996.......................................................    87,474
1997.......................................................    90,808
1998.......................................................    94,176
1999.......................................................    97,369
2000.......................................................   101,882

KEMPER GOVERNMENT SECURITIES SUBACCOUNT

Year
Ended                                                          Total
12/31                                                          Value
-----                                                          -----
1987.......................................................  $ 40,113
1988.......................................................    40,802
1989.......................................................    46,076
1990.......................................................    49,932
1991.......................................................    56,791
1992.......................................................    59,338
1993.......................................................    62,337
1994.......................................................    59,698
1995.......................................................    70,167
1996.......................................................    71,013
1997.......................................................    76,314
1998.......................................................    80,552
1999.......................................................    79,983
2000.......................................................    87,499

KEMPER INVESTMENT GRADE BOND SUBACCOUNT

Year
Ended                                                          Total
12/31                                                          Value
-----                                                          -----
1996................................                         $ 41,050
1997................................                           44,146
1998................................                           46,992
1999................................                           45,388
2000................................                           49,194



KEMPER STRATEGIC INCOME SUBACCOUNT

Year
Ended                                                          Total
12/31                                                          Value
-----                                                          -----
1997................................                         $ 40,770
1998................................                           44,625
1999................................                           41,434
2000................................                           41,914

KEMPER HORIZON 5 SUBACCOUNT

Year
Ended                                                          Total
12/31                                                          Value
-----                                                          -----
1996................................                         $ 43,440
1997................................                           48,290
1998................................                           52,269
1999................................                           54,052
2000................................                           53,159

KEMPER HIGH YIELD SUBACCOUNT

Year
Ended                                                          Total
12/31                                                          Value
-----                                                          -----
1982................................                         $ 49,485
1983................................                           56,063
1984................................                           62,318
1985................................                           74,896
1986................................                           87,063
1987................................                           91,000
1988................................                          104,083
1989................................                          101,388
1990................................                           84,543
1991................................                          126,809
1992................................                          147,400
1993................................                          174,590
1994................................                          168,495
1995................................                          195,244
1996................................                          219,431
1997................................                          241,567
1998................................                          241,694
1999................................                          243,489
2000................................                          219,287

KEMPER HORIZON 10+ SUBACCOUNT

Year
Ended                               Total
12/31                               Value
-----                               -----

1996............................  $ 44,149
1997............................    50,854
1998............................    55,836
1999............................    59,681
2000............................    56,005

KEMPER TOTAL RETURN SUBACCOUNT

Year
Ended                               Total
12/31                               Value
-----                               -----

1982............................  $ 49,392
1983............................    57,378
1984............................    53,853
1985............................    68,340
1986............................    77,673
1987............................    77,145
1988............................    85,304
1989............................   104,439
1990............................   108,263
1991............................   147,457
1992............................   147,945
1993............................   163,715
1994............................   145,460
1995............................   182,305
1996............................   209,311
1997............................   247,690
1998............................   281,266
1999............................   318,469
2000............................   305,815

KEMPER HORIZON 20+ SUBACCOUNT

Year
Ended                               Total
12/31                               Value
-----                               -----

1996............................  $ 45,738
1997............................    54,357
1998............................    60,598
1999............................    65,292
2000............................    58,549

KVS INDEX 500 SUBACCOUNT

Year
Ended                               Total
12/31                               Value
-----                               -----

1999............................  $ 43,620
2000............................    38,745

KEMPER VALUE+GROWTH SUBACCOUNT

Year
Ended                                   Total
12/31                                   Value
-----                                   -----

1996................................  $ 45,433
1997................................    56,237
1998................................    66,652
1999................................    76,588
2000................................    72,583

KEMPER BLUE CHIP SUBACCOUNT

Year
Ended                                   Total
12/31                                   Value
-----                                   -----

1997................................  $ 44,215
1998................................    49,643
1999................................    61,313
2000................................    55,726

KEMPER INTERNATIONAL SUBACCOUNT

Year
Ended                                   Total
12/31                                   Value
-----                                   -----

1992................................  $ 39,188
1993................................    51,394
1994................................    48,859
1995................................    54,742
1996................................    62,541
1997................................    67,528
1998................................    73,273
1999................................   105,294
2000................................    82,566

KEMPER CONTRARIAN VALUE SUBACCOUNT

Year
Ended                                   Total
12/31                                   Value
-----                                   -----

1996................................  $ 46,528
1997................................    59,851
1998................................    70,398
1999................................    62,335
2000................................    71,390

KEMPER SMALL CAP VALUE SUBACCOUNT

Year
Ended                                    Total
12/31                                    Value
-----                                    -----

1996.................................  $ 40,372
1997.................................    48,482
1998.................................    42,434
1999.................................    43,018
2000.................................    44,143

KEMPER SMALL CAP GROWTH SUBACCOUNT

Year
Ended                                    Total
12/31                                    Value
-----                                    -----

1994.................................  $ 41,214
1995.................................    52,896
1996.................................    66,854
1997.................................    88,516
1998.................................   103,332
1999.................................   137,129
2000.................................   120,747

KEMPER GROWTH SUBACCOUNT

Year
Ended                                    Total
12/31                                    Value
-----                                    -----

1983.................................  $ 41,162
1984.................................    45,032
1985.................................    55,641
1986.................................    60,009
1987.................................    60,236
1988.................................    59,691
1989.................................    75,587
1990.................................    75,040
1991.................................   118,218
1992.................................   120,823
1993.................................   136,694
1994.................................   128,113
1995.................................   170,566
1996.................................   203,889
1997.................................   244,064
1998.................................   277,058
1999.................................   374,670
2000.................................   299,075

KEMPER AGGRESSIVE GROWTH SUBACCOUNT

Year
Ended                                    Total
12/31                                    Value
-----                                    -----

1999.................................  $ 55,443
2000.................................    51,965

KEMPER TECHNOLOGY GROWTH SUBACCOUNT

Year
Ended                                        Total
12/31                                        Value
-----                                        -----

1999......................................  $70,429
2000......................................   54,474

KEMPER GLOBAL BLUE CHIP SUBACCOUNT

Year
Ended                                        Total
12/31                                        Value
-----                                        -----

1998......................................  $38,802
1999......................................   48,485
2000......................................   46,209

KEMPER NEW EUROPE SUBACCOUNT

Year
Ended                                        Total
12/31                                        Value
-----                                        -----

1998......................................  $36,135
1999......................................   40,658
2000......................................   37,624

KVS DREMAN HIGH RETURN EQUITY SUBACCOUNT

Year
Ended                                        Total
12/31                                        Value
-----                                        -----

1998......................................  $40,766
1999......................................   35,717
2000......................................   45,974

KVS DREMAN FINANCIAL SERVICES SUBACCOUNT

Year
Ended                                        Total
12/31                                        Value
-----                                        -----

1998......................................  $38,758
1999......................................   36,291
2000......................................   45,469

KVS FOCUSED LARGE CAP GROWTH SUBACCOUNT

Year
Ended                                        Total
12/31                                        Value
-----                                        -----

1999......................................  $50,988
2000......................................   45,746

SCUDDER VLIF GLOBAL DISCOVERY SUBACCOUNT

Year
Ended                                          Total
12/31                                          Value
-----                                          -----
1996.......................................  $ 41,810
1997.......................................    46,339
1998.......................................    53,214
1999.......................................    87,058
2000.......................................    81,316

 SCUDDER VLIF GROWTH AND INCOME SUBACCOUNT

Year
Ended                                         Total
12/31                                         Value
-----                                         -----
1994.......................................  $ 41,578
1995.......................................    54,021
1996.......................................    65,077
1997.......................................    83,736
1998.......................................    88,276
1999.......................................    92,351
2000.......................................    89,162

   SCUDDER VLIF INTERNATIONAL SUBACCOUNT

Year
Ended                                         Total
12/31                                         Value
-----                                         -----
1987.......................................  $ 35,409
1988.......................................    40,769
1989.......................................    55,419
1990.......................................    50,462
1991.......................................    55,468
1992.......................................    53,012
1993.......................................    72,052
1994.......................................    70,457
1995.......................................    77,210
1996.......................................    87,390
1997.......................................    93,997
1998.......................................   109,837
1999.......................................   167,372
2000.......................................   129,234

SCUDDER VLIF CAPITAL GROWTH SUBACCOUNT

Year
Ended                                                Total
12/31                                                Value
-----                                                -----
1985..............................................  $ 43,878
1986..............................................    52,927
1987..............................................    51,190
1988..............................................    61,634
1989..............................................    74,624
1990..............................................    68,087
1991..............................................    93,734
1992..............................................    98,364
1993..............................................   117,263
1994..............................................   104,465
1995..............................................   132,542
1996..............................................   157,011
1997..............................................   210,213
1998..............................................   255,462
1999..............................................   340,708
2000..............................................   302,732

JANUS ASPEN GROWTH SUBACCOUNT

Year
Ended                                                Total
12/31                                                Value
-----                                                -----
1993..............................................  $ 41,230
1994..............................................    41,785
1995..............................................    53,645
1996..............................................    62,659
1997..............................................    75,123
1998..............................................   100,505
1999..............................................   142,716
2000..............................................   121,426

JANUS ASPEN GROWTH AND INCOME SUBACCOUNT

Year
Ended                                                Total
12/31                                                Value
-----                                                -----
1998..............................................  $ 47,478
1999..............................................    81,490
2000..............................................    69,031


WARBURG PINCUS TRUST-EMERGING MARKETS SUBACCOUNT

Year
Ended                                                Total
12/31                                                Value
-----                                                -----
1998..............................................  $ 32,622
1999..............................................    58,362
2000..............................................    33,036

WARBURG PINCUS TRUST-POST-VENTURE CAPITAL SUBACCOUNT

Year
Ended                                              Total
12/31                                              Value
-----                                              -----
1996............................................  $ 38,903
1997............................................    43,483
1998............................................    45,675
1999............................................    73,647
2000............................................    58,874


DREYFUS SOCIALLY RESPONSIBLE GROWTH SUBACCOUNT

Year
Ended                                              Total
12/31                                              Value
-----                                              -----
1993............................................  $ 42,817
1994............................................    42,884
1995............................................    56,987
1996............................................    68,194
1997............................................    86,456
1998............................................   110,385
1999............................................   141,634
2000............................................   123,640

DREYFUS MIDCAP STOCK SUBACCOUNT

Year
Ended                                              Total
12/31                                              Value
-----                                              -----
1998............................................  $ 38,533
1999............................................    42,111
2000............................................    44,970

ALGER AMERICAN LEVERAGED ALLCAP SUBACCOUNT

Year
Ended                                              Total
12/31                                              Value
-----                                              -----
1995............................................  $ 68,826
1996............................................    76,040
1997............................................    89,748
1998............................................   139,696
1999............................................   245,315
2000............................................   181,853

ALGER AMERICAN BALANCED SUBACCOUNT

Year
Ended                                               Total
12/31                                               Value
-----                                               -----
1989............................................  $ 40,004
1990............................................    39,331
1991............................................    38,834
1992............................................    41,163
1993............................................    43,758
1994............................................    41,313
1995............................................    52,407
1996............................................    56,932
1997............................................    67,272
1998............................................    87,252
1999............................................   111,184
2000............................................   123,924

TAX-DEFERRED ACCUMULATION

                                      NON-QUALIFIED               CONVENTIONAL
                                         ANNUITY                  SAVINGS PLAN
                                 After-tax contributions            After-tax
                                and tax-deferred earnings         contributions
                                -------------------------
                                                Taxable Lump       and taxable
                              No Withdrawals   Sum Withdrawal       earnings
                              --------------   --------------     -------------
10 Years...................      $107,946        $ 86,448          $ 81,693
20 Years...................       233,048         165,137           133,476
30 Years...................       503,133         335,021           218,082

This chart compares the accumulation of a $50,000 initial investment into a Non-Qualified Annuity and a Conventional Savings Plan. Contributions to the Non-Qualified Annuity and the Conventional Savings Plan are made after-tax. Only the gain in the Non-Qualified Annuity will be subject to income tax in a taxable lump sum withdrawal. The chart assumes a 37.1% federal marginal tax rate and an 8% annual return. The 37.1% federal marginal tax is based on a marginal tax rate of 36%, representative of the target market, adjusted to reflect a decrease of $3 of itemized deductions for each $100 of income over $117,950. Tax rates are subject to change as is the tax-deferred treatment of the Contracts. Income on Non-Qualified Annuities is taxed as ordinary income upon withdrawal. A 10% tax penalty may apply to early withdrawals. See "Federal Income Taxes" in the prospectus. The chart does not reflect the following annuity charges and expenses: 1.25% mortality and expense risk; .10% administration charges; 7% maximum deferred withdrawal charge; and $30 annual records maintenance charge. The tax-deferred accumulation would be reduced if these charges were reflected. No implication is intended by the use of these assumptions that the return shown is guaranteed in any way or that the return shown represents an average or expected rate of return over the period of the Contracts. [IMPORTANT--THIS IS NOT AN ILLUSTRATION OF YIELD OR RETURN].

Unlike savings plans, contributions to Non-Qualified Annuities provide tax-deferred treatment on earnings. In addition, contributions to tax-deferred retirement annuities are not subject to current tax in the year of contribution. When monies are received from a Non-Qualified Annuity (and you have many different options on how you receive your funds), they are subject to income tax. At the time of receipt, if the person receiving the monies is retired, not working or has additional tax exemptions, these monies may be taxed at a lesser rate.

                               STATE REGULATION

KILICO is subject to the laws of Illinois governing insurance companies and to regulation by the Illinois Department of Insurance. An annual statement in a prescribed form is filed with the Illinois Department of Insurance each year. KILICO's books and accounts are subject to review by the Department of Insurance at all times, and a full examination of its operations is conducted periodically. Such regulation does not, however, involve any supervision of management or investment practices or policies. In addition, KILICO is subject to regulation under the insurance laws of other jurisdictions in which it may operate.

                                    EXPERTS


The combined statements of assets and liabilities and contract owners' equity of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account as of December 31, 2000 and the related combined statements of operations for the year then ended and the combined statements of changes in contract owners' equity for each of the two years in the period then ended have been included herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             FINANCIAL STATEMENTS

This Statement of Additional Information contains financial statements for the Separate Account which reflect assets attributable to the Contracts and also assets attributable to other variable annuity contracts offered by KILICO through the Separate Account.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Kemper Investors Life Insurance Company and Contract Owners of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account

In our opinion, the accompanying combined statement of assets and liabilities and contract owners' equity and the related combined statement of operations and combined statements of changes in contract owners' equity present fairly, in all material respects, the financial position of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account (the "Company"), at December 31, 2000 and the results of its operations for the year then ended and the changes in its policy owners' equity for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of portfolio shares owned at December 31, 2000 by correspondence with the underlying funds. We believe that our audits provide a reasonable basis for our opinion.


February 20, 2001
Chicago, Illinois

KILICO Variable Annuity Separate Account

Combined Statement of Assets and Liabilities and Contract Owners' Equity

December 31, 2000
(in thousands)

                                                                     Kemper Variable Series
                                        -------------------------------------------------------------------------------------------
                                Total
                               KILICO       Kemper
                              Variable       Money        Kemper       Kemper       Kemper      Kemper                    Kemper
                               Annuity      Market        Money      Government   Investment   Strategic     Kemper        High
                              Separate    Subaccount      Market     Securities   Grade Bond    Income      Horizon 5      Yield
                               Account        #1       Subaccount#2  Subaccount   Subaccount  Subaccount   Subaccount   Subaccount
                             -----------  -----------  ------------  -----------  ----------  -----------  -----------  -----------
Assets
Investments in underlying
  portfolio funds, at
  current values...........  $4,040,708       131,453        12,994      70,651       24,510       3,209        7,434      172,927
Dividends and other
  receivables..............       3,681           320            34          43            9           5           19          195
                             ----------    ----------    ----------  ----------   ----------  ----------   ----------   ----------

Total assets...............   4,044,389       131,773        13,028      70,694       24,519       3,214        7,453      173,122
                             ----------    ----------    ----------  ----------   ----------  ----------   ----------   ----------

Liabilities and Contract
 Owners' Equity
Liabilities:
Mortality and expense risk
 and administrative
 charges...................         662            94            --          --           --          --           --           --
Other payables.............       1,800           363            --          13           41          --           16            4
                             ----------    ----------    ----------  ----------   ----------  ----------   ----------   ----------

Total liabilities..........       2,462           457            --          13           41          --           16            4
                             ----------    ----------    ----------  ----------   ----------  ----------   ----------   ----------

Contract Owners' Equity....  $4,041,927       131,316        13,028      70,681       24,478       3,214        7,437      173,118
                             ==========    ==========    ==========  ==========   ==========  ==========   ==========   ==========

Analysis of Contract
 Owners' Equity
Excess (deficiency) of
 proceeds from units sold
 over payments for units
 redeemed..................  $2,203,575        48,530        11,212      28,132       22,452       3,139        6,359      (25,464)
Accumulated net investment
 income (loss).............   1,456,135        82,786         1,816      40,979        1,107         115          685      241,951
Accumulated net realized
 gain (loss) on sales of
 investments...............     455,543            --            --        (602)         103         (94)         559      (12,604)
Unrealized appreciation
 (depreciation) of
 investments...............     (73,326)           --            --       2,172          816          54         (166)     (30,765)
                             ----------    ----------    ----------  ----------   ----------  ----------   ----------   ----------

Contract Owners' Equity....  $4,041,927       131,316        13,028      70,681       24,478       3,214        7,437      173,118
                             ==========    ==========    ==========  ==========   ==========  ==========   ==========   ==========

See accompanying notes to financial statements.

                                                      Kemper Variable Series
------------------------------------------------------------------------------------------------------------------------

                 Kemper                     Kemper                                   Kemper       Kemper       Kemper
   Kemper         Total        Kemper      Value +      Kemper         Kemper      Contrarian    Small Cap    Small Cap
 Horizon 10+     Return     Horizon 20+     Growth     Blue Chip   International      Value        Value       Growth
 Subaccount    Subaccount    Subaccount   Subaccount  Subaccount     Subaccount    Subaccount   Subaccount   Subaccount
-------------  -----------  ------------  ----------  -----------  --------------  -----------  -----------  -----------
      13,354      603,746         8,312       43,352      62,371         107,104       88,074       32,225      184,750
           2          259            11           73           6             197           27           97          171
------------   ----------    ----------   ----------  ----------      ----------   ----------   ----------   ----------

      13,356      604,005         8,323       43,425      62,377         107,301       88,101       32,322      184,921
------------   ----------    ----------   ----------  ----------      ----------   ----------   ----------   ----------

          --          563            --           --          --              --           --           --           --
          --            7            --           --           4               3           88           --            1
------------   ----------    ----------   ----------  ----------      ----------   ----------   ----------   ----------

          --          570            --           --           4               3           88           --            1
------------   ----------    ----------   ----------  ----------      ----------   ----------   ----------   ----------

      13,356      603,435         8,323       43,425      62,373         107,298       88,013       32,322      184,920
============   ==========    ==========   ==========  ==========      ==========   ==========   ==========   ==========

      10,701      (93,459)        6,610       29,564      62,245          22,599       63,473       31,264      114,725

       1,431      511,849         1,098        4,466        (773)         48,334       23,325          (86)      39,970

       1,946      157,506         1,239        9,326       1,998          43,883        5,635          814       36,398

        (722)      27,539          (624)          69      (1,097)         (7,518)      (4,420)         330       (6,173)
------------   ----------    ----------   ----------  ----------      ----------   ----------   ----------   ----------

      13,356      603,435         8,323       43,425      62,373         107,298       88,013       32,322      184,920
============   ==========    ==========   ==========  ==========      ==========   ==========   ==========   ==========

KILICO Variable Annuity Separate Account

Combined Statement of Assets and Liabilities and Contract Owners' Equity (continued)

December 31, 2000
(in thousands)

                                                                    Kemper Variable Series
                             -----------------------------------------------------------------------------------------------------
                                                                                                 KVS          KVS
                                            Kemper       Kemper       Kemper       Kemper       Dreman       Dreman
                                                                                                 High
                               Kemper     Aggressive   Technology     Global        New         Return     Financial       KVS
                               Growth       Growth       Growth     Blue Chip      Europe       Equity      Services    Index 500
                             Subaccount   Subaccount   Subaccount   Subaccount   Subaccount   Subaccount   Subaccount   Subaccount
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Assets
 Investments in underlying
  portfolio funds, at
  current values...........    $424,084       24,812       97,837       10,292        3,742       63,517       17,180       42,884
 Dividends and other
  receivables..............         219           --           --           --           --            6            3           --
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------

Total assets...............     424,303       24,812       97,837       10,292        3,742       63,523       17,183       42,884
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------

Liabilities and Contract
 Owners' Equity
Liabilities:
Mortality and expense risk
 and administrative
 charges...................          --           --           --           --           --           --           --           --
Other payables.............          14           --           --           --           --            3           --           --
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------

Total liabilities..........          14           --           --           --           --            3           --           --
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------

Contract Owners' Equity....    $424,289       24,812       97,837       10,292        3,742       63,520       17,183       42,884
                             ==========   ==========   ==========   ==========   ==========   ==========   ==========   ==========

Analysis of Contract
 Owners' Equity
Excess (deficiency) of
 proceeds from units
 sold over payments for
  units redeemed...........    $(32,620)      28,222      129,894       10,042        3,706       54,838       14,582       46,410
Accumulated net investment
 income
 (loss)....................     317,583         (171)        (954)         (70)         (10)       1,847          (86)        (367)
Accumulated net realized
 gain (loss) on
 sales of investments......     127,400          204          788          212           89         (980)         (98)          13
Unrealized appreciation
 (depreciation)
 of investments............      11,926       (3,443)     (31,891)         108          (43)       7,815        2,785       (3,172)
                             ----------   ----------   ----------   ----------   ----------       ------       ------   ----------

Contract Owners' Equity....    $424,289       24,812       97,837       10,292        3,742       63,520       17,183       42,884
                             ==========   ==========   ==========   ==========   ==========       ======       ======   ==========

See accompanying notes to financial statements.

      Kemper Variable Series                                Scudder Variable Life Investment Fund
----------------------------------  -------------------------------------------------------------------------------------
       KVS
     Focused           Kemper          KVS      Scudder VLIF  Scudder VLIF                     Scudder VLIF  Scudder VLIF
    Large Cap          Growth       Growth and     Global      Growth and      Scudder VLIF      Capital    21/st/ Century
     Growth        Opportunities      Income     Discovery       Income       International       Growth        Growth
   Subaccount        Subaccount     Subaccount   Subaccount    Subaccount       Subaccount      Subaccount    Subaccount
 --------------   ---------------   ----------  ------------  -------------  ----------------  ------------  ------------
          7,199            46,796       34,203        49,508         24,081            58,711        27,239         4,161
             --                --           --            --             --                 2             6            --
      ---------         ---------    ---------     ---------      ---------         ---------     ---------     ---------

          7,199            46,796       34,203        49,508         24,081            58,713        27,245         4,161
      ---------         ---------    ---------     ---------      ---------         ---------     ---------     ---------
             --                --           --            --             --                --            --            --
             --                 1           --            --             --                26             1            --
      ---------         ---------    ---------     ---------      ---------         ---------     ---------     ---------
             --                 1           --            --             --                26             1            --
      ---------         ---------    ---------     ---------      ---------         ---------     ---------     ---------

          7,199            46,795       34,203        49,508         24,081            58,687        27,244         4,161
      =========         =========    =========     =========      =========         =========     =========     =========

          8,294            54,317       37,184        51,436         24,699            60,560        27,901         4,862

            (28)             (309)        (192)          691            444             4,879         2,143           (36)

            (51)                3           (9)          568            (17)           (6,650)          195           (28)

         (1,016)           (7,216)      (2,780)       (3,187)        (1,045)             (102)       (2,995)         (637)
      ---------         ---------    ---------     ---------      ---------         ---------     ---------     ---------

          7,199            46,795       34,203        49,508         24,081            58,687        27,244         4,161
      =========         =========    =========     =========      =========         =========     =========     =========

KILICO Variable Annuity Separate Account

Combined Statement of Assets and Liabilities and Contract Owners' Equity (continued)

December 31, 2000
(in thousands)

                                                                                                         The Dreyfus
                                                                                                          Socially
                                                                                           Dreyfus       Responsible
                                                                                          Investment       Growth
                                                             The Alger American Fund      Portfolio       Fund, Inc
                                                         -------------------------------  ----------     -----------

                                                            Alger                                        The Dreyfus
                                                          American          Alger          Dreyfus        Socially
                                                          Leveraged        American         Midcap       Responsible
                                                           AllCap          Balanced         Stock          Growth
                                                         Subaccount       Subaccount      Subaccount     Subaccount
                                                         -----------      ----------      ----------     -----------
Assets
Investments in underlying
 portfolio funds, at current values....................     $ 40,635          13,678          13,397          11,004
Dividends and other Receivables........................            1              --              --               3
                                                            --------      ----------      ----------      ----------

Total assets...........................................       40,636          13,678          13,397          11,007
                                                            --------      ----------      ----------      ----------

Liabilities and Contract Owners' Equity
Liabilities:
Mortality and expense
 risk and administrative charges.......................           --              --              --               1
Other payables.........................................            1              --              --              60
                                                            --------      ----------      ----------      ----------

Total liabilities......................................            1              --              --              61
                                                            --------      ----------      ----------      ----------

Contract Owners' Equity................................     $ 40,635          13,678          13,397          10,946
                                                            ========      ==========      ==========      ==========

Analysis of Contract Owners' Equity
Excess of proceeds from units sold over
 payments for units redeemed...........................     $ 51,772          14,481          13,402          12,034
Accumulated net investment income......................          965             168             143              26
Accumulated net realized
 gain (loss) on sales of investments...................         (211)            (42)             38             120
Unrealized appreciation (depreciation) of investments..      (11,891)           (929)           (186)         (1,234)
                                                            --------      ----------      ----------      ----------

 Contract Owners' Equity...............................     $ 40,635          13,678          13,397          10,946
                                                            ========      ==========      ==========      ==========

See accompanying notes to financial statements.



     Janus Aspen Series          Warburg Pincus Trust
----------------------------  -------------------------
                                             Warburg
                                Warburg      Pincus
                Janus Aspen     Pincus       Global
 Janus Aspen     Growth and    Emerging   Post-Venture
    Growth         Income       Markets      Capital        Other
  Subaccount     Subaccount   Subaccount   Subaccount    Subaccounts
  ----------     ----------   ----------   ----------    -----------
    285,469         101,354        9,991         8,928     1,053,540
         60               6           --            --         1,907
  ---------       ---------     --------      --------   -----------

    285,529         101,360        9,991         8,928     1,055,447
  ---------       ---------     --------      --------   -----------



         --              --           --            --             4
         32               4           14            --         1,104
  ---------       ---------     --------      --------   -----------

         32               4           14            --         1,108
  ---------       ---------     --------      --------   -----------

    285,497         101,356        9,977         8,928     1,054,339
  =========       =========     ========      ========   ===========



    267,744         101,789       13,019        10,706       852,219
     23,404             947          333         1,013       104,719

     15,952           2,619          225           292        68,804
    (21,603)         (3,999)      (3,600)       (3,083)       28,597
  ---------       ---------     --------      --------   -----------

    285,497         101,356        9,977         8,928     1,054,339
  =========       =========     ========      ========   ===========

KILICO Variable Annuity Separate Account

Combined Statement of Operations

For the year ended December 31, 2000
(in thousands)

                                                                       Kemper Variable Series
                                         ------------------------------------------------------------------------------------------
                                 Total
                                KILICO
                               Variable     Kemper        Kemper       Kemper       Kemper       Kemper                    Kemper
                                Annuity     Money         Money      Government   Investment   Strategic      Kemper        High
                               Separate     Market        Market     Securities   Grade Bond     Income     Horizon 5      Yield
                                Account  Subaccount#1  Subaccount#2  Subaccount   Subaccount   Subaccount   Subaccount   Subaccount
                               --------- ------------  ------------  ----------   ----------   ----------   ----------   ----------
Revenue
Dividends and capital gains
 distributions...............  $ 350,269        7,623           230       4,470        1,072           46          721       24,021
                               ---------    ---------     ---------   ---------    ---------    ---------    ---------    ---------

Expenses
Mortality and expense risk
 and administrative
 charges.....................     51,424        2,033             6         799          258           32          127        2,163
Records Maintenance Charge...      1,734           29            --          28            4           --            3           91
Guaranteed Retirement
 Income Benefit..............      1,762           37             7          16           15            4            2           35
                               ---------    ---------     ---------   ---------    ---------    ---------    ---------    ---------

Total Expenses...............     54,920        2,099            13         843          277           36          132        2,289
                               ---------    ---------     ---------   ---------    ---------    ---------    ---------    ---------

Net investment income
 (loss)......................    295,349        5,524           217       3,627          795           10          589       21,732
                               ---------    ---------     ---------   ---------    ---------    ---------    ---------    ---------

Net Realized and Unrealized
 Gain (Loss) on Investments
Net realized gain (loss)
 on sales of investments.....     73,014           --            --        (948)        (265)         (60)          22      (16,574)
Change in unrealized
 Appreciation (depreciation)
 of investments..............   (914,152)          --            --       3,103        1,193          108         (773)     (22,469)
                               ---------    ---------     ---------   ---------    ---------    ---------    ---------    ---------
Net realized and unrealized
 gain (loss) on investments..   (841,138)          --            --       2,155          928           48         (751)     (39,043)
                               ---------    ---------     ---------   ---------    ---------    ---------    ---------    ---------

Net increase (decrease) in
 Contract Owners' Equity
 resulting from operations...  $(545,789)       5,524           217       5,782        1,723           58         (162)     (17,311)
                               =========    =========     =========   =========    =========    =========    =========    =========

See accompanying notes to financial statements.


                                                       Kemper Variable Series
--------------------------------------------------------------------------------------------------------------------

                    Kemper                   Kemper                                 Kemper      Kemper      Kemper
   Kemper           Total       Kemper      Value +      Kemper       Kemper      Contrarian  Small Cap   Small Cap
   Horizon 10+      Return    Horizon 20+    Growth    Blue Chip   International    Value       Value       Growth
   Subaccount     Subaccount  Subaccount   Subaccount  Subaccount   Subaccount    Subaccount  Subaccount  Subaccount
----------------  ----------  -----------  ----------  ----------  -------------  ----------  ----------  ----------
       1,425          53,394       1,109       4,200         162        20,549       17,132         163       18,506
   ---------      ----------   ---------    --------    --------    ----------     --------     -------    ---------


         179              48         121         464         634         1,461          889         295        2,344
           5              85           7          16           9            57           35          16           85
           5              78           2          17          75            15           48          17           60
   ---------      ----------   ---------    --------    --------    ----------     --------     -------    ---------

         189           8,511         130         497         718         1,533          972         328        2,489
   ---------      ----------   ---------    --------    --------    ----------     --------     -------    ---------

       1,236          44,883         979       3,703        (556)       19,016       16,160        (165)      16,017
   ---------      ----------   ---------    --------    --------    ----------     --------     -------    ---------

         219          19,360         206       2,353       1,024         4,046       (9,434)     (1,011)      11,315


      (2,380)        (89,810)     (2,183)     (8,503)     (5,911)      (55,254)       3,218       2,108      (58,020)
   ---------      ----------   ---------    --------    --------    ----------     --------     -------    ---------

      (2,161)        (70,450)     (1,977)     (6,150)     (4,887)      (51,208)      (6,216)      1,097      (46,705)
   ---------      ----------   ---------    --------    --------    ----------     --------     -------    ---------


        (925)        (25,567)       (998)     (2,447)     (5,443)      (32,192)       9,944         932      (30,688)
   =========      ==========   =========    ========    ========    ==========     ========     =======    =========

KILICO Variable Annuity Separate Account

Combined Statement of Operations

For the year ended December 31, 2000
(in thousands)

                                                                           Kemper Variable Series
                             ------------------------------------------------------------------------------------------------------
                                                                                                 KVS-
                                                                                                Dreman       KVS
                                            Kemper       Kemper       Kemper       Kemper        High       Dreman
                               Kemper     Aggressive   Technology     Global        New         Return     Financial       KVS
                               Growth       Growth       Growth     Blue Chip      Europe       Equity      Services    Index 500
                             Subaccount   Subaccount   Subaccount   Subaccount   Subaccount   Subaccount   Subaccount   Subaccount
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Revenue
Dividends and capital
  gains distributions........  $  49,162           37          235           65            9        2,586          126          152
                               ---------       ------      -------         ----         ----       ------        -----       ------
Expenses
Mortality and expense risk
  and administrative
   charges...................      6,647          178        1,032          103           32          560          142          445
Records Maintenance Charge...        200            1            8            1            1            9            1            1
Guaranteed Retirement
 Income Benefit..............         41           28          161           13            5           87           21           63
                               ---------       ------      -------         ----         ----       ------        -----       ------

Total Expenses...............      6,888          207        1,201          117           38          656          164          509
                               ---------       ------      -------         ----         ----       ------        -----       ------

Net investment income
  (loss).....................     42,274         (170)        (966)         (52)         (29)       1,930          (38)        (357)
                               ---------       ------      -------         ----         ----       ------        -----       ------

Net Realized and Unrealized
 Gain (Loss) on Investments
Net realized gain on sales
  of investments.............     27,025          202          677          186           87         (982)        (146)           6
Change in unrealized
  appreciation (depreciation)
  of investments.............   (177,074)      (3,577)     (36,088)        (439)        (171)      11,143        3,169       (3,555)
                               ---------       ------      -------         ----         ----       ------        -----       ------
Net realized and unrealized
  gain (loss) on
  investments................   (150,049)      (3,375)     (35,411)        (253)         (84)      10,161        3,023       (3,549)
                               ---------       ------      -------         ----         ----       ------        -----       ------
Net increase (decrease) in
  Contract Owners' Equity
  resulting from operations..  $(107,775)      (3,545)     (36,377)        (305)        (113)      12,091        2,985       (3,906)
                               =========       ======      =======         ====         ====       ======        =====       ======

(a) For the period (commencement of operations): May 3, 2000 -- Kemper Growth Opportunities Subaccount; May 4, 2000 - Kemper Growth and Income Subaccount and June 5, 2000 - Scudder VLIF 21/st/ Century Growth Subaccount; to December 31, 2000.

See accompanying notes to financial statements.



          Kemper Variable Series                                      Scudder Variable Life Investment Fund
----------------------------------------------   --------------------------------------------------------------------------

    Kemper
   Focused          Kemper            KVS         Scudder VLIF  Scudder VLIF                 Scudder VLIF  Scudder VLIF
   Large Cap        Growth         Growth and        Global      Growth and   Scudder VLIF     Capital     21st Century
   Growth        Opportunities       Income        Discovery       Income     International     Growth        Growth
   Subaccount    Subaccount(a)     Subaccount(a)   Subaccount    Subaccount    Subaccount     Subaccount    Subaccount (a)
---------------  -------------     ----------     ------------  ------------  -------------  ------------  -------------
      15                --                  --         1,174          516            4,485          2,305            --
 -------         ---------          ----------    ----------      -------       ----------     ----------     ---------

      37               269                  62           392          259              240            304            34
      --                --                  --             3            4                6              5            --

       6                40                  30            69           37               88             41             2
 -------         ---------          ----------    ----------      -------       ----------     ----------     ---------

      43               309                 192           464          300              334            350            36
 -------         ---------          ----------    ----------      -------       ----------     ----------     ---------

     (28)             (309)               (192)          710          216            4,151          1,955           (36)
 -------         ---------          ----------    ----------      -------       ----------     ----------     ---------

     (51)                3                  (9)          529          (36)          (9,580)           159           (28)

  (1,017)           (7,216)             (2,780)       (5,494)      (1,011)          (2,773)        (5,217)         (637)
 -------         ---------          ----------    ----------      -------       ----------     ----------     ---------

  (1,068)           (7,213)             (2,789)       (4,965)      (1,047)         (12,353)        (5,058)         (665)
 -------         ---------          ----------    ----------      -------       ----------     ----------     ---------


  (1,096)           (7,522)             (2,981)       (4,255)        (831)          (8,202)        (3,103)         (701)
 =======         =========          ==========    ==========      =======       ==========     ==========     =========

KILICO Variable Annuity Separate Account

For the year ended December 31, 2000
(in thousands)

                                                                                                        The Dreyfus
                                                                                                         Socially
                                                                                            Dreyfus     Responsible
                                                                                           Investment     Growth
                                                           The Alger American Fund         Portfolios    Fund, Inc
                                                          ------------------------------   ----------   -----------
                                                             Alger                                      The Dreyfus
                                                           American             Alger       Dreyfus      Socially
                                                           Leveraged           American      Midcap     Responsible
                                                            AllCap             Balanced      Stock        Growth
                                                          Subaccount          Subaccount   Subaccount   Subaccount
                                                          ----------          ----------   ----------   -----------
Revenue
Dividends and capital gains distributions.........          $  1,313                 244          201            89
                                                            --------                ----         ----        ------

Expenses
Mortality and expense risk and administrative
 charges..........................................               296                  64           47           138
Records Maintenance Charge........................                 1                  --           --             5
Guaranteed Retirement Income Benefit..............                51                  12           10             7
                                                            --------                ----         ----        ------

Total Expenses....................................               348                  76           57           150
                                                            --------                ----         ----        ------

Net investment income (loss)......................               965                 168          144           (61)
                                                            --------                ----         ----        ------

Net Realized and Unrealized Gain on Investments
Net realized gain (loss) on sales of investments..              (213)                (42)          33            89
Change in unrealized depreciation of investments..           (11,937)               (933)        (187)       (1,502)
                                                            --------                ----         ----        ------
Net realized and unrealized loss  on investments..           (12,150)               (975)        (154)       (1,413)
                                                            --------                ----         ----        ------

Net decrease in Contract Owners'
 Equity resulting from operations.................          $(11,185)               (807)         (10)       (1,474)
                                                            ========                ====         ====        ======

See accompanying notes to financial statements.



     Janus Aspen Series          Warburg Pincus Trust
-----------------------------  ------------------------
                                             Warburg
                                Warburg       Pincus
                  Janus Aspen    Pincus       Global
   Janus Aspen    Growth and    Emerging   Post-Venture
     Growth         Income      Markets      Capital        Other
   Subaccount     Subaccount   Subaccount   Subaccount   Subaccounts
   ----------     ----------   ----------   ----------   -----------
      25,877         2,623         386         1,126        102,720
   ---------      --------     -------     ---------     ----------
       3,978         1,270         129            90         14,623
         132            17          --            --            669
         266           215          17            13              6
   ---------      --------     -------     ---------     ----------

       4,376         1,502         146           103         15,298
   ---------      --------     -------     ---------     ----------

      21,501         1,121         240         1,023         87,422
   ---------      --------     -------     ---------     ----------


       9,844         2,189         161           237         32,421
     (86,494)      (21,513)     (4,074)       (3,631)      (315,571)
   ---------      --------     -------     ---------     ----------
     (76,650)      (19,324)     (3,913)       (3,394)      (283,150)
   ---------      --------     -------     ---------     ----------
     (55,149)      (18,203)     (3,673)       (2,371)      (195,728)
   =========      ========     =======     =========     ==========

KILICO Variable Annuity Separate Account

Combined Statements of Changes in Contract Owners' Equity


For the year ended December 31, 2000
(in thousands)

                                                                                     Kemper Variable Series
                                          ------------------------------------------------------------------------------------------
                                  Total
                                  KILICO
                                 Variable      Kemper        Kemper       Kemper      Kemper      Kemper
                                 Annuity       Money         Money      Government  Investment  Strategic     Kemper       Kemper
                                 Separate      Market        Market     Securities  Grade Bond    Income    Horizon 5    High Yield
                                 Account    Subaccount#1  Subaccount#2  Subaccount  Subaccount  Subaccount  Subaccount   Subaccount
                                ----------  ------------  ------------  ----------  ----------  ----------  ----------   ----------
Operations
Net investment income
 (loss)........................ $  295,349         5,524           217       3,627         795          10         589       21,732
Net realized gain (loss) on
 sales of investments..........     73,014            --            --        (948)       (265)        (60)         22      (16,574)
Change in unrealized
 appreciation (depreciation)
 of investments................   (914,152)           --            --       3,103       1,193         108        (773)     (22,469)
                                ----------       -------        ------     -------      ------       -----      ------      -------
Net increase (decrease) in
 Contract Owners' Equity
  resulting from operations....   (545,789)        5,524           217       5,782       1,723          58        (162)     (17,311)
                                ----------       -------        ------     -------      ------       -----      ------      -------

Account Unit Transactions
Proceeds from units sold.......    862,463        71,059        13,517       6,590       3,180       1,125         344       11,863
Net transfers (to) from
 affiliate and subaccounts.....    335,849       (48,837)       (2,648)       (795)      3,950         797        (954)      (3,472)
Payments for units redeemed....   (426,615)      (34,107)         (748)    (12,605)     (3,255)       (279)       (979)     (35,680)
                                ----------       -------        ------     -------      ------       -----      ------      -------
Net increase (decrease) in
 Contract Owners' Equity
  from account unit
  transactions.................    771,697       (11,885)       10,121      (6,810)      3,875       1,643      (1,589)     (27,289)
                                ----------       -------        ------     -------      ------       -----      ------      -------

Total increase (decrease)
 in Contract Owners' Equity....    225,908        (6,361)       10,338      (1,028)      5,598       1,701      (1,751)     (44,600)
Beginning of year..............  3,816,019       137,677         2,690      71,709      18,880       1,513       9,188      217,718
                                ----------       -------        ------     -------      ------       -----      ------      -------

End of year.................... $4,041,927       131,316        13,028      70,681      24,478       3,214       7,437      173,118
                                ==========       =======        ======     =======      ======       =====      ======      =======

See accompanying notes to financial statements.

                            Kemper Variable Series
                            ----------------------

                    Kemper                   Kemper                                 Kemper      Kemper      Kemper
     Kemper         Total       Kemper      Value +      Kemper       Kemper      Contrarian  Small Cap   Small Cap
   Horizon 10+      Return    Horizon 20+    Growth    Blue Chip   International    Value       Value       Growth
   Subaccount     Subaccount  Subaccount   Subaccount  Subaccount   Subaccount    Subaccount  Subaccount  Subaccount
   ----------     ----------  ----------   ----------  ----------   ----------    ----------  ----------  ----------
     1,236          44,883         979        3,703       (556)        19,016       16,160        (165)     16,017

       219          19,360         206        2,353      1,024          4,046       (9,434)     (1,011)     11,315

    (2,380)        (89,810)     (2,183)      (8,503)    (5,911)       (55,254)       3,218       2,108     (58,020)
  --------       ---------    --------     --------    -------     ----------     --------    --------    --------

      (925)        (25,567)       (998)      (2,447)    (5,443)       (32,192)       9,944         932     (30,688)
  --------       ---------    --------     --------    -------     ----------     --------    --------    --------

     1,188          30,764       1,062        5,605     21,928          8,983        8,165       5,643      33,357

      (621)        (26,068)       (510)      (1,192)    14,786         (9,132)      (9,409)     (2,248)     35,531

    (1,690)        (91,502)     (1,542)      (6,865)    (5,071)       (19,913)     (12,961)     (3,609)    (19,336)
  --------       ---------    --------     --------    -------     ----------     --------    --------    --------

    (1,123)        (86,806)       (990)      (2,452)    31,643        (20,062)     (14,205)       (214)     49,552
  --------       ---------    --------     --------    -------     ----------     --------    --------    --------

    (2,048)       (112,373)     (1,988)      (4,899)    26,200        (52,254)      (4,261)        718      18,864
    15,404         715,808      10,311       48,324     36,173        159,552       92,274      31,604     166,056
  --------       ---------    --------     --------    -------     ----------     --------    --------    --------

    13,356         603,435       8,323       43,425     62,373        107,298       88,013      32,322     184,920
  ========       =========    ========     ========    =======     ==========     ========    ========    ========

KILICO Variable Annuity Separate Account

For the year ended December 31, 2000
(in thousands)

                                                                     Kemper Variable Series
                             ------------------------------------------------------------------------------------------------------
                                                                                                 KVS-          KVS
                                            Kemper       Kemper       Kemper       Kemper     Dreman High    Dreman
                               Kemper     Aggressive   Technology     Global         New        Return      Financial       KVS
                               Growth       Growth       Growth      Blue Chip     Europe       Equity      Services     Index 500
                             Subaccount   Subaccount   Subaccount   Subaccount   Subaccount   Subaccount   Subaccount   Subaccount
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Operations
Net investment income
 (loss).....................  $  42,274         (170)        (966)         (52)         (29)       1,930          (38)        (357)
Net realized gain on sales
 of investments.............     27,025          202          677          186           87         (982)        (146)           6
Change in unrealized
 appreciation (depreciation)
 of investments.............   (177,074)      (3,577)     (36,088)        (439)        (171)      11,143        3,169       (3,555)
                              ---------       ------      -------       ------        -----       ------       ------       ------
Net increase (decrease)
 in Contract Owners'
 Equity resulting from
 operations.................   (107,775)      (3,545)     (36,377)        (305)        (113)      12,091        2,985       (3,906)
                              ---------       ------      -------       ------        -----       ------       ------       ------

Account Unit Transactions
Proceeds from units sold....     30,406       19,636       73,694        4,300        1,737       13,294        5,522       21,147
Net transfers (to) from
 affiliate and
 subaccounts................     (5,086)       7,934       43,173        2,779          975        8,647        3,448       19,489
Payments for units redeemed     (67,289)        (449)      (2,236)        (365)         (83)      (1,886)        (417)        (639)
                              ---------       ------      -------       ------        -----       ------       ------       ------
Net increase (decrease)
 in Contract Owners' Equity
 from account unit
 transactions...............    (41,969)      27,121      114,631        6,714        2,629       20,055        8,553       39,997
                              ---------       ------      -------       ------        -----       ------       ------       ------

Total increase (decrease)
 in Contract Owners'
 Equity.....................   (149,744)      23,576       78,254        6,409        2,516       32,146       11,538       36,091
Beginning of year...........    574,033        1,236       19,583        3,883        1,226       31,374        5,645        6,793
                              ---------       ------      -------       ------        -----       ------       ------       ------

End of year.................  $ 424,289       24,812       97,837       10,292        3,742       63,520       17,183       42,884
                              =========       ======      =======       ======        =====       ======       ======       ======

(a) For the period (commencement of operations): May 3, 2000 -- Kemper Growth Opportunities Subaccount; May 4, 2000 - Kemper Growth and Income Subaccount and June 5, 2000 - Scudder VLIF 21st Century Growth Subaccount; to December 31, 2000.

See accompanying notes to financial statements.

         Kemper Variable Series                                 Scudder Variable Life Investment Fund
---------------------------------------    ------------------------------------------------------------------------
     KVS
   Focused         Kemper              KVS         Scudder VLIF   Scudder VLIF                Scudder VLIF     Scudder VLIF
  Large Cap        Growth          Growth and         Global       Growth and   Scudder VLIF     Capital      21/st/ Century
   Growth       Opportunities        Income          Discovery       Income     International    Growth           Growth
 Subaccount    Subaccount (a)    Subaccount (a)     Subaccount     Subaccount    Subaccount    Subaccount     Subaccount (a)
 ----------    --------------    --------------     ----------     ----------    ----------    ----------     --------------

      (28)          (309)            (192)                710           216          4,151        1,955               (36)

      (51)             3               (9)                529           (36)        (9,580)         159               (28)


   (1,017)        (7,216)          (2,780)             (5,494)       (1,011)        (2,773)      (5,217)             (637)
---------        -------         --------          ----------        ------      ---------      -------       -----------


   (1,096)        (7,522)          (2,981)             (4,255)         (831)        (8,202)      (3,103)             (701)
---------        -------         --------          ----------        ------      ---------      -------       -----------


    5,656         43,801           28,430              30,214         6,918         26,465       10,374             3,784

    2,744         10,899            8,947              15,829         7,486         14,156        7,230             1,092
     (160)          (383)            (193)               (638)         (632)        (1,314)        (982)              (14)
---------        -------         --------          ----------        ------      ---------      -------       -----------


    8,240         54,317           37,184              45,405        13,772         39,307       16,622             4,862
---------        -------         --------          ----------        ------      ---------      -------       -----------

    7,144         46,795           34,203              41,150        12,941         31,105       13,519             4,161
       55             --               --               8,358        11,140         27,582       13,725                --
---------        -------         --------          ----------        ------      ---------      -------       -----------

    7,199         46,795           34,203              49,508        24,081         58,687       27,244             4,161
=========        =======         ========          ==========        ======      =========      =======       ===========

KILICO Variable Annuity Separate Account

For the year ended December 31, 2000
(in thousands)

                                                                                                               The Dreyfus
                                                                                                                Socially
                                                                                                   Dreyfus     Responsible
                                                                                                 Investment      Growth
                                                                The Alger American Fund          Portfolios    Fund, Inc
                                                            ------------------------------       ----------  ----------------
                                                                  Alger                                        The Dreyfus
                                                                American            Alger          Dreyfus      Socially
                                                                Leveraged         American         Midcap      Responsible
                                                                 AllCap           Balanced          Stock        Growth
                                                               Subaccount        Subaccount      Subaccount    Subaccount
                                                               ----------        ----------      ----------    ----------
Operations
Net investment income (loss)............................    $         965               168           144            (61)
Net realized gain on sales of investments...............             (213)              (42)           33             89
Change in unrealized
   depreciation of investments..........................          (11,937)             (933)         (187)        (1,502)
                                                            -------------         ---------      --------        -------
Net decrease in Contract Owners'
   Equity resulting from operations.....................          (11,185)             (807)          (10)        (1,474)
                                                            -------------         ---------      --------        -------

Account Unit Transactions
Proceeds from units sold................................           33,347             9,106         8,911          6,369
Net transfers (to) from affiliate and subaccounts.......           18,646             5,320         4,460          3,456
Payments for units redeemed.............................             (817)             (157)          (87)          (272)
                                                            -------------         ---------      --------        -------
Net increase in Contract

   Owners' Equity from account unit transactions........           51,176            14,269        13,284          9,553
                                                            -------------         ---------      --------        -------

Total increase (decrease) in Contract Owners' Equity....           39,991            13,462        13,274          8,079
Beginning of year.......................................              644               216           123          2,867
                                                            -------------         ---------      --------        -------

End of year.............................................    $      40,635            13,678        13,397         10,946
                                                            =============         =========      ========        =======

See accompanying notes to financial statements.

     Janus Aspen Series            Warburg Pincus Trust
-----------------------------  ---------------------------
                                                 Warburg
                                  Warburg        Pincus
                 Janus Aspen      Pincus         Global
 Janus Aspen     Growth and      Emerging     Post-Venture
   Growth          Income         Market         Capital         Other
 Subaccount      Subaccount     Subaccount     Subaccount     Subaccounts
 ----------      ----------     ----------     ----------     -----------
   21,501          1,121           240             1,023          87,422
    9,844          2,189           161               237          32,421

  (86,494)       (21,513)       (4,074)           (3,631)       (315,571)
---------        -------      --------        ----------      ----------

  (55,149)       (18,203)       (3,673)           (2,371)       (195,728)
---------        -------      --------        ----------      ----------


   57,316         26,953         7,692             7,114         155,904
   59,436         29,812         3,151             2,297         110,351
  (16,605)        (4,361)         (238)             (125)        (76,131)
---------        -------      --------        ----------      ----------

  100,147         52,404        10,605             9,286         190,124
---------        -------      --------        ----------      ----------

   44,998         34,201         6,932             6,915          (5,604)
  240,499         67,155         3,045             2,013       1,059,943
---------        -------      --------        ----------      ----------

  285,497        101,356         9,977             8,928       1,054,339
=========        =======      ========        ==========      ==========

KILICO Variable Annuity Separate Account

Combined Statements of Changes in Contract Owners' Equity

For the year ended December 31, 1999
(in thousands)

                                                                        Kemper Variable Series
                                            -------------------------------------------------------------------------------
                                          Total
                                         KILICO
                                        Variable     Kemper        Kemper       Kemper     Kemper     Kemper
                                         Annuity      Money        Money      Government Investment  Strategic   Kemper     Kemper
                                        Separate     Market        Market     Securities Grade Bond   Income    Horizon 5 High Yield
                                        Account   Subaccount#1  Subaccount#2  Subaccount Subaccount Subaccount Subaccount Subaccount
                                        -------   ------------  ------------  ---------- ---------- ---------- ---------- ----------
Operations
Net investment income (loss)......... $  100,537     4,221          159          2,815        251        77         40      21,146
Net realized gain (loss) on
  sales of investments...............    112,611        --           --           (611)       (16)      (91)       203      (6,838)
Change in unrealized
  appreciation (depreciation)
  of investments.....................    503,224        --           --         (2,754)      (733)     (115)        47     (10,902)
                                      ----------  --------     --------      ---------   --------   -------    -------    --------
Net increase (decrease) in
  Contract Owners' Equity resulting
  from operations....................    716,372     4,221          159           (550)      (498)     (129)       290       3,406
                                      ----------  --------     --------      ---------   --------   -------    -------    --------
Account Unit Transactions
Proceeds from units sold.............    515,845    45,378        2,759         12,331      6,620     1,000      1,504      22,709
Net transfers (to) from
  affiliate and subaccounts..........    160,211    18,795       (4,779)        (4,399)     3,501      (685)     1,348     (27,431)
Payments for units redeemed..........   (393,774)  (37,819)        (158)       (14,018)    (2,364)     (100)      (771)    (43,328)
                                      ----------  --------     --------      ---------   --------   -------    -------    --------
Net increase (decrease) in
  Contract Owners' Equity
  from account unit
  transactions.......................    282,282    26,354       (2,178)        (6,086)     7,757       215      2,081     (48,050)
                                      ----------  --------     --------      ---------   --------   -------    -------    --------

Total increase (decrease) in
  Contract Owners' Equity............    998,654    30,575       (2,019)        (6,636)     7,259        86      2,371     (44,644)
Beginning of year....................  2,817,365   107,102        4,709         78,345     11,621     1,427      6,817     262,362
                                      ----------  --------     --------      ---------   --------   -------    -------    --------

End of year...................        $3,816,019   137,677        2,690         71,709     18,880     1,513      9,188     217,718
                                      ==========  ========     ========      =========   ========   =======    =======    ========

See accompanying notes to financial statements.


                                                  Kemper Variable Series
----------------------------------------------------------------------------------------------------------------------------
                 Kemper                    Kemper                                     Kemper        Kemper          Kemper
  Kemper         Total       Kemper        Value +       Kemper        Kemper       Contrarian     Small Cap       Small Cap
Horizon 10+     Return     Horizon 20+     Growth       Blue Chip   International      Value         Value          Growth
Subaccount    Subaccount   Subaccount    Subaccount    Subaccount    Subaccount     Subaccount    Subaccount      Subaccount
----------    ----------   ----------    ----------    ----------    ----------     ----------    ----------      ----------
       121       51,140            62           583          (173)        15,856         5,800          (144)         (1,739)

     1,175       29,197           459         4,628           845          9,865         6,046          (229)          9,762


      (258)       8,683           215         1,178         4,171         24,305       (24,707)          497          32,251
----------     --------      --------     ---------      --------      ---------     ----------   ----------      ----------

     1,038       89,020           736         6,389         4,843         50,026       (12,861)          124          40,274
----------     --------      --------     ---------      --------      ---------     ----------   ----------      ----------

     2,541       42,169         1,140         6,147        13,387         12,302        19,424         4,836          17,628

    (1,509)     (49,778)         (365)       (5,820)       11,996        (27,423)        1,432        (2,966)        (22,588)
    (2,105)    (101,982)         (413)       (5,397)       (2,837)       (20,534)      (11,571)       (3,756)        (13,139)
----------    ---------      --------     ---------      --------      ---------     ---------    ----------      ----------


    (1,073)    (109,591)          362        (5,070)       22,546        (35,655)        9,285        (1,886)        (18,099)
----------    ---------      --------     ---------      --------      ----------    ---------    ----------      -----------


       (35)     (20,571)        1,098         1,319        27,389         14,371        (3,576)       (1,762)         22,175
    15,439      736,379         9,213        47,005         8,784        145,181        95,850        33,366         143,881
----------    ---------      --------     ---------      --------      ---------     ---------    ----------      ----------

    15,404      715,808        10,311        48,324        36,173        159,552        92,274        31,604         166,056
==========    =========      ========     =========      ========      =========     =========    ==========      ==========

KILICO Variable Annuity Separate Account

For the year ended December 31, 1999
(in thousands)

                                                                       Kemper Variable Series
                             -------------------------------------------------------------------------------------------------------
                                                                                                  KVS-        KVS
                                             Kemper         Kemper      Kemper       Kemper   Dreman High    Dreman
                                Kemper     Aggressive     Technology    Global        New        Return    Financial       KVS
                                Growth       Growth         Growth     Blue Chip     Europe      Equity     Services    Index 500
                              Subaccount Subaccount (a) Subaccount (a) Subaccount  Subaccount  Subaccount  Subaccount Subaccount (a)
                             -------------------------------------------------------------------------------------------------------
Operations
Net investment income (loss)...  $ (7,131)       (1)          12         (16)         19         (62)         (42)        (10)
Net realized gain on sales
  of investments...............    30,772         2          111          28           4          12           53           7
Change in unrealized
  appreciation (depreciation)
  of investments...............   134,497       134        4,197         529         119      (3,635)        (461)        383
                                 --------  --------     --------    --------    --------    --------     --------    --------
Net increase (decrease)
  in Contract Owners'
  Equity resulting from

  operations...................   158,138       135        4,320         541         142      (3,685)        (450)        380
                                 --------  --------     --------    --------    --------    --------     --------    --------

Account Unit Transactions

Proceeds from units sold.......    25,447       578        9,935       1,904         831      18,980        2,922       2,840
Net transfers (to) from
  affiliate and subaccounts....   (66,997)      530        5,358       1,247          56      11,471        2,101       3,581
Payments for units redeemed....   (80,300)       (7)         (30)        (97)        (39)       (828)        (145)         (8)
                                 --------  --------     --------    --------    --------    --------     --------    --------
Net increase in Contract
  Owners' Equity from account
  unit transactions............  (121,850)    1,101       15,263       3,054         848      29,623        4,878       6,413
                                 --------  --------     --------    --------    --------    --------     --------    --------

Total increase in Contract
  Owners' Equity ..............    36,288     1,236       19,583       3,595         990      25,938        4,428       6,793
Beginning of year..............   537,745        --           --         288         236       5,436        1,217          --
                                 --------  --------     --------    --------    --------    --------     --------    --------

End of year....................  $574,033     1,236       19,583       3,883       1,226      31,374        5,645       6,793
                                 ========  ========     ========    ========    ========    ========     ========    ========

(a) For the period (commencement of operations): May 3, 1999 -- Kemper Aggressive Growth Subaccount, Kemper Technology Growth Subaccount and Dreyfus Socially Responsible Growth Subaccount; September 10, 1999 -- Kemper Index 500 Subaccount; October 29, 1999 -- KVS Focused Large Cap Growth Subaccount; November 1, 1999 -- Alger American Leveraged AllCap Subaccount, Alger American Balanced Subaccount and Dreyfus MidCap Stock Subaccount; to December 31, 1999.

See accompanying notes to financial statements.

        Kemper Variable Series                                  Scudder Variable Life Investment Fund
---------------------------------------    ------------------------------------------------------------------------
     KVS
   Focused        Kemper           KVS       Scudder VLIF   Scudder VLIF                Scudder VLIF     Scudder VLIF
  Large Cap       Growth       Growth and       Global       Growth and   Scudder VLIF     Capital       21st Century
   Growth      Opportunities     Income        Discovery       Income     International    Growth           Growth
Subaccount(a)   Subaccount     Subaccount     Subaccount     Subaccount    Subaccount    Subaccount       Subaccount
-------------   ----------     ----------     ----------     ----------    ----------    ----------       -----------
       --          --            --                (9)          232            733          190                --

       --          --            --                58            38          2,937           49                --

        1          --            --             2,210          (108)         2,620        2,162                --
---------     -------      --------        ----------        -------     ---------      -------       -----------

        1          --            --             2,259           162          6,290        2,401                --
---------     -------      --------        ----------        ------      ---------      -------       -----------

       --          --            --             3,658         5,138          8,107        7,470                --

       54          --            --             1,744         4,453         12,443        3,461                --
       --          --            --               (47)         (310)          (127)        (211)               --
---------     -------      --------        ----------        -------     ----------     --------      -----------

       54          --            --             5,355         9,281         20,423       10,720                --
---------     -------      --------        ----------        ------      ---------      -------       -----------

       55          --            --             7,614         9,443         26,713       13,121                --
       --          --            --               744         1,697            869          604                --
---------     -------      --------        ----------        ------      ---------      -------       -----------

       55          --            --             8,358        11,140         27,582       13,725                --
=========     =======      ========        ==========        ======      =========      =======       ===========

KILICO Variable Annuity Separate Account

For the year ended December 31, 1999
(in thousands)

                                                                                                                 The Dreyfus
                                                                                                                  Socially
                                                                                                   Dreyfus       Responsible
                                                                                                 Investment        Growth
                                                                 The Alger American Fund         Portfolios       Fund, Inc
                                                          ----------------------------------   --------------   --------------
                                                               Alger                                             The Dreyfus
                                                             American              Alger           Dreyfus        Socially
                                                             Leveraged           American          Midcap        Responsible
                                                              AllCap             Balanced           Stock          Growth
                                                          Subaccount (a)       Subaccount(a)   Subaccount (a)   Subaccount (a)
                                                          --------------       -------------   --------------   --------------
Operations
Net investment income (loss)............................   $        --                  --               (1)               87
Net realized gain on sales of investments...............             2                  --                5                31
Change in unrealized

   appreciation of investments..........................            46                   4                1               268
                                                           -----------           ---------         --------           -------
Net increase in Contract Owners'
   Equity resulting from operations.....................            48                   4                5               386
                                                           -----------           ---------         --------           -------

Account Unit Transactions
Proceeds from units sold................................           487                 172               54             1,363
Net transfers (to) from affiliate and subaccounts.......           109                  40               64             1,127
Payments for units redeemed.............................            --                  --               --                (9)
                                                           -----------           ---------         --------           -------
Net increase in Contract
   Owners' Equity from account unit transactions........           596                 212              118             2,481
                                                           -----------           ---------         --------           -------

Total increase in Contract Owners' Equity...............           644                 216              123             2,867
Beginning of year.......................................            --                  --               --                --
                                                           -----------           ---------         --------           -------

End of year.............................................   $       644                 216              123             2,867
                                                           ===========           =========         ========           =======

See accompanying notes to financial statements.

    Janus Aspen Series         Warburg Pincus Trust
-------------------------    ---------------------------
                                              Warburg
                               Warburg        Pincus
              Janus Aspen      Pincus         Global
 Janus Aspen  Growth and      Emerging     Post-Venture
   Growth       Income         Market         Capital         Other
 Subaccount   Subaccount     Subaccount     Subaccount     Subaccounts
 ----------   ----------     ----------     ----------     -----------

     (738)       (172)           93               (10)         7,148
    3,417         430            65                55         20,140

   51,260      17,246           472               544        258,857
---------     -------      --------        ----------      ---------

   53,939      17,504           630               589        286,145
---------     -------      --------        ----------      ---------


   57,097      28,597         1,366             1,171        125,853
   77,006      19,838         1,000               288        191,908
   (7,417)       (858)          (10)             (120)       (42,919)
---------     -------      --------        ----------      ---------

  126,686      47,577         2,356             1,339        274,842
---------     -------      --------        ----------      ---------

  180,625      65,081         2,986             1,928        560,987
   59,874       2,074            59                85        498,956
---------     -------      --------        ----------      ---------

  240,499      67,155         3,045             2,013      1,059,943
=========     =======      ========        ==========      =========

Notes to Financial Statements

(1)  General Information and Significant Accounting Policies

Organization

KILICO Variable Annuity Separate Account (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended, established by Kemper Investors Life Insurance Company ("KILICO"). KILICO is a wholly-owned subsidiary of Zurich Group Holding ("ZGH"), a Swiss holding company, formerly known as Zurich Financial Services. ZGH is wholly owned by Zurich Financial Services ("ZFS"), a new Swiss holding company. ZFS was formerly Zurich Allied AG, which merged with Allied Zurich p.l.c. in October, 2000.

The Separate Account is used to fund contracts or certificates (collectively referred to as "Contracts") for Kemper Advantage III periodic and flexible payment variable annuity contracts ("Kemper Advantage III"), Kemper Passport individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Passport"), Kemper Destinations individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Destinations"), Farmers Variable Annuity I individual and group variable, fixed and market value adjusted deferred annuity contracts ("Farmers Variable Annuity I") and Zurich Preferred individual and group variable and market value adjusted deferred annuity contracts ("Zurich Preferred"). The Separate Account is divided into a total of sixty-three subaccounts with various subaccount options available to Contract Owners depending upon their respective Contracts. The Kemper Advantage III contracts have thirty-four subaccount options available to Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Janus Aspen Series, the Lexington Natural Resources Trust, the Lexington Emerging Markets Fund, Inc., the Fidelity Variable Insurance Products Fund, the Fidelity Variable Insurance Products Fund II, the Scudder Variable Life Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc., the J.P. Morgan Series Trust II, The Alger American Fund and the American Century Variable Portfolios, Inc., all of which are open-end diversified management investment companies. The Kemper Passport contracts have seventeen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, an open-end diversified management investment company. The Kemper Destinations contracts have forty subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, The Alger American Fund, the Dreyfus Investment Portfolios, The Dreyfus Socially Responsible Growth Fund, Inc., the Janus Aspen Series and the Warburg Pincus Trust, all of which are open-end diversified management investment companies. The Farmers Variable Annuity I contracts have thirteen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, the Janus Aspen Series, the PIMCO Variable Insurance Trust and the Franklin Templeton Variable Insurance Products Trust, all of which are open-end diversified management investment companies. The Zurich Preferred contracts have twenty-seven subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, The Alger American Fund, the Janus Aspen Series, the Fidelity Variable Insurance Products Fund, the Fidelity Variable Insurance Products Fund II, the American Century Variable Portfolios, Inc., the J.P. Morgan Series Trust II, the Warburg Pincus Trust and The Dreyfus Socially Responsible Growth Fund, Inc., all of which are open-end diversified management investment companies.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent amounts at the date of the financial statements. As a result, actual results reported as income and expenses could differ from the estimates reported in the accompanying financial statements.

Security valuation

The investments are stated at current value which is based on the closing net asset value at December 31, 2000.

Security transactions and investment income

Security transactions are generally accounted for on the trade date (date the order to buy or sell is executed). Dividends and capital gains distributions are recorded as income on the ex-dividend date. Realized gains and losses from sales of Subaccount shares are generally reported on a first in, first out (FIFO) cost basis.

Accumulation unit valuation

On each day the New York Stock Exchange (the "Exchange") is open for trading, the accumulation unit value is determined as of the earlier of 3:00 p.m. (Central time) or the close of the Exchange by dividing the total value of each subaccount's investments and other assets, less liabilities, by the number of accumulation units outstanding in the respective subaccount.

Federal income taxes

The operations of the Separate Account are included in the federal income tax return of KILICO. Under existing federal income tax law, investment income and realized capital gains and losses of the Separate Account increase liabilities under the contract and are, therefore, not taxed. Thus the Separate Account may realize net investment income and capital gains and losses without federal income tax consequences.

(2)  Summary of Investments

Investments, at cost, at December 31, 2000, are as follows (in thousands, differences are due to rounding):

                                                        Shares
INVESTMENT SUBACCOUNTS                                   Owned            Cost
-------------------------------------------------------------------------------

Kemper Variable Series:
Kemper Money Market Fund  #1.....................          131,453     $ 131,453
Kemper Money Market Fund #2......................           12,994        12,994
Kemper Government Securities Fund................           59,073        68,479
Kemper Investment Grade Bond Fund................           21,399        23,694
Kemper Strategic Income Fund.....................            3,255         3,155
Kemper Horizon 5 Fund............................            6,092         7,600
Kemper High Yield Fund...........................          188,703       203,692
Kemper Horizon 10+ Fund..........................           10,490        14,076
Kemper Total Return Fund.........................          232,995       576,207
Kemper Horizon 20+ Fund..........................            6,411         8,936
Kemper Value+Growth Fund.........................           26,186        43,283
Kemper Blue Chip Fund............................           43,296        63,468
Kemper International Fund........................           72,732       114,622
Kemper Contrarian Value Fund.....................           65,708        92,494
Kemper Small Cap Value Fund......................           28,704        31,895
Kemper Small Cap Growth Fund.....................           85,360       190,923
Kemper Growth Fund...............................          140,798       412,158
Kemper Aggressive Growth Fund....................           18,778        28,255
Kemper Technology Growth Fund....................           70,529       129,728
Kemper Global Blue Chip Fund.....................            8,712        10,184
Kemper New Europe Fund...........................            3,878         3,785
KVS Dreman High Return Equity Fund...............           58,960        55,702
KVS Dreman Financial Services Fund...............           14,903        14,395
KVS Index 500 Fund...............................           43,853        46,056
KVS Focused Large Cap Growth Fund................            6,314         8,215
KVS Growth Opportunities Fund....................           43,375        54,012
KVS Growth and Income Fund.......................           32,899        36,983

                                                           Shares
INVESTMENT SUBACCOUNTS (continued)                          Owned          Cost
--------------------------------------------------------------------------------

Scudder Variable Life Investment Fund:
Scudder VLIF Global Discovery Fund.......................   4,213         52,695
Scudder VLIF Growth and Income Fund......................   2,320         25,126
Scudder VLIF International Fund..........................   4,117         58,813
Scudder VLIF Capital Growth Fund.........................   1,181         30,234
Scudder VLIF 21/st/ Century Fund.........................     514          4,798

The Alger American Fund:
Alger American Leveraged AllCap Fund.....................   1,047         52,526
Alger American Balanced Fund.............................     993         14,607

Dreyfus Investment Portfolios:
Dreyfus MidCap Stock Fund................................     938         13,583

The Dreyfus Socially Responsible Growth Fund, Inc.:
Dreyfus Socially Responsible Growth Fund.................     319         12,238

Janus Aspen Series:
Janus Aspen Growth Fund..................................  10,781        307,072
Janus Aspen Growth and Income Fund.......................   5,822        105,353

Warburg Pincus Trust:
Warburg Pincus Emerging Markets Fund.....................      44         13,591
Warburg Pincus Global Post-Venture Capital Fund..........     656         12,011

Other Funds..............................................     N/A      1,024,943
                                                                      ----------

         Total Investments at Cost.......................             $4,114,034
                                                                      ==========

Descriptions of the underlying investments of the Funds available to contract owners of the Kemper Destinations are summarized below.

KEMPER VARIABLE SERIES

Kemper Money Market Subaccount: This subaccount invests in the Kemper Money Market Portfolio of the Kemper Variable Series. The Portfolio seeks maximum current income consistent with stability of principal. The Portfolio seeks to maintain a net asset value of $1.00 per share. The Kemper Money Market Subaccount #1 represents the Kemper Advantage III, Kemper Passport, Kemper Destinations and Zurich Preferred Money Market Subaccount. The Kemper Money Market Subaccount #2 represents funds allocated by the owner of a contract to the dollar cost averaging program. Under the dollar cost averaging ("DCA") program, an owner may pre-designate a portion of the subaccount value to be automatically transferred on a monthly basis to one or more of the other subaccounts. This option is only available to Kemper Passport and Kemper Destinations contracts.

Kemper Government Securities Subaccount: This subaccount invests in the Kemper Government Securities Portfolio of the Kemper Variable Series. The Portfolio seeks high current return consistent with preservation of capital.

Kemper Investment Grade Bond Subaccount: This subaccount invests in the Kemper Investment Grade Bond Portfolio of the Kemper Variable Series. The Portfolio seeks high current income.

Kemper Strategic Income Subaccount (formerly Kemper Global Income): This subaccount invests in the Kemper Strategic Income Portfolio of the Kemper Variable Series. The Portfolio seeks high current return.

Kemper Horizon 5 Subaccount: This subaccount invests in the Kemper Horizon 5 Portfolio of the Kemper Variable Series. The Portfolio, designed for investors with approximately a 5 year investment horizon, seeks income consistent with preservation of capital, with growth of capital as a secondary objective.

Kemper High Yield Subaccount: This subaccount invests in the Kemper High Yield Portfolio of the Kemper Variable Series. The Portfolio seeks to provide a high level of current income.

Kemper Horizon 10+ Subaccount: This subaccount invests in the Kemper Horizon 10+ Portfolio of the Kemper Variable Series. The Portfolio, designed for investors with approximately a 10+ year investment horizon, seeks a balance between growth of capital and income, consistent with moderate risk.

Kemper Total Return Subaccount: This subaccount invests in the Kemper Total Return Portfolio of the Kemper Variable Series. The Portfolio seeks high return, a combination of income and capital appreciation.

Kemper Horizon 20+ Subaccount: This subaccount invests in the Kemper Horizon 20+ Portfolio of the Kemper Variable Series. The Portfolio, designed for investors with approximately a 20+ year investment horizon, seeks growth of capital, with income as a secondary objective.

Kemper Value+Growth Subaccount: This subaccount invests in the Kemper Value+Growth Portfolio of the Kemper Variable Series. The Portfolio seeks growth of capital. A secondary objective of the Portfolio is the reduction of risk over a full market cycle compared to a portfolio of only growth stocks or only value stocks.

Kemper Blue Chip Subaccount: This subaccount invests in the Kemper Blue Chip Portfolio of the Kemper Variable Series. The Portfolio seeks growth of capital and of income.

Kemper International Subaccount: This subaccount invests in the Kemper International Portfolio of the Kemper Variable Series. The Portfolio seeks total return, a combination of capital growth and income.

Kemper Contrarian Value Subaccount: This subaccount invests in the Kemper Contrarian Value Portfolio of the Kemper Variable Series. The Portfolio seeks to achieve a high rate of total return.

Kemper Small Cap Value Subaccount: This subaccount invests in the Kemper Small Cap Value Portfolio of the Kemper Variable Series. The Portfolio seeks long-term capital appreciation.

Kemper Small Cap Growth Subaccount: This subaccount invests in the Kemper Small Cap Growth Portfolio of the Kemper Variable Series. The Portfolio seeks maximum appreciation of investors' capital.

Kemper Growth Subaccount: This subaccount invests in the Kemper Growth Portfolio of the Kemper Variable Series. The Portfolio seeks maximum appreciation of capital.

Kemper Aggressive Growth Subaccount: This subaccount invests in the Kemper Aggressive Growth Portfolio of the Kemper Variable Series. The Portfolio seeks capital appreciation.

Kemper Technology Growth Subaccount: This subaccount invests in the Kemper Technology Growth Portfolio of the Kemper Variable Series. The Portfolio seeks growth of capital.

Kemper Global Blue Chip Subaccount: This subaccount invests in the Kemper Global Blue Chip Portfolio of the Kemper Variable Series. The Portfolio seeks long-term growth of capital.

Kemper New Europe Subaccount (formerly Kemper International Growth and Income):
This subaccount invests in the Kemper New Europe Portfolio of the Kemper Variable Series. The Portfolio seeks long-term growth capital appreciation by investing in a portfolio consisting primarily of equity securities of European companies.

KVS Dreman High Return Equity Subaccount (formerly Kemper-Dreman High Return Equity): This subaccount invests in the KVS Dreman High Return Equity Portfolio of the Kemper Variable Series. The Portfolio seeks to achieve a high rate of total return.

KVS Dreman Financial Services Subaccount (formerly Kemper-Dreman Financial Services): This subaccount invests in the KVS Dreman Financial Services Portfolio of the Kemper Variable Series. The Portfolio seeks long-term capital appreciation.

KVS Index 500 Subaccount (formerly Kemper Index 500): This subaccount invests in the KVS Index 500 Portfolio of the Kemper Variable Series. The Portfolio seeks to match, as closely as possible, before expenses, the performance of the Standard & Poor's 500 Composite Stock Price Index, which emphasizes stocks of large U.S. companies.

KVS Focused Large Cap Growth Subaccount: This subaccount invests in the KVS Focused Large Cap Growth Portfolio of the Kemper Variable Series. The Portfolio seeks growth through long-term capital appreciation.

KVS Growth Opportunities Subaccount: This subaccount invests in the KVS Growth Opportunities Portfolio of the Kemper Variable Series. The Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital.

KVS Growth and Income Subaccount: This subaccount invests in the KVS Growth and Income Portfolio of the Kemper Variable Series. The Portfolio seeks long-term capital growth and current income.

SCUDDER VARIABLE LIFE INVESTMENT FUND

Scudder VLIF Global Discovery Subaccount: This subaccount invests in the Scudder VLIF Global Discovery Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks above-average capital appreciation over the long term by investing primarily in the equity securities of small companies located throughout the world.

Scudder VLIF Growth and Income Subaccount: This subaccount invests in the Scudder VLIF Growth and Income Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks long-term growth of capital, current income and growth of income.

Scudder VLIF International Subaccount: This subaccount invests in the Scudder VLIF International Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

Scudder VLIF Capital Growth Subaccount: This subaccount invests in the Scudder VLIF Capital Growth Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks to maximize long-term capital growth through a broad and flexible investment program.

Scudder VLIF 21/st/ Century Growth Subaccount: This subaccount invests in the Scudder VLIF 21/st/ Century Growth Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The portfolio seeks long-term growth of capital by investing primarily in equity securities issued by emerging growth companies.

THE ALGER AMERICAN FUND

Alger American Leveraged AllCap Subaccount: This subaccount invests in the Alger American Leveraged AllCap Portfolio of The Alger American Fund. The Portfolio seeks long-term capital appreciation.

Alger American Balanced Subaccount: This subaccount invests in the Alger American Balanced Portfolio of The Alger American Fund. The Portfolio seeks current income and long-term capital appreciation.

DREYFUS INVESTMENT PORTFOLIOS

Dreyfus MidCap Stock Subaccount: This subaccount invests in the Dreyfus MidCap Stock Portfolio of the Dreyfus Investment Portfolios. The Portfolio seeks to provide investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor's MidCap 400(R) Index.

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

Dreyfus Socially Responsible Growth Subaccount: This subaccount invests in The Dreyfus Socially Responsible Growth Fund, Inc. The Fund's primary goals is to provide capital growth through investment in common stocks of companies which not only meet traditional investment standards, but also conduct their business in a manner that contributes to the enhancement of the quality of life in America.

JANUS ASPEN SERIES

Janus Aspen Growth Subaccount: This subaccount invests in the Janus Aspen Growth Portfolio of the Janus Aspen Series. The Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital.

Janus Aspen Growth and Income Subaccount: This subaccount invests in the Janus Aspen Growth and Income Portfolio of the Janus Aspen Series. The Portfolio seeks long-term capital growth and current income.

WARBURG PINCUS TRUST

Warburg Pincus Emerging Markets Subaccount: This subaccount invests in the Warburg Pincus Emerging Markets Portfolio of the Warburg Pincus Trust. The Portfolio seeks long-term growth of capital by investing in equity securities of emerging markets.

Warburg Pincus Global Post-Venture Capital Subaccount (formerly Warburg Pincus Post-Venture Capital): This subaccount invests in the Warburg Pincus Global Post-Venture Capital Portfolio of the Warburg Pincus Trust. The Portfolio seeks long-term growth of capital by investing primarily in equity securities of U.S. and foreign companies considered to be in their post-venture-capital stage of development.

(3)  Transactions with Affiliates

KILICO assumes mortality risks associated with the annuity contracts and incurs all expenses involved in administering the contracts. In return, KILICO assesses that portion of each subaccount representing assets under the Kemper Advantage III flexible payment contracts with a daily charge for mortality and expense risk and administrative costs which amounts to an aggregate of one percent (1.00%) per annum. KILICO also assesses that portion of each subaccount representing assets under the Kemper Advantage III periodic payment contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and three-tenths percent (1.30%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Passport contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and one-quarter percent (1.25%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Destinations contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. KILICO assesses that portion of each subaccount representing assets under the Farmers Variable Annuity I contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. KILICO assesses that portion of each subaccount representing assets under the Zurich Preferred contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and one-quarter percent (1.25%) per annum. The Kemper Passport and Kemper Destinations DCA Money Market Subaccount #2, available for participation in the dollar cost averaging program, has no daily asset charge deduction.

KILICO also assesses each Kemper Advantage III contract participating in one or more of the subaccounts at any time during the year a records maintenance charge. For contracts purchased prior to June 1, 1993, the charge is $25 and is assessed on December 31st of each calendar year. For contracts purchased June 1, 1993 and subsequent, the charge is a maximum of $30 per year and is assessed ratably every quarter of each calendar year, except in those states which have yet to approve these contract changes. The charge is assessed whether or not any purchase payments have been made during the year. KILICO also assesses against each Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contract participating in one or more of the subaccounts a records maintenance charge of $30, generally taken at the end of each contract year. KILICO assesses each Zurich Preferred contract participating in one of more of the subaccounts a records maintenance charge of $7.50 quarterly for contracts with contract value under $25,000, $3.75 quarterly for contracts with contract value between $25,000 and $50,000. The records maintenance charge for Kemper Advantage III, Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contracts are waived for all individual contracts whose investment value exceeds $50,000 on the date of assessment.

For contracts issued prior to May 1, 1994, KILICO has undertaken to reimburse each of the Kemper Advantage III Contract Owners participating in the Kemper Money Market, Kemper Total Return, Kemper High Yield and Kemper Growth Subaccounts, whose direct and indirect operating expenses exceed eighty hundredths of one percent (.80%) of average daily net assets. In determining reimbursement of direct and indirect operating expenses, for each subaccount, charges for mortality and expense risks and administrative expenses, and records maintenance charges are excluded and, for each subaccount, charges for taxes, extraordinary expenses, and brokerage and transaction costs are excluded. During the year ended December 31, 2000, no such payment was required.

KILICO assesses an optional annual charge for the Guaranteed Retirement Income Benefit ("GRIB"), related to the Kemper Destinations and Farmers Variable Annuity I contracts. The annual charge of .25% of Contract Value, if taken, will be deducted pro rata from each invested subaccount quarterly.

Proceeds payable on the redemption of units are reduced by the amount of any applicable contingent deferred sales charge due to KILICO.

Zurich Scudder Investments, Inc. (formerly Scudder Kemper Investments, Inc.), an affiliated company, is the investment manager of the Kemper Variable Series and the Scudder Variable Life Investment Fund. Investors Brokerage Services, Inc. and PMG Securities, Inc., wholly-owned subsidiaries of KILICO, are the principal underwriters for the Separate Account.


(4)  Net Transfers (To) From Affiliate and Subaccounts

Net transfers (to) from affiliate or subaccounts include transfers of all or part of the Contract Owner's interest to or from another eligible subaccount or to the general account of KILICO.

(5)  Contract Owners' Equity

The Contract Owners' equity is affected by the investment results of, and contract charges to, each subaccount. The accompanying financial statements include only Contract Owners' payments pertaining to the variable portions of their contracts and exclude any payments for the market value adjusted or fixed portions, the latter being included in the general account of KILICO. Contract Owners may elect to annuitize the contract under one of several annuity options, as specified in the prospectus. Included in the following table of Contract Owners' Equity is approximately $12,769 thousand, $4,386 thousand and $613 thousand of annuitized contracts for Kemper Advantage III, Kemper Passport and Kemper Destinations, respectively.

Contract Owners' equity at December 31, 2000, is as follows (in thousands, except unit value; differences are due to rounding):

         KEMPER DESTINATIONS CONTRACTS

                                                                                                                Contract
                                                                             Number            Unit              Owners'
                                                                            of Units           Value             Equity
                                                                            --------           -----             ------
KEMPER VARIABLE SERIES:

Kemper Money Market Subaccount #1
   Qualified and Nonqualified........................................         3,372     $      11.049    $       37,251

Kemper Money Market Subaccount #2
   Qualified and Nonqualified........................................         1,103            11.454            12,628

Kemper Government Securities Subaccount
   Qualified and Nonqualified........................................         1,273            11.223            14,286

                                                                                                                Contract
                                                                             Number            Unit              Owners'
                                                                            of Units           Value             Equity
                                                                            --------           -----             ------
Kemper Investment Grade Bond Subaccount
   Qualified and Nonqualified........................................         1,144            10.905            12,473

Kemper Strategic Income Subaccount
   Qualified and Nonqualified........................................           298            10.102             3,011

Kemper Horizon 5 Subaccount
   Qualified and Nonqualified........................................           226            10.530             2,382

Kemper High Yield Subaccount
   Qualified and Nonqualified........................................         2,803             8.751            24,530

Kemper Horizon 10+ Subaccount
   Qualified and Nonqualified........................................           450            10.321             4,641

Kemper Total Return Subaccount
   Qualified and Nonqualified........................................         4,778            11.462            54,763

Kemper Horizon 20+ Subaccount
   Qualified and Nonqualified........................................           168             9.883             1,659

Kemper Value+Growth Subaccount
   Qualified and Nonqualified........................................           915            11.648            10,657

Kemper Blue Chip Subaccount
   Qualified and Nonqualified........................................         4,280            11.659            49,904

Kemper International Subaccount
   Qualified and Nonqualified........................................           977            10.624            10,382

Kemper Contrarian Value Subaccount
   Qualified and Nonqualified........................................         2,516            10.863            27,332

Kemper Small Cap Value Subaccount
   Qualified and Nonqualified........................................         1,281             8.770            11,234

Kemper Small Cap Growth Subaccount
   Qualified and Nonqualified........................................         2,896            12.936            37,462

Kemper Growth Subaccount
   Qualified and Nonqualified........................................         2,552            10.802            27,569

Kemper Aggressive Growth Subaccount
   Qualified and Nonqualified........................................         1,910            12.990            24,812

Kemper Technology Growth Subaccount
   Qualified and Nonqualified........................................         7,183            13.617            97,811

Kemper Global Blue Chip Subaccount
   Qualified and Nonqualified........................................           855            12.031            10,292

                                                                                                                Contract
                                                                             Number            Unit              Owners'
                                                                            of Units           Value             Equity
                                                                            --------           -----             ------
Kemper New Europe Subaccount
   Qualified and Nonqualified........................................           394             9.506             3,742

KVS Dreman High Return Equity Subaccount
   Qualified and Nonqualified........................................         5,275            11.831            62,408

KVS Dreman Financial Services Subaccount
   Qualified and Nonqualified........................................         1,465            11.729            17,183

KVS Index 500 Subaccount
   Qualified and Nonqualified........................................         4,497             9.535            42,884

KVS Focused Large Cap Growth Subaccount
   Qualified and Nonqualified........................................           630            11.437             7,199

KVS Growth Opportunities Subaccount
   Qualified and Nonqualified........................................         5,662             8.264            46,795

KVS Growth and Income Subaccount
Qualified and Nonqualified...........................................         3,895             8.782            34,203

SCUDDER VARIABLE LIFE INVESTMENT FUND:

Scudder VLIF Global Discovery Subaccount (Class A Shares)
   Qualified and Nonqualified........................................         3,226            15.347            49,508

Scudder VLIF Growth and Income Subaccount (Class A Shares)
   Qualified and Nonqualified........................................         2,341             9.748            22,823

Scudder VLIF International Subaccount (Class A Shares)
   Qualified and Nonqualified........................................         4,655            11.574            53,882

Scudder VLIF Capital Growth Subaccount (Class A Shares)
   Qualified and Nonqualified........................................         1,959            12.826            25,129

Scudder VLIF 21st Century Growth Subaccount (Class A Shares)
   Qualified and Nonqualified........................................           508             8.188             4,161

THE ALGER AMERICAN FUND:

Alger American Leveraged AllCap Subaccount
   Qualified and Nonqualified........................................         4,158             9.773            40,635

Alger American Balanced Subaccount
   Qualified and Nonqualified........................................         1,292            10.588            13,678

DREYFUS INVESTMENT PORTFOLIOS:

Dreyfus MidCap Stock Subaccount
   Qualified and Nonqualified........................................         1,141            11.738            13,397

                                                                                                               Contract
                                                                             Number            Unit             Owners'
                                                                            of Units           Value            Equity
                                                                            --------           -----            ------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.:

Dreyfus Socially Responsible Growth Subaccount
   Qualified and Nonqualified........................................           600             9.905             5,947

JANUS ASPEN SERIES:

Janus Aspen Growth Subaccount
   Qualified and Nonqualified........................................         8,631            14.290           123,340

Janus Aspen Growth and Income Subaccount
   Qualified and Nonqualified........................................         5,790            17.504           101,356

WARBURG PINCUS TRUST:

Warburg Pincus Emerging Markets Subaccount
   Qualified and Nonqualified........................................         1,034             9.639             9,972

Warburg Pincus Global Post-Venture Capital Subaccount
   Qualified and Nonqualified........................................           712            12.529             8,928
                                                                                                         --------------

      Total Kemper Destinations Contract Owners' Equity..............                                    $    1,162,249
                                                                                                         --------------

                       KEMPER ADVANTAGE III CONTRACTS

KEMPER VARIABLE SERIES:

Kemper Money Market Subaccount #1
   Flexible Payment, Qualified and Nonqualified......................         3,168     $       2.718    $        8,609
   Periodic Payment, Qualified and Nonqualified......................        21,264             2.571            54,665
                                                                                                         --------------
                                                                                                                 63,274
                                                                                                         --------------
Kemper Government Securities Subaccount
   Flexible Payment, Qualified and Nonqualified......................           894             2.002             1,790
   Periodic Payment, Qualified and Nonqualified......................        19,146             1.937            37,080
                                                                                                         --------------
                                                                                                                 38,870
                                                                                                         --------------
Kemper Investment Grade Bond Subaccount
   Flexible Payment, Qualified and Nonqualified......................           201             1.252               252
   Periodic Payment, Qualified and Nonqualified......................         3,764             1.235             4,650
                                                                                                         --------------
                                                                                                                  4,902
                                                                                                         --------------
Kemper Horizon 5 Subaccount
   Flexible Payment, Qualified and Nonqualified......................             2             1.353                 3
   Periodic Payment, Qualified and Nonqualified......................         1,103             1.335             1,472
                                                                                                         --------------
                                                                                                                  1,475
                                                                                                         --------------
Kemper High Yield Subaccount
   Flexible Payment, Qualified.......................................           128             5.825               746
   Flexible Payment, Nonqualified....................................           789             5.577             4,400
   Periodic Payment, Qualified.......................................        12,547             5.510            69,137
   Periodic Payment, Nonqualified....................................         5,398             5.368            28,976
                                                                                                         --------------
                                                                                                                103,259
                                                                                                         --------------
Kemper Horizon 10+ Subaccount
   Flexible Payment, Qualified and Nonqualified......................            16             1.425                23
   Periodic Payment, Qualified and Nonqualified......................         1,870             1.406             2,629
                                                                                                         --------------
                                                                                                                  2,652
                                                                                                         --------------

                                                                                                               Contract
                                                                            Number             Unit             Owners'
                                                                            of Units           Value             Equity
                                                                            --------           -----             ------
Kemper Total Return Subaccount
   Flexible Payment, Qualified.......................................           586             8.122             4,756
   Flexible Payment, Nonqualified....................................         2,366             7.520            17,790
   Periodic Payment, Qualified.......................................        51,400             7.683           394,923
   Periodic Payment, Nonqualified....................................         7,621             7.159            54,556
                                                                                                         --------------
                                                                                                                472,025
                                                                                                         --------------
Kemper Horizon 20+ Subaccount
   Flexible Payment, Qualified and Nonqualified......................            --             1.490                 0
   Periodic Payment, Qualified and Nonqualified......................         1,656             1.470             2,434
                                                                                                         --------------
                                                                                                                  2,434
                                                                                                         --------------
Kemper Value+Growth Subaccount
   Flexible Payment, Qualified and Nonqualified......................           106             1.847               196
   Periodic Payment, Qualified and Nonqualified......................         7,867             1.822            14,331
                                                                                                         --------------
                                                                                                                 14,527
                                                                                                         --------------
Kemper International Subaccount
   Flexible Payment, Qualified and Nonqualified......................           502             2.132             1,070
   Periodic Payment, Qualified and Nonqualified......................        30,766             2.076            63,878
                                                                                                         --------------
                                                                                                                 64,948
                                                                                                         --------------
Kemper Contrarian Value Subaccount
   Flexible Payment, Qualified and Nonqualified......................           109             1.817               198
   Periodic Payment, Qualified and Nonqualified......................        18,536             1.792            33,209
                                                                                                         --------------
                                                                                                                 33,407
                                                                                                         --------------
Kemper Small Cap Value Subaccount
   Flexible Payment, Qualified and Nonqualified......................            44             1.124                50
   Periodic Payment, Qualified and Nonqualified......................        10,748             1.108            11,911
                                                                                                         --------------
                                                                                                                 11,961
                                                                                                         --------------
Kemper Small Cap Growth Subaccount
   Flexible Payment, Qualified and Nonqualified......................           506             3.092             1,566
   Periodic Payment, Qualified and Nonqualified......................        39,469             3.032           119,662
                                                                                                         --------------
                                                                                                                121,228
                                                                                                         --------------
Kemper Growth Subaccount
   Flexible Payment, Qualified.......................................           128             7.901             1,011
   Flexible Payment, Nonqualified....................................           762             7.873             5,999
   Periodic Payment, Qualified.......................................        35,646             7.512           267,764
   Periodic Payment, Nonqualified....................................         5,596             7.501            41,976
                                                                                                         --------------
                                                                                                                316,750
                                                                                                         --------------
SCUDDER VARIABLE LIFE INVESTMENT FUND:

Scudder VLIF International Subaccount (Class A Shares)
   Flexible Payment, Qualified and Nonqualified......................             4            15.665                73
   Periodic Payment, Qualified and Nonqualified......................           289            15.588             4,514
                                                                                                         --------------
                                                                                                                  4,587
                                                                                                         --------------
Scudder VLIF Capital Growth Subaccount (Class A Shares)
   Flexible Payment, Qualified and Nonqualified......................             5            25.816               141
   Periodic Payment, Qualified and Nonqualified......................            76            25.689             1,965
                                                                                                         --------------
                                                                                                                  2,106
                                                                                                         --------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.:

Dreyfus Socially Responsible Growth Subaccount
   Flexible Payment, Qualified and Nonqualified......................             1            35.379                38
   Periodic Payment, Qualified and Nonqualified......................           141            35.205             4,949
                                                                                                         --------------
                                                                                                                  4,987
                                                                                                         --------------

                                                                                                                Contract
                                                                               Number           Unit             Owners'
                                                                              of Units          Value            Equity
                                                                              --------          -----            ------
JANUS ASPEN SERIES:

Janus Aspen Growth Subaccount
   Flexible Payment, Qualified and Nonqualified......................            70            31.542             2,197
   Periodic Payment, Qualified and Nonqualified......................         5,149            31.050           159,885
                                                                                                         --------------
                                                                                                                162,082
                                                                                                         --------------

      Total Kemper Advantage III Contract Owners' Equity.............                                    $    1,425,474
                                                                                                         --------------
KEMPER PASSPORT CONTRACTS

KEMPER VARIABLE SERIES:

Kemper Money Market Subaccount #1
   Qualified and Nonqualified........................................        11,389     $       1.351    $       15,387

Kemper Money Market Subaccount #2
   Qualified and Nonqualified........................................           265             1.511               400

Kemper Government Securities Subaccount
   Qualified and Nonqualified........................................        10,677             1.565            16,711

Kemper Investment Grade Bond Subaccount
   Qualified and Nonqualified........................................         5,728             1.238             7,092

Kemper Global Income Subaccount
   Qualified and Nonqualified........................................           192             1.054               203

Kemper Horizon 5 Subaccount
   Qualified and Nonqualified........................................         2,676             1.338             3,580

Kemper High Yield Subaccount
   Qualified and Nonqualified........................................        26,379             1.717            45,287

Kemper Horizon 10+ Subaccount
   Qualified and Nonqualified........................................         4,303             1.409             6,063

Kemper Total Return Subaccount
   Qualified and Nonqualified........................................        36,660             2.090            76,629

Kemper Horizon 20+ Subaccount
   Qualified and Nonqualified........................................         2,872             1.473             4,230

Kemper Value+Growth Subaccount
   Qualified and Nonqualified........................................         9,990             1.826            18,241

Kemper Blue Chip Subaccount
   Qualified and Nonqualified........................................         8,904             1.400            12,469

Kemper International Subaccount
   Qualified and Nonqualified........................................        15,329             2.085            31,968

Kemper Contrarian Value Subaccount
   Qualified and Nonqualified........................................        15,188             1.796            27,274

                                                                                                                Contract
                                                                               Number           Unit             Owners'
                                                                              of Units          Value            Equity
                                                                              --------          -----            ------
Kemper Small Cap Value Subaccount
   Qualified and Nonqualified........................................         8,217             1.111             9,127

Kemper Small Cap Growth Subaccount
   Qualified and Nonqualified............................................     8,509             3.042            25,881

Kemper Growth Subaccount
   Qualified and Nonqualified............................................    31,434             2.543            79,949
                                                                                                         --------------

   Total Kemper Passport Contract Owners' Equity.........................                                $      380,491
                                                                                                         ==============

      FARMERS VARIABLE ANNUITIES I CONTRACTS

KEMPER VARIABLE SERIES:

Kemper Government Securities Subaccount
   Qualified and Nonqualified.............................................       75     $      10.856    $          814

Kemper High Yield
   Qualified and Nonqualified.............................................        2             9.160                18

Kemper Small Cap Growth Subaccount
   Qualified and Nonqualified.............................................       20            13.315               273

KVS Dreman High Return Equity Subaccount
   Qualified and Nonqualified.............................................       96            11.640             1,112

SCUDDER VARIABLE LIFE INVESTMENT FUND:

Scudder VLIF Growth and Income Subaccount (Class A Shares)
   Qualified and Nonqualified.............................................      127             9.938             1,258

Scudder VLIF International Subaccount (Class A Shares)
   Qualified..............................................................       18            11.611               205
                                                                                                         --------------

      Total Farmers Variable Annuities I Contract Owners'
        Equity............................................................                               $        3,680
                                                                                                         ==============

         ZURICH PREFERRED CONTRACTS

KEMPER VARIABLE SERIES:

Kemper Money Market Subaccount #1
   Qualified and Nonqualified.............................................   15,033     $       1.025    $       15,404

Kemper Government Securities Subaccount
   Qualified and Nonqualified.............................................        0             1.189                 0

Kemper Investment Grade Bond Subaccount
   Qualified and Nonqualified.............................................       10             1.138                11

Kemper High Yield Subaccount
   Qualified and Nonqualified.............................................       26             0.911                24

                                                                                                                Contract
                                                                             Number            Unit              Owners'
                                                                            of Units           Value             Equity
                                                                            --------           -----             ------
Kemper Total Return Subaccount
   Qualified and Nonqualified.............................................        7             2.575                18

Kemper Small Cap Growth Subaccount
   Qualified and Nonqualified.............................................       35             2.151                76

Kemper Growth Subaccount
   Qualified and Nonqualified.............................................        7             2.993                21

Kemper Technology Growth Subaccount
   Qualified and Nonqualified.............................................       19             1.379                26

SCUDDER VARIABLE LIFE INVESTMENT FUND:

Scudder VLIF International Subaccount (Class A Shares)
   Qualified and Nonqualified.............................................        1            14.172                13

Scudder VLIF Capital Growth Subaccount (Class A Shares)
   Qualified and Nonqualified.............................................        1            22.927                 9

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.:

Dreyfus Socially Responsible Growth Subaccount
   Qualified and Nonqualified.............................................        0            34.539                12

JANUS ASPEN SERIES:

Janus Aspen Growth Subaccount
   Qualified and Nonqualified.............................................        3            27.457                75

WARBURG PINCUS TRUST:

Warburg Pincus Emerging Markets Subaccount
   Qualified and Nonqualified.............................................        0             9.647                 5
                                                                                                         --------------

   Total Zurich Preferred Contract Owners' Equity.........................                               $       15,694
                                                                                                         --------------

Other Subaccounts.........................................................                               $    1,054,339
                                                                                                         --------------

           Total KILICO Variable Annuity Separate Account................                                $    4,041,927
                                                                                                         ==============

APPENDIX

STATE PREMIUM TAX CHART

                                           Rate of Tax
                                           -----------
                                    Qualified     Non-Qualified
State                                 Plans           Plans
-----                                 -----           -----
California........................    0.50%           2.35%*
Maine.............................      --            2.00%
Mississippi.......................      --            1.00%
Nevada............................      --            3.50%*
North Carolina....................      --            1.90%
Pennsylvania......................      --            2.00%
South Dakota......................      --            1.25%
Washington D.C....................    2.25%           2.25%
West Virginia.....................    1.00%           1.00%
Wyoming...........................      --            1.00%

* Taxes become due when annuity benefits commence, rather than when the premiums are collected. At the time of annuitization, the premium tax payable will be charged against the Contract Value.

                                 PROSPECTUS FOR
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------

                INDIVIDUAL AND GROUP VARIABLE, FIXED AND MARKET
                   VALUE ADJUSTED DEFERRED ANNUITY CONTRACTS

--------------------------------------------------------------------------------

                                   Issued By
                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      and
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

   This Prospectus describes Variable, Fixed and Market Value Adjusted Deferred Annuity Contracts (the "Contract") offered by Kemper Investors Life Insurance Company ("we" or "KILICO"). The Contract is designed to provide annuity benefits for retirement which may or may not qualify for certain federal tax advantages. Depending on particular state requirements, the Contracts may be issued on a group or individual basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract. For purposes of this Prospectus, the term "Contract" refers both to certificates and to individual annuity contracts.

   You may allocate purchase payments to one or more of the variable options, the fixed option or the fixed option subject to a market value adjustment. The Contract currently offers twelve investment options, each of which is a Subaccount of KILICO Variable Annuity Separate Account. Currently, you may choose among the following Portfolios:

    . Scudder Variable Series I*          . Scudder Small Cap Growth
      (formerly Scudder Variable            (formerly Kemper Small Cap
      Life Investment Fund):                Growth)

     . Scudder Money Market               . SVS Dreman High Return
       (formerly Scudder VLIF               Equity (formerly KVS
       Money Market)                        Dreman High Return Equity)

     . Scudder Growth and Income
       (formerly Scudder VLIF            . Janus Aspen Series:
       Growth and Income) (Class A
       Shares)                            . Janus Aspen Capital
                                            Appreciation

     . Scudder International             . PIMCO Variable Insurance
       (formerly Scudder VLIF              Trust:
       International) (Class A
       Shares)                            . PIMCO Low Duration Bond
                                            (Administrative Class)

     . Scudder Bond (formerly
       Scudder VLIF Bond) (Class A        . PIMCO Foreign Bond
       Shares)                              (Administrative Class)

    . Scudder Variable Series II*
      (formerly Kemper Variable          . Franklin Templeton Variable
      Series):                             Insurance Products Trust:

     . Scudder Government
       Securities (formerly Kemper        . Templeton Developing
       Government Securities)               Markets Securities Fund
                                            (Class 2 Shares)
     . Scudder High Yield
       (formerly Kemper High
       Yield)

   *Effective May 1, 2001, pursuant to a restructuring program, the Scudder Variable Life Investment Fund and the Kemper Variable Series are renamed Scudder Variable Series I and Scudder Variable Series II, respectively. The portfolios of the Scudder Variable Series II are rebranded from Kemper and KVS to Scudder and SVS, respectively.

   Subaccounts and Portfolios may be added or deleted in the future. Contract values allocated to any of the Subaccounts vary, reflecting the investment experience of the selected Subaccounts. Contract values allocated to the Fixed Account or one or more Guarantee Periods of the Market Value Adjustment Option accumulate on a fixed basis.

The Contracts are not insured by the FDIC. They are obligations of the issuing insurance company and are not a deposit of, or guaranteed by, any bank or savings institution and are subject to risks, including possible loss of principal.

This Prospectus contains important information about the Contracts that you should know before investing. You should read it before investing and keep it for future reference. We have filed a Statement of Additional Information ("SAI") with the Securities and Exchange Commission. The current SAI has the same date as this Prospectus and is incorporated by reference in this Prospectus. You may obtain a free copy by writing us or calling (847) 550-5500. A table of contents for the SAI appears on page 61. You may also find this Prospectus and other information about the separate account required to be filed with the Securities and Exchange Commission ("SEC") at the SEC's web site at http://www.sec.gov.

The date of this prospectus is May 1, 2001.

The Securities and Exchange Commission has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----
DEFINITIONS...............................................................    1
SUMMARY...................................................................    3
SUMMARY OF EXPENSES.......................................................    5
KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE FUNDS................    9
FIXED ACCOUNT OPTION......................................................   13
THE CONTRACTS.............................................................   13
CONTRACT CHARGES AND EXPENSES.............................................   21
THE ANNUITY PERIOD........................................................   24
FEDERAL INCOME TAXES......................................................   27
DISTRIBUTION OF CONTRACTS.................................................   34
VOTING RIGHTS.............................................................   34
REPORTS TO CONTRACT OWNERS AND INQUIRIES..................................   34
DOLLAR COST AVERAGING.....................................................   35
SYSTEMATIC WITHDRAWAL PLAN................................................   35
EXPERTS...................................................................   36
LEGAL MATTERS.............................................................   36
SPECIAL CONSIDERATIONS....................................................   36
AVAILABLE INFORMATION.....................................................   36
BUSINESS..................................................................   36
PROPERTIES................................................................   43
LEGAL PROCEEDINGS.........................................................   43
SELECTED FINANCIAL DATA...................................................   44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   45
KILICO'S DIRECTORS AND EXECUTIVE OFFICERS.................................   57
EXECUTIVE COMPENSATION....................................................   60
TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION....................   61
FINANCIAL STATEMENTS......................................................   61

                                  DEFINITIONS

   The following terms as used in this Prospectus have the indicated meanings:

   Accumulated Guarantee Period Value--The sum of your Guarantee Period
Values.

   Accumulation Period--The period between the Date of Issue of a Contract and the Annuity Date.

   Accumulation Unit--A unit of measurement used to determine the value of each Subaccount during the Accumulation Period.

   Annuitant--The person designated to receive or who is actually receiving annuity payments and upon the continuation of whose life annuity payments involving life contingencies depend.

   Annuity Date--The date on which annuity payments are to commence.

   Annuity Option--One of several forms in which annuity payments can be made.

   Annuity Period--The period starting on the Annuity Date.

   Annuity Unit--A unit of measurement used to determine the amount of Variable Annuity payments.

   Beneficiary--The person designated to receive any benefits under a Contract upon the death of the Annuitant or the Owner prior to the Annuity Period.

   Company ("we", "us", "our", "KILICO")--Kemper Investors Life Insurance Company. Our home office is located at 1 Kemper Drive, Long Grove, Illinois 60049.

   Contract--A Variable, Fixed and Market Value Adjusted Annuity Contract offered on an individual or group basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract.

   Contract Value--The sum of the values of your Separate Account Contract Value, Accumulated Guarantee Period Value and Fixed Account Contract Value.

   Contract Year--Period between anniversaries of the Contract's Date of Issue.

   Contract Quarter--Periods between quarterly anniversaries of the Contract's Date of Issue.

   Contribution Year--Each one year period following the date a Purchase Payment is made.

   Date of Issue--The date on which the first Contract Year commences.

   Fixed Account--The General Account of KILICO to which you may allocate all or a portion of Purchase Payments or Contract Value. We guarantee a minimum rate of interest on Purchase Payments allocated to the Fixed Account.

   Fixed Account Contract Value--The value of your Contract interest in the Fixed Account.

   Fixed Annuity--An annuity under which we guarantee the amount of each annuity payment; it does not vary with the investment experience of a Subaccount.

   Fund or Funds--Scudder Variable Series I, Scudder Variable Series II, Janus Aspen Series PIMCO Variable Insurance Trust and Franklin Templeton Variable Insurance Products Trust including any Portfolios thereunder.

   General Account--All our assets other than those allocated to any separate account.

   Guaranteed Interest Rate--The rate of interest we establish for a given Guarantee Period.

   Guarantee Period--The time when an amount is credited with a Guaranteed Interest Rate. Guarantee Period options may range from one to ten years, at our option.

   Guarantee Period Value--The Guarantee Period Value is the sum of your: (1) Purchase Payment allocated or amount transferred to a Guarantee Period; plus
(2) interest credited; minus (3) withdrawals, previously assessed Withdrawal Charges and transfers; and (4) as adjusted for any applicable Market Value Adjustment previously made.

   Market Adjusted Value--A Guarantee Period Value adjusted by the market value adjustment formula on any date prior to the end of a Guarantee Period.

   Market Value Adjustment--An adjustment of values under a Guarantee Period in accordance with the market value adjustment formula prior to the end of that Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The adjustment is computed using the market value adjustment formula stated in the Contract.

   Non-Qualified Plan Contract--A Contract which does not receive favorable tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code.

   Owner ("you, your, yours")--The person designated in the Contract as having the privileges of ownership defined in the Contract.

   Portfolio--A series of a Fund with its own objective and policies, which represents shares of beneficial interest in a separate portfolio of securities and other assets. Portfolio is sometimes referred to herein as a Fund.

   Purchase Payments--Amounts paid to us by you or on your behalf.

   Qualified Plan Contract--A Contract issued in connection with a retirement plan which receives favorable tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code.

   Separate Account--The KILICO Variable Annuity Separate Account.

   Separate Account Contract Value--The sum of your Subaccount Values.

   Subaccounts--The twelve subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Portfolios.

   Subaccount Value--The value of your interest in each Subaccount.

   Unitholder--The person holding the voting rights with respect to an Accumulation or Annuity Unit.

   Valuation Date--Each day when the New York Stock Exchange is open for trading, as well as each day otherwise required. (See "Accumulation Unit Value.")

   Valuation Period--The interval of time between two consecutive Valuation
Dates.

   Variable Annuity--An annuity with payments varying in amount in accordance with the investment experience of the Subaccount(s) in which you have an interest.

   Withdrawal Charge--The "contingent deferred sales charge" assessed against certain withdrawals of Contract Value in the first seven Contribution Years after a Purchase Payment is made or against certain annuitizations of Contract Value in the first seven Contribution Years after a Purchase Payment is made.

   Withdrawal Value--Contract Value, plus or minus any applicable Market Value Adjustment, less any premium tax payable if the Contract is being annuitized, minus any Withdrawal Charge applicable to that Contract.

                                    SUMMARY

   Because this is a summary; it does not contain all of the information that may be important. Read the entire Prospectus and Statement of Additional Information before deciding to invest.

   The Contracts provide for investment on a tax-deferred basis and annuity benefits. Both Non-Qualified Plan and Qualified Plan Contracts are described in this Prospectus.

   The minimum initial Purchase Payment is $1,000. Subject to certain exceptions, the minimum subsequent payment is $500. An allocation to a Subaccount, Fixed Account or Guarantee Period must be at least $500. Our prior approval is required for Purchase Payments over $1,000,000. (See "The Contracts," page 13.)

   Variable accumulations and benefits are provided by crediting Purchase Payments to one or more Subaccounts that you select. Each Subaccount invests in one of the following corresponding Portfolios:

    . Scudder Money Market (formerly Scudder VLIF Money Market)

    . Scudder Growth and Income (formerly Scudder VLIF Growth and Income)
      (A-Shares)

    . Scudder International (formerly Scudder VLIF International) (A-Shares)

    . Scudder Bond (formerly Scudder VLIF Bond) (A-Shares)

    . Scudder Government Securities (formerly Kemper Government Securities)

    . Scudder High Yield (formerly Kemper High Yield)

    . Scudder Small Cap Growth (formerly Kemper Small Cap Growth)

    . SVS Dreman High Return Equity (formerly KVS Dreman High Return Equity)

    . Janus Aspen Capital Appreciation

    . PIMCO Low Duration Bond (Administrative Class)

    . PIMCO Foreign Bond (Administrative Class)

    . Templeton Developing Markets Securities Fund (Class 2 Shares)

   Contract Value allocated to the Separate Account varies with the investment experience of the selected Subaccounts.

   The Fixed Account has fixed accumulations and benefits. We guarantee that Purchase Payments allocated to the Fixed Account earn a minimum fixed interest rate of 3%. In our discretion, we may credit interest in excess of 3%. (See "Fixed Account Option," page 13.)

   The MVA Option also provides fixed accumulations. The MVA Option is only available during the Accumulation Period. You may allocate amounts to one or more Guarantee Periods. We may offer additional Guarantee Periods at our discretion. For new Contracts, we may limit the number of Guarantee Period options available to three (3). We credit interest daily to amounts allocated to the MVA Option. We declare the rate at our sole discretion. We guarantee amounts allocated to the MVA Option at Guaranteed Interest Rates for the Guarantee Periods you select. These guaranteed amounts are subject to any applicable Withdrawal Charge, Market Value Adjustment or Records Maintenance Charge. We will not change a Guaranteed Interest Rate for the duration of the Guarantee Period. However, Guaranteed Interest Rates for subsequent Guarantee Periods are set at our discretion. At the end of a Guarantee Period, a new Guarantee Period for the same duration starts, unless you timely elect another Guarantee Period. The interests under the Contract relating to the MVA Option are registered under the Securities Act of 1933 but are not registered under the Investment Company Act of 1940. (See "The MVA Option," page 9.)

   You bear the investment risk under the Contracts, unless Contract Values are allocated to:

    . the MVA Option and are guaranteed to receive the Guaranteed Interest
      Rate, or

    . the Fixed Option and are guaranteed to earn at least 3% interest.

   Transfers between Subaccounts are permitted before and after annuitization, subject to certain limitations. A transfer from a Guarantee Period is subject to a Market Value Adjustment unless effected within 30 days after the existing Guarantee Period ends. Restrictions apply to transfers out of the Fixed Account. (See "Transfer During Accumulation Period" and "Transfer During Annuity Period," pages 16 and 25, respectively.)

   You may withdraw Contract Value subject to Withdrawal Charges, any applicable Market Value Adjustment and other specified conditions. (See "Withdrawal During Accumulation Period," page 17.)

   We do not deduct sales charges from Purchase Payments. Each Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

    . the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

    . 10% of Contract Value. If you withdraw a larger amount, the excess
      Purchase Payments withdrawn are subject to a Withdrawal Charge.

   The Withdrawal Charge is:

    . 7% in the first Contribution Year,

    . 6% in the second Contribution Year,

    . 5% in the third and fourth Contribution Years,

    . 4% in the fifth Contribution Year,

    . 3% in the sixth Contribution Year,

    . 2% in the seventh Contribution Year, and

    . 0% thereafter.

   (See "Withdrawal Charge," page 22.) The Withdrawal Charge also applies at the annuitization of Accumulation Units in their seventh Contribution Year or earlier, except as set forth under "Withdrawal Charge." Withdrawals may be subject to income tax, a 10% penalty tax, and other tax consequences. Withdrawals from Qualified Plan Contracts may be limited by the Internal Revenue Code (the "Code"). (See "Federal Income Taxes," page 27.)

   Contract charges include:

    . mortality and expense risk,

    . administrative expenses,

    . records maintenance,

    . applicable premium taxes, and

    . Guaranteed Retirement Income Benefit.

   (See "Charges Against the Separate Account," page 21.) In addition, the investment advisers to the Funds deduct varying charges against the assets of the Funds for which they provide investment advisory services. (See the Funds' prospectuses for such information.)

   The Contract may be purchased in connection with retirement plans qualifying either under Section 401 or 403(b) of the Code or as individual retirement annuities including Roth IRAs. The Contract is also available in connection with State and Municipal deferred compensation plans and non-qualified deferred compensation plans. (See "Taxation of Annuities in General," page 28 and "Qualified Plans," page 31.)

   You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period will depend on the state in which the Contract is issued. However, it will be at least ten days from the date you receive the Contract. (See "The Contracts," page 13.) In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

                           SUMMARY OF EXPENSES
-------------------------------------------------------------------------------

 Contract Owner Transaction Expenses

  Sales Load Imposed on Purchases (as a percentage of purchase payments).  None
  Contingent Deferred Sales Load (as a percentage of amount surrendered)(1)

                   Year of Withdrawal After Purchase
                   ---------------------------------
                     First year.......................................   7%
                     Second year......................................   6%
                     Third year.......................................   5%
                     Fourth year......................................   5%
                     Fifth year.......................................   4%
                     Sixth year.......................................   3%
                     Seventh year.....................................   2%
                     Eighth year and following........................   0%

  Surrender Fees........................................................... None
  Exchange Fee(2)..........................................................  $25
  Annual Contract Fee (Records Maintenance Charge)(3)......................  $30

  Separate Account Annual Expenses
  (as a percentage of average
   daily account value)
  Mortality and Expense Risk......  1.25%
  Administration................ .   .15%
  Account Fees and Expenses.......     0%
                                    ----
    Total Separate Account Annual
     Expenses.....................  1.40%
                                    ====
  Guaranteed Retirement Income
   Benefit Charge
    Annual Expense (as a
     percentage of Contract
     Value).......................   .25%

  Fund Annual Expenses (After any Fee Waivers and Expense Reductions))
  (as percentage of each Portfolio's average net assets for the period ended December 31, 2000)

                              Management Rule 12b-1  Other      Total Annual
           Portfolio             Fees       Fees    Expenses Portfolio Expenses
           ---------          ---------- ---------- -------- ------------------
  Scudder Money Market.......    0.37%       --       0.09%         0.46%
  Scudder Growth and Income..    0.48%       --       0.08%         0.56%
  Scudder International......    0.82%       --       0.14%         0.96%
  Scudder Bond...............    0.48%       --       0.10%         0.58%
  Scudder Government
   Securities (4)............    0.55%       --       0.05%         0.60%
  Scudder High Yield.........    0.60%       --       0.08%         0.68%
  Scudder Small Cap Growth...    0.65%       --       0.07%         0.72%
  SVS Dreman High Return
   Equity (4)(5).............    0.75%       --       0.09%         0.84%
  Janus Aspen Capital
   Appreciation (6)..........    0.65%       --       0.02%         0.67%
  PIMCO Low Duration Bond
   (7).......................    0.25%       --       0.40%         0.65%
  PIMCO Foreign Bond (8)(9)..    0.25%       --       0.66%         0.91%
  Templeton Developing
   Markets Securities Fund
   (10)......................    1.25%      0.25%     0.31%         1.81%

 (1) A Contract Owner may withdraw up to the greater of (i) the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges less prior withdrawals that were previously assessed a Withdrawal Charge, and (ii) 10% of the Contract Value in any Contract Year without assessment of any charge. In certain circumstances We may reduce or waive the contingent deferred sales charge.

 (2) We reserve the right to charge a fee of $25 for each transfer of Contract Value in excess of 12 transfers per calendar year.

 (3) Applies to Contracts with a Contract Value less than $50,000 on the date of assessment. In certain circumstances We may reduce or waive the annual Records Maintenance Charge.

 (4) "Other Expenses" have been restated to exclude reorganization costs.

 (5) Pursuant to their respective agreements with Scudder Variable Series II, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2001, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the SVS Dreman High Return Equity Portfolio to 0.87%.

 (6) Expenses are based upon expenses for the fiscal year ended December 31, 2000, restated to reflect a reduction in the management fee for Janus Aspen Capital Appreciation Portfolio. Expenses are shown without the effect of any expense offset arrangements.

 (7) "Other Expenses" reflects a 0.25% administrative fee.

 (8) "Other Expenses" reflects a 0.50% administrative fee and 0.01% interest expense.

 (9) Ratio of net expenses to average net assets excluding interest expense is 0.90%.

 (10) The Fund's class 2 distribution plan or "Rule 12b-1 Plan" is described in the Fund's prospectus.

   If you surrender your Contract, you would pay the following expenses on a $1,000 investment assuming:

    . 5% annual return on assets,

    . you elect the Guaranteed Retirement Income Benefit, and

    . the current level of fund expenses for all years shown.

   The example assumes that any fund expense caps, waivers or reimbursement arrangements described in the footnotes above are in effect for the time periods presented below. The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

                                 EXAMPLE 1
--------------------------------------------------------------------------------

                Subaccount                 1 year 3 years 5 years 10 years
                ----------                 ------ ------- ------- --------
  Scudder Money Market #1(1)                $ 91   $116    $152     $242
  Scudder Growth and Income                   92    119     158      252
  Scudder International                       96    131     178      293
  Scudder Bond                                92    119     159      254
  Scudder Government Securities               93    120     160      257
  Scudder High Yield                          93    122     164      265
  Scudder Small Cap Growth                    94    124     166      269
  SVS Dreman High Return Equity               95    127     172      281
  Janus Aspen Capital Appreciation            93    122     163      264
  PIMCO Low Duration Bond                     93    121     162      262
  PIMCO Foreign Bond                          96    129     176      288
  Templeton Developing Markets Securities    105    157     221      375

   Same assumptions as Example 1 above, except that you decide not to surrender your Contract at the end of each period.

                                 EXAMPLE 2
--------------------------------------------------------------------------------

                Subaccount                 1 year 3 years 5 years 10 years
                ----------                 ------ ------- ------- --------
  Scudder Money Market #1(1)                $21     $66    $112     $242
  Scudder Growth and Income                  22      69     118      252
  Scudder International                      26      81     138      293
  Scudder Bond                               22      69     119      254
  Scudder Government Securities              23      70     120      257
  Scudder High Yield                         23      72     124      265
  Scudder Small Cap Growth                   24      74     126      269
  SVS Dreman High Return Equity              25      77     132      281
  Janus Aspen Capital Appreciation           23      72     123      264
  PIMCO Low Duration Bond                    23      71     122      262
  PIMCO Foreign Bond                         26      79     136      288
  Templeton Developing Markets Securities    35     107     181      375

The purpose of the preceding tables is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The tables reflect expenses of both the Separate Account and the Portfolios or Funds but not the MVA Option. These tables are limited to disclosure with regard to the variable portion of the Contract. See "Contract Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. The Examples should not be considered to be a representation of past or future expenses and do not include the deduction of state premium taxes, which may be assessed before or upon annuitization. Actual expenses may be greater or less than those shown. "Management Fees", "Rule 12b-1 Fees" and "Other Expenses" in the "SUMMARY OF EXPENSES" for the Portfolios or Funds have been provided by the investment managers or advisers of the Portfolios or Funds, and have not been independently verified. The Examples assume a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The above Examples assume the election of the Guaranteed Retirement Income Benefit. If this feature were not elected, the expense figures shown above would be lower. The Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge are single charges, they are not separate charges for each Subaccount. In addition, the effects of the Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge have been reflected in the Examples by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge collected by the total net assets of all the Subaccounts in the Separate Account. See "Contract Charges and Expenses" for more information regarding the various costs and expenses.
---------

(1) Scudder Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete an Owner's subaccount value entirely at least by the end of the first Contribution Year.

                     CONDENSED FINANCIAL INFORMATION

   The following condensed financial information is derived from the financial statements of the Separate Account. The data should be read in conjunction with the financial statements, related notes and other financial information included in the Statement of Additional Information.

   Selected data for accumulation units outstanding as of the year ended December 31st for each period:

Subaccount                                                        2000    1999
----------                                                       ------- -------
Scudder Money Market #1 Subaccount
  Accumulation unit value at beginning of period*............... $10.042 $10.003
  Accumulation unit value at end of period...................... $10.515 $10.042
  Number of accumulation units outstanding at end of period.....      12       0
  (000's omitted)

Scudder Money Market #2 Subaccount
  Accumulation unit value at beginning of period*............... $    -- $    --
  Accumulation unit value at end of period...................... $10.000 $    --
  Number of accumulation units outstanding at end of period.....       0       0
  (000's omitted)

Scudder Growth and Income Subaccount
  Accumulation unit value at beginning of period*............... $10.293 $ 9.745
  Accumulation unit value at end of period...................... $ 9.938 $10.293
  Number of accumulation units outstanding at end of period.....     127      29
  (000's omitted)

Scudder International Subaccount
  Accumulation unit value at beginning of period*............... $15.038 $ 9.871
  Accumulation unit value at end of period...................... $11.611 $15.038
  Number of accumulation units outstanding at end of period.....      18       1
  (000's omitted)

Scudder Bond Subaccount
  Accumulation unit value at beginning of period*............... $ 9.763 $10.044
  Accumulation unit value at end of period...................... $10.644 $ 9.763
  Number of accumulation units outstanding at end of period.....      33       3
  (000's omitted)

Scudder Government Securities Subaccount
  Accumulation unit value at beginning of period*............... $ 9.924 $10.003
  Accumulation unit value at end of period...................... $10.856 $ 9.924
  Number of accumulation units outstanding at end of period.....      75      22
  (000's omitted)

Scudder High Yield Subaccount
  Accumulation unit value at beginning of period*............... $10.185 $10.018
  Accumulation unit value at end of period...................... $ 9.160 $10.185
  Number of accumulation units outstanding at end of period.....       2       0
  (000's omitted)

Scudder Small Cap Growth Subaccount
  Accumulation unit value at beginning of period*............... $15.122 $10.115
  Accumulation unit value at end of period...................... $13.315 $15.122
  Number of accumulation units outstanding at end of period.....      20       5
  (000's omitted)

SVS Dreman High Return Equity Subaccount
  Accumulation unit value at beginning of period*............... $ 9.043 $10.020
  Accumulation unit value at end of period...................... $11.640 $ 9.043
  Number of accumulation units outstanding at end of period.....      96      25
  (000's omitted)

Subaccount                                                        2000    1999
----------                                                       ------- -------
Janus Aspen Capital Appreciation Subaccount
  Accumulation unit value at beginning of period*............... $13.573 $ 9.649
  Accumulation unit value at end of period...................... $10.951 $13.573
  Number of accumulation units outstanding at end of period.....     234      55
  (000's omitted)

PIMCO Low Duration Bond Subaccount
  Accumulation unit value at beginning of period*............... $10.111 $10.011
  Accumulation unit value at end of period...................... $10.707 $10.111
  Number of accumulation units outstanding at end of period.....      32       2
  (000's omitted)

PIMCO Foreign Bond Subaccount
  Accumulation unit value at beginning of period*............... $ 9.790 $10.021
  Accumulation unit value at end of period...................... $10.459 $ 9.790
  Number of accumulation units outstanding at end of period.....      46      25
  (000's omitted)

Templeton Developing Markets Securities Subaccount
  Accumulation unit value at beginning of period*............... $14.585 $ 9.962
  Accumulation unit value at end of period...................... $ 9.774 $14.585
  Number of accumulation units outstanding at end of period.....       3       0
  (000's omitted)

----------

 * Commencement of Offering on March 12, 1999.

** Accumulation Unit Value at beginning of period is as of November 6, 1999 for Scudder Money Market Subaccount #1. (Scudder Money Market Subaccount #2 did not commence operations prior to December 31, 1999.)

          KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE FUNDS

Kemper Investors Life Insurance Company

   We were organized under the laws of the State of Illinois in 1947 as a stock life insurance company. Our offices are located at 1 Kemper Drive, Long Grove, Illinois 60049. We offer annuity and life insurance products and are admitted to do business in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation, a nonoperating holding company. Kemper Corporation is a wholly-owned subsidiary of Zurich Group Holding ("ZGH"), a Swiss holding company, formerly known as Zurich Financial Services. ZGH is wholly-owned by Zurich Financial Services ("ZFS"), a new Swiss holding company. ZFS was formerly Zurich Allied AG, which was merged with Allied Zurich p.l.c. in October 2000.

The MVA Option

   You may allocate amounts in the Market Value Adjustment ("MVA") Option to one or more Guarantee Periods with durations of one to ten years during the Accumulation Period. You may choose a different Guarantee Period by pre-authorized telephone instructions or by giving us written notice (See "Guarantee periods of the MVA Option" below). The MVA Option may not be available in all states. At our discretion, we may offer additional Guarantee Periods or limit, for new Contracts, the number of Guarantee Periods available to three.

   The amounts allocated to the MVA Option under the Contracts are invested under the laws regulating our General Account. Assets supporting the amounts allocated to Guarantee Periods are held in a "non-unitized" separate account. However, our General Account assets are available to fund benefits under the Contracts. A non-unitized separate account is a separate account in which you do not participate in the performance of the assets through unit values. There are no discrete units for this separate account. The assets of the non-unitized separate account are held as reserves for our guaranteed obligations. The assets of the separate account are not chargeable with liabilities arising out of the business conducted by any other separate account or out of any other business we may conduct.

   State insurance laws concerning the nature and quality of investments regulate our General Account investments and any non-unitized separate account investments. These laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. (See "Management's Discussion and Analysis--INVESTMENTS" and "FINANCIAL STATEMENTS" for information on KILICO's investments.) Our affiliate, Zurich Scudder Investments, Inc. ("ZSI"), manages our General Account.

   We consider the return available on the instruments in which Contract proceeds are invested when establishing Guaranteed Interest Rates. This return is only one of many factors considered in establishing Guaranteed Interest Rates. (See "The Accumulation Period--4. Establishment of Guaranteed Interest Rates.")

   Our investment strategy for the non-unitized separate account is generally to match Guarantee Period liabilities with assets, such as debt instruments. We expect to invest in debt instruments such as:

    . securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

    . debt securities which have an investment grade, at the time of purchase, within the four (4) highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service;

    . other debt instruments including issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by our management to have an investment quality comparable to securities which may be otherwise purchased; and

     .options and futures transactions on fixed income securities.

   Our invested assets portfolio at December 31, 2000 included approximately
83.9 percent in cash, short-term investments and investment grade fixed maturities, 3.2 percent in below investment grade (high risk) bonds, 3.7 percent in mortgage loans and other real estate-related investments and 9.2 percent in all other investments. (See "Management's Discussion and Analysis-- INVESTMENTS.")

   We are not obligated to invest the amounts allocated to the MVA Option according to any particular strategy, except as state insurance laws may require. (See "Management's Discussion and Analysis--INVESTMENTS.")

The Separate Account

   We established the KILICO Variable Annuity Separate Account on May 29, 1981 pursuant to Illinois law as the KILICO Money Market Separate Account. The SEC does not supervise the management, investment practices or policies of the Separate Account or KILICO.

   Benefits provided under the Contracts are our obligations. Although the assets in the Separate Account are our property, they are held separately from our other assets and are not chargeable with liabilities arising out of any other business we may conduct. Income, capital gains and capital losses, whether or not realized, from the assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to the income, capital gains and capital losses arising out of any other business we may conduct.

   Twelve Subaccounts of the Separate Account are currently available. Each Subaccount invests exclusively in shares of one of the corresponding Portfolios. We may add or delete Subaccounts in the future. Not all Subaccounts may be available in all jurisdictions or under all Contracts.

   The Separate Account purchases and redeems shares from the Funds at net asset value. We redeem shares of the Funds as necessary to provide benefits, to deduct Contract charges and to transfer assets from one Subaccount to another as you request. All dividends and capital gains distributions received by the Separate Account from a Portfolio are reinvested in that Portfolio at net asset value and retained as assets of the corresponding Subaccount.

   The Separate Account's financial statements appear in the Statement of Additional Information.

The Funds

   The Separate Account invests in shares of the following open-end, management investment companies:

    . Scudder Variable Series I

    . Scudder Variable Series II

    . Janus Aspen Series

    . PIMCO Variable Insurance Trust

    . Franklin Templeton Variable Insurance Products Trust

   The Funds provide investment vehicles for variable life insurance and variable annuity contracts and, in the case of Janus Aspen Series and PIMCO Variable Insurance Trust, certain qualified retirement plans. Shares of the Funds are sold only to insurance company separate accounts and qualified retirement plans. Shares of the Funds may be sold to separate accounts of other insurance companies, whether or not affiliated with us. It is conceivable that in the future it may be disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of companies unaffiliated with us, or for variable life insurance separate accounts, variable annuity separate accounts and qualified retirement plans to invest simultaneously in the Funds. Currently, we do not foresee disadvantages to variable life insurance owners, variable annuity owners or qualified retirement plans. The Funds monitor events for material conflicts between owners and determine what action, if any, should be taken. In addition, if we believe that a Fund's response to any of those events or conflicts insufficiently protects Owners, we will take appropriate action.

   A Fund may consist of separate Portfolios. The assets of each Portfolio are held separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the investment performance of one Portfolio has no effect on the investment performance of any other Portfolio.

   The twelve Portfolios are summarized below:

Scudder Variable Series I (formerly Scudder Variable Life Investment Fund)

   Scudder Money Market (formerly Scudder VLIF Money Market) Portfolio seeks to maintain stability of capital and, consistent therewith, to maintain the liquidity of capital and to provide current income.

   Scudder Growth and Income (formerly Scudder VLIF Growth and Income) Portfolio seeks long-term growth of capital, current income and growth of income.

   Scudder International (formerly Scudder VLIF International) Portfolio seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

   Scudder Bond (formerly Scudder VLIF Bond) Portfolio seeks to provide a high level of income consistent with a high quality portfolio of debt securities.

Scudder Variable Series II (formerly Kemper Variable Series)

   Scudder Government Securities (formerly Kemper Government Securities) Portfolio seeks high current return consistent with preservation of capital.

   Scudder High Yield (formerly Kemper High Yield) Portfolio seeks to provide a high level of current income.

   Scudder Small Cap Growth (formerly Kemper Small Cap Growth) Portfolio seeks maximum appreciation of investors' capital.

   SVS Dreman High Return Equity (formerly KVS Dreman High Return Equity) Portfolio seeks to achieve a high rate of total return.

Janus Aspen Series

   Janus Aspen Capital Appreciation Portfolio seeks long-term growth of capital.

PIMCO Variable Insurance Trust

   PIMCO Low Duration Bond Portfolio (Administrative Class) seeks to maximize total return, consistent with preservation of capital and prudent investment management.

   PIMCO Foreign Bond Portfolio (Administrative Class) seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Franklin Templeton Variable Insurance Products Trust

   Templeton Developing Markets Securities Fund (Class 2 Shares) seeks long-term capital appreciation. The Fund invests primarily in emerging market equity securities.

   The Portfolios may not achieve their stated objective. More detailed information, including a description of risks involved in investing in the Portfolios is found in the Funds' prospectuses accompanying this Prospectus and Statements of Additional Information, available from us upon request.

   Zurich Scudder Investments, Inc. ("ZSI") is the investment manager for the four available Portfolios of Scudder Variable Series I and the four available Portfolios of Scudder Variable Series II. Dreman Value Management L.L.C. ("DVM") serves as sub-adviser for the SVS Dreman High Return Equity Portfolio. Under the terms of the sub-advisory agreement, DVM manages the investment and reinvestment of that Portfolio's assets in accordance with the investment objectives, policies and limitations and subject to the supervision of ZSI and the Board of Trustees. Janus Capital Corporation is the investment adviser for the available Portfolio of the Janus Aspen Series. Pacific Investment Management Company is the investment adviser for the two available Portfolios of the PIMCO Variable Insurance Trust. Templeton Asset Management Ltd. is the investment manager for the available portfolio of the Franklin Templeton Variable Insurance Products Trust. The investment advisers are paid fees for their services by the Funds they manage. We may receive compensation from the Funds or the investment advisers of the Funds for services related to the Funds. Such compensation will be consistent with the services rendered or the cost savings resulting from the arrangement.

Change of Investments

   We reserve the right to make additions to, deletions from, or substitutions for the shares held by the Separate Account or that the Separate Account may purchase. We may eliminate the shares of any of the Portfolios and substitute shares of another Portfolio or of another investment company, if the shares of a Portfolio are no longer available for investment, or if in our judgment further investment in any Portfolio becomes inappropriate in view of the purposes of the Separate Account. We will not substitute any shares attributable to your interest in a Subaccount without prior notice and the SEC's prior approval, if required. The Separate Account may purchase other securities for other series or classes of policies, or permit a conversion between series or classes of policies on the basis of requests made by Owners.

   We may establish additional subaccounts of the Separate Account, each of which would invest in a new portfolio of the Funds, or in shares of another investment company. New subaccounts may be established when, in our discretion, marketing needs or investment conditions warrant. New subaccounts may be made available to existing Owners as we determine. We may also eliminate or combine one or more subaccounts, transfer assets, or substitute one subaccount for another subaccount, if, in our discretion, marketing, tax, or investment conditions warrant. We will notify all Owners of any such changes.

   If we deem it to be in the best interests of persons having voting rights under the Contract, the Separate Account may be: (a) operated as a management company under the 1940 Act; (b) deregistered under that Act in the event such registration is no longer required; or (c) combined with our other separate accounts. To the extent permitted by law, we may transfer the assets of the Separate Account to another separate account or to the General Account.

Performance Information

   The Separate Account may advertise several types of performance information for the Subaccounts. All Subaccounts may advertise standardized "average annual total return" and nonstandardized "total return." The Scudder High Yield Subaccount, Scudder Government Securities Subaccount, Scudder Bond Subaccount, PIMCO Low Duration Bond Subaccount and PIMCO Foreign Bond Subaccount may also advertise "yield". The Scudder Money Market Subaccount may advertise "yield" and "effective yield." Each of these figures is based upon historical earnings and is not necessarily representative of a Subaccount's future performance.

   Standardized average annual total return and nonstandardized total return calculations measure a Subaccount's net income plus the effect of any realized or unrealized appreciation or depreciation of the Subaccount's underlying investments. Standardized average annual total return and nonstandardized total return will be quoted for periods of at least one year, three years, five years and ten years, if applicable. In addition, we will show standardized average annual total return for the life of the Subaccount, meaning the time the underlying Portfolio has been held in the Subaccount. We will show nonstandardized total return for the life of the Portfolio, meaning the time the underlying Portfolio has been in existence. Standardized average annual total return will be current to the most recent calendar quarter. Nonstandardized total return will be current to the most recent calendar month. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount investment over the applicable period. Nonstandardized total return may include annualized and nonannualized (cumulative) figures. Nonannualized figures represent the actual percentage change over the applicable period.

   Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (seven-day period for the Scudder Money Market Subaccount) expressed as a percentage of the value of the Subaccount's Accumulation Units. Yield is an annualized figure, which means that it is assumed that the Subaccount generates the same level of net income over a one year period, compounded on a semi-annual basis. The effective yield for the Scudder Money Market Subaccount is calculated similarly, but includes the effect of assumed compounding calculated under rules prescribed by the SEC. The Scudder Money Market Subaccount's effective yield will be slightly higher than its yield due to this compounding effect.

   The Subaccounts' units are sold at Accumulation Unit value. The Subaccounts' performance figures and Accumulation Unit values fluctuate. You may redeem Subaccount units at Accumulation Unit value, which may be more or less than original cost. The standardized performance figures reflect the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. The nonstandardized performance figures reflect the deduction of all expenses and fees, excluding a prorated portion of the Records Maintenance Charge. Redemptions within the first seven years may be subject to a Withdrawal Charge that ranges from 7% the first year to 0% after seven years. Yield, effective yield and nonstandardized total return figures do not include the effect of any Withdrawal Charge that may be imposed upon the redemption of units. In addition, nonstandardized total return figures do not include the effect of the Records Maintenance Charge. Thus yield, effective yield and nonstandardized total return figures may be higher than if such charges were deducted. Standardized average annual total return figures include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period.

   The Subaccounts may be compared to relevant indices and performance data from independent sources, including, but not limited to, the Dow Jones Industrial Average, the Standard & Poor's 500 Stock Index, the Consumer Price Index, the CDA Certificate of Deposit Index, the Salomon Brothers High Grade Corporate Bond Index, the Lehman Brothers Government/Corporate Bond Index, the Merrill Lynch Government/ Corporate Master Index, the Lehman Brothers Long Government/Corporate Bond Index, the Lehman Brothers Government/Corporate 1-3 Year Bond Index, the Standard & Poor's Midcap 400 Index, the NASDAQ Composite Index, the Russell 2000 Index and the Morgan Stanley Capital International Europe, Australia, Far East Index. Please note the differences and similarities between the investments which a Subaccount may purchase and the investments measured by the indexes. In particular, it should be noted that the comparative information with regard to the indexes will not reflect the deduction of any contract charges or fees. Similarly, the indexes are unmanaged and do not reflect the fees and expenses of management and acquisition costs. In addition, certificates of deposit may offer fixed or variable yields and principal is guaranteed and may be insured. The units of the Subaccounts are not insured. Also, the value of the Subaccounts will fluctuate.

   From time to time, the Separate Account may quote information from publications such as Morningstar, Inc., The Wall Street Journal, Money Magazine, Forbes, Barron's, Fortune, The Chicago Tribune, USA Today, Institutional Investor, National Underwriter, Selling Life Insurance, Broker World, Registered Representative, Investment Advisor and VARDS.

   Additional information concerning a Subaccount's performance is provided in the Statement of Additional Information.

                             FIXED ACCOUNT OPTION

   Amounts allocated or transferred to the Fixed Account are part of our General Account, supporting insurance and annuity obligations. Interests in the Fixed Account are not registered under the Securities Act of 1933 ("1933 Act"), and the Fixed Account is not registered as an investment company under the Investment Company Act of 1940 ("1940 Act"). Accordingly, neither the Fixed Account nor any interests therein generally are subject to the provisions of the 1933 or 1940 Acts. We have been advised that the staff of the SEC has not reviewed the disclosures in this Prospectus relating to the Fixed Account. Disclosures regarding the Fixed Account, however, may be subject to the general provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

   Under the Fixed Account Option, we pay a fixed interest rate for stated periods. This Prospectus describes only the aspects of the Contract involving the Separate Account, unless we refer to fixed accumulation and annuity elements.

   We guarantee that payments allocated to the Fixed Account earn a minimum fixed interest rate of 3%. At our discretion, we may credit interest in excess of 3%. We reserve the right to change the rate of excess interest credited. We also reserve the right to declare different rates of excess interest depending on when amounts are allocated or transferred to the Fixed Account. As a result, amounts at any designated time may be credited with a different rate of excess interest than the rate previously credited to such amounts and to amounts allocated or transferred at any other designated time.

                                 THE CONTRACTS

A. General Information.

   The minimum initial Purchase Payment is $1,000, and the minimum subsequent payment is $500. The minimum subsequent payment is $100 if you authorize us to draw on an account via check or electronic debit. Cumulative Purchase Payments in excess of $1,000,000 require our prior approval. The Internal Revenue Code may also limit the maximum annual amount of Purchase Payments. An allocation to a Subaccount, the Fixed Account or a Guarantee Period must be at least $500.

   We may, at any time, amend the Contract in accordance with changes in the law, including applicable tax laws, regulations or rulings, and for other purposes.

   You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period depends upon the state in which the Contract is issued. However, it will be at least 10 days from the date you receive the Contract. The amount of the refund depends on the state in which the Contract is issued. Generally, it will be an amount at least equal to the Separate Account Contract Value plus amounts allocated to the General Account and the Guarantee Periods on the date We receive the returned Contract, without any deduction for Withdrawal Charges or Records Maintenance Charges. Some states require the return of the Purchase Payment. In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

   During the Accumulation Period, you may assign the Contract or change a Beneficiary at any time by signing our form. No assignment or Beneficiary change is binding on us until we receive it. We assume no responsibility for the validity of the assignment or Beneficiary change. An assignment may subject you to immediate tax liability and a 10% tax penalty. (See "Tax Treatment of Withdrawals, Loans and Assignments.")

   Amounts payable during the Annuity Period may not be assigned or encumbered. In addition, to the extent permitted by law, annuity payments are not subject to levy, attachment or other judicial process for the payment of the payee's debts or obligations.

   You designate the Beneficiary. If you or the Annuitant die, and no designated Beneficiary or contingent beneficiary is alive at that time, we will pay your or the Annuitant's estate.

   Under a Qualified Plan Contract, the provisions of the applicable plan may prohibit a change of Beneficiary. Generally, an interest in a Qualified Plan Contract may not be assigned.

                          B. THE ACCUMULATION PERIOD.

1. Application of Purchase Payments.

   You select the allocation of Purchase Payments to the Subaccount(s), Guarantee Periods, or Fixed Account. The amount of each Purchase Payment allocated to a Subaccount is based on the value of an Accumulation Unit, as computed after we receive the Purchase Payment. Generally, we determine the value of an Accumulation Unit by 3:00 p.m. Central time on each day that the New York Stock Exchange is open for trading. Purchase Payments allocated to a Guarantee Period or to the Fixed Account begin earning interest one day after we receive them. However, with respect to initial Purchase Payments, the amount is credited only after we determine to issue the Contract, but no later than the second day after we receive the Purchase Payment. After the initial purchase, we determine the number of Accumulation Units credited by dividing the Purchase Payment allocated to a Subaccount by the Subaccount's Accumulation Unit value, as computed after we receive the Purchase Payment.

   The number of Accumulation Units will not change due to investment experience. Accumulation Unit value varies to reflect the investment experience of the Subaccount and the assessment of charges against the Subaccount, other than the Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge. The number of Accumulation Units is reduced when the Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge are assessed.

   If we are not provided with information sufficient to establish a Contract or to properly credit the initial Purchase Payment, we will promptly request the necessary information. If the requested information is not furnished within five (5) business days after we receive the initial Purchase Payment, or if we determine that we cannot issue the Contract within the five (5) day period, we will return the initial Purchase Payment to you, unless you consent to our retaining the Purchase Payment until the application is completed.

   We will issue a Contract without a signed application if:

    . a dealer provides us with application information, electronically or in writing,

    . we receive the initial Purchase Payment, and

    . you confirm in writing, after the Contract is delivered, that all information in the Contract is correct.

2. Accumulation Unit Value.

   Each Subaccount has an Accumulation Unit value. When Purchase Payments or other amounts are allocated to a Subaccount, the number of units purchased is based on the Subaccount's Accumulation Unit value at the end of the current Valuation Period. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

   The Accumulation Unit value for each subsequent Valuation Period is the investment experience factor for that Valuation Period times the Accumulation Unit value for the preceding Valuation Period. Each Valuation Period has a single Accumulation Unit value which applies to each day in the Valuation Period.

   Each Subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the Accumulation Unit value in each Subaccount during a Valuation Period.

   The investment experience factor of a Subaccount for any Valuation Period is determined by the following formula:

   (1 + 2) - 3, where:

   (1) is the net result of:

      . the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

      . the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

      . a charge or credit for any taxes reserved for the current
        Valuation Period which we determine have resulted from the investment operations of the Subaccount;

     (2) is the net asset value per share of the investment held in the Subaccount determined at the end of the preceding Valuation Period; and

     (3) is the factor representing the mortality and expense risk and administration charges.

3. Guarantee Periods of the MVA Option.

   You may allocate Purchase Payments to one or more Guarantee Periods with durations of one to ten years. Each Guarantee Period has a Guaranteed Interest Rate which will not change during the Guarantee Period. Interest is credited daily at the effective annual rate.

   The following example illustrates how We credit Guarantee Period interest.

               EXAMPLE OF GUARANTEED INTEREST RATE ACCUMULATION

      Purchase Payment............................... $40,000
      Guarantee Period............................... 5 Years
      Guaranteed Interest Rate....................... 4.0% Effective Annual Rate

                                             Interest Credited    Cumulative
      Year                                      During Year    Interest Credited
      ----                                   ----------------- -----------------
      1.....................................     $1,600.00         $1,600.00
      2.....................................      1,664.00          3,264.00
      3.....................................      1,730.56          4,994.56
      4.....................................      1,799.78          6,794.34
      5.....................................      1,871.77          8,666.11

   Accumulated value at the end of 5 years is:

                       $40,000 + $8,666.11 = $48,666.11

   Note: This example assumes that no withdrawals are made during the five-year period. If you make withdrawals or transfers during this period, Market Value Adjustments and Withdrawal Charges apply.

   The hypothetical interest rate is not intended to predict future Guaranteed Interest Rates. Actual Guaranteed Interest Rates for any Guarantee Period may be more or less than those shown.

   At the end of any Guarantee Period, we send written notice of the beginning of a new Guarantee Period. A new Guarantee Period for the same duration starts unless you elect another Guarantee Period within thirty days after the end of the terminating Guarantee Period. You may choose a different Guarantee Period by preauthorized telephone instructions or by giving us written notice. You should not select a new Guarantee Period extending beyond the Annuity Date. Otherwise, the guarantee period amount available for annuitization is subject to Market Value Adjustments and may be subject to Withdrawal Charges. (See "Market Value Adjustment" and "Withdrawal Charge" below.)

   The amount reinvested at the beginning of a new Guarantee Period is the Guarantee Period Value for the Guarantee Period just ended. The Guaranteed Interest Rate in effect when the new Guarantee Period begins applies for the duration of the new Guarantee Period.

   You may call us at 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, at 1 Kemper Drive, Long Grove, Illinois 60049 for the new Guaranteed Interest Rates.

4. Establishment of Guaranteed Interest Rates.

   We declare the Guaranteed Interest Rates for each of the ten durations of Guarantee Periods from time to time as market conditions dictate. Once established, rates are guaranteed for the respective Guarantee Periods. We advise you of the Guaranteed Interest Rate for a chosen Guarantee Period when we receive a Purchase Payment, when a transfer is effectuated or when a Guarantee Period renews. Withdrawals of Accumulated Guarantee Period Value are subject to Withdrawal Charges and Records Maintenance Charges and may be subject to a Market Value Adjustment. (See "Market Value Adjustment" below.)

   We have no specific formula for establishing the Guaranteed Interest Rates. The determination may be influenced by, but not necessarily correspond to, the current interest rate environment. (See "The MVA Option".) We may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales commissions and administrative expenses we bear, and general economic trends.

   We make the final determination of the Guaranteed Interest Rates to be declared.

   We cannot predict or guarantee the level of future Guaranteed Interest
Rates.

5. Contract Value.

   On any Valuation Date, Contract Value equals the total of:

    . the number of Accumulation Units credited to each Subaccount, times

    . the value of a corresponding Accumulation Unit for each Subaccount, plus

    . your Accumulated Guarantee Period Value in the MVA Option, plus

    . your interest in the Fixed Account.

6. Transfer During Accumulation Period.

   During the Accumulation Period, you may transfer the Contract Value among the Subaccounts, the Guarantee Periods and the Fixed Account subject to the following provisions:

    . the amount transferred must be at least $100 unless the total Contract
      Value attributable to a Subaccount, Guarantee Period or Fixed Account is transferred;

    . the Contract Value remaining in a Subaccount, Guarantee Period or
      Fixed Account must be at least $500 unless the total value is transferred;

    . transfers may not be made from any Subaccount to the Fixed Account over the six months following any transfer from the Fixed Account into one or more Subaccounts; and

    . transfers from the Fixed Account may be made one time during the Contract Year during the thirty days following an anniversary of a Contract Year.

   We may charge a $25 fee for each transfer in excess of 12 transfers per calendar year. However, transfers made pursuant to the Asset Allocation and Dollar Cost Averaging programs do not count toward these 12 transfers. In addition, transfers of Guarantee Period Value are subject to Market Value Adjustment unless the transfer is made within thirty days of the end of the Guarantee Period. Because a transfer before the end of a Guarantee Period is subject to a Market Value Adjustment, the amount transferred from the Guarantee Period may be more or less than the requested dollar amount.

   We make transfers pursuant to written or telephone instructions specifying in detail the requested changes. Transfers involving a Subaccount are based upon the Accumulation Unit values, as calculated after we receive transfer instructions. We may suspend, modify or terminate the transfer provision. We disclaim all liability if we follow in good faith instructions given in accordance with our procedures, including requests for personal identifying information, that are designed to limit unauthorized use of the privilege. Therefore, you bear the risk of loss in the event of a fraudulent telephone transfer.

   If you authorize a third party to transact transfers on your behalf, we will reallocate the Contract Value pursuant to the authorized asset allocation program. However, we do not offer or participate in any asset allocation program and we take no responsibility for any third party asset allocation program. We may suspend or cancel acceptance of a third party's instructions at any time and may restrict the investment options available for transfer under third party authorizations.

   You may elect to have transfers made automatically among the Subaccounts on an annual, semiannual or quarterly basis so that Contract Value is reallocated to match the percentage allocations in your predefined allocation elections. Transfers under this program are not be subject to the $100 minimum transfer limitation. An election to participate in the automatic asset reallocation program must be in writing on our form and returned to us.

7. Withdrawal During Accumulation Period.

   You may redeem some or all of the Contract Value and previous withdrawals, plus or minus any applicable Market Value Adjustment and minus any Withdrawal Charge. Withdrawals will have tax consequences. (See "Federal Income Taxes.") A withdrawal of the entire Contract Value is called a surrender.

   Partial withdrawals and surrenders are subject to the following:

   In any Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

    . the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

    . 10% of the Contract Value.

   See "Contract Charges and Expenses--Withdrawal Charge" for a discussion of charges applicable to partial withdrawals and surrenders.

   If Contract Value is allocated to more than one investment option, you must specify the source of the partial withdrawal. If you do not specify the source, we redeem Accumulation Units on a pro rata basis from all investment options in which you have an interest. Accumulation Units attributable to the earliest Contribution Years are redeemed first.

   Partial withdrawals are subject to the following:

    . Partial withdrawals are not permitted from the Fixed Account in the first Contract Year.

    . The minimum withdrawal is $100 (before any Market Value Adjustment), or your entire interest in the investment option(s) from which withdrawal is requested.

    . You must leave at least $500 in each investment option from which the withdrawal is requested, unless the total value is withdrawn.

   Election to withdraw shall be made in writing to us at Suite 102, 1290 Silas Deane Highway, Wethersfield, CT 06109 and should be accompanied by the Contract if surrender is requested. Withdrawal requests are processed only on days when the New York Stock Exchange is open. The Withdrawal Value attributable to the Subaccounts is determined on the basis of the Accumulation Unit values, as calculated after we receive the request. The Withdrawal Value attributable to the Subaccounts is paid within seven (7) days after we receive the request. However, we may suspend withdrawals or delay payment:

    . during any period when the New York Stock Exchange is closed,

    . when trading in a Portfolio is restricted or the SEC determines that an emergency exists, or

    . as the SEC by order may permit.

   For withdrawal requests from the MVA Option and the Fixed Account, we may defer any payment for up to six months, as permitted by state law. During the deferral period, we will continue to credit interest at the current Guaranteed Interest Rate for the same Guarantee Period.

   Withdrawals are permitted from Contracts issued in connection with Section 403(b) Qualified Plans only under limited circumstances. (See "Federal Income Taxes.")

   A participant in the Texas Optional Retirement Program ("ORP") must obtain a certificate of termination from the participant's employer before a Contract can be redeemed. The Attorney General of Texas has ruled that participants in the ORP may redeem their interest in a Contract issued pursuant to the ORP only upon termination of employment in Texas public institutions of higher education, or upon retirement, death or total disability. In those states adopting similar requirements for optional retirement programs, we will follow similar procedures.

8. Market Value Adjustment.

   Any withdrawal, transfer or annuitization of Guarantee Period Values, unless effected during the "free look" period or within 30 days after a Guarantee Period ends, may be adjusted up or down by a Market Value Adjustment. The Market Value Adjustment applies before deduction of a Withdrawal Charge.

   The Market Value Adjustment reflects the relationship between (a) the currently established interest rate ("Current Interest Rate") for a Guarantee Period equal to the remaining length of the Guarantee Period, rounded to the next higher number of complete years, and (b) the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if the Guaranteed Interest Rate is the same or lower than the applicable Current Interest Rate, the Market Value Adjustment reduces Market Adjusted Value and results in a lower payment. Thus, if interest rates increase, the withdrawal could be less than the original Purchase Payment or the original amount allocated to a Guarantee Period. Conversely, if the Guaranteed Interest Rate is higher than the applicable Current Interest Rate, the Market Value Adjustment increases Market Adjusted Value and results in a higher payment.

   The Market Value Adjustment (MVA) uses this formula:

                                        [(1 + I)]t//365/
                               MVA = GPV X  - 1

                                      [ [(1 + J)]]

   Where:

     I is the Guaranteed Interest Rate being credited to the Guarantee Period Value (GPV) subject to the Market Value Adjustment,

     J is the Current Interest Rate We declare, as of the effective date of the application of the Market Value Adjustment, for current allocations to a Guarantee Period the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next higher number of complete years, and

     t is the number of days remaining in the Guarantee Period.

   For an illustration showing an upward and a downward adjustment, see Appendix A.

9. Guaranteed Death Benefit.

   We pay a death benefit is paid to the Beneficiary if any of the following occurs during the Accumulation Period:

    . the Owner, or a joint owner, dies,

    . the Annuitant dies with no living contingent annuitant, or

    . the contingent annuitant dies after the Annuitant.

   The amount of the death benefit depends on the age of the deceased Owner or Annuitant when the death benefit becomes payable. If the deceased Owner or Annuitant dies before age 91, We will pay the Beneficiary the greatest of the following:

    . Contract Value,

    . Purchase Payments minus previous withdrawals, accumulated at 5.00% interest per year to the earlier of the deceased's age 80 or the date of death, plus Purchase Payments minus all withdrawals from age 80 to the date of death, or

    . the greatest anniversary value before death.

   The greatest anniversary value equals:

    . the highest of the Contract Values on each Contract anniversary prior to the deceased's age 81, plus the dollar amount of any Purchase Payments made since that anniversary, minus

    . withdrawals since that anniversary.

   We pay Contract Value to the Beneficiary if the Owner or Annuitant dies after age 91. The Owner or Beneficiary (unless the Owner has already elected an Annuity Option), as appropriate, may elect to have all or a part of the death proceeds paid to the Beneficiary under one of the Annuity Options described under "Annuity Options" below. The Death Benefit must be distributed within 5 years after the date of death unless an Annuity Option is elected or a surviving spouse elects to continue the contract in accordance with the provisions described below.

   For Non-Qualified Contracts or Individual Retirement Annuities, if the Beneficiary is the Owner's surviving spouse (or the Annuitant's surviving spouse if the Owner is not a natural person), the surviving spouse may elect to continue the Contract in lieu of taking a Death Benefit distribution. The spouse will become the successor Owner of the Contract subject to the following:

    . The Contract Value will be increased to reflect the amount of the Death Benefit. The difference will be credited to the Scudder VLIF Money Market Subaccount.

    . No withdrawal charges will apply on existing values in the Contract.
      However, Purchase Payments made after the spouse elects to continue the Contract are subject to withdrawal charges.

    . If the Guaranteed Retirement Income Benefit (GRIB) has been elected, the GRIB base is calculated from the time the election to continue the Contract is made. GRIB may not be exercised prior to the seventh Contract Year anniversary date following the spouse's election to continue the Contract. However, we will waive all other age restrictions that would apply to exercising GRIB. The spouse may also elect to discontinue GRIB at the time the election to continue the Contract is made. All other rights and benefits under the Contract will continue.

   The above option is subject to availability of this feature in your state.

   As an alternative to the above election, the surviving spouse may elect to continue a Non-Qualified Contract or an Individual Retirement Annuity without receiving the increase in Cash Value attributable to the Death Benefit. In this case, all rights, benefits and charges under the Contract will continue including the right to exercise GRIB based on the existing exercise period and any applicable withdrawal charges.

10. Guaranteed Retirement Income Benefit.

   Guaranteed Retirement Income Benefit (GRIB) is an optional Contract benefit. GRIB provides a minimum fixed annuity guaranteed lifetime income to the Annuitant as described below. You must elect GRIB on the initial Contract application. GRIB may be discontinued after the seventh Contract anniversary by written notice to us. Once discontinued, GRIB may not be elected again.

   GRIB may be exercised only within thirty days after the seventh or later Contract anniversary. In addition, GRIB must be exercised between the Annuitant's 60th and 91st birthdays. However, if the Annuitant is age

44 or younger on the Date of Issue, GRIB may be exercised after the Contract's 15th Anniversary, even though the Annuitant is not yet 60 years old. GRIB may not be appropriate for Annuitants age 80 and older. State premium taxes may be assessed when you exercise GRIB.

   Annuity payments are based on the greater of:

    . the income provided by applying the GRIB base to the guaranteed annuity factors, and

    . the income provided by applying the Contract Value to the current annuity factors.

   The GRIB base is the greatest of:

    . Contract Value,

    . Purchase Payments minus previous withdrawals, accumulated at 5.00% interest per year to the earlier of the Annuitant's age 80 or the GRIB exercise date plus Purchase Payments minus all withdrawals from age 80 to the GRIB exercise date, and

    . the greatest anniversary value before the exercise date.

   The greatest anniversary value equals:

    . the highest of the Contract Values on each Contract anniversary prior to the Annuitant's age 81, plus

    . the dollar amount of any Purchase Payments made since that anniversary, minus

    . withdrawals since that anniversary.

   The guaranteed annuity factors are based on the 1983a table projected using projection scale G, with interest at 2.5% (the "Annuity 2000" table). However, if GRIB is exercised on or after the 10th Contract anniversary, interest at 3.50% is assumed. Contracts issued in the state of Montana or in connection with certain employer sponsored employee benefit plans are required to use unisex annuity factors. In such cases, the guaranteed annuity factors will be based on unisex rates.

   Because GRIB is based on conservative actuarial factors, the income guaranteed may often be less than the income provided under the regular provisions of the Contract. If the regular annuitization provisions would provide a greater benefit than GRIB, the greater amount will be paid.

   GRIB is paid for the life of a single Annuitant or the lifetimes of two Annuitants. If paid for the life of a single Annuitant, GRIB is paid in the amount determined above. If paid for the lifetimes of two Annuitants, GRIB is paid in the amount determined above, but the age of the older Annuitant is used to determine the GRIB base.

   If you elect GRIB payable for the life of a single Annuitant, you may elect a period certain of 5, 10, 15, or 20 years. If the Annuitant dies before GRIB has been paid for the period elected, the remaining GRIB payments are paid as they fall due to the Beneficiary, if the Beneficiary is a natural person. If the Beneficiary is not a natural person, the remaining payments may be commuted at a minimum 2.50% interest rate and paid in a lump sum.

   If you elect GRIB payable for the lifetimes of two Annuitants, the period certain is 25 years. The full GRIB is payable as long as at least one of the two Annuitants is alive, but for no less than 25 years. If both Annuitants die before GRIB has been paid for 25 years, the remaining GRIB payments are paid as they fall due to the Beneficiary, if the Beneficiary is a natural person. If the Beneficiary is not a natural person, the remaining payments may be commuted at a minimum 2.50% interest rate and paid in a lump sum.

   GRIB payments are also available on a quarterly, semi-annual or annual basis. We may make other annuity options available.

   If you purchased your Contract on or after May 1, 2000, and you exercise the GRIB option to receive guaranteed benefits, you may elect to have payments made under a commutable annuitization option. Under the commutable annuitization option, partial lump sum payments are permitted, subject to the following requirements:

    . At the time you exercise the GRIB option, you must elect the commutable annuitization option in order to be eligible for the lump sum payments.

    . Lump sum payments are available only during the period certain applicable under the payout option you elected; for example, lump sum payments can be elected only during the 5, 10, 15, 20 or 25 year certain period that applies to the payout.

    . Lump sum payments are available once in each calendar year and may not be elected until one year after annuitization has started.

    . The Annuitant may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is still living after the period certain is over, the Annuitant will begin receiving the original annuitization payment amount again.

    . Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. For Non-Qualified Contracts, the sum of these percentages over the life of the Contract cannot exceed 75%. For Qualified Plan Contracts, partial lump sum payments of up to 100% of the present value of the remaining installments in the period certain may be made.

    . In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the period certain will be calculated based on an interest rate equal to the GRIB annuity factor interest rate (3.5% if GRIB was exercised on or after the 10th Contract anniversary; 2.5% if exercised before that date) plus an interest rate adjustment. The interest rate adjustment is equal to the following:

        Number of years
           remaining
         in the period                                            Interest rate
            certain                                                adjustment
        ---------------                                           -------------
      15 or more years...........................................     1.00%
      10-14 years................................................     1.50%
      less than 10 years.........................................     2.00%

                         CONTRACT CHARGES AND EXPENSES

   We deduct the following charges and expenses:

    . mortality and expense risk,

    . administrative expenses,

    . Records Maintenance Charge,

    . Withdrawal Charge, and

    . Guaranteed Retirement Income Benefit charge, if elected.

   Subject to certain expense limitations, you indirectly bear investment management fees and other Fund expenses.

A. Charges Against the Separate Account.

1. Mortality and Expense Risk Charge.

   We assess each Subaccount a daily asset charge for mortality and expense risks at a rate of 1.25% per annum. Variable Annuity payments reflect the investment experience of each Subaccount but are not affected by changes in actual mortality experience or by actual expenses we incur.

   The mortality risk we assume arises from two contractual obligations. First, if you or Annuitant die before age 91 and before the Annuity Date, we may, in some cases, pay more than Contract Value. (See "Guaranteed Death Benefit", above.) Second, when Annuity Options involving life contingencies are selected, we assume the risk that Annuitants will live beyond actuarial life expectancies.

   We also assume an expense risk. Actual expenses of administering the Contracts may exceed the amounts we recover from the Records Maintenance Charge or the administrative cost portion of the daily asset charge.

2. Administrative Costs.

   We assess each Subaccount a daily asset charge for administrative costs at a rate of .15% per annum. This charge reimburses us for expenses incurred for administering the Contracts. These expenses include Owner inquiries, changes in allocations, Owner reports, Contract maintenance costs, and data processing costs. The administrative charge covers the average anticipated administrative expenses incurred while the Contracts are in force. There is not necessarily a direct relationship between the amount of the charge and the administrative costs of a particular Contract.

3. Records Maintenance Charge.

   We deduct an annual Records Maintenance Charge of $30 during the Accumulation Period. The charge is assessed:

    . at the end of each Contract Year,

    . on Contract surrender, and

    . upon annuitization.

   However, we do not deduct the Records Maintenance Charge for Contracts with Contract Value of at least $50,000 on the assessment date.

   This charge reimburses us for the expenses of establishing and maintaining Contract records. The Records Maintenance Charge reduces the net assets of each Subaccount, Guarantee Period and the Fixed Account.

   The Records Maintenance Charge is assessed equally among all investment options in which you have an interest.

4. Withdrawal Charge.

   We do not deduct a sales charge from any Purchase Payment. However, a Withdrawal Charge covers Contract sales expenses, including commissions and other promotion and acquisition expenses.

   Each Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

     .the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

     .10% of the Contract Value.

   If you withdraw a larger amount, the excess Purchase Payments withdrawn are subject to a Withdrawal Charge. The Withdrawal Charge applies in the first seven Contribution Years following each Purchase Payment as follows:

     Contribution                                                    Withdrawal
         Year                                                          Charge
     ------------                                                    ----------
       First........................................................     7%
       Second.......................................................     6%
       Third........................................................     5%
       Fourth.......................................................     5%
       Fifth........................................................     4%
       Sixth........................................................     3%
       Seventh......................................................     2%
       Eighth and following.........................................     0%

   Purchase Payments are deemed surrendered in the order in which they were received.

   When a withdrawal is requested, you receive a check in the amount requested. If a Withdrawal Charge applies, Contract Value is reduced by the Withdrawal Charge, plus the dollar amount sent to you.

   Because Contribution Years are based on the date each Purchase Payment is made, you may be subject to a Withdrawal Charge, even though the Contract may have been issued many years earlier. (For additional details, see "Withdrawal During Accumulation Period.")

   Subject to certain exceptions and state approvals, withdrawal charges are not assessed on withdrawals:

    . after you have been confined in a hospital or skilled health care facility for at least thirty days and you remain confined at the time of the request;

    . within thirty days following your discharge from a hospital or skilled health care facility after a confinement of at least thirty days; or

    . if you or Annuitant become disabled after the Contract is issued and before age 65.

   Restrictions and provisions related to the nursing care or hospitalization disability waivers are described in Contract endorsements.

   The Withdrawal Charge compensates us for Contract distribution expense. Currently, we anticipate Withdrawal Charges will not fully cover distribution expenses. Unrecovered distribution expenses may be recovered from our general assets. Those assets may include proceeds from the mortality and expense risk charge.

   The Withdrawal Charge also applies at annuitization to amounts attributable to Purchase Payments in their seventh Contribution Year or earlier. No Withdrawal Charge applies upon annuitization if you select Annuity Options 2, 3 or 4 or if payments under Annuity Option 1 are scheduled to continue for at least five years. See "The Annuity Period--Annuity Options" for a discussion of the Annuity Options available.

5. Guaranteed Retirement Income Benefit Charge.

   We deduct an annual GRIB charge of 0.25% of Contract Value during the Accumulation Period. We deduct a pro rata portion of the charge on the last business day of each calendar quarter. The quarterly charge is deducted pro rata from the investment options in which you have an interest. We no longer charge for GRIB after the Annuitant's 91st birthday.

6. Investment Management Fees and Other Expenses.

   Each Portfolio's net asset value reflects the deduction of investment management fees, Rule 12b-1 fees and certain general operating expenses. Subject to limitations, you indirectly bear these fees and expenses. (See "Summary of Expenses.") Further detail is provided in the attached prospectuses for the Portfolios and the Funds' Statements of Additional Information.

7. State Premium Taxes.

   Certain state and local governments impose a premium tax ranging from 0% to 3.5% of Purchase Payments. If we pay state premium taxes, we may charge the amount paid against Contract Value upon annuitization. See "Appendix--State Premium Tax Chart" in the Statement of Additional Information.

8. Exceptions.

   We may decrease the mortality and expense risk charge, the administration charge, and the Records Maintenance Charge without notice. However, we guarantee that they will not increase. We bear the risk that such charges will not cover our costs. On the other hand, should such charges exceed our costs, we will not refund any charges. Any profit is available for corporate purposes including, among other things, payment of distribution expenses.

   We may also reduce or waive fees and charges, including but not limited to, the Records Maintenance Charge, the Withdrawal Charge, and mortality and expense risk and administrative charges, for certain sales that may result in cost savings, such as those where we incur lower sales expenses or perform fewer services because of economies due to the size of a group, the average contribution per participant, or the use of mass enrollment procedure. We may also reduce or waive fees and charges and/or credit additional amounts on Contracts issued to:

    . employees and registered representatives (and their families) of broker-dealers (or their affiliated financial institutions) that have entered into selling group agreements with IBS, and

    . officers, directors and employees (and their families) of KILICO and Scudder Variable Series II("SVS II"), SVS II investment advisers and principal underwriters or certain affiliated companies, or to any trust, pension, profit-sharing or other benefit plan for such persons.

   Reductions in these fees and charges will not unfairly discriminate against any Owner.

                              THE ANNUITY PERIOD

   In addition to GRIB, Contracts may be annuitized under one of several Annuity Options. Annuity payments begin on the Annuity Date and under the selected Annuity Option. The Annuity Date must be at least one year after the Date of Issue. Subject to state variation, the Annuity Date may not be deferred beyond the later of the Annuitant's 91st birthday (100th birthday if the Contract is part of a Charitable Remainder Trust) or ten (10) years after the Date of Issue. However, annuitization is delayed beyond the Annuity Date if we are making systematic withdrawals based on your life expectancy. In this case, annuitization begins when life expectancy withdrawals are stopped.

1. Annuity Payments.

   Annuity payments are based on:

    . the annuity table specified in the Contract,

    . the selected Annuity Option, and

    . the investment performance of the selected Subaccount(s) (if variable annuitization is elected).

   Under variable annuitization, the Annuitant receives the value of a fixed number of Annuity Units each month. An Annuity Unit's value reflects the investment performance of the Subaccount(s) selected. The amount of each annuity payment varies accordingly. Annuity payments may be subject to a Withdrawal Charge. (For additional details, see "Withdrawal Charge.")

2. Annuity Options.

   You may elect one of the Contract's Annuity Options. You may decide at any time (subject to the provisions of any applicable retirement plan and state variations) to begin annuity payments before the Annuitant's 91st birthday (100th birthday if the Contract is part of a Charitable Remainder Trust) or within ten (10) years after the Date of Issue, whichever is later. You may change the Annuity Option before the Annuity Date. If no other Annuity Option is elected, monthly annuity payments are made in accordance with Option 3 below with a ten (10) year period certain. Generally, annuity payments are made in monthly installments. However, we may make a lump sum payment if the first monthly payment is less than $20. In this case, we may change the frequency of payments to quarterly, semiannual or annual intervals so that the initial payment is at least $20.

   The amount of periodic annuity payments may depend upon:

    . the Annuity Option selected;

    . the age and sex of the payee; and

    . the investment experience of the selected Subaccount(s).

   For example:

    . if Option 1, income for a specified period, is selected, shorter periods result in fewer payments with higher values.

    . if Option 2, life income, is selected, it is likely that each payment will be smaller than would result if income for a short period were specified.

    . if Option 3, life income with installments guaranteed, is selected, each payment will probably be smaller than would result if the life income option were selected.

    . if Option 4, the joint and survivor annuity, is selected, each payment is smaller than those measured by an individual life income option.

   The age of the payee also influences the amount of periodic annuity payments because an older payee is expected to have a shorter life span, resulting in larger payments. The sex of the payee influences the amount of periodic payments because females live longer than males, resulting in smaller payments. Finally, if you participate in a Subaccount with higher investment performance, it is likely you will receive a higher periodic payment.

   If you die before the Annuity Date, available Annuity Options are limited. Unless you have imposed restrictions, the Annuity Options available are:

    . Option 2, or

    . Option 1 or 3 for a period no longer than the life expectancy of the Beneficiary (but not less than 5 years from your death).

   If the Beneficiary is not an individual, the entire interest must be distributed within 5 years of your death. The Death Benefit distribution must begin no later than one year from your death, unless a later date is prescribed by federal regulation.

Option 1--Income for Specified Period.

   Option 1 provides an annuity payable monthly for a selected number of years ranging from five to thirty. Upon the payee's death, if the Beneficiary is an individual, we automatically continue payments to the Beneficiary for the remainder of the period specified. If the Beneficiary is not an individual (e.g., an estate or trust), we pay the discounted value of the remaining payments in the specified period. Although there is no life contingency risk associated with Option 1, we continue to deduct the daily asset charges for mortality and expense risks and administrative costs.

   Payees may elect to cancel all or part of the remaining payments due under Option 1. We will then pay the discounted value of the remaining payments.

Option 2--Life Income.

   Option 2 provides an annuity over the lifetime of the payee. If Option 2 is elected, annuity payments terminate automatically and immediately on the payee's death without regard to the number or total amount of payments made. Thus, it is possible for an individual to receive only one payment if death occurred prior to the date the second payment was due.

Option 3--Life Income with Installments Guaranteed.

   Option 3 provides an annuity payable monthly during the payee's lifetime. However, Option 3 also provides for the automatic continuation of payments for the remainder of the specified period if the Beneficiary is an individual and payments have been made for less than the specified period. The period specified may be five, ten, fifteen or twenty years. If the Beneficiary is not an individual, we pay the discounted value of the remaining payments in the specified period.

Option 4--Joint and Survivor Annuity.

   Option 4 provides an annuity payable monthly while both payees are living. Upon either payee's death, the monthly income payable continues over the life of the surviving payee at a percentage specified when Option 4 is elected. Annuity payments terminate automatically and immediately upon the surviving payee's death without regard to the number or total amount of payments received.

3. Allocation of Annuity.

   You may elect payments on a fixed or variable basis, or a combination. Any Fixed Account Contract Value or Guarantee Period Value is annuitized on a fixed basis. Any Separate Account Contract Value is annuitized on a variable basis. The MVA Option is not available during the Annuity Period. You may exercise the transfer privilege during the Accumulation Period. Transfers during the Annuity Period are subject to certain limitations.

4. Transfer During Annuity Period.

   During the Annuity Period, the payee may, by written request, transfer Subaccount Value from one Subaccount to another Subaccount or to the Fixed Account, subject to the following limitations:

    . Transfers to a Subaccount are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

    . All interest in a Subaccount must be transferred.

    . If we receive notice of transfer to a Subaccount more than seven (7) days before an annuity payment date, the transfer is effective during the Valuation Period after the date we receive the notice.

    . If we receive notice of transfer to a Subaccount less than seven (7) days before an annuity payment date, the transfer is effective during the Valuation Period after the annuity payment date.

    . Transfers to the Fixed Account are available only on an anniversary of the first Annuity Date. We must receive notice at least thirty (30) days prior to the anniversary.

   A Subaccount's Annuity Unit value is determined at the end of the Valuation Period preceding the effective date of the transfer. We may suspend, change or terminate the transfer privilege at any time.

5. Annuity Unit Value.

   Annuity Unit value is determined independently for each Subaccount.

   Annuity Unit value for any Valuation Period is:

    . Annuity Unit value for the preceding Valuation Period, times

    . the net investment factor for the current Valuation Period, times

    . an interest factor which offsets the 2.5% per annum rate of investment earnings assumed by the Contract's annuity tables.

   The net investment factor for a Subaccount for any Valuation Period is:

    . the Subaccount's Accumulation Unit value at the end of the current
      Valuation Period, plus or minus the per share charge or credit for taxes reserved; divided by

    . the Subaccount's Accumulation Unit value at the end of the preceding
      Valuation Period, plus or minus the per share charge or credit for taxes reserved.

6. First Periodic Payment Under Variable Annuity.

   When annuity payments begin, the value of your Contract interest is:

    . Accumulation Unit values at the end of the Valuation Period falling on the 20th or 7th day of the month before the first annuity payment is due, times

    . the number of Accumulation Units credited at the end of the Valuation
      Period, minus

    . premium taxes and Withdrawal Charges.

   The first annuity payment is determined by multiplying the benefit per $1,000 of value shown in the applicable annuity table by the number of thousands of dollars of Contract Value.

   A 2.5% per annum rate of investment earnings is assumed by the Contract's annuity tables. If the actual net investment earnings rate exceeds 2.5% per annum, payments increase accordingly. Conversely, if the actual rate is less than 2.5% per annum, annuity payments decrease.

7. Subsequent Periodic Payments Under Variable Annuity.

   Subsequent annuity payments are determined by multiplying the number of Annuity Units by the Annuity Unit value at the Valuation Period before each annuity payment is due. The first annuity payment is divided by the Annuity Unit value as of the Annuity Date to establish the number of Annuity Units representing each annuity payment. This number does not change.

8. Fixed Annuity Payments.

   Each Fixed Annuity payment is determined from tables we prepare. These tables show the monthly payment for each $1,000 of Contract Value allocated to a Fixed Annuity. Payment is based on the Contract

Value at the date before the annuity payment is due. Fixed Annuity payments do not change regardless of investment, mortality or expense experience.

9. Death Proceeds.

   If the payee dies after the Annuity Date while the Contract is in force, the death proceeds, if any, depend upon the form of annuity payment in effect at the time of death. (See "Annuity Options.")

10. Commutable Annuitization Option

   If you purchased your Contract on or after May 1, 2000, you are eligible for the Guaranteed Retirement Income Benefit (GRIB) and you elect to annuitize your Contract at a time when the regular annuitization options under the Contract provide a greater benefit than GRIB, then the following provisions will apply:

    . If Option 3 is elected, you may elect a commutable annuitization option which allows partial lump sum payments during the annuity period.

    . The payout option you elect must correspond to one of the options available under GRIB.

    . Lump sum payments are available only during the period certain applicable under the payout option you elected; for example, lump sum payments can be elected only during the 5, 10, 15, 20 or 25 year certain period that applies to the payout.

    . Lump sum payments are available once in each calendar year and may not be elected until one year after annuitization has started.

    . The Annuitant may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is still living after the period certain is over, the Annuitant will begin receiving the original annuitization payment amount again.

    . Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. For Non-Qualified Plan Contracts, the sum of these percentages over the life of the Contract cannot exceed 75%. For Qualified Plan Contracts, partial lump sum payments of up to 100% of the present value of the remaining installments in the period certain may be made.

    . In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the period certain will be calculated based on an interest rate equal to the annuity factor interest rate used at the time of annuitization to determine the amount of the annuity payments plus an interest rate adjustment. The interest rate adjustment is equal to the following:

                            Number of years
                               remaining                           Interest rate
                         in the period certain                      adjustment
                         ---------------------                     -------------
      15 or more years............................................     1.00%
      10-14 years.................................................     1.50%
      less than 10 years..........................................     2.00%

                             FEDERAL INCOME TAXES

A. Introduction

   This discussion is not exhaustive and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of the law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

   This discussion does not address state or local tax consequences, nor federal estate or gift tax consequences, associated with buying a Contract. In addition, we make no guarantee regarding any tax treatment--federal, state, or local--of any Contract or of any transaction involving a Contract.

B. Our Tax Status

   We are taxed as a life insurance company and the operations of the Separate Account are treated as a part of our total operations. The Separate Account is not separately taxed as a "regulated investment company". Investment income and capital gains of the Separate Account are not taxed to the extent they are applied under a Contract. We do not anticipate that we will incur federal income tax liability attributable to the income and gains of the Separate Account, and therefore we do not intend to provide for these taxes. If we are taxed on investment income or capital gains of the Separate Account, then we may impose a charge against the Separate Account to provide for these taxes.

C. Taxation of Annuities in General

1. Tax Deferral During Accumulation Period

   Under the Code, except as described below, increases in the Contract Value of a Non-Qualified Plan Contract are generally not taxable to you or the Annuitant until received as annuity payments or otherwise distributed. However, certain requirements must be satisfied for this general rule to apply, including:

    . the Contract must be owned by an individual,

    . Separate Account investments must be "adequately diversified",

    . we, rather than you, must be considered the owner of Separate Account assets for federal tax purposes, and

    . annuity payments must appropriately amortize Purchase Payments and Contract earnings.

   Non-Natural Owner. As a general rule, deferred annuity contracts held by "non-natural persons", such as corporations, trusts or similar entities, are not annuity contracts for federal income tax purposes. The investment income on these contracts is taxed each year as ordinary income received or accrued by the non-natural owner. There are exceptions to this general rule for non-natural owners. Contracts are generally treated as held by a natural person if the nominal owner is a trust or other entity holding the contract as an agent for a natural person. However, this special exception does not apply to an employer who is the nominal owner of a contract under a non-qualified deferred compensation plan for its employees.

    Additional exceptions to this rule include:

    . contracts acquired by a decedent's estate,

    . certain Qualified Plan Contracts,

    . certain contracts used with structured settlement agreements, and

    . certain contracts purchased with a single premium when the annuity starting date is no later than a year from contract purchase and substantially equal periodic payments are made at least annually.

   Diversification Requirements. For a contract to be treated as an annuity for federal income tax purposes, separate account investments must be "adequately diversified". The Treasury Secretary issued regulations prescribing standards for adequately diversifying separate account investments. If the Separate Account failed to comply with these diversification standards, the Contract would not be treated as an annuity contract for federal income tax purposes and the owner would generally be taxed on the difference between the contract value and the purchase payments.

   Although we do not control Fund investments, we expect that each Portfolio of the Funds will comply with these regulations so that each Subaccount of the Separate Account will be considered "adequately diversified."

   Ownership Treatment. In certain circumstances, a variable annuity contract owner may be considered the owner of the assets of the separate account supporting the contract. Then, income and gains from separate account assets are includible in the owner's gross income. The Internal Revenue Service ("IRS"), in published rulings, stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses the ability to exercise investment control over the assets. As of the date of this Prospectus, no comprehensive guidance has been issued by the IRS clarifying the circumstances when such investment control by a variable contract owner would exist. As a result, your right to allocate the Contract Value among the Subaccounts may cause you to be considered the owner of the assets of the Separate Account.

   We do not know what limits may be set forth in any guidance that the IRS may issue, or whether any such limits will apply to existing Contracts. We therefore reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the owner of the Separate Account assets. However, there is no assurance that such efforts would be successful.

   Delayed Annuity Dates. If the Annuity Date occurs (or is scheduled to occur) when the Annuitant has reached an advanced age, e.g., past age 85, the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

   The following discussion assumes that the Contract is treated as an annuity contract for tax purposes and that we are treated as the owner of Separate Account assets.

2. Taxation of Partial and Full Withdrawals

   Partial withdrawals from a Non-Qualified Plan Contract are includible in income to the extent the Contract Value exceeds the "investment in the contract". This amount is referred to as the "income on the contract". Full withdrawals are also includible in income to the extent they exceed the "investment in the contract." Investment in the contract equals the total of Purchase Payments minus amounts previously received from the Contract that were not includible in your income.

   Any assignment or pledge (or agreement to assign or pledge) of Contract Value, is treated as a withdrawal. Investment in the contract is increased by the amount includible in income with respect to such assignment or pledge. If you transfer a contract interest, without adequate consideration, to someone other than your spouse (or to a former spouse incident to divorce), you will be taxed on the income on the contract. In this case, the transferee's investment in the contract is increased to reflect the increase in your income.

   The Contract's death benefit may exceed Purchase Payments or Contract Value. As described in this Prospectus, we impose certain charges with respect to the death benefit. It is possible that those charges (or some portion) could be treated as a partial withdrawal.

   If the Policy includes the Guaranteed Retirement Income Benefit Endorsement (the "GRIB Endorsement"), and the Guaranteed Retirement Income Benefit Base is greater than the Contract Value, it is possible that the income on the contract could be a greater amount than would otherwise be the case. This could result in a larger amount being included in your income in connection with a partial withdrawal, assignment, pledge or other transfer. There is also some uncertainty regarding the treatment of the market value adjustment for purposes of determining the income on the contract. This uncertainty could result in the income on the contract being a greater (or lesser) amount.

   There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another. A tax adviser should be consulted in those situations.

3. Taxation of Annuity Payments

   Normally, the portion of each annuity payment taxable as income equals the payment minus the exclusion amount. The exclusion amount for variable annuity payments is the "investment in the contract" allocated to the variable annuity option and adjusted for any period certain or refund feature, divided by the number of payments expected to be made. The exclusion amount for fixed annuity payments is the payment times the ratio of the investment in the contract allocated to the fixed annuity option and adjusted for any period certain or refund feature, to the expected value of the fixed annuity payments.

   Once the total amount of the investment in the contract is excluded using these ratios, annuity payments will be fully taxable. If annuity payments stop because the Annuitant dies before the total amount of the investment in the contract is recovered, the unrecovered amount generally is allowed as a deduction to the Annuitant in the last taxable year.

   With respect to a Contract issued with the GRIB Endorsement, the Annuitant may elect to receive a lump sum payment after the Annuity Date. In the case of a Non-Qualified Plan Contract, the Company will treat a portion of such a lump sum payment as includible in income, and will determine the taxable portion of subsequent periodic payments by applying an exclusion ratio to the periodic payments. However, the federal income tax treatment of such a lump sum payment, and of the periodic payments made thereafter, is uncertain. It is possible the IRS could take a position that greater amounts are includible in income than the Company currently believes is the case. Prior to electing a lump sum payment after the Annuity Date, you should consult a tax adviser about the tax implications of making such an election.

4. Taxation of Death Benefits

   Amounts may be distributed upon your or the Annuitant's death. Before the Annuity Date, death benefits are includible in income and:

    . if distributed in a lump sum are taxed like a full withdrawal, or

    . if distributed under an annuity option are taxed like annuity payments.

   After the Annuity Date, where a guaranteed period exists and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income and:

    . if received in a lump sum are includible in income to the extent they exceed the unrecovered investment in the contract, or

    . if distributed in accordance with the selected annuity option are fully excludable from income until the remaining investment in the contract is deemed to be recovered.

   Thereafter, all annuity payments are fully includible in income.

5. Penalty Tax on Premature Distributions

   A 10% penalty tax applies to a taxable payment from a Non-Qualified Plan Contract unless:

    . received on or after you reach age 59 1/2,

    . attributable to your disability,

    . made to a Beneficiary after your death or, for non-natural Owners, after the primary Annuitant's death,

    . made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and a designated beneficiary (within the meaning of the tax law),

    . made under a Contract purchased with a single premium when the annuity starting date is no later than a year from Contract purchase and substantially equal periodic payments are made at least annually, or

    . made with annuities used with certain structured settlement agreements.

6. Aggregation of Contracts

   The taxable amount of an annuity payment or withdrawal from a Non-Qualified Plan Contract may be determined by combining some or all of the Non-Qualified Plan Contracts owned by an individual. For example, if a person purchases a Contract and also purchases an immediate annuity at approximately the same time, the IRS may treat the two contracts as one contract. Similarly, if a person transfers part of his interest in one annuity contract to purchase another annuity contract, the IRS might treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same company (or its affiliates) during any calendar year, these contracts are treated as one contract. The effects of this aggregation are not always clear. However, it could affect the taxable amount of an annuity payment or withdrawal and the amount which might be subject to the 10% penalty tax.

7. Loss of Interest Deduction Where Contracts are Held by or for the Benefit of Certain Non-Natural Persons

   For Contracts issued after June 8, 1997 to a non-natural owner, all or some portion of otherwise deductible interest may not be deductible by the owner. However, this interest deduction disallowance does not affect Contracts where the Owner is taxable each year on the investment income under the Contract. Entities considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax adviser.

D. Qualified Plans

   The Contracts are also available for use in connection with retirement plans which receive favorable treatment under sections 401, 403, 408, 408A or 457 of the Code ("Qualified Plans"). Such contracts are referred to as "Qualified Contracts." Numerous special tax rules apply to the participants in Qualified Plans and to Qualified Plan Contracts. We make no attempt in this Prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans. Persons intending to use the Contract in connection with qualified plans should consult a tax advisor.

   Under the Tax Code, Qualified Plans generally enjoy tax-deferred accumulation of amounts invested in the plan. Therefore, in considering whether or not to purchase a Contract in a Qualified Plan, you should only consider the Contract's other features, including the availability of lifetime annuity payments and death benefit protection.

   The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan. For example, for both withdrawals and annuity payments under certain Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Also, loans from Qualified Contracts, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan, the number of allowable loans and the manner in which the loan must be repaid. (Owners should always consult their tax advisers and retirement plan fiduciaries prior to exercising their loan privileges.) Both the amount of the contribution that may be made, and the tax deduction or exclusion that the Owner may claim for such contribution, are limited under Qualified Plans. If this Contract is used with a Qualified Plan, the Owner and Annuitant generally are the same individual. If a joint Annuitant is named, all distributions made while the Annuitant is alive must be made to the Annuitant. Also, if a joint Annuitant is named who is not the Annuitant's spouse, the annuity options which are available may be limited, depending on the difference in their ages. Furthermore, the length of any Guarantee Period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

   Qualified Contracts are subject to special rules specifying the time at which distributions must begin and the amount that must be distributed each year. In the case of "Individual Retirement Annuities" ("IRAs"), distributions of minimum amounts must generally begin by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2. An excise tax is imposed for failure to comply with the minimum distribution requirements. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan.

   If you purchase a Qualified Contract with a GRIB Endorsement and elect to receive a lump sum payment of a portion of the annuity income payments, it is possible that the remaining annuity income payments will not satisfy the minimum distribution requirements. You should consult a tax adviser about the implications under the minimum distribution requirements of taking a lump sum payment under the GRIB Endorsement.

   A 10% penalty tax may apply to the taxable amount of payments from Qualified Contracts. For Individual Retirement Annuities, the penalty tax does not apply, for example, to a payment:

    . received after you reach age 59 1/2,

    . received after your death or because of your disability, or

    . made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and your designated beneficiary.

   In addition, the penalty tax does not apply to certain distributions taken after December 31, 1997 used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these exceptions. If you wish to take a distribution for these purposes you should consult your tax adviser. Other exceptions may apply.

   Qualified Contracts are amended to conform to plan requirements. However, you, are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, we are not bound by terms and conditions of qualified plans if they are inconsistent with the Contract.

1. Qualified Plan Types

   We may issue Contracts for the following types of qualified plans.

   Individual Retirement Annuities. The Code permits eligible individuals to contribute to an individual retirement annuity known as an "IRA." IRAs limit the amounts contributed, the persons eligible and the time when distributions start. Also, subject to direct rollover and mandatory withholding requirements, distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not fund an "Education IRA." IRAs generally may not provide life insurance coverage, but they may provide a death benefit that equals the greater of the premiums paid or the account value. The Contract provides a death benefit that in some circumstances may exceed the greater of the purchase payments and the account value. It is possible that the Contract's death benefit could be viewed as providing life insurance with the result that the Contract would not qualify as an IRA.

   Simplified Employee Pensions (SEP IRAs). The Code allows employers to establish simplified employee pension plans, using the employees' IRAs. Under these plans the employer may make limited deductible contributions on behalf of the employees to IRAs. Employers and employees intending to use the Contract in connection with these plans should consult a tax adviser. As discussed above (see "Individual Retirement Annuities"), there is some uncertainty regarding the characterization of the Contract's death benefit for purposes of the rules governing IRAs, and thus as to whether the Contract will qualify as a SEP IRA.

   SIMPLE IRAs. The Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see "Individual Retirement Annuities"), there is some uncertainty regarding the characterization of the Contract's death benefit for purposes of the rules governing IRAs, and thus as to whether the Contract will qualify as a SIMPLE IRA.

   Roth IRAs. The Code permits contributions to an IRA known as a "Roth IRA." Roth IRAs differ from other IRAs in certain other respects including:

    . Roth IRA contributions are never deductible,

    . ""qualified distributions" from a Roth IRA are excludable from income,

    . mandatory distribution rules do not apply before death,

    . a rollover to a Roth IRA must be a "qualified rollover contribution," under the Code,

    . special eligibility requirements apply, and

    . contributions to a Roth IRA can be made after the Owner has reached age 70 1/2.

   All or part of an IRA may be converted into a Roth IRA without taking an actual distribution. An individual may convert by notifying the IRA issuer or trustee. You must be eligible for a qualified rollover contribution to convert an IRA to a Roth IRA. A conversion typically results in the inclusion of some or all of the IRA value in gross income, except that the 10% penalty tax does not apply on the conversion. Persons with adjusted gross incomes in excess of $100,000 or who are married and file a separate return are not eligible to make a qualified rollover contribution or a transfer in a taxable year from a non-Roth IRA to a Roth IRA.

   Any "qualified distribution," as defined in Section 408A, from a Roth IRA is excludible from gross income. A qualified distribution includes a distribution made after you reach age 59 1/2, after your death, because of your disability, or made to a first-time homebuyer. As discussed above (see "Individual Retirement Annuities"), there is some uncertainty regarding the characterization of the Contract's death benefit for purposes of the rules governing IRAs, and thus as to whether the Contract will qualify as a Roth IRA.

   Corporate and Self-Employed ("H.R. 10" and "Keogh") Pension and Profit-Sharing Plans. The Code permits corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh", permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contracts in order to provide benefits under the plans. The Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in current taxable income to participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

   Tax-Sheltered Annuities. Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from taxable gross income. These annuity contracts are commonly referred to as "tax-sheltered annuities". If you purchase a Contract for such purposes, you should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts. In particular, you should consider that the Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental benefits that may be provided under a tax-sheltered annuity.

   Tax-sheltered annuity contracts must contain restrictions on withdrawals of:

    . contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988,

    . earnings on those contributions, and

    . earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1998.

   These amounts can be paid only if you have reached age 59 1/2, separated from service, died, or become disabled (within the meaning of the tax law), or in the case of hardship (within the meaning of the tax law). Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals generally do not apply to the extent you direct us to transfer some or all of the Contract Value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.) Additional restrictions may be imposed by the plan sponsor.

   Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. The Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.

2. Direct Rollovers

   If the Contract is used in connection with a retirement plan that is qualified under sections 401(a), 403(a), or 403(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to "direct rollover" and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from such a qualified retirement plan, excluding certain amounts such as:

    . minimum distributions required under section 401(a)(9) of the Code, and

    . certain distributions for life, life expectancy, or for 10 years or more which are part of a "series of substantially equal periodic payments."

   Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain Qualified Plans. Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

E. Federal Income Tax Withholding

   We withhold and send to the U.S. Government a part of the taxable portion of each distribution unless the payee notifies us before distribution of an available election not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. The withholding rates for the taxable portion of periodic annuity payments are the same as the withholding rates for wage payments. In addition, the withholding rate for the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and conversions of, or rollovers from, non-Roth IRAs to Roth IRAs) is 10%. The withholding rate for eligible rollover distributions is 20%.

                           DISTRIBUTION OF CONTRACTS

   The Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. The agents are also registered representatives of registered broker-dealers who are members of the National Association of Securities Dealers, Inc. Sales commissions may vary, but are not expected to exceed 6.25% of Purchase Payments. In addition to commissions, we may pay additional promotional incentives, in the form of cash or other compensation, to selling broker-dealers. These incentives may be offered to certain licensed broker-dealers that sell or are expected to sell certain minimum amounts during specified time periods. The Contracts are distributed through the principal underwriter for the Separate Account:

     Investors Brokerage Services, Inc. ("IBS")
     1 Kemper Drive
     Long Grove, Illinois, 60049

   IBS is our wholly-owned subsidiary. IBS enters into selling group agreements with affiliated and unaffiliated broker-dealers. All of the investment options are not available to all Owners. The investment options are available only under Contracts that are sold or serviced by broker-dealers having a selling group agreement with IBS authorizing the sale of Contracts with the investment options specified in this Prospectus. Other distributors may sell and service contracts with different investment options.

                                 VOTING RIGHTS

   Proxy materials in connection with any Fund shareholder meeting are delivered to each Owner with Subaccount interests invested in the Fund as of the record date. Proxy materials include a voting instruction form. We vote all Fund shares proportionately in accordance with instructions received from Owners. We will also vote any Fund shares attributed to amounts we have accumulated in the Subaccounts in the same proportion that Owners vote. A Fund is not required to hold annual shareholders' meetings. Funds hold special meetings as required or deemed desirable for such purposes as electing trustees, changing fundamental policies or approving an investment advisory agreement.

   Owners have voting rights in a Portfolio based upon the Owner's proportionate interest in the corresponding Subaccount as measured by units. Owners have voting rights before surrender, the Annuity Date or the death of the Annuitant. Thereafter, the payee entitled to receive Variable Annuity payments has voting rights. During the Annuity Period, Annuitants' voting rights decrease as Annuity Units decrease.

                   REPORTS TO CONTRACT OWNERS AND INQUIRIES

   After each Contract anniversary, we send you a statement showing amounts credited to each Subaccount and to the Fixed Account Option. In addition, if you transfer amounts among the investment options or make additional payments, you receive written confirmation of these transactions. We will also send a current statement upon your request. We also send you annual and semi-annual reports for the Portfolios that correspond to the Subaccounts in which you invest and a list of the securities held by that Portfolio. In addition, we calculate for you the portion of a total amount that must be invested in a selected Guarantee Period so that the portion grows to equal the original total amount at the expiration of the Guarantee Period.

   You may direct inquiries to the selling agent or may call 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049.

                             DOLLAR COST AVERAGING

   Under our Dollar Cost Averaging program, a predesignated portion of Subaccount Value is automatically transferred monthly, quarterly, semiannually or annually for a specified duration to other Subaccounts, Guarantee Periods and the Fixed Account. The Dollar Cost Averaging program is available only during the Accumulation Period. You may also elect transfers from the Fixed Account on a monthly or quarterly basis for a minimum duration of one year. You may enroll any time by completing our Dollar Cost Averaging form. Transfers are made based on the date you specify. We must receive the enrollment form at least five (5) business days before the transfer date.

   If you participate in the Dollar Cost Averaging program, you may allocate all or a portion of the initial Purchase Payment to the Scudder Money Market Subaccount #2. This is the only Subaccount with no deduction for the 1.40% charge for mortality and expense risks and administrative costs. You must transfer all Subaccount Value out of Scudder Money Market Subaccount #2 within one year from the initial Purchase Payment. If you terminate Dollar Cost Averaging or do not deplete all Subaccount Value in Scudder Money Market Subaccount #2 within one year, we automatically transfer any remaining Subaccount Value to Scudder Money Market Subaccount #1.

   The minimum transfer amount is $100 per Subaccount, Guarantee Period or Fixed Account. The total Contract Value in an account at the time Dollar Cost Averaging is elected must be at least equal to the amount designated to be transferred on each transfer date times the duration selected.

   Dollar Cost Averaging ends if:

    . the number of designated monthly transfers has been completed,

    . Contract Value in the transferring account is insufficient to complete the next transfer; the remaining amount is transferred,

    . we receive your written termination at least five (5) business days before the next transfer date, or

    . the Contract is surrendered or annuitized.

   If the Fixed Account balance is at least $10,000, you may elect automatic calendar quarter transfers of interest accrued in the Fixed Account to one or more of the Subaccounts or Guarantee Periods. You may enroll in this program any time by completing our Dollar Cost Averaging form. Transfers are made within five business days of the end of the calendar quarter. We must receive the enrollment form at least ten (10) days before the end of the calendar quarter.

   Dollar Cost Averaging is not available during the Annuity Period.

                          SYSTEMATIC WITHDRAWAL PLAN

   We offer a Systematic Withdrawal Plan ("SWP") allowing you to pre-authorize periodic withdrawals during the Accumulation Period. You instruct us to withdraw selected amounts, or amounts based on your life expectancy, from the Fixed Account, or from any of the Subaccounts or Guarantee Periods on a monthly, quarterly, semi-annual or annual basis. The SWP is available when you request a minimum $100 periodic payment. A market value adjustment applies to any withdrawals under the SWP from a Guarantee Period, unless effected within 30 days after the Guarantee Period ends. SWP withdrawals from the Fixed Account are not available in the first Contract Year and are limited to the amount not subject to Withdrawal Charges. If the amounts distributed under the SWP from the Subaccounts or Guarantee Periods exceed the free withdrawal amount, the Withdrawal Charge is applied on any amounts exceeding the free withdrawal amount. Withdrawals taken under the SWP may be subject to the 10% tax penalty on early withdrawals and to income taxes and withholding. If you are interested in SWP, you may obtain an application and information concerning this program and its restrictions from us or your agent. We give thirty days' notice if we amend the SWP. The SWP may be terminated at any time by you or us.

                                    EXPERTS

   The consolidated balance sheets of KILICO as of December 31, 2000 and 1999 and the related consolidated statements of operations, comprehensive income, stockholder's equity, and cash flows for the years ended December 31, 2000, 1999 and 1998 have been included herein and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

   Legal matters with respect to our organization, our authority to issue annuity contracts and the validity of the Contract have been passed upon by Frank Julian, our Associate General Counsel. Jorden Burt Boros Cicchetti Berenson & Johnson, Washington, D.C., has advised us on certain legal matters concerning federal securities laws applicable to the issue and sale of the Contracts.

                            SPECIAL CONSIDERATIONS

   We reserve the right to amend the Contract to meet the requirements of federal or state laws or regulations. We will notify you in writing of these amendments.

   Your rights under a Contract may be assigned as provided by law. An assignment will not be binding upon us until we receive a written copy of the assignment. You are solely responsible for the validity or effect of any assignment. You, therefore, should consult a qualified tax adviser regarding the tax consequences, as an assignment may be a taxable event.

                             AVAILABLE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. These reports and other information can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and 500 West Madison, Suite 1400, Northwestern Atrium Center, Chicago, Illinois. Copies also can be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

   We have filed registration statements (the "Registration Statements") relating to the Contracts with the SEC under the Securities Act of 1933. This Prospectus has been filed as part of the Registration Statements and does not contain all of the information set forth in the Registration Statements. These Registration Statements contain further information about us and the Contracts. The Registration Statements may be inspected and copied, and copies can be obtained at prescribed rates, as mentioned above.

                                   BUSINESS

Corporate structure

   KILICO was founded in 1947 and is incorporated under the insurance laws of the State of Illinois and is licensed in the District of Columbia and all states except New York. KILICO and its subsidiaries (collectively, "KILICO", "the Company", "we", "our" or "us") is a wholly-owned subsidiary of Kemper Corporation ("Kemper"), a non-operating holding company. Kemper is a wholly-owned subsidiary of Zurich Group Holding ("ZGH" or "Zurich"), a Swiss holding company, formerly known as Zurich Financial Services. ZGH is wholly-owned by Zurich Financial Services ("ZFS"), a new Swiss holding company. ZFS was formerly Zurich Allied AG, which was merged with Allied Zurich p.l.c. in October 2000.

Strategic initiatives

   Our management, operations and strategic directions are integrated with those of several other Kemper subsidiaries:

  . Federal Kemper Life Assurance Company ("FKLA")

  . Zurich Life Insurance Company of America ("ZLICA"), and

  . Zurich Direct, Inc. ("ZD")

   This integration streamlines management, controls costs, improves profitability, increases operating efficiencies and productivity, and helps to expand the companies' distribution capabilities. Headquartered in Long Grove, Illinois, FKLA markets term and interest-sensitive life insurance, as well as certain annuity products, including non-surrenderable funding agreements, primarily through brokerage general agents and other independent distributors. ZLICA primarily markets term life insurance products primarily through ZD. ZD is an affiliated direct marketing life insurance agency currently marketing basic, low-cost term life insurance through various marketing media.

   Over the last several years, we have increased the competitiveness of our variable annuity products by adding multiple variable subaccount investment options and investment managers to existing variable annuity products. In 1997, we introduced a non-registered individual and group variable business-owned life insurance contract ("BOLI") and a series of individual variable life insurance contracts. In 1998, we introduced a new registered individual variable annuity product with 37 variable subaccount investment options and various investment managers.

   In 2000, several new products were introduced. We introduced a registered individual and group variable annuity, a registered flexible premium variable universal life product, and an individual and group fixed annuity.

   In 2000, as part of our plan to sharpen our focus on the group retirement market, we purchased PMG Securities Corporation, PMG Asset Management, Inc., PMG Marketing, Inc., and PMG Life Agency, Inc. (collectively "PMG"), for $5.5 million. PMG is a well-respected broker-dealer in the eastern part of the country. We own 100% of the stock of PMG.

   Also in 2000, we transferred $63.3 million in fixed maturities and cash to fund the operations of our newly formed subsidiary, Zurich Kemper Life Insurance Company of New York ("ZKLICONY"). ZKLICONY received its insurance license from the state of New York in January 2001 and expects to begin writing business in the second quarter of 2001.

Narrative description of business

   We offer both individual fixed-rate (general account) and individual and group variable (separate account) annuity contracts, as well as individual and group term life, universal life and individual and group variable (separate account) life insurance products through various distribution channels. We offer investment-oriented products, guaranteed returns or a combination of both, to help policyholders meet multiple insurance and financial objectives. Financial institutions, securities brokerage firms, insurance agents and financial planners are important distribution channels for our products. Our sales mainly consist of deposits received on certain long duration fixed and variable annuities and variable life insurance contracts.

   Our fixed and variable annuities generally have surrender charges that are a specified percentage of policy values and decline as the policy ages. General account annuity and interest-sensitive life policies are guaranteed to accumulate at specified interest rates but allow for periodic crediting rate changes.

   Over the last several years, in part reflecting the current interest rate environment, we have increased our emphasis on marketing our existing and new separate account products. Unlike the fixed-rate annuity business where we manage spread revenue, such variable products pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds that invest in stocks and bonds. We, in turn, receive administrative fee revenue on such variable products, which compensates us for providing death benefits potentially in excess of cash surrender values. In addition, on variable life insurance contracts, cost of insurance charges compensate us for providing death benefit coverage substantially in excess of surrender values.

   As a result of this strategy, our separate account assets and related sales of our variable annuity products have increased over the last couple of years. Our separate account assets and sales were as follows (in millions):

                                                           December 31,
                                                    ---------------------------
                                                      2000      1999     1998
                                                    --------- -------- --------
      Separate account assets...................... $11,179.6 $9,778.1 $7,099.2
                                                    ========= ======== ========

                                                      Year Ended December 31,
                                                    ---------------------------
                                                      2000      1999     1998
                                                    --------- -------- --------
      Variable annuity sales (1)................... $ 1,160.5 $  758.6 $  393.1
      Variable life sales..........................     856.1  1,661.1  1,523.0
                                                    --------- -------- --------
      Total separate account sales................. $ 2,016.6 $2,419.7 $1,916.1
                                                    ========= ======== ========

---------
(1) Includes the fixed account option of the variable contracts totaling $339.6 million, $289.7 million and $92.7 million in 2000, 1999 and 1998, respectively. The fixed account option is primarily used for dollar cost averaging into the separate account investment options. This allows contractholders the option to allocate amounts to the fixed account option and authorize pro-rated amounts to be automatically transferred into the separate account investment options over a specified period of time in order to reduce the effects of significant market fluctuations.

   In 2000, several new products were introduced. Zurich Preferred, a registered individual and group variable and market value adjusted deferred annuity, offers investors 27 different variable subaccount investment options with various investment managers. Zurich Kemper Lifeinvestor, a registered flexible premium variable universal life product, permits policyholders to allocate premiums among 31 different subaccount investment options with various investment managers. We also introduced a new individual and group fixed annuity, Zurich Classic.

   During mid-1998, we introduced DESTINATIONSSM, a registered individual and group variable, fixed and market value adjusted deferred annuity product. DESTINATIONSSM currently offers 37 variable subaccount investment options with various investment managers, ten guarantee periods, a fixed account option, dollar cost averaging and a guaranteed retirement income benefit option.

   During mid-1997, we introduced variable BOLI, a group variable life insurance contract that is primarily marketed to banks and other large corporate entities. Also in 1997, we issued a series of non-registered variable individual universal life insurance contracts that are marketed primarily to high net worth individuals. Significant fluctuations in our sales of the variable life products are due mainly to the nature of the BOLI product--high dollar volume per sale, low frequency of sales--and any potential changes to BOLI's tax advantaged status as proposed in the release of the Federal government's fiscal budgets.

   Investors Brokerage Services, Inc., ("IBS"), our wholly-owned subsidiary, and our affiliated broker-dealer, BFP Securities, LLC, are the principal underwriters of our registered variable annuity and variable life products. BFP Securities, LLC., is also the primary distributor of our BOLI and high net worth products.

   Current crediting rates, a conservative investment strategy, the interest rate environment and the equity markets have impacted our fixed annuity sales over the last several years. Our fixed annuity sales were as follows (in millions):

                                                                  Year Ended
                                                                 December 31,
                                                              ------------------
                                                               2000  1999  1998
                                                              ------ ----- -----
      Fixed annuity sales.................................... $168.6 $96.3 $89.3
                                                              ====== ===== =====

   KILICO's fixed annuity sales increased $72.3 million in 2000, compared with 1999. This increase is primarily a result of investors seeking a more stable return on their investments during a time of market volatility.

NAIC ratios

   The National Association of Insurance Commissioners (the "NAIC") annually calculates certain statutory financial ratios for most insurance companies in the United States. These calculations are known as the Insurance Regulatory Information System ("IRIS") ratios. Currently, twelve IRIS ratios are calculated. The primary purpose of the ratios is to provide an "early warning" of any negative developments. The NAIC reports a company's ratios to state regulators who may then contact the company if three or more ratios fall outside the NAIC's "usual ranges".

   Based on statutory financial data as of December 31, 2000, we had three ratios outside the usual ranges; the change in premium ratio, the change in product mix ratio and the change in reserving ratio. The results for the change in the premium ratio and the change in the product mix ratio reflect the following items:

  . Recapture of term life insurance business assumed from FKLA (discussed below in Reserves and reinsurance)

  . Assumption of $100.0 million of funding agreement business from FKLA
    (discussed below in Reserves and reinsurance)

  . Increased sales of the DESTINATIONSSM product, and

  . Decreased BOLI sales

   The result for the change in the reserving ratio is primarily caused by the recapture of the term business assumed from FKLA and the increase in individual variable universal life renewal premiums in 2000, compared to 1999. Other than certain states requesting quarterly financial reporting and/or explanations of the underlying causes for certain ratios, no state regulators have taken any action due to our IRIS ratios for 2000 or earlier years.

Risk-based capital, asset adequacy and codification

   Under Illinois' asset adequacy and risk-based capital rules, state regulators may mandate remedial action for inadequately reserved or inadequately capitalized companies. The asset adequacy rules are designed to assure that assets supporting reserves are adequate to cover liabilities under a variety of economic scenarios. The focus of risk-based capital rules is a risk-based formula that applies prescribed factors to various risk elements in an insurer's business and investments to develop a minimum capital requirement designed to be proportional to the amount of risk assumed by the insurer. We have capital levels substantially exceeding any that would mandate action under the risk-based capital rules and are in compliance with applicable asset adequacy rules.

   In 1998, the NAIC adopted the Codification of Statutory Accounting Principles ("Codification") guidance, which replaces the Accounting Practices and Procedures manual as the NAIC's primary guidance on statutory accounting as of January 1, 2001. The Codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting in some areas. The Illinois Insurance Department has adopted the Codification guidance, effective January 1, 2001. Our statutory surplus will be positively impacted upon adoption as a result of the net effect of recording a deferred tax asset, of non-admitting non-operating system software and of non-admitting net affiliated receivables and other changes caused by the Codification.

Reserves and reinsurance

   The following table provides a breakdown of our reserves for future policy benefits by product type (in millions):

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
      General account annuities.......................    $2,635       $2,729
      Interest-sensitive life insurance and other.....       643          671
      Term life reserves..............................       --             9
      Ceded future policy benefits....................       310          310
                                                          ------       ------
          Total.......................................    $3,588       $3,719
                                                          ======       ======

   Ceded future policy benefits shown above reflect coinsurance (indemnity reinsurance) transactions where we insured liabilities of approximately $516 million in 1992 and $416 million in 1991 with an affiliate, Fidelity Life Association, A Mutual Legal Reserve Company ("FLA"). FLA shares directors, management, operations and employees with FKLA pursuant to an administrative and management services agreement. FLA issues policies not issued by FKLA or KILICO as well as other policies similar to certain FKLA policies. At December 31, 2000 and 1999, our reinsurance reserve credit from FLA relating to these coinsurance transactions totaled approximately $262.1 million and $309.7 million, respectively. Utilizing FKLA's employees, we are the servicing company for this coinsured business and we are reimbursed by FLA for the related servicing expenses.

   In 1996, we assumed, on a yearly renewable term basis, approximately $14.4 billion (face amount) of term life insurance from FKLA. Effective September 30, 2000, this reinsurance agreement with FKLA was terminated. Upon termination, we returned $7.7 million of premiums to FKLA, representing consideration for the recaptured reserves. Due to the difference in the generally accepted accounting principles basis and the statutory accounting basis of the reserves related to this recaptured business, we recorded a deemed dividend distribution to Kemper of $16.3 million. (See the note captioned "Reinsurance" in the Notes to Consolidated Financial Statements.)

   In the fourth quarter of 2000, we assumed from FKLA $100.0 million in premium deposits related to a Funding Agreement. Funding Agreements are insurance contracts similar to structured settlements, immediate annuities and guaranteed investment contracts ("GICs"). The contracts qualify as insurance under state laws and are sold as non-surrenderable immediate annuities to trusts established by a securities firm. The securities firm sold interests in these trusts to institutional investors. This Funding Agreement had a variable rate of interest, is an obligation of our general account and is recorded as future policy benefits. (See the note captioned "Reinsurance" in the Notes to Consolidated Financial Statements.)

   We are party to a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"). Under the original terms of this agreement, we ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in our separate accounts. As consideration for this reinsurance coverage, we cede separate account fees (cost of insurance charges) to ZICBB and retain a portion of such funds under the terms of the reinsurance agreement in a funds withheld account, which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, we modified the reinsurance agreement to increase the reinsurance from 90 percent to 100 percent.

   The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

Business Owned Life Insurance (BOLI)
(in millions)

                                                   Year Ended December 31,
                                                  ----------------------------
                                                    2000      1999      1998
                                                  --------  --------  --------
      Face amount in force....................... $ 85,358  $ 82,021  $ 66,186
                                                  ========  ========  ========
      Net amount at risk ceded................... $(78,169) $(75,979) $(62,160)
                                                  ========  ========  ========
      Cost of insurance charges ceded............ $  173.8  $  166.4  $  175.5
                                                  ========  ========  ========
      Funds withheld account..................... $  228.8  $  263.4  $  170.9
                                                  ========  ========  ========

   We have a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. During 1998, we recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, we had also placed assets supporting the FWA in a segmented portion of the General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, we recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.

   Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.

Competition

   We are in a highly competitive business. We compete with a large number of other stock and mutual life insurance companies, many of which are larger financially, although none is truly dominant in the industry. KILICO, with its emphasis on annuity products, also competes for savings dollars with securities brokerage and investment advisory firms as well as other institutions that manage assets, produce financial products or market other types of investment products.

   Our principal methods of competition continue to be innovative products, often designed for selected distribution channels and economic conditions, as well as appropriate product pricing, careful underwriting, expense control and the quality of services provided to policyholders and agents.

   To address our competition, we have adopted certain business strategies. These include:

  . customer segmentation and focus

  . continued focus on existing and new variable and fixed annuities and variable life insurance products

  . distribution through diversified channels

  . systematic review of investment risk and our capital position, and

  . ongoing efforts to continue as a low-cost provider of insurance products and high-quality services to agents and policyholders through the use of technology

Rankings and ratings

   According to Best's Insurance Reports, 2000, as of December 31, 1999, we ranked 56th of 1,481 life insurers by admitted assets; 57th of 1,146 by insurance in force; and 57th of 1,382 by net premiums written.

   In 1999, we received rating upgrades from both A.M. Best and Standard & Poor's, primarily due to the perceived long-term strategic benefit of the merger and the increased financial strength of Zurich and Zurich Life (discussed below). Our current ratings and their current status are as follows:

                                                                        Current
                                                       Current Rating    Status
                                                      ----------------  --------
      A.M. Best Company.............................. A+ (Superior)     Affirmed
      Moody's Investors Service...................... Aa3 (Excellent)   Affirmed
      Standard & Poor's.............................. AA+ (Very Strong) Affirmed

Employees

   At December 31, 2000, we used the services of approximately 1,152 employees of FKLA, which are also shared with FLA and ZLICA. KILICO, FKLA, FLA and ZLICA collectively operate under the trade name Zurich Kemper Life.

Regulation

   We are generally subject to regulation and supervision by the insurance departments of Illinois and other jurisdictions where we are licensed to do business. These departments enforce laws and regulations designed to assure that insurance companies maintain adequate capital and surplus, manage investments according to prescribed character, standards and limitations and comply with a variety of operational standards. The departments also make periodic examinations of individual companies and review annual and other reports on the financial condition of each company operating within their respective jurisdictions. Regulations, which often vary from state to state, cover most aspects of the life insurance business, including market practices, policy forms and accounting and financial reporting procedures.

   Insurance holding company laws enacted in many states grant additional powers to state insurance commissioners to regulate acquisition of and by domestic insurance companies, to require periodic disclosure of relevant information and to regulate certain transactions with related companies. These laws also impose prior approval requirements for certain transactions with affiliates and generally regulate dividend distributions by an insurance subsidiary to its holding company parent.

   In addition, certain of our variable life insurance and variable annuity products, and the related separate accounts, are subject to regulation by the Securities and Exchange Commission (the "SEC").

   We believe we are in compliance in all material respects with all applicable regulations.

Investments

   A changing marketplace has affected the life insurance industry. To accommodate customers' increased preference for safety over higher yields, we have systematically reduced our investment risk and strengthened our capital position.

   Our cash flow is carefully monitored and our investment program is regularly and systematically planned to provide funds to meet all obligations and to optimize investment return. For investment securities, portfolio management is handled by an affiliated company, Zurich Scudder Investments, Inc. ("ZSI"), formerly Scudder Kemper Investments, Inc., and its subsidiaries and affiliates. Our real estate-related investments are handled by a majority-owned Kemper real estate subsidiary. Investment policy is directed by our board of directors. Our investment strategies take into account the nature of each annuity and life insurance product, the respective crediting rates and the estimated future policy benefit maturities.

Forward-looking statements

   All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in other filings by KILICO with the SEC, press releases, presentations by KILICO or its management or oral statements) about markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:

       (i) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the ability of KILICO to sell its products, the market value of our investments and the lapse rate and profitability of our contracts

       (ii) our ability to achieve anticipated levels of operational efficiencies through certain cost-saving initiatives

       (iii) customer response to new products, distribution channels and marketing initiatives

       (iv) mortality, morbidity, and other factors which may affect the profitability of our insurance products

       (v) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of our products

       (vi) increasing competition which could affect the sale of our products

       (vii) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulations of the sale and underwriting and pricing of insurance products, and

       (viii) the risk factors or uncertainties listed from time to time in our other filings with the SEC

                                  PROPERTIES

   We share 91,279 sq. ft. of office space leased by FKLA from Lumbermens Mutual Casualty Company, a former affiliate, ("Lumbermens"), located in Long Grove, Illinois. We also share 98,066 sq. ft. of office space leased by FKLA and ZLICA from Zurich American Insurance Company, an affiliate, located in Schaumburg, Illinois.

                               LEGAL PROCEEDINGS

   KILICO has been named as defendant in certain lawsuits incidental to our insurance business. Based upon the advice of legal counsel, our management believes that the resolution of these various lawsuits will not result in any material adverse effect on our consolidated financial position.

                            SELECTED FINANCIAL DATA

   The following table sets forth selected financial information for KILICO for the five years ended December 31, 2000. Such information should be read in conjunction with KILICO's consolidated financial statements and notes thereto included in this Prospectus. All amounts are shown in millions.

                         December 31, December 31, December 31, December 31, December 31,
                             2000         1999         1998         1997         1996
                         ------------ ------------ ------------ ------------ ------------
Total revenue...........  $   360.9    $   363.4    $   419.7    $   425.5     $  356.2
                          =========    =========    =========    =========     ========
Net income excluding
 realized investment
 results................  $    53.7    $    51.1    $    31.4    $    31.9     $   25.6
                          =========    =========    =========    =========     ========
Net income..............  $    48.3    $    44.9    $    65.1    $    38.7     $   34.4
                          =========    =========    =========    =========     ========
Financial summary
Total separate account
 assets.................  $11,179.6    $ 9,778.1    $ 7,099.2    $ 5,122.0     $2,127.2
                          =========    =========    =========    =========     ========
Total assets............  $16,006.6    $14,655.7    $12,239.7    $10,589.7     $7,717.9
                          =========    =========    =========    =========     ========
Future policy benefits,
 net of reinsurance.....  $ 3,278.0    $ 3,409.1    $ 3,561.6    $ 3,856.9     $4,256.5
                          =========    =========    =========    =========     ========
Stockholder's equity....  $   730.1    $   630.0    $   853.9    $   865.6     $  751.0
                          =========    =========    =========    =========     ========

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

RESULTS OF OPERATIONS

   We recorded net income of $48.3 million in 2000, compared with net income of $44.9 million in 1999 and $65.1 million in 1998. The increase in net income in 2000, compared with 1999, was due to an increase in operating earnings before amortization of goodwill and a decrease in net realized investment losses.

   The following table reflects the components of net income:

     Net income
     (in millions)

                                                    Year Ended December 31,
                                                    -------------------------
                                                     2000     1999     1998
                                                    -------  -------  -------
      Operating earnings before amortization of
       goodwill and other intangibles.............. $  66.8  $  63.8  $  44.1
      Amortization of goodwill and other
       intangibles.................................   (13.1)   (12.7)   (12.7)
      Net realized investment gains (losses).......    (5.4)    (6.2)    33.7
                                                    -------  -------  -------
          Net income............................... $  48.3  $  44.9  $  65.1
                                                    =======  =======  =======

     Net realized investment results, after tax
     (in millions)

                                                      Year Ended December 31,
                                                      -------------------------
                                                       2000     1999     1998
                                                      -------  -------  -------
      Real estate-related gains...................... $   1.1  $   2.7  $  26.9
      Fixed maturities and write-downs...............    (7.9)    (6.3)     1.4
      Trading account securities.....................     --      (4.7)     1.7
      Other gains, net...............................     1.4      2.1      3.7
                                                      -------  -------  -------
          Total...................................... $  (5.4) $  (6.2) $  33.7
                                                      =======  =======  =======

   Net realized investment losses on fixed maturities in 2000 were primarily related to other-than-temporary declines in value of certain securities due to credit-related concerns about a small number of issuers. Net realized investment losses on fixed maturities in 1999 were primarily the result of rising interest rates throughout the year, leading to lower market values in fixed maturity investments. Net realized investment gains on fixed maturities in 1998 were offset by other-than-temporary declines in the value of certain U.S. dollar denominated fixed maturity investments which had significant exposure to countries in Southeast Asia, as well as other U.S. dollar denominated securities that had other-than-temporary declines in value in 1998.

   The real estate-related gains over the last three years reflect the adoption of Zurich's strategy for disposition of real estate-related investments. This strategy to reduce exposure to real estate-related investments, as well as improving real estate market conditions in most areas of the country, generated the real estate-related gains during the last three years.

   Trading account securities were used to manage the reinsurance strategy on the BOLI product. Effective November 1, 1998, the methodology used to determine the increase to the FWA was changed and a substantial portion of this liability was marked-to-market based predominately upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. We also placed assets supporting the FWA in a segmented portfolio and classified this asset segment as "trading" under Statement of Financial Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. During 1998, a net realized capital gain of $2.8 million was recorded upon transfer of these assets to the trading portfolio as required by FAS 115. We recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair values of this portfolio during 1999 and 1998, respectively. Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through operating results.

   Other realized investment gains, net, relate primarily to distributions from joint venture capital partnerships in 2000.

   Operating earnings before the amortization of goodwill and other intangibles increased to $66.8 million in 2000, compared with $63.8 million in 1999, primarily due to:

  . an increase in spread revenue (net investment income less interest credited to policyholders)

  . an increase in other income

  . a decrease in claims incurred and other benefits

  . a decrease in taxes, licenses and fees, and

  . a decrease in income tax expense, offset by

  . a decrease in premium income

  . a decrease in separate account fees

  . an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs, and

  . an increase in the amortization of insurance acquisition costs and value of business acquired

   Operating earnings before the amortization of goodwill increased to $63.8 million in 1999, compared with $44.1 million in 1998, primarily due to:

  . an increase in spread revenue

  . an increase in separate account fees and charges

  . a decrease in claims incurred and other policyholder benefits

  . a decrease in the amortization of insurance acquisition costs and value of business acquired, offset by

  . an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs

   The following table reflects our sales.

     Sales and reinsurance assumed
     (in millions)

                                                     Year Ended December 31,
                                                    ---------------------------
                                                      2000      1999     1998
                                                    --------  -------- --------
      Annuities:
        Variable................................... $1,160.5  $  758.6 $  393.1
        Fixed......................................    168.6      96.3     89.3
        Funding Agreements assumed.................    100.0       --       --
                                                    --------  -------- --------
          Total annuities..........................  1,429.1     854.9    482.4
                                                    --------  -------- --------
      Life Insurance:
        Separate account Business-owned variable
         universal life ("BOLI")...................    819.6   1,622.0  1,501.0
        Separate account variable universal life...     36.5      39.1     22.0
        Term life..................................     (8.2)     21.9     22.4
        Interest-sensitive life....................      0.6       0.7      0.2
                                                    --------  -------- --------
          Total life...............................    848.5   1,683.7  1,545.6
                                                    --------  -------- --------
            Total sales............................ $2,277.6  $2,538.6 $2,028.0
                                                    ========  ======== ========

   Sales of annuity products consist of total deposits received, which are not recorded as revenue within the consolidated statements of operations. Variable annuity deposits, including deposits under the fixed account option, increased $401.9 million in 2000, compared with 1999. The increase in the variable annuity deposits is primarily due to continued strong sales of our product introduced in the second half of 1998 that offers both a variable and a fixed option, including dollar cost averaging. Dollar cost averaging allows contractholders the option to allocate amounts to the fixed account option and authorize pro-rated amounts to be automatically transferred into the separate account investment options over a specified period of time in order to reduce the effects of significant market fluctuations.

   Fixed annuity deposits increased $72.3 million in 2000 when compared with 1999 primarily due to investors seeking a more stable return on their investments during a time of market volatility.

   The $100.0 million Funding Agreement assumed in 2000 resulted from a new reinsurance agreement with FKLA. (See the note captioned "Reinsurance" in the Notes to Consolidated Financial Statements.)

   Sales of variable annuities increase administrative fees earned. In addition, they pose minimal investment risk to us, to the extent that policyholders allocate net premium to one or more subaccounts that invest in underlying investment funds that invest in stocks or bonds.

   Sales of BOLI decreased $802.4 million to $819.6 million in 2000, compared with $1,622.0 million in 1999. Sales of individual variable universal life insurance decreased $2.6 million to $36.5 in 2000, compared with $39.1 million in 1999. BOLI sales decreased primarily due to the nature of the product--high dollar volume per sale, low frequency of sales. The slight decrease in individual variable universal life insurance reflected the uncertain market conditions in 2000. Sales of these separate account variable products, like variable annuities, pose minimal investment risk as policyholders also direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We receive premium tax and DAC tax expense loads from certain contractholders, as well as administrative fees and cost of insurance charges. These fees and charges are compensation for providing life insurance coverage to the contractholders potentially in excess of their cash surrender values. Face amount of new variable universal life insurance business issued amounted to $3.8 billion in 2000, compared with $16.6 billion in 1999 and $7.7 billion in 1998. The decrease in face amount issued in 2000, compared with 1999 is primarily due to the decrease in BOLI sales.

   The following table reflects our assets under management:

     Assets under management
     (in millions)

                                                     2000      1999      1998
                                                   --------- --------- ---------
      General account............................. $ 3,689.5 $ 3,831.0 $ 4,182.8
      Separate account--BOLI......................   6,905.9   5,750.5   4,104.6
      Separate account--non-BOLI..................   4,273.7   4,027.6   2,994.7
                                                   --------- --------- ---------
          Total................................... $14,869.1 $13,609.1 $11,282.1
                                                   ========= ========= =========

   Total assets under management have increased over the last few years primarily reflecting the volume of sales. The level of policyholder surrenders, withdrawals and death benefits also directly impacts the level of assets under management from year to year. Total assets under management were also affected by equity market and interest rate fluctuations. Increases in the equity markets in 1999 significantly increased non-BOLI separate account assets, while an equity market downturn in 2000 significantly reduced those assets.

   In 1999 and 1998 we assumed $21.3 million and $21.6 million, respectively, of term life insurance premiums from FKLA. Effective September 30, 2000, the reinsurance agreement with FKLA was terminated. Prior to the termination, we assumed $15.4 million of term life insurance premiums from FKLA. Upon termination, we returned $7.7 million of premiums to FKLA as consideration for the recaptured reserves. Excluding the amounts assumed from FKLA, total term life sales, including new and renewal premiums, amounted to $371 thousand in 2000, compared with $677 thousand in 1999 and $846 thousand in 1998. In the fourth quarter of 2000, the reinsurance agreement was recaptured by FKLA and resulted in a decrease in premiums of $13.6 million in 2000, compared with 1999.

   Spread revenue increased in 2000, compared with 1999 and 1998, due to a smaller decrease in investment income than in interest credited to policyholders. The decrease in investment income in 2000, compared with 1999 and 1998, was primarily due to a decrease in cash and invested assets from the 1999 and 1998 levels, reflecting the surrender and withdrawal activity during the last three years and the dividends paid to Kemper during 2000, 1999 and 1998. Also contributing to this decrease in cash and invested assets are the ongoing exchanges from the fixed to the variable option of in-force annuity policies, primarily reflecting the dollar cost averaging option mentioned previously. Net investment income was also negatively impacted in 2000 and 1999 by the placement of a real estate-related investment on non-accrual status effective January 1, 1999. Somewhat mitigating these factors was the reinvestment of 1999 and 2000 sales proceeds, maturities and prepayments at higher yields due to funds being directed to higher yielding securities, and overall increasing interest rate environment during 1999 and the first half of 2000.

   The decrease in interest credited in 2000, compared with 1999 and 1998, was primarily due to a decrease in policyholder liabilities due to surrender, withdrawal and exchange activity over the last three years and an overall decrease in crediting rates over the same period.

   Investment income was also reduced over the last three years reflecting purchase accounting adjustments related to the amortization of premiums on fixed maturity investments. Under purchase accounting, the fair value of the fixed maturity investments as of January 4, 1996, the date Kemper was acquired by Zurich, became the new cost basis in the investments. The difference between the new cost basis and original par is then amortized against investment income over the remaining effective lives of the fixed maturity investments. As a result of the interest rate environment as of January 4, 1996, the market value of the fixed maturity investments was approximately $133.9 million greater than original par. Premium amortization decreased investment income by approximately $4.5 million in 2000, compared with $7.8 million in 1999 and $14.4 million in 1998.

     Separate account fees and charges
     (in millions)

                                                     2000     1999     1998
                                                    -------  -------  -------
      Separate account fees on non-BOLI variable
       life and annuities.......................... $  62.1  $  47.0  $  38.8
      BOLI cost of insurance charges and fees--
       direct......................................   164.4    168.1    169.9
      BOLI cost of insurance charges--ceded........  (173.8)  (166.7)  (175.5)
      BOLI premium tax expense loads...............    15.6     26.3     28.8
                                                    -------  -------  -------
          Total.................................... $  68.3  $  74.7  $  62.0
                                                    =======  =======  =======

   Included in separate account fees and charges are administrative fees received from the separate account products of $61.4 million in 2000, compared with $46.1 million and $38.3 million in 1999 and 1998, respectively. Administrative fee revenue increased in each of the last three years due to growth in average separate account assets. Also included in separate account fees and charges are cost of insurance ("COI") charges related to variable universal life insurance, primarily BOLI, of $164.4 million, $167.9 million and $167.6 million in 2000, 1999 and 1998, respectively. Of these COI charges, $173.8 million, $166.4 million and $175.5 million were ceded, respectively, to a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"). In 2000, COI charges ceded were in excess of 100 percent of the COI charges received due to appreciation of the BOLI funds withheld account. In 1998, COI charges ceded were in excess of 100 percent of the COI charges received due to changes to the reinsurance agreement. Separate account fees and charges in 2000, 1999 and 1998 also include BOLI-related premium tax expense loads of $15.6 million, $26.3 million and $28.8 million, respectively.

   Other income increased $23.4 million in 2000, compared with 1999. The increase is primarily due to an increase in commission revenue from broker-dealer operations of approximately $20.6 million. This increase was mainly due to the inclusion of PMG's operating results effective April 1, 2000. (See discussion of the PMG acquisition in the note captioned "Related-Party Transactions" in the Notes to Consolidated Financial Statements.) The increase in broker-dealer commission revenue was substantially offset by an increase in broker-dealer commission expense. Other income also includes surrender charge revenue of $6.0 million in 2000, compared with $5.0 million and $4.0 million in 1999 and 1998, respectively. The increase in surrender charge revenue in 2000, compared with 1999 and 1998, reflects the increased policyholder surrender and withdrawal activity during 2000, compared with 1999 and 1998.

     Policyholder surrenders, withdrawals and death benefits
     (in millions)

                                                             2000   1999   1998
                                                            ------ ------ ------
      General account...................................... $579.1 $564.2 $645.5
      Separate account.....................................  393.3  399.8  260.9
                                                            ------ ------ ------
          Total............................................ $972.4 $964.0 $906.4
                                                            ====== ====== ======

   Reflecting the current interest rate environment and other competitive market factors, we adjust crediting rates on interest-sensitive products over time in order to manage spread revenue and policyholder surrender and withdrawal activity. Spread revenue can also be improved over time by increasing investment income.

   General account surrenders, withdrawals and death benefits increased $14.9 million in 2000, compared with 1999, reflecting an increase in overall surrenders and withdrawals as investors seek potentially higher returns from alternative investments and higher death benefits in 2000, compared to 1999.

   Separate account surrenders, withdrawals and death benefits decreased $6.5 million in 2000, compared with 1999. Excluding a partial withdrawal of $39.8 million on a BOLI contract in 1999, separate account surrenders, withdrawals and death benefits increased $33.3 in 2000, compared with 1999. The increase is primarily due to investors' seeking alternative investments during a period of market uncertainty.

   Claims incurred and other policyholder benefits decreased $4.5 million in 2000, compared with 1999, primarily due to the termination of the assumed term life reinsurance agreement with FKLA. Claims incurred and other policyholder benefits decreased in 1999, compared with 1998, primarily due to a decrease in death benefits.

   Taxes, licenses and fees primarily reflect premium taxes on BOLI. Excluding the taxes due on BOLI, for which we received a corresponding expense load in separate account fees and other charges, taxes, licenses and fees amounted to $2.3 million in 2000, compared with $3.4 million in 1999 and $1.5 million in 1998.

   Commission expense and the deferral of insurance acquisition costs increased in 2000, compared with 1999 and 1998, due to the higher level of sales, excluding BOLI. Commission expense related to broker-dealer operations increased approximately $17.2 million in 2000, compared with 1999. The increase is primarily due to the inclusion of PMG's operating results in 2000. The increase in commission expense and the deferral of insurance acquisition costs in 1999, compared with 1998, is primarily due to the increase in total sales, excluding BOLI.

   Amortization of insurance acquisition costs increased $17.7 million in 2000, compared with 1999. This increase was primarily due to a recoverability takedown resulting from management's periodic review of the estimated future gross profits on annuity contracts. The recoverability takedown increased the amortization by $10.5 million in 2000. The remaining increase in amortization of deferred insurance acquisition costs is primarily due to the higher volume of variable annuity business.

   The decrease in the amortization of deferred insurance acquisition costs in 1999 compared with 1998 is primarily due to significant appreciation in the separate account assets due to rising markets during 1999, as well as realized capital losses on post-purchase investments during 1999. Appreciation in separate account assets increased estimated future gross profits and shifted amortization to later years. Realized capital losses on post-purchase investments decreased current gross profits and deferred amortization into future periods. The deferred insurance acquisition cost asset was $240.8 million and $159.7 million at December 31, 2000 and 1999, respectively.

   Deferred insurance acquisition costs, and their related amortization, for policies sold prior to January 4, 1996 have been replaced under purchase accounting by the value of business acquired. The value of business acquired reflects the present value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. The amortization of the value of business acquired is calculated assuming an interest rate equal to the liability or contract rate on the value of the business acquired. Deferred insurance acquisition costs are established on all new policies sold after January 4, 1996.

   Operating expenses increased in 2000, to $61.7 million, compared with $45.9 million and $44.6 million in 1999 and 1998, respectively. This increase was primarily due to an increase in salaries and related benefits, and data processing expenses in the continued development of infrastructure to support various new business initiatives. Also contributing to the increase is the inclusion of PMG's operating expenses of approximately $2.2 million.

   The amortization of the value of business acquired increased in 2000, compared with 1999, primarily as a result of depreciation in the separate account assets due to the downturn in equity markets in 2000, compared with 1999. The depreciation in the separate account assets decreases estimated future gross profits and accelerates amortization in the current year.

   The amortization of the value of business acquired decreased in 1999, compared with 1998, as a result of:

  . significant appreciation in separate account assets, which increased estimated future gross profits and shifts amortization to later years

  . a decreasing block of business previously acquired, resulting in less amortization as gross profits on this business decrease, and

  . a significant decrease in realized investment results on pre-purchase investments.

   The difference between Zurich's cost of acquiring us and the net fair value of the assets and liabilities as of January 4, 1996 was recorded as goodwill. Goodwill is amortized on a straight-line basis over a twenty-year period. Other intangible assets in the amount of $4.9 million were recorded in 2000 in connection with the purchase of PMG. These intangible assets are being amortized on a straight-line basis over a ten-year period.

   Tax expense was favorably impacted in 2000 due to the release of $15.2 million of a valuation allowance related to the ultimate realization of losses on real estate assets disposed of before December 31, 1995. An additional $4.6 million benefit was realized on the termination of the reinsurance agreement with FKLA.

Operations by Business Segment

   KILICO, FKLA, ZLICA and FLA operate under the trade name Zurich Kemper Life. Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). The SBU concept employed by ZFS has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. For purposes of operating segment disclosure, Zurich Kemper Life includes the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.

   Zurich Kemper Life is segregated into the Life Brokerage, Financial Institutions ("Financial"), Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level. Since Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity, discussion regarding results of operations in this Prospectus relate solely to KILICO. The vast majority of our business is derived from the Financial and RSG SBUs. The contributions of Zurich Kemper Life's SBUs to combined revenues, operating results and certain balance sheet data pertaining thereto, are shown in the Notes to Consolidated Financial Statements.

   The principal products and markets of the Financial and RSG SBUs are as follows:

     Financial: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (primarily included in FKLA).

     RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets fixed and variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

INVESTMENTS

   Our principal investment strategy is to maintain a balanced, well-diversified portfolio supporting the insurance contracts written. We make shifts in our investment portfolio depending on, among other factors:

  . our evaluation of risk and return in various markets

  . consistency with our business strategy and investment guidelines approved by the board of directors

  . the interest rate environment

  . liability durations, and

  . changes in market and business conditions

Invested assets and cash
(in millions)

                               December 31,  December 31,
                                   2000          1999
                               ------------  ------------
Cash and short-term
 investments.................. $   50   1.4% $   54   1.4%
Fixed maturities:
  Investment-grade:
    NAIC(1) Class 1...........  2,080  56.4   2,164  56.5
    NAIC(1) Class 2...........    960  26.1     994  25.9
  Below investment grade (NAIC
   classes 3 through 6):
    Performing................    116   3.2     118   3.1
    Non-performing............      1   --      --    --
Joint venture mortgage loans..     67   1.8      67   1.8
Third-party mortgage loans....     64   1.7      64   1.7
Other real estate-related
 investments..................      9   0.2      21   0.5
Policy loans..................    256   6.9     262   6.8
Equity securities.............     64   1.7      62   1.6
Other.........................     22   0.6      25   0.7
                               ------ -----  ------ -----
      Total(2)................ $3,689 100.0% $3,831 100.0%
                               ====== =====  ====== =====

---------
(1) National Association of Insurance Commissioners ("NAIC").
  --Class 1 = A- and above
  --Class 2 = BBB- through BBB+
(2) See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" in the Notes to Consolidated Financial Statements.

Fixed maturities

   We carry our fixed maturity investment portfolio, which is considered available for sale, at estimated fair value. The aggregate unrealized appreciation or depreciation is recorded as a component of accumulated other comprehensive income, net of any applicable income tax expense. The aggregate unrealized depreciation on fixed maturities was $32.6 million and $121.2 million at December 31, 2000 and 1999, respectively. We do not record tax benefits related to aggregate unrealized depreciation on investments. Fair values are sensitive to movements in interest rates and other economic developments and can be expected to fluctuate, at times significantly, from period to period.

   At December 31, 2000, investment-grade fixed maturities, cash and short-term investments accounted for 83.9 percent of invested assets and cash, compared with 83.8 percent at December 31, 1999. Approximately 43.4 percent of our NAIC Class 1 bonds were rated AAA or equivalent at year-end 2000, compared with 45.9 percent at December 31, 1999.

   Approximately 18.9 percent of the investment-grade fixed maturities at December 31, 2000 were mortgage-backed securities, down from 20.0 percent at December 31, 1999, due to sales and paydowns during 2000. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. We have not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. Our mortgage-backed investments are generally of AAA credit quality, and the markets for these investments have been and are expected to remain liquid. We plan to continue to reduce our holdings of such investments over time.

   Approximately 15.1 percent and 16.8 percent of the investment-grade fixed maturities at December 31, 2000 and 1999, respectively, consisted of corporate asset-backed securities. The majority of investments in asset-backed securities were backed by commercial mortgage-backed securities (26.8%), home equity loans (26.3%), manufactured housing loans (11.3%), collateralized loan and bond obligations (11.2%), and other commercial assets (8.9%).

   Future investment income from mortgage-backed securities and other asset-backed securities may be affected by the timing of principal payments and the yields on reinvestment alternatives available at the time of such payments. As a result of purchase accounting adjustments to fixed maturities, most of the mortgage-backed securities are carried at a premium over par. Prepayment activity resulting from a decline in interest rates on such securities purchased at a premium would accelerate the amortization of the premiums. Accelerated amortization would result in reductions of investment income related to such securities.

   At December 31, 2000 and 1999, unamortized premiums and discounts related to mortgage-backed and asset-backed securities were as follows (in millions):

                                                                       December
                                                                         31,
                                                                      ----------
                                                                      2000 1999
                                                                      ---- -----
Unamortized premiums................................................. $9.0 $11.6
                                                                      ==== =====
Unamortized discounts................................................ $5.2 $ 6.5
                                                                      ==== =====

   Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method. This method considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of these securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income.

   The table below provides information about the mortgage-backed and asset-backed securities that are sensitive to changes in interest rates. The expected maturity dates have been calculated on a security by security basis using prepayment assumptions obtained from a survey conducted by a securities information service. These assumptions are consistent with the current interest rate and economic environment.

                           Carrying                                                     Fair Value
                           Value at             Expected Maturity Date                      at
                         December 31, ------------------------------------------------ December 31,
     (in millions)           2000     2001   2002    2003    2004    2005   Thereafter     2000
     -------------       ------------ -----  -----  ------  ------  ------  ---------- ------------
Fixed Maturities:
 Mortgage-backed bonds..   $  575.7   $ 6.5  $39.5  $152.0  $131.9  $ 77.1    $168.7     $  575.7
   Average yield........       6.61%   6.61%  6.60%   6.62%   7.18%   7.60%     8.15%        6.61%
 Asset-backed bonds.....   $  339.3   $22.5  $37.6  $ 34.2  $ 39.9  $ 48.0    $157.1     $  339.3
   Average yield........       7.27%   7.32%  7.30%   7.21%   7.35%   7.57%     7.83%        7.27%
 CMBs...................   $  123.9   $ --   $ --   $  --   $  --   $  5.4    $118.5     $  123.9
   Average yield........       6.84%   6.84%  6.84%   6.84%   6.84%   6.82%     6.82%        6.84%
                           --------                                                      --------
                           $1,038.9                                                      $1,038.9
                           ========                                                      ========

                           Carrying                                                     Fair Value
                           Value at             Expected Maturity Date                      at
                         December 31, ------------------------------------------------ December 31,
     (in millions)           1999     2000   2001    2002    2003    2004   Thereafter     1999
     -------------       ------------ -----  -----  ------  ------  ------  ---------- ------------
Fixed Maturities:
 Mortgage-backed bonds..   $  630.4   $19.6  $21.6  $ 47.3  $149.5  $135.2    $257.2     $  630.4
   Average yield........       6.61%   6.61%  6.63%   6.63%   6.67%   7.09%     7.14%        6.61%
 Asset-backed bonds.....   $  409.8   $11.4  $27.0  $ 33.6  $ 48.8  $ 39.0    $250.0     $  409.8
   Average yield........       7.11%   7.17%  7.25%   7.18%   7.16%   7.34%     7.60%        7.11%
 CMBs...................   $  120.7   $ --   $ --   $  --   $  --   $  --     $120.7     $  120.7
   Average yield........       6.75%   6.75%  6.75%   6.75%   6.75%   6.75%     6.73%        6.75%
                           --------                                                      --------
                           $1,160.9                                                      $1,160.9
                           ========                                                      ========

   The current weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 2000, is 3.95 years. A 200 basis point increase in interest rates would extend the weighted average maturity by approximately .26 of a year, while a 200 basis point decrease in interest rates would decrease the weighted average maturity by approximately 1.15 of a year.

   The weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1999, was 4.50 years. A 200 basis point increase in interest rates would have extended the weighted average maturity by approximately .26 of a year, while a 200 basis point decrease in interest rates would have decreased the weighted average maturity by approximately .93 of a year.

   Below investment-grade securities holdings (NAIC classes 3 through 6), representing securities of 44 issuers at December 31, 2000, totaled 3.2 percent of cash and invested assets at December 31, 2000 and 3.1 percent at December 31, 1999. Below investment-grade securities are generally unsecured and often subordinated to other creditors of the issuers. These issuers may have relatively higher levels of indebtedness and be more sensitive to adverse economic conditions than investment-grade issuers. Our strategy of limiting exposure to below investment-grade securities takes into account the more conservative nature of today's consumer and the resulting demand for higher-quality investments in the life insurance and annuity marketplace.

Real estate-related investments

   Our $140.4 million real estate-related portfolio consists of joint venture and third-party mortgage loans and other real estate-related investments. The real estate-related portfolio constituted 3.7 percent of cash and invested assets at December 31, 2000, compared with $151.6 million, or 3.9 percent, at December 31, 1999. The decrease in real estate-related investments during 2000 was primarily due to sales and loan paydowns.

   As reflected in the "Real estate portfolio" table below, we have continued to fund both existing projects and legal commitments. The future legal commitments were $29.8 million at December 31, 2000. This amount represented no change since December 31, 1999. As of December 31, 2000, we expect to fund approximately $0.1 million of these legal commitments, along with providing capital to existing projects. The disparity between total legal commitments and the amount expected to be funded relates principally to standby financing arrangements that provide credit enhancements to certain tax-exempt bonds. We do not currently expect to fund these commitments. The total legal commitments, along with estimated working capital requirements, are considered in management's evaluation of reserves and write-downs.

   Excluding the $1.0 million of net equity investments in joint ventures, real estate loans totaled $139.4 million at December 31, 2000, after reserves and write-downs. Of this amount, $75.1 million are on accrual status with a weighted average interest rate of approximately 7.85 percent. Of these accrual loans:

  . 15.7 percent have terms requiring current periodic payments of their full contractual interest

  . 84.3 percent require only partial payments or payments to the extent of borrowers' cash flow.

   The equity investments in real estate at December 31, 2000 consisted of other equity investments in joint ventures. These equity investments include our share of periodic operating results. As an equity owner or affiliate of an equity owner, we have the ability to fund, and historically have elected to fund, operating requirements of certain joint ventures.

Real estate portfolio
(in millions)

                                                Other Real Estate-
                               Mortgage Loans  Related Investments
                               --------------  --------------------
                                Joint  Third-   Other     Equity
                               Venture Party   Loans(2) Investments Total
                               ------- ------  -------- ----------- ------
Balance at December 31, 1999.   $67.2  $63.9    $ 19.6     $ 0.9    $151.6(1)
Additions (deductions):
Fundings.....................     0.2    --        --        --        0.2
Interest added to principal..     --     0.4       --        --        0.4
Sales/paydowns/distributions.     --    (0.8)    (12.3)     (0.1)    (13.2)
Operating gain...............     --     --        --        0.1       0.1
Net realized investments
 gains.......................     0.1    0.3       1.2       0.1       1.7(3)
Other transactions, net......     --    (0.3)     (0.1)      --       (0.4)(3)
                                -----  -----    ------     -----    ------
Balance at December 31, 2000.   $67.5  $63.5    $  8.4     $ 1.0    $140.4(4)
                                =====  =====    ======     =====    ======

-------
(1) Net of $23.7 million reserve and write-downs. Excludes $0.6 million of real estate-related accrued interest.
(2) The other real estate loans were notes receivable evidencing financing, primarily to joint ventures. These loans were issued generally to provide financing for Kemper's or our joint ventures for various purposes.
(3) Included in this amount were $0.4 million of contingent interest payments related to a 1995 real estate sale. These payments were recorded as realized investment gains and then deducted from other transactions because they did not affect the carrying value.

(4) Net of $22.4 million reserve and write-downs. Excludes $0.6 million of real estate-related accrued interest.

Real estate concentrations and outlook

   Our real estate portfolio is distributed by geographic location and property type. However, concentration exposures in certain states and in certain types of properties do exist. In addition to these exposures, exposures also exist as to certain real estate developers and partnerships.

   As a result of our ongoing strategy to reduce exposure to real estate-related investments, we had investments in three projects that accounted for approximately 91.0 percent of the $140.4 million real estate-related portfolio as of December 31, 2000.

   The largest of these investments at December 31, 2000 amounted to $63.5 million and consisted of second mortgages on nine hotel properties, one office building, and one retail property. Patrick M. Nesbitt or his affiliates, a third-party real estate developer, have ownership interests in these properties. These properties are geographically dispersed and the current market values of the underlying properties substantially exceed the balances due on the mortgages. These loans are on accrual status.

   Loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens, amounted to $55.7 million at December 31, 2000. The MLP's underlying investment primarily consists of a water development project located in California's Sacramento River Valley. On February 15, 2001, the State of California's State Water Resources Control Board ("SWRCB") approved the project's water right permit. The SWRCB is proceeding with the issuance of the permit. Additional permits must be obtained before development on this project can proceed. These additional permits are expected to be received during 2001. The final resolution of this permit process will impact the long-term economic viability of the project. Loans to the MLP were placed on non-accrual status at the beginning of 1999 to ensure that book value of the MLP did not increase over net realizable value.

   The remaining significant real estate-related investment amounted to $8.5 million at December 31, 2000 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, these real estate-related investments were placed on nonaccrual status. As of March 12, 2001, all zoned properties have been sold. We are currently pursuing the zoning of all remaining unzoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, it is anticipated that it could be several additional years until we completely dispose of all investments in Hawaii.

   We evaluate our real estate-related investments (including accrued interest) using an estimate of the investments' observable market price, net of estimated selling costs. Because the real estate review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time. Real estate-related investments are expected to continue to decline further through future sales and paydowns. Net income could be reduced in future periods if:

  . real estate market conditions worsen in areas where our portfolio is located

  . Kemper's and KILICO's plans with respect to certain projects change, or

  . necessary construction or zoning permits are not obtained.

   Our only troubled real estate-related investments consisted of loans on nonaccrual status, before reserves and write-downs, totaling $86.3 million and $98.3 million at December 31, 2000 and 1999, respectively. Interest does not accrue on real estate-related investments when it is judged that the likelihood of interest collection is doubtful. Loans on nonaccrual status after reserves and write-downs amounted to $64.3 million and $76.3 million at December 31, 2000 and 1999, respectively. The decrease in nonaccrual loans in 2000, compared with 1999, is due to primarily to sales and paydowns in 2000.

Net investment income

   Our pre-tax net investment income totaled $257.5 million in 2000, compared with $264.6 million in 1999 and $273.5 million in 1998. This includes our share of the operating results from equity investments in real estate consisting of other income less depreciation, interest and other expenses. Such operating results exclude interest expense on loans that are on nonaccrual status. As previously discussed, net investment income in 2000, 1999 and 1998, has been negatively impacted by purchase accounting adjustments.

   Our total foregone investment income before tax on both nonperforming fixed maturity investments and nonaccrual real estate-related investments was as follows:

     Foregone investment income
     (in millions)

                                                                   Year Ended
                                                                  December 31,
                                                                 --------------
                                                                 2000 1999 1998
                                                                 ---- ---- ----
      Fixed maturities.......................................... $--  $--  $0.3
      Real estate-related investments...........................  9.1  9.9  3.2
                                                                 ---- ---- ----
          Total................................................. $9.1 $9.9 $3.5
                                                                 ==== ==== ====

   Foregone investment income is primarily due to certain real estate-related investments that have been placed on nonaccrual status. Any increase in nonperforming securities, and either worsening or stagnant real estate conditions, would increase the expected adverse effect on future investment income and realized investment results.

Realized investment results

   Net income reflects after-tax realized investment losses of $5.4 million and $6.2 million in 2000 and 1999, respectively, and after-tax realized investment gains of $33.7 million in 1998. Included in the 1999 after-tax realized investment losses are trading account security losses of $4.7 million. As previously discussed, we segregated a portion of the General Account investment portfolio in the first eleven months of 1999 into a "trading" account under FAS 115. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. Also, as previously discussed, effective December 1, 1999, we no longer designated a portion of the General Account investment portfolio as "trading". As a result, all investments previously designated as "trading" are currently classified as available for sale and changes in fair value to the FWA and the assets supporting the FWA no longer flow through operating results.

   Unrealized gains and losses on fixed maturity investments that are available for sale are not reflected in net income. These changes in unrealized value are recorded as a component of accumulated other comprehensive income, net of any applicable income taxes. If, and to the extent, a fixed maturity investment suffers an other-than-temporary decline in value, however, the security is written down to net realizable value, and the write-down adversely impacts net income. Pre-tax write-downs due to other-than-temporary decline in value amounted to $11.4 million, $0.1 million and $4.4 million for the years ended December 31, 2000, 1999 and 1998, respectively.

   We regularly monitor our investment portfolio and as part of this process review the assets for possible impairments of carrying value. Because the review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time.

   See Note 1, "Summary of Significant Accounting Policies", in the Notes to Consolidated Financial Statements for information regarding derivative investments.

Interest rates

   During 1998, the Federal Open Market Committee ("FOMC") lowered interest rates three times. This trend was reversed in 1999 when the FOMC raised rates three times over the course of the year, resulting in a flatter yield curve due to higher short-term interest rates. The FOMC continued its tightening campaign in 2000 by raising rates 100 basis points. The resultant slowing of the economy, combined with treasury buy back announcements, kept the yield curve inverted for most of the year. The curve began re-steepening near the end of the year as rates declined and the market began to price in future FOMC easings, resulting in a decrease in unrealized fixed maturity investment losses during 2000.

   When maturing or sold investments are reinvested at lower yields in a low interest rate environment, we can adjust crediting rates on fixed annuities and other interest-bearing liabilities. However, competitive conditions and contractual commitments do not always permit the reduction in crediting rates to fully or immediately reflect reductions in investment yield. This can result in narrower spreads.

   A rising interest rate environment can increase net investment income as well as contribute to both realized and unrealized fixed maturity investment losses. A declining interest rate environment can decrease net investment income as well as contribute to both realized and unrealized fixed maturity investment gains. Also, lower renewal crediting rates on annuities, compared with competitors' higher new money crediting rates, have influenced certain annuity holders to seek alternative products. We mitigate this risk somewhat by charging surrender fees, which decrease over time, when annuity holders withdraw funds prior to maturity on certain annuity products. Approximately 32 percent of the fixed and variable annuity liabilities as of December 31, 2000, however, were no longer subject to significant surrender fees.

LIQUIDITY AND CAPITAL RESOURCES

   We carefully monitor cash and short-term investments to maintain adequate balances for timely payment of policyholder benefits, expenses, taxes and policyholder's account balances. In addition, regulatory authorities establish minimum liquidity and capital standards. The major ongoing sources of liquidity are deposits for fixed annuities, premium income, investment income, separate account fees, other operating revenue and cash provided from maturing or sold investments.

Ratings

   Ratings are an important factor in establishing the competitive position of life insurance companies. Rating organizations continue to review the financial performance and condition of life insurers and their investment portfolios. Any reductions in our claims-paying ability or financial strength ratings could result in our products being less attractive to consumers. Any reductions in our parent's ratings could also adversely impact our financial flexibility.

   Ratings reductions for Kemper or its subsidiaries and other financial events can also trigger obligations to fund certain real estate-related commitments to take out other lenders. In such events, those lenders can be expected to renegotiate their loan terms, although they are not contractually obligated to do so.

   Each rating is subject to revision or withdrawal at any time by the assigning organization and should be evaluated independently of any other rating.

   During 1999, we received rating upgrades from both A.M. Best and Standard & Poor's, primarily due to the perceived long-term strategic benefit of the merger and the increased financial strength of Zurich and Zurich Life.

Stockholder's equity

   Stockholder's equity totaled $730.1 million at December 31, 2000, compared with $630.0 million at December 31, 1999 and $853.9 million at December 31, 1998. The increase in stockholder's equity in 2000 was primarily due to an increase in accumulated other comprehensive income of $88.1 million and net income of $48.3 million, offset by dividends of $36.3 million paid to Kemper. The increase in accumulated other comprehensive income was primarily related to unrealized appreciation of the fixed maturity investment portfolio due to declining interest rates during 2000.

   The decrease in stockholder's equity in 1999 was primarily due to a decrease in accumulated other comprehensive income (loss) of $153.8 million and dividends of $115.0 million paid to Kemper during 1999. This decrease was offset by net income of $44.9 million. The decrease in accumulated other comprehensive income (loss) was primarily related to the unrealized depreciation of the fixed maturity investment portfolio due to rising interest rates during 1999.

Emerging issues:

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 133, ("SFAS 133") Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standard 137, Deferral of the Effective Date of FASB Statement No. 133 delayed implementation of SFAS 133 until fiscal years beginning January 1, 2001. Statement of Financial Accounting Standard 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of FASB Statement No. 133, ("SFAS 138"), further clarified the accounting treatment of certain derivative instruments. We have adopted SFAS 133 and SFAS 138 in the fourth quarter of 2000.

                    KILICOS Directors and Executive Officers

     Name and Age
 Position with KILICO
   Year of Election      Other Business Experience During Past 5 Years or More
 --------------------    -----------------------------------------------------
Gale K. Caruso (43)      President and Chief Executive Officer of Federal Kemper
 President and Chief     Life Assurance Company ("FKLA"), Fidelity Life
 Executive Officer       Association ("FLA") and Zurich Life Insurance Company of
 since June 1999.        America ("ZLICA"). President and Chief Executive Officer
 Director since July     of Zurich Direct, Incorporated ("ZD") since April 2000.
 1999.                   Director of FKLA, FLA and ZLICA since July 1999 and of ZD
                         since March 2000. President and Chief Executive Officer
                         of Zurich Kemper Life Insurance Company of New York
                         ("ZKLICONY") since April 2000 and Director since October
                         1999. Chairman and Director of Investors Brokerage
                         Services, Inc. ("IBS") since May 2000 and of Investors
                         Brokerage Services Insurance Agency, Inc. ("IBSIA") since
                         March 2000. Chairman and Director of PMG Asset
                         Management, Inc. ("PMGAM"), PMG Life Agency Inc.
                         ("PMGLA"), PMG Marketing, Inc. ("PMG Marketing") and PMG
                         Securities Corporation ("PMG Securities") since March
                         2000. Executive Vice President and Director of Kemper
                         Corporation ("Kemper") since February 2000. Chairman,
                         President and Chief Executive Officer of Scudder Canada
                         Investor Services, Ltd. from 1995 to June 1999. Managing
                         Director of Scudder Kemper Investments, Inc. from July
                         1986 to June 1999.
Eliane C. Frye (53)      Executive Vice President of FKLA and FLA since March
 Executive Vice          1995. Executive Vice President of ZLICA and ZD since
 President since March   March 1996. Executive Vice President of ZKLICONY since
 1995. Director since    April 2000 and Director since October 1999. Director of
 May 1998.               FLA since December 1997. Director of FKLA and ZLICA since
                         May 1998. Director of ZD from March 1996 to March 1997.
                         Director of IBS and IBSIA since 1995.
Frederick L. Blackmon    Executive Vice President of FKLA, FLA, ZLICA and ZD since
 (49)                    June 2000. Chief Financial Officer of FKLA since December
 Executive Vice          1995. Chief Financial Officer of FLA since January 1996.
 President since June    Chief Financial Officer of ZLICA and ZD since March 1996.
 2000. Chief Financial   Senior Vice President and Chief Financial Officer of
 Officer since December  ZKLICONY since April 2000. Director of FKLA and ZLICA
 1995.                   since January 2001. Senior Vice President of KILICO and
 Director since January  FKLA from December 1995 to June 2000. Senior Vice
 2001.                   President of FLA from January 1996 to June 2000. Senior
                         Vice President of ZLICA and ZD from March 1996 to June
                         2000. Director of FLA since May 1998. Director of ZD from
                         March 1996 to March 1997 and since January 2001. Chief
                         Financial Officer of Kemper since January 1996. Treasurer
                         of Kemper from January 1996 to February 2000.
Russell M. Bostick (43)  Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Chief Information Officer of FKLA, FLA, ZLICA
 President since June    and ZD since April 1998. Senior Vice President and Chief
 2000. Chief             Information Officer of ZKLICONY since April 2000. Senior
 Information Officer     Vice President of FKLA, FLA, ZLICA and ZD from March 1999
 since April 1998.       to June 2000. Vice President of FKLA, FLA, KILICO, ZLICA
                         and ZD from April 1998 to March 1999. Chief Technology
                         Officer of Corporate Software & Technology from June 1997
                         to April 1998. Vice President, Information Technology
                         Department of CNA Insurance Companies from January 1995
                         to June 1997.

     Name and Age
 Position with KILICO
   Year of Election      Other Business Experience During Past 5 Years or More
 --------------------    -----------------------------------------------------
James C. Harkensee (42)  Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Senior Vice President of ZKLICONY since April
 President since June    2000 and Director since October 1999. Senior Vice
 2000.                   President of KILICO, FKLA and FLA from January 1996 to
                         June 2000. Senior Vice President of ZLICA and ZD from
                         1995 to June 2000. Director of ZD from April 1993 to
                         March 1997 and since March 1998.
James E. Hohmann (45)    Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Senior Vice President of ZKLICONY since April
 President since June    2000. Senior Vice President of KILICO and FKLA from
 2000.                   December 1995 to June 2000. Chief Actuary of KILICO and
 Director since May      FKLA from December 1995 to January 1999. Senior Vice
 1998.                   President of FLA from January 1996 to June 2000. Chief
                         Actuary of FLA from January 1996 to January 1999. Senior
                         Vice President of ZLICA and ZD from March 1996 to June
                         2000. Chief Actuary of ZLICA and ZD from March 1996 to
                         January 1999. Director of FLA since June 1997. Director
                         of FKLA and ZLICA since May 1998. Director of ZD from
                         March 1996 to March 1997.
Edward K. Loughridge     Executive Vice President of FKLA, FLA, ZLICA and ZD since
 (46)                    June 2000. Corporate Development Officer of FKLA and FLA
 Executive Vice          since January 1996. Corporate Development Officer for
 President since         ZLICA and ZD since March 1996. Senior Vice President and
 June 2000. Corporate    Corporate Development Officer of ZKLICONY since April
 Development Officer     2000. Senior Vice President of KILICO, FKLA and FLA from
 since January 1996.     January 1996 to June 2000. Senior Vice President of ZLICA
                         and ZD from March 1996 to June 2000.
Debra P. Rezabek (45)    Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. General Counsel of FKLA and FLA since 1992.
 President since         General Counsel ZLICA and ZD since March 1996. Corporate
 June 2000. General      Secretary of FKLA and FLA since January 1996. Corporate
 Counsel since           Secretary of ZLICA and ZD since March 1996. Director of
 May 1993. Corporate     FKLA and ZLICA since January 2001. Senior Vice President
 Secretary since         of KILICO, FKLA, FLA, ZLICA and ZD from March 1996 to
 January 1996. Director  June 2000. Director of FLA since May 1998. Director of ZD
 since January 2001.     from March 1996 to March 1997. Senior Vice President,
                         General Counsel and Corporate Secretary of ZKLICONY since
                         April 2000. Secretary of IBS and IBSIA since 1993.
                         Secretary of PMGAM, PMGLA, PMG Marketing and PMG
                         Securities since March 2000. Director of Government
                         Affairs of FKLA and FLA from 1992 to April 1997 and of
                         KILICO from 1993 to April 1997. Assistant Secretary of
                         Kemper since January 1996.
Edward L. Robbins (61)   Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Chief Actuary of FKLA, FLA, ZLICA and ZD since
 President since         March 1999. Senior Vice President and Chief Actuary of
 June 2000. Chief        ZKLICONY since April 2000. Senior Vice President of
 Actuary since           KILICO, FKLA, FLA, ZLICA and ZD from March 1999 to June
 March 1999.             2000. Senior Actuary of FKLA, FLA, KILICO, ZLICA and ZD
                         from July 1998 to March 1999. Principal of KPMG Peat
                         Marwick LLP from May 1984 to July 1998.

      Name and Age
  Position with KILICO
    Year of Election      Other Business Experience During Past 5 Years or More
  --------------------    -----------------------------------------------------
Ivor K. H. Tham (38)      Executive Vice President of FKLA, FLA and ZLICA since
 Executive Vice           September 2000 and of ZD since January 2001. Vice
 President since          President of Mass Mutual Financial from 1999 to September
 September 2000.          2000. Assistant Vice President of Times Publishing Ltd.
                          from 1994 to 1999.
George Vlaisavljevich     Executive Vice President of FKLA, FLA, ZLICA and ZD since
 (58)                     June 2000. Senior Vice President of KILICO, FKLA, FLA and
 Executive Vice           ZLICA since October 1996. Senior Vice President of ZD
 President since          since March 1997. Senior Vice President of ZKLICONY since
 June 2000.               April 2000. Director of IBS and IBSIA since October 1996.
                          Director of PMGAM, PMGLA, PMG Marketing and PMG
                          Securities since March 2000. Executive Vice President of
                          The Copeland Companies from April 1983 to September 1996.
Martin D. Feinstein (52)  Chairman of the Board of FKLA, FLA and ZLICA since
 Chairman of the Board    January 2001. Chairman of the Board of Farmers Group,
 since January 2001.      Inc. ("FGI") since November 1997 and President since
                          January 1995. Chief Executive Officer of FGI since
                          January 1995 and Director since February 1995. Member of
                          Group Management Board of Zurich Financial Services since
                          March 1998. Director of Zurich Scudder Investments, Inc.
                          since January 2001. Director of Farmers New World Life.
                          Chief Operating Officer of FGI from January 1995 to
                          January 1997. Director of B.A.T. from January 1997 to
                          September 1998.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

                                                               Long Term
                                   Annual                     Compensation
                                Compensation                     Awards
                             ------------------              --------------
                                                   Other       Long Term
                                                   Annual    Incentive Plan  All Other
Name and Principal                              Compensation    Payouts     Compensation
Position                Year Salary($) Bonus($)    ($)(2)         ($)          ($)(3)
------------------      ---- --------- -------- ------------ -------------- ------------
Gale K. Caruso......... 2000 $179,500  $    --    $10,866       $    --       $14,094
 Chief Executive
  Officer(1)            1999   91,636    93,840    23,088        117,600        4,800

Frederick L. Blackmon.. 2000  109,760       --      7,060            --        11,637
 Executive Vice
  President and         1999  113,420    62,805    20,545         90,630       13,640
 Chief Financial
  Officer(1)            1998   94,160    63,800       --          78,540        8,977

George Vlaisavljevich.. 2000  260,000       --     17,493            --        30,750
 Executive Vice
  President(1)          1999  260,000   152,500       --         208,000       30,600
                        1998  260,000   146,000       --         216,600       23,236

James E. Hohmann....... 2000  252,200       --     15,105            --        29,197
 Executive Vice
  President(1)          1999  237,650   141,620       --         190,120       31,767
                        1998   88,400    71,175       --          79,560        7,823

Edward Robbins......... 2000  110,250       --      6,382            --        11,937
 Executive Vice
  President and         1999   90,000       --      4,575            --         4,625
 Chief Actuary(1)       1998   29,538       --        --             --           --

-------
(1) Also served in same positions for FKLA, ZLICA and FLA. An allocation of the time devoted to duties as executive officer of KILICO has been made. All compensation items reported in the Summary Compensation Table reflect this allocation.

(2) The amounts disclosed in this column include:
  (a) The taxable benefit from personal use of an employer-provided automobile and certain estate planning services facilitated for executives.
  (b) Relocation expense reimbursements of $18,574 in 1999 for Ms. Caruso.

(3) The amounts in this column include:
  (a) The amounts of employer contributions allocated to the accounts of the named persons under profit sharing plans or under supplemental plans maintained to provide benefits in excess of applicable ERISA limitations.
  (b) Distributions from the Kemper and FKLA supplemental plans.

          TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION

   The Statement of Additional Information, Table of Contents is: Services to the Separate Account; Performance Information of Subaccounts; State Regulations; Experts; Financial Statements. Please read the Statement of Additional Information in conjunction with this Prospectus.

                           FINANCIAL STATEMENTS

   Our included financial statements should be considered primarily as bearing on our ability to meet our obligations under the Contracts. The Contracts are not entitled to participate in earnings, dividends or surplus of KILICO.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Kemper Investors Life Insurance Company:

   In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Kemper Investors Life Insurance Company and its subsidiaries (the "Company") at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 23, 2001

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (in thousands, except share data)

                                                       December     December
                                                       31, 2000     31, 1999
                                                      -----------  -----------
Assets
Fixed maturities, available for sale, at fair value
 (amortized cost:
 December 31, 2000, $3,189,719; December 31, 1999,
 $3,397,188)......................................... $ 3,157,169  $ 3,276,017
Equity securities (cost: December 31, 2000, $65,473;
 December 31, 1999, $65,235).........................      63,879       61,592
Short-term investments...............................      15,900       42,391
Joint venture mortgage loans.........................      67,473       67,242
Third-party mortgage loans...........................      63,476       63,875
Other real estate-related investments................       9,468       20,506
Policy loans.........................................     256,226      261,788
Other invested assets................................      21,792       25,621
                                                      -----------  -----------
  Total investments..................................   3,655,383    3,819,032
Cash.................................................      34,101       12,015
Accrued investment income............................     134,585      127,219
Goodwill.............................................     191,163      203,907
Value of business acquired...........................      95,621      119,160
Other intangible assets..............................       4,531          --
Deferred insurance acquisition costs.................     240,801      159,667
Deferred income taxes................................     120,781       93,502
Reinsurance recoverable..............................     310,183      309,696
Receivable on sales of securities....................       8,286        3,500
Other assets and receivables.........................      31,569       29,950
Assets held in separate accounts.....................  11,179,639    9,778,068
                                                      -----------  -----------
  Total assets....................................... $16,006,643  $14,655,716
                                                      ===========  ===========
Liabilities
Future policy benefits............................... $ 3,588,140  $ 3,718,833
Other policyholder benefits and funds payable........     399,585      457,328
Other accounts payable and liabilities...............     109,152       71,482
Liabilities related to separate accounts.............  11,179,639    9,778,068
                                                      -----------  -----------
  Total liabilities..................................  15,276,516   14,025,711
                                                      -----------  -----------
Commitments and contingent liabilities
Stockholder's equity
Capital stock--$10 par value, authorized 300,000
 shares; outstanding 250,000 shares..................       2,500        2,500
Additional paid-in capital...........................     804,347      804,347
Accumulated other comprehensive loss.................     (32,718)    (120,819)
Retained deficit.....................................     (44,002)     (56,023)
                                                      -----------  -----------
  Total stockholder's equity.........................     730,127      630,005
                                                      -----------  -----------
  Total liabilities and stockholder's equity......... $16,006,643  $14,655,716
                                                      ===========  ===========

   See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (in thousands)

                                                    Year Ended December 31,
                                                   ----------------------------
                                                     2000      1999      1998
                                                   --------  --------  --------
Revenue
Net investment income............................. $257,470  $264,640  $273,512
Realized investment gains (losses)................   (8,277)   (9,549)   51,868
Premium income....................................    8,394    21,990    22,346
Separate account fees and charges.................   68,293    74,715    61,982
Other income......................................   35,030    11,623    10,031
                                                   --------  --------  --------
  Total revenue...................................  360,910   363,419   419,739
                                                   --------  --------  --------
Benefits and Expenses
Interest credited to policyholders................  152,289   162,243   176,906
Claims incurred and other policyholder benefits...   13,718    18,185    28,029
Taxes, licenses and fees..........................   17,861    30,234    30,292
Commissions.......................................  114,162    67,555    39,046
Operating expenses................................   61,671    45,989    44,575
Deferral of insurance acquisition costs........... (104,608)  (69,814)  (46,565)
Amortization of insurance acquisition costs.......   23,231     5,524    12,082
Amortization of value of business acquired........   19,926    12,955    17,677
Amortization of goodwill..........................   12,744    12,744    12,744
Amortization of other intangible assets...........      368       --        --
                                                   --------  --------  --------
  Total benefits and expenses.....................  311,362   285,615   314,786
                                                   --------  --------  --------
Income before income tax expense..................   49,548    77,804   104,953
Income tax expense................................    1,247    32,864    39,804
                                                   --------  --------  --------
  Net income...................................... $ 48,301  $ 44,940  $ 65,149
                                                   ========  ========  ========

   See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                 (in thousands)

                                                    Year Ended December 31,
                                                   ----------------------------
                                                     2000      1999      1998
                                                   --------  ---------  -------
Net income.......................................  $ 48,301  $  44,940  $65,149
                                                   --------  ---------  -------
Other comprehensive income (loss), before tax:
Unrealized holding gains (losses) on investments
 arising during period:
Unrealized holding gains (losses) on investments.    61,487   (180,267)  25,372
Adjustment to value of business acquired.........    (3,400)    12,811   (9,332)
Adjustment to deferred insurance acquisition
 costs...........................................      (230)     5,726   (2,862)
                                                   --------  ---------  -------
  Total unrealized holding gains (losses) on
   investments arising during period.............    57,857   (161,730)  13,178
                                                   --------  ---------  -------
Less reclassification adjustments for items
 included in net income:
Adjustment for (gains) losses included in
 realized investment gains (losses)..............   (24,583)    16,651    6,794
Adjustment for amortization of premium on fixed
 maturities included in net investment income....    (4,538)   (10,533) (17,064)
Adjustment for (gains) losses included in
 amortization of value of business acquired......       214       (454)  (7,378)
Adjustment for (gains) losses included in
 amortization of insurance acquisition costs.....        13      1,892     (463)
                                                   --------  ---------  -------
  Total reclassification adjustments for items
   included in net income........................   (28,894)     7,556  (18,111)
                                                   --------  ---------  -------
Other comprehensive income (loss), before related
 income tax expense (benefit)....................    86,751   (169,286)  31,289
Related income tax expense (benefit).............    (1,350)   (15,492)  10,952
                                                   --------  ---------  -------
  Other comprehensive income (loss), net of tax..    88,101   (153,794)  20,337
                                                   --------  ---------  -------
  Comprehensive income (loss)....................  $136,402  $(108,854) $85,486
                                                   ========  =========  =======

   See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                 (in thousands)

                                                   Year Ended December 31,
                                                 ------------------------------
                                                   2000       1999       1998
                                                 ---------  ---------  --------
Capital stock, beginning and end of period.....  $   2,500  $   2,500  $  2,500
                                                 ---------  ---------  --------
Additional paid-in capital, beginning of
 period........................................    804,347    804,347   806,538
Capital contributions from parent..............        --         --      4,261
Adjustment to prior period capital contribution
 from parent...................................        --         --     (6,452)
                                                 ---------  ---------  --------
  End of period................................    804,347    804,347   804,347
                                                 ---------  ---------  --------
Accumulated other comprehensive income (loss),
 beginning of period...........................   (120,819)    32,975    12,637
Other comprehensive income (loss), net of tax..     88,101   (153,794)   20,338
                                                 ---------  ---------  --------
  End of period................................    (32,718)  (120,819)   32,975
                                                 ---------  ---------  --------
Retained earnings (deficit), beginning of
 period........................................    (56,023)    14,037    43,888
Net income.....................................     48,301     44,940    65,149
Dividends to parent............................    (36,280)  (115,000)  (95,000)
                                                 ---------  ---------  --------
  End of period................................    (44,002)   (56,023)   14,037
                                                 ---------  ---------  --------
    Total stockholder's equity.................  $ 730,127  $ 630,005  $853,859
                                                 =========  =========  ========

   See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (in thousands)

                                                Year Ended December 31,
                                           -----------------------------------
                                             2000        1999         1998
                                           ---------  -----------  -----------
Cash flows from operating activities
Net income................................ $  48,301  $    44,940  $    65,149
Reconcilement of net income to net cash
 provided:
  Realized investment (gains) losses......     8,277        9,549      (51,868)
  Net change in trading account
   securities.............................       --       (51,239)      (6,727)
  Interest credited and other charges.....   142,344      158,557      173,958
  Deferred insurance acquisition costs,
   net....................................   (81,377)     (64,290)     (34,483)
  Amortization of value of business
   acquired...............................    19,926       12,955       17,677
  Amortization of goodwill................    12,744       12,744       12,744
  Amortization of discount and premium on
   investments............................     4,538       11,157       17,353
  Amortization of other intangible assets.       368          --           --
  Deferred income taxes...................   (25,930)     (42,952)     (12,469)
  Net change in current federal income
   taxes..................................   (18,593)     (10,594)     (73,162)
  Benefits and premium taxes due related
   to separate account business-owned life
   insurance..............................   (61,476)     149,477      123,884
  Other, net..............................    42,377      (11,901)     (41,477)
                                           ---------  -----------  -----------
    Net cash flow from operating
     activities...........................    91,499      218,403      190,579
                                           ---------  -----------  -----------
Cash flows from investing activities
Cash from investments sold or matured:
  Fixed maturities held to maturity.......   170,465      335,735      491,699
  Fixed maturities sold prior to maturity.   589,933    1,269,290      882,596
  Equity securities.......................     1,271       11,379      107,598
  Mortgage loans, policy loans and other
   invested assets........................    73,177       75,389      180,316
Cost of investments purchased or loans
 originated:
  Fixed maturities........................  (569,652)  (1,455,496)  (1,319,119)
  Equity securities.......................    (1,264)      (8,703)     (83,303)
  Mortgage loans, policy loans and other
   invested assets........................   (47,109)     (43,665)     (66,331)
  Investment in subsidiaries..............    (4,899)         --           --
Short-term investments, net...............    26,491       15,943      177,723
Net change in receivable and payable for
 securities transactions..................    (4,786)         --          (677)
Net change in other assets................    (5,141)      (2,725)         --
                                           ---------  -----------  -----------
    Net cash from investing activities....   228,486      197,147      370,502
                                           ---------  -----------  -----------
Cash flows from financing activities
Policyholder account balances:
  Deposits................................   608,363      383,874      180,124
  Withdrawals.............................  (881,888)    (694,848)    (649,400)
Capital contributions from parent.........       --           --         4,261
Dividends to parent.......................   (36,280)    (115,000)     (95,000)
Other.....................................    11,906        8,953      (11,448)
                                           ---------  -----------  -----------
    Net cash used in financing activities.  (297,899)    (417,021)    (571,463)
                                           ---------  -----------  -----------
    Net increase (decrease) in cash.......    22,086       (1,471)     (10,382)
Cash, beginning of period.................    12,015       13,486       23,868
                                           ---------  -----------  -----------
Cash, end of period....................... $  34,101  $    12,015  $    13,486
                                           =========  ===========  ===========

   See accompanying notes to consolidated financial statements.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Basis of presentation

   Kemper Investors Life Insurance Company and subsidiaries (the "Company") issues fixed and variable annuity products, variable life, term life and interest-sensitive life insurance products marketed primarily through a network of financial institutions, securities brokerage firms, insurance agents and financial planners. The Company is licensed in the District of Columbia and all states except New York. The Company is a wholly-owned subsidiary of Kemper Corporation ("Kemper"). Kemper is a wholly-owned subsidiary of Zurich Group Holding ("ZGH" or "Zurich"), a Swiss holding company, formerly known as Zurich Financial Services. ZGH is wholly-owned by Zurich Financial Services ("ZFS"), a new Swiss holding company. ZFS was formerly Zurich Allied AG, which was merged with Allied Zurich p.l.c. in October 2000.

   The financial statements include the accounts of the Company on a consolidated basis. All significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to the 1999 and 1998 consolidated financial statements in order for them to conform to the 2000 presentation. The accompanying consolidated financial statements of the Company as of and for the years ended December 31, 2000, 1999 and 1998, have been prepared in conformity with accounting principles generally accepted in the United States of America.

Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets or liabilities at the date of the financial statements. As a result, actual results reported as revenue and expenses could differ from the estimates reported in the accompanying financial statements. As further discussed in the accompanying notes to the consolidated financial statements, significant estimates and assumptions affect goodwill, deferred insurance acquisition costs, the value of business acquired, provisions for real estate-related losses and reserves, other-than-temporary declines in values for fixed maturities, the valuation allowance for deferred income taxes and the calculation of fair value disclosures for certain financial instruments.

Goodwill and other intangibles

   The Company reviews goodwill and other intangibles ("intangible assets") to determine if events or changes in circumstances may have affected the recoverability of the outstanding intangible assets as of each reporting period. In the event that the Company determines that the intangible assets are not recoverable, it would amortize such amounts as additional amortization expense in the accompanying financial statements. As of December 31, 2000, the Company believes that no such adjustment is necessary.

   The difference between Zurich's cost of acquiring the Company and the net fair value of the assets and liabilities as of January 4, 1996 was recorded as goodwill. Goodwill is amortized on a straight-line basis over a twenty-year period. Other intangible assets of $4.9 million, recorded in 2000 in connection with the purchase of PMG, are being amortized on a straight-line basis over a ten-year period.

Value of business acquired

   The value of business acquired reflects the estimated fair value of the Company's life insurance business in force and represents the portion of the cost to acquire the Company that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition, January 4, 1996. Such value is the present value of the actuarially determined projected cash flows for the acquired policies.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) Summary of Significant Accounting Policies (continued)

   The value of the business acquired is amortized over the estimated contract life of the business acquired in relation to the present value of estimated gross profits using current assumptions based on an interest rate equal to the liability or contract rate on the value of business acquired. The estimated amortization and accretion of interest for the value of business acquired for each of the years through December 31, 2005 are as follows:

                                                              Projected
                                                              Accretion
(in thousands)                         Beginning                 of      Ending
Year Ended December 31,                 Balance  Amortization Interest  Balance
-----------------------                --------- ------------ --------- --------
1998 (actual)......................... $143,744    $(26,807)   $9,129   $126,066
1999 (actual).........................  126,066     (20,891)    7,936    113,111
2000 (actual).........................  113,111     (26,805)    6,879     93,185
2001..................................   93,185     (18,664)    5,733     80,254
2002..................................   80,254     (16,249)    4,955     68,960
2003..................................   68,960     (15,765)    4,178     57,373
2004..................................   57,373     (14,646)    3,433     46,160
2005..................................   46,160     (12,868)    2,753     36,045

   The projected ending balance of the value of business acquired will be further adjusted to reflect the impact of unrealized gains or losses on fixed maturities held as available for sale in the investment portfolio. Such adjustments are not recorded in the Company's net income but rather are recorded as a credit or charge to accumulated other comprehensive income, net of income tax. This adjustment increased the value of business acquired by $2.4 million and $6.0 million as of December 31, 2000 and 1999, respectively. Accumulated other comprehensive income increased by approximately $1.6 million and $3.9 million as of December 31, 2000 and 1999, respectively, due to this adjustment.

Life insurance revenue and expenses

   Revenue for annuities, variable life insurance and interest-sensitive life insurance products consists of investment income, and policy charges such as mortality, expense and surrender charges and expense loads for premium taxes on certain contracts. Expenses consist of benefits and interest credited to contracts, policy maintenance costs and amortization of deferred insurance acquisition costs.

   Premiums for term life policies are reported as earned when due. Profits for such policies are recognized over the duration of the insurance policies by matching benefits and expenses to premium income.

Reinsurance

   In the ordinary course of business, the Company enters into reinsurance agreements to diversify risk and limit its overall financial exposure to certain blocks of fixed-rate annuities and to individual death claims. The Company generally cedes 100 percent of the related annuity liabilities under the terms of the reinsurance agreements for these certain blocks of fixed-rate annuities. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Company, they do not discharge the Company from its primary liabilities and obligations to policyholders. As such, these amounts paid or deemed to have been paid are recorded on the Company's consolidated balance sheet as reinsurance recoverables and ceded future policy benefits.

Deferred insurance acquisition costs

   The costs of acquiring new business, principally commission expense and certain policy issuance and underwriting expenses, have been deferred to the extent they are recoverable from estimated future gross profits on the related contracts and policies. The deferred insurance acquisition costs for annuities, separate account business and interest-sensitive life insurance products are being amortized over the estimated contract life in relation to the present value of estimated gross profits. Deferred insurance acquisition costs related to such interest-sensitive products also reflect the estimated impact of unrealized gains or losses on fixed

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies (continued)

maturities held as available for sale in the investment portfolio, through a charge or credit to accumulated other comprehensive income, net of income tax. The deferred insurance acquisition costs for term-life insurance products are being amortized over the premium paying period of the policies.

Future policy benefits

   Liabilities for future policy benefits related to annuities and interest-sensitive life contracts reflect net premiums received plus interest credited during the contract accumulation period and the present value of future payments for contracts that have annuitized. Current interest rates credited during the contract accumulation period range from 3.0 percent to 10.0 percent. Future minimum guaranteed interest rates vary from 3.0 percent to 4.0 percent. For contracts that have annuitized, interest rates used in determining the present value of future payments range principally from 2.5 percent to 12.0 percent.

   Liabilities for future term life policy benefits have been computed principally by a net level premium method. Anticipated rates of mortality are based on the 1975-1980 Select and Ultimate Table modified by Company experience, including withdrawals. Assumed investment yields are by policy duration and range from 7.3 percent to 6.0 percent over 20 years.

Guaranty fund assessments

   The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during the years 2000 and prior. The Company's financial statements include provisions for all known assessments that are expected to be levied against the Company as well as an estimate of amounts (net of estimated future premium tax recoveries) that the Company believes it will be assessed in the future for which the life insurance industry has estimated the cost to cover losses to policyholders.

Invested assets and related income

   Investments in fixed maturities and equity securities are carried at fair value. Short-term investments are carried at cost, which approximates fair value.

   The amortized cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed and asset-backed securities, over the estimated life of the security. Such amortization is included in net investment income. Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method which considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences which arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of such securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income. The Company does not accrue interest income on fixed maturities deemed to be impaired on an other-than-temporary basis, or on mortgage loans and other real estate loans where the likelihood of collection of interest is doubtful.

   Mortgage loans are carried at their unpaid balance, net of unamortized discount and any applicable reserves or write-downs. Other real estate-related investments, net of any applicable reserves and write-downs, include notes receivable from real estate ventures and investments in real estate ventures, adjusted for the equity in the operating income or loss of such ventures. Real estate reserves are established when declines in collateral values, estimated in light of current economic conditions, indicate a likelihood of loss.

   Investments in policy loans and other invested assets, consisting primarily of venture capital investments and a leveraged lease, are carried primarily at cost.

   Realized gains or losses on sales of investments, determined on the basis of identifiable cost on the disposition of the respective investment, recognition of other-than-temporary declines in value and changes in real estate-related reserves and write-downs are included in revenue. Net unrealized gains or losses on revaluation of investments are credited or charged to accumulated other comprehensive income (loss). Such unrealized gains are recorded net of deferred income tax expense, while unrealized losses are not tax benefited.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies (continued)

Derivative instruments

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 133, ("SFAS 133") Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standard 137, Deferral of the Effective Date of FASB Statement No. 133 delayed implementation of SFAS 133 until fiscal years beginning January 1, 2001. Statement of Financial Accounting Standard 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of FASB Statement No. 133, ("SFAS 138"), further clarified the accounting treatment of certain derivative instruments. The Company has adopted SFAS 133 and SFAS 138 in the fourth quarter of 2000. Up until the fourth quarter of 2000, the Company held no derivative investments.

   In the fourth quarter of 2000, the Company entered into an interest rate swap with Zurich Capital Markets, Inc. ("ZCM"), an affiliated counterparty, to alter interest rate exposures arising from mismatches between assets and liabilities. Under the interest rate swap, an agreement was reached with another party to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. No cash was exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is made by the counterparty at each due date.

   Exposure exists to credit-related losses in the event of nonperformance by the counterparty to the financial instrument, but the Company does not expect the counterparty to fail to meet its obligations given their high credit ratings. The credit exposure of the interest rate swap is represented by the fair value (market value) of the contract. At December 31, 2000, an open swap agreement with a notional value of $100.0 million and an expiration date of November 2004, had a negative market value of $271,409.

Separate account business

   The assets and liabilities of the separate accounts represent segregated funds administered and invested by the Company for purposes of funding variable annuity and variable life insurance contracts for the exclusive benefit of variable annuity and variable life insurance contract holders. The Company receives administrative fees from the separate account and retains varying amounts of withdrawal charges to cover expenses in the event of early withdrawals by contract holders. The assets and liabilities of the separate accounts are carried at fair value.

Income tax

   The Company files a separate Federal income tax return. Deferred taxes are provided on the temporary differences between the tax and financial statement basis of assets and liabilities.

(2) Cash Flow Information

   The Company defines cash as cash in banks and money market accounts. The Company paid federal income taxes of $43.9 million, $83.8 million and $126.0 million directly to the United States Treasury Department during 2000, 1999 and 1998, respectively.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3) Invested Assets and Related Income

   The Company is carrying its fixed maturity investment portfolio at estimated fair value as fixed maturities are considered available for sale. The carrying value of fixed maturities compared with amortized cost, adjusted for other-than-temporary declines in value, were as follows:

                                                                 Estimated
                                                                Unrealized
                                        Carrying  Amortized  -----------------
                                         Value       Cost     Gains   Losses
                                       ---------- ---------- ------- ---------
(in thousands)
December 31, 2000
U.S. treasury securities and
 obligations of U.S. government
 agencies and authorities............. $   11,823 $   11,777 $    69 $     (24)
Obligations of states and political
 subdivisions, special revenue and
 nonguaranteed........................     24,022     24,207     --       (186)
Debt securities issued by foreign
 governments..........................     21,811     21,893      90      (171)
Corporate securities..................  2,060,678  2,093,916  12,634   (45,871)
Mortgage and asset-backed securities..  1,038,835  1,037,926   7,495    (6,586)
                                       ---------- ---------- ------- ---------
  Total fixed maturities.............. $3,157,169 $3,189,719 $20,288 $ (52,838)
                                       ========== ========== ======= =========
December 31, 1999
U.S. treasury securities and
 obligations of U.S. government
 agencies and authorities............. $    6,516 $    6,631 $   --  $    (115)
Obligations of states and political
 subdivisions, special revenue and
 nonguaranteed........................     21,656     22,107     --       (451)
Debt securities issued by foreign
 governments..........................     23,890     24,749     380    (1,239)
Corporate securities..................  2,063,054  2,147,606   2,750   (87,302)
Mortgage and asset-backed securities..  1,160,901  1,196,095     450   (35,644)
                                       ---------- ---------- ------- ---------
  Total fixed maturities.............. $3,276,017 $3,397,188 $ 3,580 $(124,751)
                                       ========== ========== ======= =========

The carrying value and amortized cost of fixed maturity investments, by contractual maturity at December 31, 2000, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties and because mortgage-backed and asset-backed securities provide for periodic payments throughout their life.

                                                           Carrying  Amortized
                                                            Value       Cost
                                                          ---------- ----------
(in thousands)
One year or less......................................... $   83,099 $   86,709
Over one year through five years.........................    868,898    879,011
Over five years through ten years........................    881,703    891,370
Over ten years...........................................    284,634    294,703
Securities not due at a single maturity date, primarily
 mortgage and asset-backed securities(1).................  1,038,835  1,037,926
                                                          ---------- ----------
  Total fixed maturities................................. $3,157,169 $3,189,719
                                                          ========== ==========

---------
(1) Weighted average maturity of 4.4 years.

   Proceeds from sales of investments in fixed maturities prior to maturity were $589.9 million, $1,269.3 million and $882.6 million during 2000, 1999 and 1998, respectively. Gross gains of $8.6 million, $7.9 million and $10.1 million and gross losses, including write-downs of fixed maturities for other-than-temporary declines in value, of $20.8 million, $17.7 million and $8.0 million were realized on sales in 2000, 1999 and 1998, respectively. Pre-tax write-downs due to other-than-temporary declines in value amounted to $11.4 million, $0.1 million and $4.4 million for the years ended December 31, 2000, 1999 and 1998, respectively.

   At December 31, 2000, the Company held a $100.0 million investment in ZSLM Trust, issued by an affiliate, which exceeded 10 percent of the Company's stockholder's equity at December 31, 2000. Excluding

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) Invested Assets and Related Income (continued)

agencies of the U.S. government, no other individual investment exceeded 10 percent of the Company's stockholder's equity at December 31, 2000.

   At December 31, 2000, securities carried at approximately $6.3 million were on deposit with governmental agencies as required by law.

   Upon default or indication of potential default by an issuer of fixed maturity securities, the issue(s) of such issuer would be placed on nonaccrual status and, since declines in fair value would no longer be considered by the Company to be temporary, would be analyzed for possible write-down. Any such issue would be written down to its net realizable value during the fiscal quarter in which the impairment was determined to have become other than temporary. Thereafter, each issue on nonaccrual status is regularly reviewed, and additional write-downs may be taken in light of later developments.

   The Company's computation of net realizable value involves judgments and estimates, so such value should be used with care. Such value determination considers such factors as the existence and value of any collateral security; the capital structure of the issuer; the level of actual and expected market interest rates; where the issue ranks in comparison with other debt of the issuer; the economic and competitive environment of the issuer and its business; the Company's view on the likelihood of success of any proposed issuer restructuring plan; and the timing, type and amount of any restructured securities that the Company anticipates it will receive.

   The Company's $140.4 million real estate portfolio at December 31, 2000 consists of joint venture and third-party mortgage loans and other real estate-related investments. At December 31, 2000 and 1999, total impaired real estate-related loans were as follows:

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
(in millions)
Impaired loans without reserves--gross................    $ 62.6       $ 74.9
Impaired loans with reserves--gross...................      23.7         23.4
                                                          ------       ------
    Total gross impaired loans........................      86.3         98.3
Reserves related to impaired loans....................     (18.5)       (18.5)
Write-downs related to impaired loans.................      (3.5)        (3.5)
                                                          ------       ------
    Net impaired loans................................    $ 64.3       $ 76.3
                                                          ======       ======

   Impaired loans without reserves include loans in which the deficit in equity investments in real estate-related investments is considered in determining reserves and write-downs. The Company had an average balance of $90.2 million and $100.0 million in impaired loans for 2000 and 1999, respectively. Cash payments received on impaired loans are generally applied to reduce the outstanding loan balance.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) Invested Assets and Related Income (continued)

   At December 31, 2000 and 1999, loans on nonaccrual status, before reserves and write-downs, amounted to $86.3 million and $98.3 million, respectively. The Company's nonaccrual loans are generally included in impaired loans.
Net Investment Income

   The sources of net investment income were as follows:

                                                    2000      1999      1998
                                                  --------  --------  --------
(in thousands)
Interest on fixed maturities..................... $223,964  $231,176  $232,707
Dividends on equity securities...................    4,573     4,618     2,143
Income from short-term investments...............    3,433     3,568     5,391
Income from mortgage loans.......................    6,091     6,296    14,964
Income from policy loans.........................   20,088    20,131    21,096
Income from other real estate-related
 investments.....................................       99       155       352
Income from other loans and investments..........    2,455     2,033     2,223
                                                  --------  --------  --------
    Total investment income...................... $260,703  $267,977  $278,876
Investment expense...............................   (3,233)   (3,337)   (5,364)
                                                  --------  --------  --------
    Net investment income........................ $257,470  $264,640  $273,512
                                                  ========  ========  ========

Net Realized Investment Gains (Losses)

   Net realized investment gains (losses) for the years ended December 31, 2000, 1999 and 1998, were as follows:

                                                      2000     1999     1998
                                                     -------  -------  -------
(in thousands)
Real estate-related................................. $ 1,711  $ 4,201  $41,362
Fixed maturities.................................... (12,185)  (9,755)   2,158
Trading account securities--gross gains.............     --       491    3,254
Trading account securities--gross losses............     --    (7,794)    (417)
Trading account securities--holding losses..........     --       --      (151)
Equity securities...................................     245    1,039    5,496
Other...............................................   1,952    2,269      166
                                                     -------  -------  -------
    Realized investment gains (losses) before income
     tax expense (benefit).......................... $(8,277) $(9,549) $51,868
Income tax expense (benefit)........................  (2,897)  (3,342)  18,154
                                                     -------  -------  -------
    Net realized investment gains (losses).......... $(5,380) $(6,207) $33,714
                                                     =======  =======  =======

   Unrealized gains (losses) are computed below as follows: fixed maturities-- the difference between fair value and amortized cost, adjusted for other-than-temporary declines in value; equity and other securities--the difference between fair value and cost. The change in net unrealized investment gains (losses) by class of investment for the years ended December 31, 2000, 1999 and 1998 were as follows:

                                         December 31, December 31, December 31,
                                             2000         1999         1998
                                         ------------ ------------ ------------
(in thousands)
Fixed maturities........................   $89,421     $(182,456)    $36,717
Equity and other securities.............     1,187        (3,929)     (1,075)
Adjustment to deferred insurance
 acquisition costs......................      (243)        3,834      (2,399)
Adjustment to value of business
 acquired...............................    (3,614)       13,265      (1,954)
                                           -------     ---------     -------
  Unrealized gain (loss) before income
   tax expense (benefit)................    86,751      (169,286)     31,289
Income tax expense (benefit)............    (1,350)      (15,492)     10,952
                                           -------     ---------     -------
    Net unrealized gain (loss) on
     investments........................   $88,101     $(153,794)    $20,337
                                           =======     =========     =======

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(4) Unconsolidated Investees

   At December 31, 2000 and 1999 the Company, along with other Kemper subsidiaries, directly held partnership interests in a number of real estate joint ventures. The Company's direct and indirect real estate joint venture investments are accounted for utilizing the equity method, with the Company recording its share of the operating results of the respective partnerships. The Company, as an equity owner, has the ability to fund, and historically has elected to fund, operating requirements of certain of the joint ventures. Consolidation accounting methods are not utilized as the Company, in most instances, does not own more than 50 percent in the aggregate, and in any event, major decisions of the partnership must be made jointly by all partners.

   As of December 31, 2000 and 1999, the Company's net equity investment in unconsolidated investees amounted to $1.0 million and $0.9 million, respectively. The Company's share of net income related to such unconsolidated investees amounted to $99 thousand, $155 thousand and $241 thousand in 2000, 1999 and 1998, respectively.

(5) Concentration of Credit Risk

   The Company generally strives to maintain a diversified invested asset portfolio; however, certain concentrations of credit risk exist in mortgage and asset-backed securities and real estate.

   Approximately 18.9 percent of the Company's investment-grade fixed maturities at December 31, 2000 were mortgage-backed securities, down from
20.0 percent at December 31, 1999, due to sales and paydowns during 2000. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. The Company has not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. The Company's mortgage-backed investments are generally AAA credit quality.

   Approximately 15.1 percent and 16.8 percent of the Company's investment-grade fixed maturities at December 31, 2000 and 1999, respectively, consisted of corporate asset-backed securities. The majority of the Company's investments in asset-backed securities were backed by commercial mortgage-backed securities (26.8%), home equity loans (26.3%), manufactured housing loans (11.3%), collateralized loan and bond obligations (11.2%), and other commercial assets (8.9%).

   The Company's real estate portfolio is distributed by geographic location and property type. The geographic distribution of a majority of the real estate portfolio as of December 31, 2000 was as follows: California (40.4%), Washington (11.9%), Colorado (10.8%) and Illinois (8.4%). The property type distribution of a majority of the real estate portfolio as of December 31, 2000 was as follows: land (39.6%), hotels (39.5%) and office (9.9%).

   To maximize the value of certain land and other projects, additional development has been proceeding or has been planned. Such development of existing projects would continue to require funding, either from the Company or third parties. In the present real estate markets, third-party financing can require credit enhancing arrangements (e.g., standby financing arrangements and loan commitments) from the Company. The values of development projects are dependent on a number of factors, including Kemper's and the Company's plans with respect thereto, obtaining necessary construction and zoning permits and market demand for the permitted use of the property. There can be no assurance that such permits will be obtained as planned or at all, nor that such expenditures will occur as scheduled, nor that Kemper's and the Company's plans with respect to such projects may not change substantially.

   Slightly more than half of the Company's real estate mortgage loans are on properties or projects where the Company, Kemper, or their affiliates have taken ownership positions in joint ventures with a small number of partners.

   At December 31, 2000, loans to and investments in joint ventures in which Patrick M. Nesbitt or his affiliates ("Nesbitt"), a third-party real estate developer, have ownership interests constituted approximately

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) Concentration of Credit Risk (continued)

$63.5 million, or 45.2 percent, of the Company's real estate portfolio. The Nesbitt ventures consist of nine hotel properties, one office building and one retail property. At December 31, 2000, the Company did not have any Nesbitt-related off-balance-sheet legal funding commitments outstanding.

   At December 31, 2000, loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens Mutual Casualty Company ("Lumbermens"), a former affiliate, constituted approximately $55.7 million, or 39.7 percent, of the Company's real estate portfolio. Kemper's interest in the MLP is 75.0 percent at December 31, 2000. Loans to the MLP were placed on non-accrual status at the beginning of 1999 due to management's desire not to increase book value of the MLP over net realizable value, as interest on these loans has historically been added to principal. At December 31, 2000, MLP-related commitments accounted for approximately $0.1 million of the Company's off-balance-sheet legal commitments.

   The remaining significant real estate-related investments amounted to $8.5 million at December 31, 2000 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, these real estate-related investments were placed on nonaccrual status. As of March 12, 2001, all zoned properties have been sold. We are currently pursuing the zoning of all remaining unzoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, the Company anticipates that it could be several additional years until it completely disposes of all of its investments in Hawaii. At December 31, 2000, off-balance sheet legal commitments related to Hawaiian properties totaled $4.0 million.

   At December 31, 2000, the Company no longer had any outstanding loans or investments in projects with the Prime Group, Inc. or its affiliates, as all such investments have been sold. However, the Company continues to have Prime Group-related commitments, which accounted for $25.7 million of the Company's off-balance-sheet legal commitments at December 31, 2000.

(6) Income Taxes

   Income tax expense (benefit) was as follows for the years ended December 31, 2000, 1999 and 1998:

                                                     2000      1999      1998
                                                   --------  --------  --------
(in thousands)
Current........................................... $ 28,274  $ 75,816  $ 52,273
Deferred..........................................  (27,027)  (42,952)  (12,469)
                                                   --------  --------  --------
    Total......................................... $  1,247  $ 32,864  $ 39,804
                                                   ========  ========  ========

   Additionally, the deferred income tax (benefit) expense related to items included in other comprehensive income was as follows for the years ended
December 31, 2000, 1999 and 1998:

                                                     2000      1999      1998
                                                   --------  --------  --------
(in thousands)
Unrealized gains and losses on investments........ $    --   $(21,477) $ 12,476
Value of business acquired........................   (1,265)    4,643      (684)
Deferred insurance acquisition costs..............      (85)    1,342      (840)
                                                   --------  --------  --------
    Total......................................... $ (1,350) $(15,492) $ 10,952
                                                   ========  ========  ========

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Income Taxes (continued)

   The actual income tax expense for 2000, 1999 and 1998 differed from the "expected" tax expense for those years as displayed below. "Expected" tax expense was computed by applying the U.S. federal corporate tax rate of 35 percent in 2000, 1999, and 1998 to income before income tax expense.

                                                     2000     1999     1998
                                                    -------  -------  -------
(in thousands)
Computed expected tax expense...................... $17,342  $27,232  $36,734
Difference between "expected" and actual tax
 expense:
  State taxes......................................     737    1,608     (434)
  Amortization of goodwill and other intangibles...   4,589    4,460    4,460
  Dividend received deduction......................  (1,191)     --      (540)
  Foreign tax credit...............................    (214)    (306)    (250)
  Change in valuation allowance.................... (15,201)     --       --
  Recapture of affiliated reinsurance..............  (4,599)     --       --
  Other, net.......................................    (216)    (130)    (166)
                                                    -------  -------  -------
    Total actual tax expense....................... $ 1,247  $32,864  $39,804
                                                    =======  =======  =======

   Deferred tax assets and liabilities are generally determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

   The $4.6 million tax benefit in 2000 is due to the deferred tax effect related to the deemed dividend distribution. (See the note captioned "Summary of Significant Accounting Policies--Reinsurance.") This deferred tax benefit was recognized in the tax provision under current accounting guidance relating to the recognition of deferred taxes.

   The Company only records deferred tax assets if future realization of the tax benefit is more likely than not. The Company has established a valuation allowance to reduce the deferred federal tax asset related to real estate and unrealized losses on investments to a realizable amount. This amount is based on the evidence available and management's judgment. The valuation allowance is subject to future adjustments based upon, among other items, the Company's estimates of future operating earnings and capital gains. The decrease in the valuation allowance in 2000 is related to the ultimate realization of losses on real estate assets disposed of before December 31, 1995, as well as a change in the amount of unrealized losses on investments.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Income Taxes (continued)

   The tax effects of temporary differences that give rise to significant portions of the Company's net deferred federal tax assets or liabilities were as follows:

                                         December 31, December 31, December 31,
                                             2000         1999         1998
                                         ------------ ------------ ------------
(in thousands)
Deferred federal tax assets:
  Deferred insurance acquisition costs
   ("DAC Tax")..........................   $131,591     $121,723     $ 86,332
  Unrealized losses on investments......     12,045       43,758          --
  Life policy reserves..................     67,260       43,931       27,240
  Unearned revenue......................     58,200       59,349       42,598
  Real estate-related...................      6,515        7,103       13,944
  Other investment-related..............      5,330          928        5,770
  Other.................................      4,329        3,133        4,923
                                           --------     --------     --------
    Total deferred federal tax assets...    285,270      279,925      180,807
  Valuation allowance...................    (12,045)     (58,959)     (15,201)
                                           --------     --------     --------
    Total deferred federal tax assets
     after valuation allowance..........    273,225      220,966      165,606
                                           --------     --------     --------
Deferred federal tax liabilities:
  Value of business acquired............     33,467       55,884       41,598
  Deferred insurance acquisition costs..     84,280       41,706       32,040
  Depreciation and amortization.........     21,799       19,957       19,111
  Other investment-related..............      7,973        7,670       14,337
  Unrealized gains on investments.......        --           --        21,477
  Other.................................      4,925        2,247        1,984
                                           --------     --------     --------
    Total deferred federal tax
     liabilities........................    152,444      127,464      130,547
                                           --------     --------     --------
Net deferred federal tax assets.........   $120,781     $ 93,502     $ 35,059
                                           ========     ========     ========

   The net deferred tax assets relate primarily to unearned revenue and the DAC Tax associated with a non-registered individual and group variable business-owned life insurance contract ("BOLI"). Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income over the ten year amortization period of the unearned revenue and DAC Tax to realize such deferred tax assets.

   The tax returns through the year 1993 have been examined by the Internal Revenue Service ("IRS"). Changes proposed are not material to the Company's financial position. The tax returns for the years 1994 through 1996 are currently under examination by the IRS.

(7) Related-Party Transactions

   The Company paid cash dividends of $20.0 million, $115.0 million and $95.0 million to Kemper during 2000, 1999 and 1998, respectively. The Company received capital contributions from Kemper of $4.3 million during 1998.

   The Company has loans to joint ventures, consisting primarily of mortgage loans on real estate, in which the Company and/or one of its affiliates has an ownership interest. At December 31, 2000 and 1999, joint venture mortgage loans totaled $67.5 million and $67.2 million, respectively, and during 2000, 1999 and 1998, the Company earned interest income on these joint venture loans of $0.8 million, $0.6 million and $6.8 million, respectively.

   All of the Company's personnel are employees of Federal Kemper Life Assurance Company ("FKLA"), an affiliated company. Expenses are allocated to the Company for the utilization of FKLA employees and facilities and the investment management services of Zurich Scudder Investments, Inc. ("ZSI"), (formerly Scudder Kemper Investments, Inc.), an affiliated company. The Company paid to ZSI investment management fees of $1.6 million, $1.8 million and $3.1 million during 2000, 1999 and 1998, respectively. In addition, expenses

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) Related-Party Transactions (continued)

allocated to the Company from FKLA during 2000, 1999 and 1998 amounted to $23.3 million, $18.3 million and $15.3 million, respectively. The Company also paid to Kemper real estate subsidiaries fees of $0.6 million, $1.0 million and $1.5 million in 2000, 1999 and 1998, respectively, related to the management of the Company's real estate portfolio.

   In 2000, the Company purchased PMG Securities Corporation, PMG Asset Management, Inc., PMG Marketing, Inc., and PMG Life Agency, Inc. (collectively "PMG"), for $5.5 million. The Company owns 100% of the stock of PMG. Also in 2000, the Company transferred $63.3 million in fixed maturities and cash to fund the operations of its newly formed subsidiary, Zurich Kemper Life Insurance Company of New York ("ZKLICONY"). ZKLICONY received its insurance license from the state of New York in January 2001 and expects to begin writing business in the second quarter of 2001.

   At December 31, 2000, the Company held a $100.0 million investment in ZSLM Trust, issued by an affiliate.

   As previously discussed, the Company entered into an interest rate swap in 2000 with ZCM, an affiliated counterparty. (See the note captioned "Summary of Significant Accounting Policies--Derivative instruments" above.)

(8) Reinsurance

   As of December 31, 2000 and 1999, the reinsurance recoverable related to fixed-rate annuity liabilities ceded to an affiliate, Fidelity Life Association ("FLA"), a Mutual Legal Reserve Company, amounted to $262.1 million and $309.7 million, respectively.

   The Company cedes 90 percent of all new direct life insurance premiums to outside reinsurers. Life reserves ceded to outside reinsurers on the Company's direct business amounted to approximately $2.0 million and $595 thousand as of December 31, 2000 and 1999, respectively.

   The Company is party to a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"). Under the original terms of this agreement, the Company ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in the Company's separate accounts. As consideration for this reinsurance coverage, the Company cedes separate account fees (cost of insurance charges) to ZICBB and retains a portion of such funds under the terms of the reinsurance agreement in a funds withheld account which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, the Company modified the reinsurance agreement to increase the reinsurance from 90 percent to 100 percent.

   In the fourth quarter of 2000, the yearly renewable term reinsurance agreement between the Company and FKLA was terminated. Premiums and reserves were both reduced by $7.7 million. A difference in the basis of the reserves between GAAP and statutory accounting resulted in a deemed dividend distribution to Kemper of $16.3 million.

   Also in the fourth quarter of 2000, the Company assumed from FKLA $100.0 million in premiums related to a Funding Agreement. Funding Agreements are insurance contracts similar to structured settlements, immediate annuities and guaranteed investment contracts ("GICs"). The contracts qualify as insurance under state laws and are sold as non-surrenderable immediate annuities to a trust established by a securities firm. The securities firm sold interests in the trust to institutional investors. This Funding Agreement has a variable rate of interest based upon LIBOR, is an obligation of the Company's general account and is recorded as a future policy benefit. As previously discussed, the Company entered into an interest rate swap in 2000 to exchange the floating-rate interest payments for fixed interest payments.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) Reinsurance (continued)

   The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

Business Owned Life Insurance (BOLI)

(in millions)

                                                   Year Ended December 31,
                                                  ----------------------------
                                                    2000      1999      1998
                                                  --------  --------  --------
Face amount in force............................. $ 85,358  $ 82,021  $ 66,186
                                                  ========  ========  ========
Net amount at risk ceded......................... $(78,169) $(75,979) $(62,160)
                                                  ========  ========  ========
Cost of insurance charges ceded.................. $  173.8  $  166.4  $  175.5
                                                  ========  ========  ========
Funds withheld account........................... $  228.8  $  263.4  $  170.9
                                                  ========  ========  ========

   The Company has a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. During 1998, the Company recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, the Company had also placed assets supporting the FWA in a segmented portion of its General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, the Company recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, the Company recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.

   Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, the Company no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through the Company's operating results.

(9) Postretirement Benefits Other Than Pensions

   FKLA sponsors a health and welfare benefit plan that provides insurance benefits covering substantially all eligible, active and retired employees of FKLA and their covered dependents and beneficiaries. The Company is allocated a portion of the costs of providing such benefits. The Company is self insured with respect to medical benefits, and the plan is not funded except with respect to certain disability-related medical claims. The medical plan provides for medical insurance benefits at retirement, with eligibility based upon age and the participant's number of years of participation attained at retirement. The plan is contributory for pre-Medicare retirees, and will be contributory for all retiree coverage for most current employees, with contributions generally adjusted annually. Postretirement life insurance benefits are noncontributory and are limited to $10,000 per participant.

   The allocated accumulated postretirement benefit obligation accrued by the Company amounted to $1.3 million and $1.2 million at December 31, 2000 and 1999, respectively.

   The discount rate used in determining the allocated postretirement benefit obligation was 7.5 percent and 8.0 percent for 2000 and 1999, respectively. The assumed health care trend rate used was based on projected experience for 2000, 6.8 percent for 2001, gradually declining to 5.3 percent by the year 2005 and gradually declining thereafter.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) Postretirement Benefits Other Than Pensions (continued)

   A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 2000 and 1999 by $78 thousand and $190 thousand, respectively.

(10) Commitments and Contingent Liabilities

   The Company is involved in various legal actions for which it establishes liabilities where appropriate. In the opinion of the Company's management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the consolidated financial statements.

   Although neither the Company nor its joint venture projects have been identified as a "potentially responsible party" under Federal environmental guidelines, inherent in the ownership of, or lending to, real estate projects is the possibility that environmental pollution conditions may exist on or near or relate to properties owned or previously owned or on properties securing loans. Where the Company has presently identified remediation costs, they have been taken into account in determining the cash flows and resulting valuations of the related real estate assets. Based on the Company's receipt and review of environmental reports on most of the projects in which it is involved, the Company believes its environmental exposure would be immaterial to its consolidated results of operations. However, the Company may be required in the future to take actions to remedy environmental exposures, and there can be no assurance that material environmental exposures will not develop or be identified in the future. The amount of future environmental costs is impossible to estimate due to, among other factors, the unknown magnitude of possible exposures, the unknown timing and extent of corrective actions that may be required, the determination of the Company's liability in proportion to others and the extent such costs may be covered by insurance or various environmental indemnification agreements.

(11) Financial Instruments--Off-Balance-Sheet Risk

   At December 31, 2000, the Company had future legal loan commitments and stand-by financing agreements totaling $29.8 million to support the financing needs of various real estate investments. To the extent these arrangements are called upon, amounts loaned would be collateralized by assets of the joint ventures, including first mortgage liens on the real estate. The Company's criteria in making these arrangements are the same as for its mortgage loans and other real estate investments. These commitments are included in the Company's analysis of real estate-related reserves and write-downs. The fair values of loan commitments and standby financing agreements are estimated in conjunction with and using the same methodology as the fair value estimates of mortgage loans and other real estate-related investments.

(12) Fair Value of Financial Instruments

   Fair value estimates are made at specific points in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. A significant portion of the Company's financial instruments are carried at fair value. Fair value estimates for financial instruments not carried at fair value are generally determined using discounted cash flow models and assumptions that are based on judgments regarding current and future economic conditions and the risk characteristics of the investments. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could significantly affect the estimates and such estimates should be used with care.

   Fair value estimates are determined for existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and certain liabilities that are not considered financial instruments. Accordingly, the aggregate fair value estimates presented do not represent the underlying value of the Company. For example, the Company's subsidiaries are not considered financial instruments, and their value has not been incorporated into the fair value estimates. In addition, tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) Fair Value of Financial Instruments (continued)

   The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

   Fixed maturities and equity securities: Fair values were determined by using market quotations, or independent pricing services that use prices provided by market makers or estimates of fair values obtained from yield data relating to instruments or securities with similar characteristics, or fair value as determined in good faith by the Company's portfolio manager, ZSI.

   Cash and short-term investments: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values.

   Policy loans: The carrying value of policy loans approximates the fair value as the Company adjusts the rates to remain competitive.

   Mortgage loans and other real estate-related investments: Fair values were estimated based upon the investments observable market price, net of estimated costs to sell. The estimates of fair value should be used with care given the inherent difficulty in estimating the fair value of real estate due to the lack of a liquid quotable market. Mortgage loans and other real estate-related investments are stated at their aggregate unpaid balances, less a valuation allowance of $18.6 million and $19.9 million in 2000 and 1999, respectively. The real estate portfolio is monitored closely and reserves are adjusted to reflect market conditions. This results in a carrying value that approximates fair value at December 31, 2000 and 1999.

   Other loans and investments: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values. The fair values of policy loans were estimated by discounting the expected future cash flows using an interest rate charged on policy loans for similar policies currently being issued.

   Life policy benefits: For deposit liabilities with defined maturities, the fair value was based on the discounted value of future cash flows. The discount rate was based on the rate that would be offered for similar deposits at the reporting date. For all other deposit liabilities, primarily deferred annuities and universal life contracts, the fair value was based on the amount payable on demand at the reporting date.

   The carrying values and estimated fair values of the Company's financial instruments at December 31, 2000 and 1999 were as follows:

                                      December 31, 2000     December 31, 1999
                                    --------------------- ---------------------
                                     Carrying              Carrying
                                      Value    Fair Value   Value    Fair Value
                                    ---------- ---------- ---------- ----------
(in thousands)
Financial instruments recorded as
 assets:
  Fixed maturities................. $3,157,169 $3,157,169 $3,276,017 $3,276,017
  Cash and short-term investments..     50,001     50,001     54,406     54,406
  Mortgage loans and other real
   estate-related assets...........    140,417    140,417    151,623    151,623
  Policy loans.....................    256,226    256,226    261,788    261,788
  Equity securities................     63,879     63,879     61,592     61,592
  Other invested assets............     21,792     20,109     25,620     26,226
Financial instruments recorded as
 liabilities:
  Life policy benefits, excluding
   term life reserves..............  3,273,573  3,206,501  3,399,299  3,299,254
  Funds withheld account...........    228,822    228,822    263,428    263,428

(13) Stockholder's Equity--Retained Earnings

   The maximum amount of dividends which can be paid by insurance companies domiciled in the State of Illinois to shareholders without prior approval of regulatory authorities is restricted. The maximum amount of dividends which can be paid by the Company without prior approval in 2001 is $20.0 million. The Company paid cash dividends of $20.0 million, $115.0 million and $95.0 million to Kemper during 2000, 1999 and 1998, respectively. The Company reported a deemed dividend distribution of $16.3 million during 2000 related to the recapture of the reinsurance agreement with FKLA.

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13) Stockholder's Equity--Retained Earnings (continued)

   The Company's net income and capital and surplus as determined in accordance with statutory accounting principles were as follows:

                                                       2000     1999     1998
                                                     -------- -------- --------
(in thousands)
Net income.......................................... $ 19,975 $ 59,116 $ 64,871
                                                     ======== ======== ========
Statutory capital and surplus....................... $397,423 $394,966 $455,213
                                                     ======== ======== ========

   In 1998, the National Association of Insurance Commissioners ("NAIC") adopted the Codification of Statutory Accounting Principles ("Codification") guidance, which replaces the Accounting Practices and Procedures manual as the NAIC's primary guidance on statutory accounting as of January 1, 2001. The Codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting in some areas. The Illinois Insurance Department has adopted the Codification guidance, effective January 1, 2001. The Company's statutory surplus will be positively impacted upon adoption as a result of the net effect of recording a deferred tax asset, of non-admitting non-operating system software and of non-admitting net affiliated receivables and other changes caused by the Codification.

(14) Unaudited Interim Financial Information

   The following table sets forth the Company's unaudited quarterly financial information:

(in thousands)
                          March 31  June 30   September 30 December 31   Year
                          --------  --------  ------------ ----------- --------
Quarter Ended
2000 Operating Summary
  Revenue................ $87,648   $103,446    $94,249     $ 75,567   $360,910
                          =======   ========    =======     ========   ========
  Net operating income,
   excluding realized
   gains (losses)........ $12,031   $  9,953    $ 8,710     $ 22,987   $ 53,681
  Net realized investment
   gains (losses)........  (1,378)      (105)       948       (4,845)    (5,380)
                          -------   --------    -------     --------   --------
    Net income........... $10,653   $  9,848    $ 9,658     $ 18,142   $ 48,301
                          =======   ========    =======     ========   ========
1999 Operating Summary
  Revenue................ $95,646   $ 86,164    $78,301     $103,308   $363,419
                          =======   ========    =======     ========   ========
  Net operating income,
   excluding realized
   gains (losses)........ $11,222   $ 14,385    $11,568     $ 13,972   $ 51,147
  Net realized investment
   gains (losses)........    (627)    (1,286)    (5,098)         804     (6,207)
                          -------   --------    -------     --------   --------
    Net income........... $10,595   $ 13,099    $ 6,470     $ 14,776   $ 44,940
                          =======   ========    =======     ========   ========
1998 Operating Summary
  Revenue................ $98,026   $110,003    $98,752     $112,958   $419,739
                          =======   ========    =======     ========   ========
  Net operating income,
   excluding realized
   gains................. $ 8,025   $  5,700    $ 7,169     $ 10,541   $ 31,435
  Net realized investment
   gains.................   1,205     10,187      5,818       16,504     33,714
                          -------   --------    -------     --------   --------
    Net income........... $ 9,230   $ 15,887    $12,987     $ 27,045   $ 65,149
                          =======   ========    =======     ========   ========

(15) Operating Segments and Related Information

   In June 1997, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), Disclosures about Segments of an Enterprise and Related Information. FAS 131 established standards for how to report information about operating segments. It also established standards for related disclosures about products and services, geographic areas and major

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Operating Segments and Related Information (continued)

customers. The Company adopted FAS 131 as of December 31, 1998 and the impact of implementation did not affect the Company's consolidated financial position, results of operations or cash flows.

   The Company, FKLA, Zurich Life Insurance Company of America, ("ZLICA"), and FLA, operate under the trade name Zurich Kemper Life. For purposes of this operating segment disclosure, Zurich Kemper Life will also include the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.

   Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). The SBU concept employed by ZFS has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. The contributions of Zurich Kemper Life's SBUs to consolidated revenues, operating results and certain balance sheet data pertaining thereto, are shown in the following tables on the basis of accounting principles generally accepted in the United States.

   Zurich Kemper Life is segregated into the Life Brokerage, Financial Institutions ("Financial"), Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level. Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity. The vast majority of the Company's business is derived from the Financial and RSG SBUs.

   Each SBU's revenue is derived from geographically dispersed areas as Zurich Kemper Life is licensed in the District of Columbia and all states except New York. During 2000, 1999 and 1998, Zurich Kemper Life did not derive net revenue from one customer that exceeded 10 percent of the total revenue of Zurich Kemper Life.

   The principal products and markets of Zurich Kemper Life's SBUs are as follows:

   Life Brokerage: The Life Brokerage SBU develops low cost term, universal life insurance and variable universal life, as well as fixed annuities, to market through independent agencies and national marketing organizations.

   Financial: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (primarily included in FKLA).

   RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

   Direct: The Direct SBU is a direct marketer of basic, low-cost term life insurance through various marketing media.

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(15) Operating Segments and Related Information (continued)

   Summarized financial information for Zurich Life's SBU's is as follows:

As of and for the period ending December 31, 2000:

(in thousands)

                            Life
                         Brokerage   Financial      RSG      Direct      Total
                         ----------  ----------  ----------  -------  -----------
Income Statement
Revenue
Premium income.......... $   96,744  $      464  $      --   $12,946  $   110,154
Net investment income...    124,518     198,322      93,299    2,458      418,597
Realized investment
 losses.................     (4,480)     (4,130)     (3,356)     (88)     (12,054)
Fees and other income...     61,976      38,869      60,210   43,916      204,971
                         ----------  ----------  ----------  -------  -----------
  Total revenue.........    278,758     233,525     150,153   59,232      721,668
                         ----------  ----------  ----------  -------  -----------
Benefits and Expenses
Policyholder benefits...    118,556     131,552      63,318    1,650      315,076
Intangible asset
 amortization...........     55,186      12,782      20,860      --        88,828
Net deferral of
 insurance acquisition
 costs..................    (35,392)    (67,048)    (11,416) (43,259)    (157,115)
Commissions and taxes,
 licenses and fees......      8,260      84,232      44,431   11,264      148,187
Operating expenses......     48,166      32,182      29,463   94,635      204,446
                         ----------  ----------  ----------  -------  -----------
  Total benefits and
   expenses.............    194,776     193,700     146,656   64,290      599,422
                         ----------  ----------  ----------  -------  -----------
Income (loss) before
 income tax expense
 (benefit)..............     83,982      39,825       3,497   (5,058)     122,246
Income tax expense
 (benefit)..............     32,873       7,982      (3,914)  (1,762)      35,179
                         ----------  ----------  ----------  -------  -----------
  Net income (loss)..... $   51,109  $   31,843  $    7,411  $(3,296) $    87,067
                         ==========  ==========  ==========  =======  ===========
Balance Sheet
Future policy benefits.. $1,954,307  $2,956,326  $1,365,963  $75,065  $ 6,351,661
                         ==========  ==========  ==========  =======  ===========
Liabilities related to
 separate accounts...... $   23,410  $8,646,454  $2,509,775  $   --   $11,179,639
                         ==========  ==========  ==========  =======  ===========

                                                                   Liabilities
                                                 Net      Future   Related to
                                               Income     Policy    Separate
                                      Revenue  (Loss)    Benefits   Accounts
                                      -------- -------  ---------- -----------
Total revenue, net income, future
 policy benefits and liabilities
 related to separate accounts,
 respectively, from above:........... $721,668 $87,067  $6,351,661 $11,179,639
                                      -------- -------  ---------- -----------
Less:
  Revenue, net income and selected
   liabilities of FKLA...............  268,198  43,922   2,427,185         --
  Revenue, net income and selected
   liabilities of ZLICA..............   48,650   7,212     336,336         --
  Revenue, net loss and selected
   liabilities of Zurich Direct......   43,910 (12,368)        --          --
                                      -------- -------  ---------- -----------
    Totals per the Company's
     consolidated financial
     statements...................... $360,910 $48,301  $3,588,140 $11,179,639
                                      ======== =======  ========== ===========

          KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(15) Operating Segments and Related Information (continued)

As of and for the period ending December 31, 1999:

(in thousands)

                             Life
                          Brokerage   Financial      RSG      Direct     Total
                          ----------  ----------  ----------  -------  ----------
Income Statement
Revenue
Premium income..........  $  145,533  $      410  $      --   $ 8,038  $  153,981
Net investment income...     137,106     175,590     101,202    1,297     415,195
Realized investment
 gains (losses).........         976      (6,980)        (98)     --       (6,102)
Fees and other income...      70,477      48,873      35,742   44,528     199,620
                          ----------  ----------  ----------  -------  ----------
  Total revenue.........     354,092     217,893     136,846   53,863     762,694
                          ----------  ----------  ----------  -------  ----------
Benefits and Expenses
Policyholder benefits...     200,161     112,869      68,801    3,529     385,360
Intangible asset
 amortization...........      54,957      12,053      13,989      --       80,999
Net deferral of
 insurance acquisition
 costs..................     (37,433)    (43,664)    (20,624) (41,412)   (143,133)
Commissions and taxes,
 licenses and fees......      21,881      66,702      26,700   17,411     132,694
Operating expenses......      56,179      25,101      23,611   71,194     176,085
                          ----------  ----------  ----------  -------  ----------
  Total benefits and
   expenses.............     295,745     173,061     112,477   50,722     632,005
                          ----------  ----------  ----------  -------  ----------
Income before income tax
 expense................      58,347      44,832      24,369    3,141     130,689
Income tax expense......      25,707      19,235      10,966    1,114      57,022
                          ----------  ----------  ----------  -------  ----------
  Net income............  $   32,640  $   25,597  $   13,403  $ 2,027  $   73,667
                          ==========  ==========  ==========  =======  ==========
Balance Sheet
Future policy benefits..  $2,099,940  $2,620,132  $1,577,944  $34,957  $6,332,973
                          ==========  ==========  ==========  =======  ==========
Liabilities related to
 separate accounts......  $   20,552  $6,916,807  $2,840,709  $   --   $9,778,068
                          ==========  ==========  ==========  =======  ==========

                                                                  Liabilities
                                                Net      Future   Related to
                                              Income     Policy    Separate
                                     Revenue  (Loss)    Benefits   Accounts
                                     -------- -------  ---------- -----------
Total revenue, net income, future
 policy benefits and liabilities
 related to separate accounts,
 respectively, from above:.......... $762,694 $73,667  $6,332,973 $9,778,068
                                     -------- -------  ---------- ----------
Less:
  Revenue, net income and selected
   liabilities of FKLA..............  305,334  24,801   2,299,783        --
  Revenue, net income and selected
   liabilities of ZLICA.............   49,460   8,528     314,357        --
  Revenue, net loss and selected
   liabilities of Zurich Direct.....   44,481  (4,602)        --         --
                                     -------- -------  ---------- ----------
    Totals per the Company's
     consolidated financial
     statements..................... $363,419 $44,940  $3,718,833 $9,778,068
                                     ======== =======  ========== ==========

         KEMPER INVESTOR LIFE INSURANCE COMPANY AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(15) Operating Segments and Related Information (continued)

As of and for the period ending December 31, 1998:

(in thousands)

                             Life
                          Brokerage   Financial      RSG      Direct     Total
                          ----------  ----------  ----------  -------  ----------
Income Statement
Revenue
Premium income..........  $  160,067  $       56  $      --   $ 5,583  $  165,706
Net investment income...     141,171     180,721     100,695      271     422,858
Realized investment
 gains..................      20,335      33,691      15,659       30      69,715
Fees and other income...      80,831      40,421      31,074   23,581     175,907
                          ----------  ----------  ----------  -------  ----------
  Total revenue.........     402,404     254,889     147,428   29,465     834,186
                          ==========  ==========  ==========  =======  ==========
Benefits and Expenses
Policyholder benefits...     243,793     117,742      73,844    2,110     437,489
Intangible asset
 amortization...........      58,390      15,669      15,703      --       89,762
Net deferral of
 insurance acquisition
 costs..................     (55,569)     (9,444)    (22,964) (22,765)   (110,742)
Commissions and taxes,
 licenses and fees......      29,539      43,919      22,227   11,707     107,392
Operating expenses......      61,659      24,924      20,279   35,593     142,455
                          ----------  ----------  ----------  -------  ----------
  Total benefits and
   expenses.............     337,812     192,810     109,089   26,645     666,356
                          ==========  ==========  ==========  =======  ==========
Income before income tax
 expense................      64,592      62,079      38,339    2,820     167,830
Income tax expense......      26,774      24,340      14,794    1,001      66,909
                          ----------  ----------  ----------  -------  ----------
  Net income............  $   37,818  $   37,739  $   23,545  $ 1,819  $  100,921
                          ==========  ==========  ==========  =======  ==========
Balance Sheet
Future policy benefits..  $2,225,727  $2,372,144  $1,648,393  $15,069  $6,261,333
                          ==========  ==========  ==========  =======  ==========
Liabilities related to
 separate accounts......  $    8,497  $4,867,189  $2,223,518  $   --   $7,099,204
                          ==========  ==========  ==========  =======  ==========

                                                                   Liabilities
                                                Net       Future   Related to
                                               Income     Policy    Separate
                                     Revenue   (Loss)    Benefits   Accounts
                                     -------- --------  ---------- -----------
Total revenue, net income, future
 policy benefits and liabilities
 related to separate accounts,
 respectively, from above:.......... $834,186 $100,921  $6,261,333 $7,099,204
                                     -------- --------  ---------- ----------
Less:
  Revenue, net income and selected
   liabilities of FKLA..............  336,841   35,953   2,037,683        --
  Revenue, net loss and selected
   liabilities of ZLICA.............   54,058   (1,066)    317,259        --
  Revenue, net income and selected
   liabilities of Zurich Direct.....   23,548      885         --         --
                                     -------- --------  ---------- ----------
    Totals per the Company's
     consolidated financial
     statements..................... $419,739 $ 65,149  $3,906,391 $7,099,204
                                     ======== ========  ========== ==========

(16) Subsequent Event

   In February 2001, the Company sold to FKLA a $60.0 million group variable life insurance policy covering all current FKLA employees as of February 14, 2001. The transaction, as business-owned life insurance, will permit FKLA to indirectly fund certain of its employee benefit obligations.

                                  APPENDIX A

                   ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

      Purchase Payment................................. $40,000
      Guarantee Period................................. 5 Years
      Guaranteed Interest Rate......................... 5% Annual Effective Rate

   The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Date of Issue. The Market Value Adjustment operates in a similar manner for transfers. No Withdrawal Charge applies to transfers.

   The Guarantee Period Value for this $40,000 Purchase Payment is $51,051.26 at the end of the five-year Guarantee Period. After one year, when the withdrawals occur in these examples, the Guarantee Period Value is $42,000.00. It is also assumed, for the purposes of these examples, that no prior partial withdrawals or transfers have occurred.

   The Market Value Adjustment will be based on the rate we are then crediting (at the time of the withdrawal) on new Contracts with the same Guarantee Period as the time remaining in your Guarantee Period rounded to the next higher number of complete years. One year after the Purchase Payment there would have been four years remaining in your Guarantee Period. These examples also show the Withdrawal Charge (if any) which would be calculated separately after the Market Value Adjustment.

Example of a Downward Market Value Adjustment

   A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment and we are then crediting 6.5% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                        -.0551589* = [ (1 + .05) ] /4/
                                        [ (1 + .065) ] -1

   The Market Value Adjustment is a reduction of $2,316.67 from the Guarantee Period Value:

                      - 2,316.67 = -.0551589 X 42,000.00

   The Market Adjusted Value would be:

                      $39,683.33 = $42,000.00 - $2,316.67

   A Withdrawal Charge of 6% would be assessed against the Market Adjusted Value in excess of the amount available as a free withdrawal. In this case, there are no prior withdrawals, so 10% of the Market Adjusted Value is not subject to a Withdrawal Charge. The Withdrawal Charge is thus:

                      $2,142.90 = $39,683.33 X .90 X .06

   Thus, the amount payable on a full withdrawal would be:

                      $37,540.43 = $39,683.33 - $2,142.90
---------
*Actual calculation utilizes 10 decimal places.

   If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be 50% of that of the full withdrawal:

                     - $1,158.34 = - .0551589 X $21,000.00

   The Market Adjusted Value would be:

                      $19,841.66 = $21,000.00 - $1,158.34

   The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value as there are no prior withdrawals:

                $952.39 = ($19,841.46 - .10 X $39,683.33) X .06

   Thus, the amount payable on this partial withdrawal would be:

                       $18.889.07 = $19,841.46 - $952.39

Example of an Upward Market Value Adjustment

   An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year later and we are then crediting 4% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                         + .0390198 = [ (1 + .05) ]/4/

                                        [ (1 + .04) ] -1

   The Market Value Adjustment is an increase of $1,638.83 to the Guarantee Period Value:

                       $1,638.83 = $42,000.00 X .0390198

   The Market Adjusted Value would be:

                      $43,638.33 = $42,000.00 + $1,638.83

   A Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value, as there were no prior withdrawals:

                      $2,356.47 = $43,638.33 X .90 X .06

   Thus, the amount payable on withdrawal would be:

                      $41,281.85 = $43,638.33 - $2,356.47

   If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be:

                        $819.42 = $21,000.00 X .0390198

   The Market Adjusted Value of $21,000.00 would be:

                       $21,819.42 = $21,000.00 + $819.42

   The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value as there are no prior withdrawals:

               $1,047.34 = ($21,819.42 - .1 X $43,638.33) X .06

   Thus, the amount payable on this partial withdrawal would be:

                      $20,772.08 = $21,819.42 - $1,047.34

   Actual Market Value Adjustment may have a greater or lesser impact than that shown in the Examples, depending on the actual change in interest crediting rates and the timing of the withdrawal or transfer in relation to the time remaining in the Guarantee Period.

                                  APPENDIX B

  KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED FIXED AND VARIABLE ANNUITY
               IRA, ROTH IRA AND SIMPLE IRA DISCLOSURE STATEMENT

   This Disclosure Statement describes the statutory and regulatory provisions applicable to the operation of traditional Individual Retirement Annuities
(IRAs), Roth Individual Retirement Annuities (Roth IRAs) and Simple Individual Retirement Annuities (SIMPLE IRAs). Internal Revenue Service regulations require that this be given to each person desiring to establish an IRA, Roth IRA or a SIMPLE IRA. Except where otherwise indicated, IRA discussion includes Simplified Employee Pension IRAs (SEP IRAs). Further information can be obtained from Kemper Investors Life Insurance Company and from any district office of the Internal Revenue Service.

A. Revocation

   Within 7 days of the date you signed your enrollment application, you may revoke the Contract and receive back 100% of your money. To do so, wire Kemper Investors Life Insurance Company, 1 Kemper Drive, Long Grove, Illinois 60049, or call 1-800-621-5001.

B. Statutory Requirements

   This Contract is intended to meet the requirements of Section 408(b) of the Internal Revenue Code (Code), Section 408A of the Code for use as a Roth IRA, or of Section 408(p) of the Code for use as a SIMPLE IRA, whichever is applicable. The Contract has not been approved as to form for use as an IRA, Roth IRA or a SIMPLE IRA by the Internal Revenue Service. Such approval by the Internal Revenue Service is a determination only as to form of the Contract, and does not represent a determination on the merits of the Contract.

   1. The amount in your IRA, Roth IRA, and SIMPLE IRA, whichever is applicable, must be fully vested at all times and the entire interest of the owner must be nonforfeitable.

   2. The Contract must be nontransferable by the owner.

   3. The Contract must have flexible premiums.

   4. For IRAs and SIMPLE IRAs, you must start receiving distributions on or before April 1 of the year following the year in which you reach age 70 1/2 (the required beginning date) (see "Required Distributions"). However, Section 401(a)(9)(A) of the Code (relating to minimum distributions required to commence at age 70 1/2), and the incidental death benefit requirements of
Section 401(a) of the Code, do not apply to Roth IRAs.

   If you die before your entire interest in your Contract is distributed, unless otherwise permitted under applicable law, any remaining interest in the Contract must be distributed to your beneficiary by December 31 of the calendar year containing the fifth anniversary of your death; except that: (1) if the interest is payable to an individual who is your designated beneficiary (within the meaning of Section 401(a)(9) of the Code), the designated beneficiary may elect to receive the entire interest over his or her life, or over a period certain not extending beyond his or her life expectancy, commencing on or before December 31 of the calendar year immediately following the calendar year in which you die; and (2) if the designated beneficiary is your spouse, the Contract will be treated as his or her own IRA, or, where applicable, Roth IRA.

   5. Except in the case of a rollover contribution or a direct transfer (see "Rollovers and Direct Transfers"), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP), (1) all contributions to an IRA, including a Roth IRA, must be cash contributions which do not exceed $2,000 for any taxable year, and (2) all contributions to a SIMPLE IRA must be cash contributions, including matching or nonelective employer contributions (see "SIMPLE IRAs"), which do not exceed $6,000 for any year (as adjusted for inflation).

   6. The Contract must be for the exclusive benefit of you and your beneficiaries.

C. Rollovers and Direct Transfers for IRAs and SIMPLE IRAs

   1. A rollover is a tax-free transfer from one retirement program to another that you cannot deduct on your tax return. There are two kinds of tax-free rollover payments under an IRA. In one, you transfer amounts from one IRA to another. With the other, you transfer amounts from a qualified employee benefit plan or tax-sheltered annuity to an IRA. Tax-free rollovers can be made from a SIMPLE IRA to another SIMPLE IRA or to a SIMPLE Individual Retirement Account under Section 408(p) of the Code. An individual can make a tax-free rollover to an IRA from a SIMPLE IRA after a two-year period has expired since the individual first participated in a SIMPLE plan.

   2. You must complete the transfer by the 60th day after the day you receive the distribution from your IRA or other qualified employee benefit plan or SIMPLE IRA.

   3. A rollover distribution may be made to you only once a year. The one-year period begins on the date you receive the rollover distribution, not on the date you roll it over (reinvest it).

   4. A direct transfer to an IRA of funds in an IRA from one trustee or insurance company to another is not a rollover. It is a transfer that is not affected by the one-year waiting period.

   5. All or a part of the premium for this Contract used as an IRA may be paid from a rollover from an IRA, qualified pension or profit-sharing plan or tax-sheltered annuity, or from a direct transfer from another IRA. All or part of the premium for this Contract used as a SIMPLE IRA may be paid from a rollover from a SIMPLE IRA or SIMPLE Individual Retirement Account or, to the extent permitted by law, from a direct transfer from a SIMPLE IRA or SIMPLE Individual Retirement Account.

   6. A distribution that is eligible for rollover treatment from a qualified employee benefit plan or tax-sheltered annuity will be subject to twenty percent (20%) withholding by the Internal Revenue Service even if you roll the distribution over within the 60-day rollover period. One way to avoid this withholding is to make the distribution as a direct transfer to the IRA trustee or insurance company.

D. Contribution Limits and Allowance of Deduction for IRAs

   1. In general, the amount you can contribute each year to an IRA is the lesser of $2,000 or your taxable compensation for the year. If you have more than one IRA, the limit applies to the total contributions made to your own IRAs for the year. Generally, if you work the amount that you earn is compensation. Wages, salaries, tips, professional fees, bonuses and other amounts you receive for providing personal services are compensation. If you own and operate your own business as a sole proprietor, your net earnings reduced by your deductible contributions on your behalf to self-employed retirement plans is compensation. If you are an active partner in a partnership and provide services to the partnership, your share of partnership income reduced by deductible contributions made on your behalf to qualified retirement plans is compensation. All taxable alimony and separate maintenance payments received under a decree of divorce or separate maintenance is compensation.

   2. In the case of a married couple filing a joint return, up to $2,000 can be contributed to each spouse's IRA, even if one spouse has little or no compensation. This means that the total combined contributions that can be made to both IRAs can be as much as $4,000 for the year. Previously, if one spouse had no compensation or elected to be treated as having no compensation, the total combined contributions to both IRAs could no be more than $2,250.

   3. In the case of a married couple with unequal compensation who file a joint return, the limit on the deductible contributions to the IRA of the spouse with less compensation is the smaller of:

     a. $2,000, or

     b. The total compensation of both spouses, reduced by any deduction allowed for contributions to IRAs of the spouse with more compensation.

   The deduction for contributions to both spouses' IRAs may be further limited if either spouse is covered by an employer retirement plan.

   4. Even if your spouse is covered by an employer retirement plan, you may be able to deduct your contributions to an IRA if you are not covered by an employer plan. The deduction is limited to $2,000 and it must be reduced if your adjusted gross income on a joint return is more than $150,000 but less than $160,000. Your deduction is eliminated if your income on a joint return is $160,000 or more.

   5. Contributions to your IRA can be made at any time. If you make the contribution between January 1 and April 15, however, you may elect to treat the contribution as made either in that year or in the preceding year. You may file a tax return claiming a deduction for your IRA contribution before the contribution is actually made. You must, however, make the contribution by the due date of your return not including extensions.

   6. You cannot make a contribution other than a rollover contribution to your IRA for the year in which you reach age 70 1/2 or thereafter.

E. SEP IRAs

   1. SEP IRA rules concerning eligibility and contributions are governed by Code Section 408(k). The maximum deductible contribution for a SEP IRA is the lesser of $30,000 or 15% of compensation.

   2. A SEP must be established and maintained by an employer (corporation, partnership, sole proprietor). Information about the Kemper SEP is available upon request.

F. SIMPLE IRAs

   1. A SIMPLE IRA must be established with your employer using a qualified salary reduction agreement.

   2. You may elect to have your employer contribute to your SIMPLE IRA, under a qualified salary reduction agreement, an amount (expressed as a percentage of your compensation) not to exceed $6,000 (as adjusted for inflation) for the year. In addition to these employee elective contributions, your employer is required to make each year either (1) a matching contribution equal to up to 3 percent, and not less than 1 percent, of your SIMPLE IRA contribution for the year, or (2) a nonelective contribution equal to 2 percent of your compensation for the year (up to $150,000 of compensation, as adjusted for inflation). No other contributions may be made to a SIMPLE IRA.

   3. Employee elective contributions and employer contributions (i.e., matching contributions and nonelective contributions) to your SIMPLE IRA are excluded from your gross income.

   4. To the extent an individual with a SIMPLE IRA is no longer participating in a SIMPLE plan (e.g., the individual has terminated employment), and two years has passed since the individual first participated in the plan, the individual may treat the SIMPLE IRA as an IRA.

G. Tax Status of the Contract and Distributions for IRAs and SIMPLE IRAs

   1. Earnings of your IRA annuity contract are not taxed until they are distributed to you.

   2. In general, taxable distributions are included in your gross income in the year you receive them.

   3. Distributions under your IRA are non-taxable to the extent they represent a return of non-deductible contributions (if any). The non-taxable percentage of a distribution is determined by dividing your total undistributed, non-deductible IRA contributions by the value of all your IRAs (including SEPs and rollovers).

   4. You cannot choose the special five-year or ten-year averaging that may apply to lump sum distributions from qualified employer plans.

H. Required Distributions for IRAs and SIMPLE IRAs

   You must start receiving minimum distributions required under the Contract and Section 401(a)(9) of the Code from your IRA and SIMPLE IRA starting with the year you reach age 70 1/2 (your 70 1/2 year). Ordinarily, the required minimum distribution for a particular year must be received by December 31 of that year. However, you may delay the required minimum distribution for the year you reach age 70 1/2 until April 1 of the following year (i.e., the required beginning date).

   Annuity payments which begin by April 1 of the year following your 70 1/2 year satisfy the minimum distribution requirement if they provide for non-increasing payments over the life or the lives of you and your spouse, provided that, if installments are guaranteed, the guaranty period does not exceed the lesser of 20 years or the applicable life expectancy.

   The applicable life expectancy is your remaining life expectancy or the remaining joint life and last survivor expectancy of you and your designated beneficiary. Life expectancies are determined using the expected return multiple tables shown in IRS Publication 590 "Individual Retirement Arrangements." To obtain a free copy of IRS Publication 590 and other IRS forms, phone the IRS toll free at 1-800-729-3676 or write the IRS Forms Distribution Center for your area as shown in your income tax return instructions.

   If you have more than one IRA, you must determine the required minimum distribution separately for each IRA; however, you can take the actual distributions of these amounts from any one or more of your IRAs.

   If the actual distribution from your Contract is less than the minimum amount that should be distributed in accordance with the minimum distribution requirements mentioned above, the difference generally is an excess accumulation. There is a 50% excise tax on any excess accumulations. If the excess accumulation is due to reasonable error, and you have taken (or are taking) steps to remedy the insufficient distribution, you can request that this 50% excise tax be excused by filing with your tax return an IRS Form 5329, together with a letter of explanation and the excise tax payment.

I. Roth IRAs

   1. If your Contract is a special type of individual retirement plan known as a Roth IRA, it will be administered in accordance with the requirements of
Section 408A of the Code. (Except as otherwise indicated, references herein to an "IRA" are to an "individual retirement plan," within the meaning of Section 7701(a)(37) of the Code, other than a Roth IRA.) Roth IRAs are treated the same as other IRAs, except as described here. However, the provisions of the Code governing Roth IRAs may be modified by pending legislation. We will notify you of any such changes.

   2. The IRS is not presently accepting submissions for opinion letters approving annuities as Roth IRAs, but will issue in the future procedures for requesting such opinion letters. We will apply for approval as soon as possible after the IRS issues its procedures on this matter. Such approval will be a determination only as to the form of the annuity, and will not represent a determination of the merits of the annuity.

   3. If your Contract is a Roth IRA, We will send you a Roth IRA endorsement to be attached to, and to amend, your Contract after We obtain approval of the endorsement from the IRS and your state insurance department. The Company reserves the right to amend the Contract as necessary or advisable from time to time to comply with future changes in the Internal Revenue Code, regulations or other requirements imposed by the IRS to obtain or maintain its approval of the annuity as a Roth IRA.

   4. Earnings in your Roth IRA are not taxed until they are distributed to you, and will not be taxed if they are paid as a "qualified distribution," as described to you in section L, below.

J. Eligibility and Contributions for Roth IRAs

   1. Generally, you are eligible to establish or make a contribution to your Roth IRA only if you meet certain income limits. No deduction is allowed for contributions to your Roth IRA. Contributions to your Roth IRA may be made even after you attain age 70 1/2.

   2. The aggregate amount of contributions for any taxable year to all IRAs, including all Roth IRAs, maintained for your benefit (the "contribution limit") generally is the lesser of $2,000 and 100% of your compensation for the taxable year. However, if you file a joint return and receive less compensation for the taxable year than your spouse, the contribution limit for the taxable year is the lesser of $2,000 and the sum of (1) your compensation for the taxable year, and (2) your spouse's compensation for the taxable year reduced by any deductible contributions to an IRA of your spouse, and by any contributions to a Roth IRA for your spouse, for the taxable year.

   The contribution limit for any taxable year is reduced (but not below zero) by the amount which bears the same ratio to such amount as:

     (a) the excess of (i) your adjusted gross income for the taxable year, over (ii) the "applicable dollar amount," bears to

     (b) $15,000 (or $10,000 if you are married).

   For this purpose, "adjusted gross income" is determined in accordance with
Section 219(g)(3) of the Code and (1) excludes any amount included in gross income as a result of any rollover from, transfer from, or conversion of an IRA to a Roth IRA, and (2) is reduced by any deductible IRA contribution. In addition, the "applicable dollar amount" is equal to $150,000 for a married individual filing a joint return, $0 for a married individual filing a separate return, and $95,000 for any other individual.

   A "qualified rollover contribution" (discussed in section K, below), and a non-taxable transfer from another Roth IRA, are not taken into account for purposes of determining the contribution limit.

K. Rollovers, Transfers and Conversions to Roth IRAs

   1. Rollovers and Transfers--A rollover may be made to a Roth IRA only if it is a "qualified rollover contribution." A "qualified rollover contribution" is a rollover to a Roth IRA from another Roth IRA or from an IRA, but only if such rollover contribution also meets the rollover requirements for IRAs under
Section 408(d)(3). In addition, a transfer may be made to a Roth IRA directly from another Roth IRA or from an IRA.

   You may not make a qualified rollover contribution or transfer in a taxable year from an IRA to a Roth IRA if (a) your adjusted gross income for the taxable year exceeds $100,000 or (b) you are married and file a separate return.

   The rollover requirements of Section 408(d)(3) are complex and should be carefully considered before you make a rollover. One of the requirements is that the amount received be paid into another IRA (or Roth IRA) within 60 days after receipt of the distribution. In addition, a rollover contribution from a Roth IRA may be made by you only once a year. The one-year period begins on the date you receive the Roth IRA distribution, not on the date you roll it over (reinvest it) into another Roth IRA. If you withdraw assets from a Roth IRA, you may roll over part of the withdrawal tax free into another Roth IRA and keep the rest of it. A portion of the amount you keep may be included in your gross income.

   2. Taxation of Rollovers and Transfers to Roth IRAs--A qualified rollover contribution or transfer from a Roth IRA maintained for your benefit to another Roth IRA maintained for your benefit which meets the rollover requirements for IRAs under Section 408(d)(3) is tax-free.

   In the case of a qualified rollover contribution or a transfer from an IRA maintained for your benefit to a Roth IRA maintained for your benefit, any portion of the amount rolled over or transferred which would be includible in your gross income were it not part of a qualified rollover contribution or a nontaxable transfer will be includible in your gross income. However, Code
Section 72(t) (relating to the 10 percent penalty tax on premature distributions) will not apply. If such a rollover or transfer occurs before January 1, 1999, any portion of the amount rolled over or transferred which is required to be included in gross income will be so included ratably over the 4-taxable year period beginning with the taxable year in which the rollover or transfer is made.

   Pending legislation may modify these rules retroactively to January 1, 1998.

   3. Transfers of Excess IRA Contributions to Roth IRAs--If, before the due date of your federal income tax return for any taxable year (not including extensions), you transfer, from an IRA, contributions for such taxable year (and earnings thereon) to a Roth IRA, such amounts will not be includible in gross income to the extent that no deduction was allowed with respect to such amount.

   4. Taxation of Conversions of IRAs to Roth IRAs--All or part of amounts in an IRA maintained for your benefit may be converted into a Roth IRA maintained for your benefit. The conversion of an IRA to a Roth IRA is treated as special type of qualified rollover contribution. Hence, you must be eligible to make a qualified rollover contribution in order to convert an IRA to a Roth IRA. A conversion typically will result in the inclusion of some or all of your IRA's value in gross income, as described above.

   A conversion of an IRA to a Roth IRA can be made without taking an actual distribution from your IRA. For example, an individual may make a conversion by notifying the IRA issuer or trustee, whichever is applicable.

   UNDER SOME CIRCUMSTANCES, IT MIGHT NOT BE ADVISABLE TO ROLLOVER, TRANSFER, OR CONVERT ALL OR PART OF AN IRA TO A ROTH IRA. WHETHER YOU SHOULD DO SO WILL

DEPEND ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, SUCH FACTORS AS WHETHER YOU QUALIFY TO MAKE SUCH A ROLLOVER, TRANSFER, OR CONVERSION, YOUR FINANCIAL SITUATION, AGE, CURRENT AND FUTURE INCOME NEEDS, YEARS TO RETIREMENT, CURRENT AND FUTURE TAX RATES, YOUR ABILITY AND DESIRE TO PAY CURRENT INCOME TAXES WITH RESPECT TO AMOUNTS ROLLED OVER, TRANSFERRED, OR CONVERTED, AND WHETHER SUCH TAXES MIGHT NEED TO BE PAID WITH WITHDRAWALS FROM YOUR ROTH IRA (SEE DISCUSSION BELOW OF "NONQUALIFIED DISTRIBUTIONS"). YOU SHOULD CONSULT A QUALIFIED TAX ADVISER BEFORE ROLLING OVER, TRANSFERRING, OR CONVERTING ALL OR PART OF AN IRA TO A ROTH IRA.

   5. Separate Roth IRAs--Due to the complexity of, and proposed changes to, the tax law, it may be advantageous to maintain amounts rolled over, transferred, or converted from an IRA in separate Roth IRAs from those containing regular Roth IRA contributions. For the same reason, you should consider maintaining a separate Roth IRA for each amount rolled over, transferred, or converted from an IRA. These considerations should be balanced against the additional costs you may incur from maintaining multiple Roth IRAs. You should consult your tax adviser if you intend to contribute rollover, transfer, or conversion amounts to your Contract, or if you intend to roll over or transfer amounts from your Contract to another Roth IRA maintained for your benefit.

L. Income Tax Consequences of Roth IRAs

   1. Qualified Distributions--Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is a payment or distribution which satisfies two requirements. First, the payment or distribution must be (a) made after you attain 59 1/2, (b) made after your death, (c) attributable to your being disabled, or (d) a "qualified special purpose distribution" (i.e., a qualified first-time homebuyer distribution under Section 72(t)(2)(F) of the Code). Second, the payment or distribution must be made in a taxable year that is at least five years after (1) the first taxable year for which a contribution was made to any Roth IRA established for you, or (2) in the case of a rollover from, or a conversion of, an IRA to a Roth IRA, the taxable year in which the rollover or conversion was made if the payment or distribution is allocable (as determined in the manner set forth in guidance issued by the IRS) to the rollover contribution or conversion (or to income allocable thereto).

   2. Nonqualified Distributions--A distribution from a Roth IRA which is not a qualified distribution is taxed under Section 72 (relating to annuities), except that such distribution is treated as made first from contributions to the Roth IRA to the extent that such distribution, when added to all previous distributions from the Roth IRA, does not exceed the aggregate amount of contributions to the Roth IRA. For purposes of determining the amount taxed,
(a) all Roth IRAs established for you will be treated as one contract, (b) all distributions during any taxable year from Roth IRAs established for you will be treated as one distribution, and (c) the value of the contract, income on the contract, and investment in the contract, if applicable, will be computed as of the close of the calendar year in which the taxable year begins.

   An additional tax of 10% is imposed on nonqualified distributions (including amounts deemed distributed as the result of a prohibited loan or use of your Roth IRA as security for a loan) made before the benefited individual has attained age 59 1/2, unless one of the exceptions discussed in Section N applies.

M. Tax on Excess Contributions

   1. You must pay a 6% excise tax each year on excess contributions that remain in your Contract. Generally, an excess contribution is the amount contributed to your Contract that is more than you can contribute. The excess is taxed for the year of the excess contribution and for each year after that until you correct it.

   2. You will not have to pay the 6% excise tax if you withdraw the excess amount by the date your tax return is due including extensions for the year of the contribution. You do not have to include in your gross income an excess contribution that you withdraw from your Contract before your tax return is due if the income earned on the excess was also withdrawn and no deduction was allowed for the excess contribution. You must include in your gross income the income earned on the excess contribution.

N. Tax on Premature Distributions

   There is an additional tax on premature distributions from your IRA, Roth IRA, or SIMPLE IRA, equal to 10% of the taxable amount. For premature distributions from a SIMPLE IRA made within the first 2 years you participate in a SIMPLE plan, the additional tax is equal to 25% of the amount of the premature distribution that must be included in gross income. Premature distributions are generally amounts you withdraw before you are age 59 1/2. However, the tax on premature distributions does not apply:

   1. To amounts that are rolled over tax free;

   2. To a distribution which is made on or after your death, or on account of you being disabled within the meaning of Code Section 72(m)(7);

   3. To a distribution which is part of a series of substantially equal periodic payments (made at least annually) over your life or your life expectancy or the joint life or joint life expectancy of you and your beneficiary; or

   4. To a distribution which is used for qualified first-time homebuyer expenses, qualified higher education expenses, certain medical expenses, or by an unemployed individual to pay health insurance premiums.

O. Excise Tax Reporting

   Use Form 5329, Additional Taxes Attributable to Qualified Retirement Plans (Including IRAs), Annuities, and Modified Endowment Contracts, to report the excise taxes on excess contributions, premature distributions, and excess accumulations. If you do not owe any IRA, SIMPLE IRA or Roth IRA excise taxes, you do not need Form 5329. Further information can be obtained from any district office of the Internal Revenue Service.

P. Borrowing

   If you borrow money against your Contract or use it as security for a loan, the Contract will lose its classification as an IRA, Roth IRA, or SIMPLE IRA, whichever is applicable, and you must include in gross income the fair market value of the Contract as of the first day of your tax year. In addition, you may be subject to the tax on premature distributions described above. (Note:
This Contract does not allow borrowings against it, nor may it be assigned or pledged as collateral for a loan.)

Q. Reporting

   We will provide you with any reports required by the Internal Revenue
Service.

R. Estate Tax

   Generally, the value of your IRA, including your Roth IRA, is included in your gross estate for federal estate tax purposes.

S. Financial Disclosure

   1. If contributions to the Contract are made by other than rollover contributions and direct transfers, the following information based on the charts shown on the next pages, which assumes you were to make a level contribution to the fixed account at the beginning of each year of $1,000 must be completed prior to your signing the enrollment application.

                                                      Lump Sum        Lump Sum
                                                     Termination     Termination
                                                      Value of   At   Value of
      End of Year                                     Contract*  Age  Contract*
      -----------                                    ----------- --- -----------
       1...........................................               60
       2...........................................               65
       3...........................................               70
       4...........................................
       5...........................................

---------

*Includes applicable withdrawal charges as described in Item T below.

   2. If contributions to the Contract are made by rollover contributions and/or direct transfers, the following information, based on the charts shown on the next page, and all of which assumes you make one contribution to the fixed account of $1,000 at the beginning of this year, must be completed prior to your signing the enrollment application.

              Lump Sum        Lump Sum
      End    Termination     Termination
       of     Value of   At   Value of
      Year    Contract*  Age  Contract*
      ----   ----------- --- -----------
       1                  60
       2                  65
       3                  70
       4
       5

---------

*Includes applicable withdrawal charges as described in Item T below.

T. Financial Disclosure for the Separate Account (Variable Account)

   1. If on the enrollment application you indicated an allocation to a Subaccount, this Contract will be assessed a daily charge of an amount which will equal an aggregate of 1.40% per annum. If you elected the Guaranteed Retirement Income Benefit option, an additional charge of .25% of the Contract Value will be assessed against the Separate Account, Fixed Account and Guarantee Periods on a pro-rata basis.

   2. An annual records maintenance charge of $30.00 will be assessed ratably each quarter against the Separate Account, Fixed Account and Guarantee Periods.

   3. Withdrawal (early annuitization) charges will be assessed based on the years elapsed since the Purchase Payments (in a given Contract Year) were received by KILICO; under 1 year, 7%; over 1 to 2 years, 6%; over 2 to 3 years, 5%; over 3 to 4 years, 5%; over 4 to 5 years, 4%; over 5 to 6 years, 3%; over 6 to 7 years, 2%; over 7 years and thereafter, 0%.

   4. The method used to compute and allocate the annual earnings is contained in the Prospectus under the heading "Accumulation Unit Value."

   5. The growth in value of your Contract is neither guaranteed nor projected but is based on the investment experience of the Separate Account.

   GUARANTEED LUMP SUM TERMINATION OF DEFERRED FIXED AND VARIABLE ANNUITY COMPLETELY ALLOCATED TO THE GENERAL ACCOUNT WITH 3% GUARANTEED EACH YEAR. (TERMINATION VALUES ARE BASED ON $1,000 ANNUAL CONTRIBUTIONS AT THE BEGINNING OF EACH YEAR.)

End of  Termination End of Termination End of Termination End of Termination
 Year     Values*    Year    Values*    Year    Values*    Year    Values*
------  ----------- ------ ----------- ------ ----------- ------ -----------
   1    $   937.00   14    $16,798.32   27    $40,421.63   40    $ 75,113.26
   2      1,913.00   15     18,310.91   28     42,642.92   41      78,375.30
   3      2,928.90   16     19,868.88   29     44,930.85   42      81,735.20
   4      3,976.63   17     21,473.59   30     47,287.42   43      85,195.89
   5      5,066.14   18     23,126.44   31     49,714.68   44      88,760.41
   6      6,198.41   19     24,828.87   32     52,214.76   45      92,431.86
   7      7,374.46   20     26,582.37   33     54,789.84   46      96,213.46
   8      8,604.34   21     28,388.49   34     57,442.18   47     100,108.50
   9      9,871.11   22     30,248.78   35     60,174.08   48     104,120.40
  10     11,175.88   23     32,164.88   36     62,987.94   49     108,252.65
  11     12,519.80   24     34,138.47   37     65,886.22   50     112,508.87
  12     13,904.03   25     36,171.26   38     68,871.45
  13     15,329.79   26     38,265.04   39     71,946.23

   GUARANTEED LUMP SUM TERMINATION OF DEFERRED FIXED AND VARIABLE ANNUITY COMPLETELY ALLOCATED TO THE GENERAL ACCOUNT WITH 3% GUARANTEED EACH YEAR. (TERMINATION VALUES ARE BASED ON $1,000 SINGLE PREMIUM.)

End of  Termination End of Termination End of Termination End of Termination
 Year     Values*    Year    Values*    Year    Values*    Year    Values*
------  ----------- ------ ----------- ------ ----------- ------ -----------
   1      $  937     14      $1,000     27      $1,000     40      $1,000
   2         946     15       1,000     28       1,000     41       1,000
   3         955     16       1,000     29       1,000     42       1,000
   4         955     17       1,000     30       1,000     43       1,000
   5         964     18       1,000     31       1,000     44       1,000
   6         973     19       1,000     32       1,000     45       1,000
   7         982     20       1,000     33       1,000     46       1,000
   8       1,000     21       1,000     34       1,000     47       1,000
   9       1,000     22       1,000     35       1,000     48       1,000
  10       1,000     23       1,000     36       1,000     49       1,000
  11       1,000     24       1,000     37       1,000     50       1,000
  12       1,000     25       1,000     38       1,000
  13       1,000     26       1,000     39       1,000

---------

*Includes applicable withdrawal charges.

                      STATEMENT OF ADDITIONAL INFORMATION

                                  May 1, 2001

             INDIVIDUAL AND GROUP VARIABLE, FIXED AND MARKET VALUE
                      ADJUSTED DEFERRED ANNUITY CONTRACTS

                          FARMERS VARIABLE ANNUITY I

                                   Issued By

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                                      and

                   KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

    HOME OFFICE: 1 Kemper Drive, Long Grove, Illinois 60049  (847) 550-5500



This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Prospectus of the Separate Account dated May 1, 2001. The Prospectus may be obtained from Kemper Investors Life Insurance Company by writing or calling the address or telephone number listed above.

                               TABLE OF CONTENTS

                                                                Page
                                                                ----

     Services to the Separate Account........................    B-1
     Performance Information of Subaccounts..................    B-1
     State Regulation........................................    B-8
     Experts.................................................    B-9
     Financial Statements....................................    B-9

                        SERVICES TO THE SEPARATE ACCOUNT

Kemper Investors Life Insurance Company ("KILICO") maintains the books and records of the KILICO Variable Annuity Separate Account (the "Separate Account"). KILICO holds the assets of the Separate Account. The assets are kept segregated and held separate and apart from the general funds of KILICO. KILICO maintains records of all purchases and redemptions of shares of each Fund by each of the Subaccounts. All expenses incurred in the operations of the Separate Account, except the charge for mortality and expense risk and administrative expenses, and records maintenance charge (as described in the Prospectus) are borne by KILICO.

The independent accountants for the Separate Account are PricewaterhouseCoopers LLP, Chicago, Illinois, for the years ended December 31, 2000, 1999 and 1998. The firm performed the annual audit of the financial statements of the Separate Account and KILICO for the years ended December 31, 2000, 1999 and 1998.

The Contracts are sold by licensed insurance agents, where the Contracts may be lawfully sold, who are registered representatives of broker-dealers which are registered under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. The Contracts are distributed through the principal underwriter for the Separate Account, Investors Brokerage Services, Inc. ("IBS"), a wholly-owned subsidiary of KILICO, which enters into selling group agreements with affiliated and unaffiliated broker-dealers. Subject to the provisions of the Contracts, units of the Subaccounts under the Contract are offered on a continuous basis.

KILICO pays commissions to the seller which may vary but are not anticipated to exceed in the aggregate an amount equal to six and one-quarter percent (6 1/4%) of Purchase Payments. During 2000 and 1999, KILICO incurred gross commissions payable of approximately $.3 million and $.1 million, respectively, to licensed insurance agents.

                     PERFORMANCE INFORMATION OF SUBACCOUNTS

As described in the Prospectus, a Subaccount's historical performance may be shown in the form of standardized "average annual total return" and nonstandardized "total return" calculations in the case of all Subaccounts; "yield" information may be provided in the case of the Scudder High Yield (formerly Kemper High Yield) Subaccount, the Scudder Government Securities (formerly Kemper Government Securities) Subaccount, Scudder Bond (formerly Scudder VLIF Bond) Subaccount, PIMCO Low Duration Bond Subaccount, PIMCO Foreign Bond Subaccount and Templeton Developing Markets Securities (formerly Templeton Developing Markets) Subaccount; and "yield" and "effective yield" information may be provided in the case of the Scudder VLIF Money Market Subaccount. These various measures of performance are described below.

A Subaccount's standardized average annual total return quotation is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The standardized average annual total return for a Subaccount for a specific period is found by first taking a hypothetical $1,000 investment in each of the Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending redeemable value ("redeemable value") of that investment at the end of the period. The redeemable value reflects the effect of the applicable Withdrawal Charge that may be imposed at the end of the period as well as all other recurring charges and fees applicable under the Contract to all Contract Owner accounts. Premium taxes are not included in the term charges. The redeemable value is then divided by the initial investment and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount over the applicable period.

No standard formula has been prescribed for calculating nonstandardized total return performance. Nonstandardized total return performance for a specific period is calculated by first taking an investment (assumed to be $40,000 below) in each Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending value ("ending value") of that investment at the end of the period. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period or the effect of the Records Maintenance Charge, and thus may be higher than if such charges were deducted. Premium taxes and Records Maintenance Charges are not included in the term charges. The nonstandardized total return percentage is then determined by subtracting the initial investment from the ending value and dividing the remainder by the initial investment and expressing the result as a percentage. An assumed investment of $40,000 was chosen because that approximates the size of a typical account. Both annualized and nonannualized (cumulative) nonstandardized total return figures may be provided. Annualized nonstandardized total return figures represent the average annual percentage charge in the value of a Subaccount over the applicable period while nonannualized (cumulative) figures represent the actual percentage change over the applicable period.

Standardized average annual total return quotations will be current to the last day of the calendar quarter and nonstandardized total return quotations will be current to the last day of the calendar month preceding the date on which an advertisement is submitted for publication. Standardized average annual total return will cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio has been held in a Subaccount (life of Subaccount). Nonstandardized total return may cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio held in a Subaccount has been in existence (life of Portfolio). For those underlying Portfolios which have not been held as Subaccounts within the Separate Account for one of the quoted periods, the nonstandardized total return quotations will show the investment performance such underlying Portfolios would have achieved (reduced by the applicable charges) had they been held as Subaccounts within the Separate Account for the period quoted.

Performance information will be shown for periods from April 6, 1982 (inception) for the (Scudder High Yield (formerly Kemper High Yield) Subaccount. This performance information is stated to reflect that the Separate Account was reorganized on November 3, 1989 as a unit investment trust with Subaccounts investing in corresponding Portfolios of the Fund. In addition, on that date the Scudder Government Securities (formerly Kemper Government Securities) Subaccount was added to the Separate Account to invest in the Fund's Government Securities Portfolio. For the Scudder Government Securities (formerly Kemper

Government Securities Subaccount, performance figures will reflect investment experience as if the Scudder Government Securities (formerly Kemper Government Securities) Subaccount had been available under the Contracts since September 3, 1987, the inception date of the Scudder Government Securities (formerly Kemper Government Securities) Portfolio.

The yield for the Scudder High Yield (formerly Kemper High Yield) Subaccount and the Scudder Government Securities (formerly Kemper Government Securities) Subaccount is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The yields for the Scudder High Yield (formerly Kemper High Yield) Subaccount and the Scudder Government Securities (formerly Kemper Government Securities) Subaccount, based upon the one month period ended March 31, 2001, were 13.14% and 4.03%, respectively. The yield quotation is computed by dividing the net investment income per unit earned during the specified one month or 30-day period by the Accumulation unit values on the last day of the period, according to the following formula that assumes a semi-annual reinvestment of income:

                    YIELD  =    2       [(  a-b  +1) /6/ - 1]
                                          -----
                                            cd

a=net dividends and interest earned during the period by the Fund attributable to the Subaccount

b=expenses accrued for the period (net of reimbursements)

c=the average daily number of Accumulation Units outstanding during the period

d=the Accumulation Unit value per unit on the last day of the period

The yield of each Subaccount reflects the deduction of all recurring fees and charges applicable to each Subaccount, but does not reflect the deduction of Withdrawal Charges or premium taxes.

The Scudder Money Market (formerly Scudder VLIF Money Market) Subaccount's yield is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Under that method, the current yield quotation is based on a seven-day period and computed as follows: the net change in the Accumulation Unit value during the period is divided by the Accumulation Unit value at the beginning of the period ("base period return") and the result is divided by 7 and multiplied by 365 and the current yield figure carried to the nearest one-hundredth of one percent. Realized capital gains or losses and unrealized appreciation or depreciation of the Separate Account's portfolio are not included in the calculation. The Scudder Money Market (formerly Scudder VLIF Money Market) #1 Subaccount yield for the seven-day period ended March 31, 2001 was 3.17%, and average portfolio maturity was 45 days.

The Scudder Money Market (formerly Scudder VLIF Money Market) Subaccount's effective yield is determined by taking the base period return (computed as described above) and calculating the effect of assumed compounding. The formula for the effective yield is: (base period return +1)365/7-1. The Scudder Money Market (formerly Scudder VLIF Money Market) #1 Subaccounts' effective yield for the seven day period ended March 31, 2001 was 3.21%.

In computing yield, the Separate Account follows certain standard accounting practices specified by Securities and Exchange Commission rules. These practices are not necessarily consistent with the accounting practices that the Separate Account uses in the preparation of its annual and semi-annual financial statements.

A Subaccount's performance quotations are based upon historical earnings and are not necessarily representative of future performance. The Subaccount's units are sold at Accumulation Unit value. Performance figures and Accumulation Unit value will fluctuate. Factors affecting a Subaccount's performance include general market conditions, operating expenses and investment management. Units of a Subaccount are redeemable at Accumulation Unit value, which may be more or less than original cost. The standardized performance figures include the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first seven years after purchase may be subject to a Withdrawal Charge that ranges from 7% the first year to 0% after seven years. Yield, effective yield and nonstandardized total return do not reflect the effect of the Withdrawal Charge or premium taxes that may be imposed upon the redemption of units. In addition, nonstandardized total return figures do not include the effect of the Records Maintenance Charge. Thus, yield, effective yield and nonstandardized total return figures may be higher than if these charges were deducted. Standardized average annual total return reflects the effect of the applicable Withdrawal Charge (but not premium tax) that may be imposed at the end of the period in question.

The Subaccounts may also provide comparative information on an annualized or nonannualized (cumulative) basis with regard to various indexes described in the Prospectus. In addition, the Subaccounts may provide performance analysis rankings of Lipper Analytical Services, Inc., the VARDS Report, Morningstar, Inc., Ibbotson Associates or Micropal. From time to time, the Separate Account may quote information from publications such as Morningstar, Inc., The Wall Street Journal, Money Magazine, Forbes, Barron's, Fortune, The Chicago Tribune, USA today, Institutional Investor, National Underwriter, Selling Life Insurance, Broker World, Registered Representative, Investment Advisor and VARDS.

The following tables include standardized average annual total return and nonstandardized total return quotations for various periods as of December 31, 2000.

                              PERFORMANCE FIGURES
                           (as of December 31, 2000)
                      (Standardized and Non-Standardized)


----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        AVERAGE
                                                                                                                         ANNUAL
                                                                                                                          TOTAL
                                                                                              TOTAL RETURN(1)           RETURN(2)
                                                                                             (Non-Standardized)       Standardized
----------------------------------------------------------------------------------------------------------------------------------
                                                             Year-to-Date                 Cumulative    Annualized     Annualized
                                                                  (%)          Ending        (%)           (%)             (%)
                                                               Return(3)      Value(4)      Return        Return         Return
----------------------------------------------------------------------------------------------------------------------------------
Scudder VLIF Money Market Subaccount                                4.71
 Life of Subaccount (from 03/12/99).......................                    42,059           5.15          0.38           -0.11
 Life of Portfolio (from 07/16/85)........................                    74,882          87.20          4.14             N/A
 Ten Years................................................                    55,424          38.56          3.32             N/A
 Five Years...............................................                    48,355          20.89          3.87             N/A
 Three Years..............................................                    44,927          12.32          3.95             N/A
 One Year.................................................                    41,884           4.71          4.71           -1.91
----------------------------------------------------------------------------------------------------------------------------------
Scudder VLIF Bond Subaccount                                        9.03
 Life of Subaccount (from 04/07/99).......................                    42,575           6.44          0.46           -0.02
 Life of Portfolio (from 07/16/85)........................                   104,588         161.47          6.41             N/A
 Ten Years................................................                    72,538          81.34          6.13             N/A
 Five Years...............................................                    48,844          22.11          4.08             N/A
 Three Years..............................................                    44,774          11.93          3.83             N/A
 One Year.................................................                    43,610           9.03          9.03            2.14
----------------------------------------------------------------------------------------------------------------------------------
Kemper High Yield Subaccount(5)                                   -10.07
 Life of Subaccount (from 04/06/82).......................                   214,795         436.99          9.39            9.39
 Life of Portfolio (from 04/06/82)........................                   214,795         436.99          9.39            9.39
 Ten Years................................................                   101,600         154.00          9.77            9.76
 Five Years...............................................                    44,015          10.04          1.93            1.17
 Three Years..............................................                    35,529         -11.18         -3.87           -5.36
 One Year.................................................                    35,973         -10.07        -10.07          -15.75
----------------------------------------------------------------------------------------------------------------------------------
Kemper Government Securities Subaccount                             9.39
 Life of Subaccount (from 11/03/89).......................                    76,926          92.32          6.04            6.03
 Life of Portfolio (from 09/03/87)........................                    87,546         118.87          6.05             N/A
 Ten Years................................................                    70,124          75.31          5.77            5.76
 Five Years...............................................                    49,859          24.65          4.50            3.72
 Three Years..............................................                    45,863          14.66          4.67            3.05
 One Year.................................................                    43,757           9.39          9.39            2.48
----------------------------------------------------------------------------------------------------------------------------------
Scudder VLIF Growth and Income Subaccount                          -3.46
 Life of Subaccount (from 06/01/98).......................                    38,989          -2.53         -0.68           -1.91
 Life of Portfolio (from 05/02/94)........................                    89,159         122.90         12.78             N/A
 Five Years...............................................                    66,018          65.04         10.53             N/A
 Three Years..............................................                    42,590           6.48          2.11             N/A
 One Year.................................................                    38,617          -3.46         -3.46           -9.56
----------------------------------------------------------------------------------------------------------------------------------
Kemper Small Cap Growth Subaccount                                -11.95
 Life of Subaccount (from 05/02/94).......................                   120,796         201.99         18.03           17.71
 Life of Portfolio (from 05/02/94)........................                   120,796         201.99         18.03           17.71
 Five Years...............................................                    92,010         130.02         18.13           17.36
 Three Years..............................................                    54,564          36.41         10.90            9.21
 One Year.................................................                    35,220         -11.95        -11.95          -17.52
----------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Capital Appreciation Subaccount(6)                    -19.32
 Life of Subaccount (from 03/22/99).......................                    43,803           9.51          5.25            1.99
 Life of Portfolio (from 05/01/97)........................                   103,958         159.90         29.76             N/A
 Three Years..............................................                    82,880         107.20         27.49             N/A
 One Year.................................................                    32,273         -19.32        -19.32          -24.42
----------------------------------------------------------------------------------------------------------------------------------
Scudder VLIF International Subaccount                             -22.79
 Life of Subaccount (from 06/01/98).......................                    46,295          15.74          1.28            0.79
 Life of Portfolio (from 05/01/87)........................                   129,399         223.50          8.97             N/A
 Ten Years................................................                   102,571         156.43          9.87             N/A
 Five Years...............................................                    67,038          67.59         10.88             N/A
 Three Years..............................................                    55,065          37.66         11.24             N/A
 One Year.................................................                    30,884         -22.79        -22.79          -27.67
----------------------------------------------------------------------------------------------------------------------------------


The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page B-6 for additional information.

                                                                                                                       AVERAGE
                                                                                                                        ANNUAL
                                                                                                                         TOTAL
                                                                                             TOTAL RETURN(1)           RETURN(2)
                                                                                            (Non-Standardized)       Standardized
---------------------------------------------------------------------------------------------------------------------------------
                                                             Year-to-Date                Cumulative    Annualized     Annualized
                                                                  (%)         Ending        (%)           (%)             (%)
                                                               Return(3)     Value(4)      Return        Return         Return
---------------------------------------------------------------------------------------------------------------------------------
Templeton Developing Markets Subaccount(7)                        -32.98
 Life of Subaccount (from 03/12/99).......................                   39,097          -2.26         -1.28           -4.34
 Life of Portfolio (from 05/01/97)........................                   20,723         -48.19        -16.42             N/A
 Three Years..............................................                   31,122         -22.19         -8.02             N/A
 One Year.................................................                   26,806         -32.98        -32.98          -37.23
---------------------------------------------------------------------------------------------------------------------------------
Kemper-Dreman High Return Equity Subaccount                        28.71
 Life of Subaccount (from 06/01/98).......................                   47,338          18.34          6.74            4.84
 Life of Portfolio (from 05/01/98)........................                   45,973          14.93          5.38             N/A
 One Year.................................................                   51,485          28.71         28.71           21.44
---------------------------------------------------------------------------------------------------------------------------------
PIMCO Low Duration Bond Subaccount                                  5.90
 Life of Subaccount (from 03/12/99).......................                   42,828           7.07          3.92            0.70
 Life of Portfolio (from 02/16/99)........................                   42,790           6.97          3.93             N/A
 One Year.................................................                   42,359           5.90          5.90           -0.79
---------------------------------------------------------------------------------------------------------------------------------
PIMCO Foreign Bond Subaccount                                       6.83
 Life of Subaccount (from 03/12/99).......................                   41,837           4.59          2.60           -0.62
 Life of Portfolio (from 02/16/99)........................                   41,751           4.38          2.48             N/A
 One Year.................................................                   42,733           6.83          6.83            0.08
---------------------------------------------------------------------------------------------------------------------------------

The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page B-6 for additional information.

                                 PERFORMANCE FIGURES--NOTES

*  N/A Not Applicable

(1) The Non-Standardized Total Return figures quoted are based on a hypothetical $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(2) The Standardized Average Annual Total Return figures quoted are based on a hypothetical $1,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract including the applicable Withdrawal Charge that may be imposed at the end of the quoted period. Premium taxes are not reflected.

(3) The Year to Date percentage return figures quoted are based on the change in unit values.

(4) The Ending Values quoted are based on a $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(5) The high yield potential offered by this Subaccount reflects the substantial risks associated with investments in high-yield bonds.

(6) There is presently no standardized performance data for the Scudder VLIF Money Market Subaccount, Scudder VLIF Bond Subaccount, Janus Aspen Capital Appreciation Subaccount, Templeton Developing Markets Subaccount, PIMCO Low Duration Bond Subaccount and PIMCO Foreign Bond Subaccount because they are newly formed. Standardized data will be included when it becomes available.

(7) Performance of Class 2 Shares for periods after May 1, 1997 reflects Class 2's higher annual fees and expenses resulting from its Rule 12b-1 plan. Maximum annual plan expenses are 0.25%. Past expense reductions by the portfolio's manager increased returns.

The following tables illustrate an assumed $40,000 investment in shares of certain Subaccounts. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period, and thus may be higher than if such charge were deducted. Each table covers the period from the inception date of each Portfolio to December 31, 2000.

KEMPER GOVERNMENT SECURITIES SUBACCOUNT

Year
Ended                                                        Total
12/31                                                        Value
-----                                                       --------

1987....................................................    $ 40,113
1988....................................................      40,803
1989....................................................      46,079
1990....................................................      49,938
1991....................................................      56,802
1992....................................................      59,351
1993....................................................      62,354
1994....................................................      59,715
1995....................................................      70,195
1996....................................................      71,044
1997....................................................      76,353
1998....................................................      80,597
1999....................................................      80,029
2000....................................................      87,546


KEMPER HIGH YIELD SUBACCOUNT

Year
Ended                                                        Total
12/31                                                        Value
-----                                                       --------

1982....................................................    $ 49,487
1983....................................................      56,067
1984....................................................      62,325
1985....................................................      74,906
1986....................................................      87,079
1987....................................................      91,017
1988....................................................     104,107
1989....................................................     101,410
1990....................................................      84,555
1991....................................................     126,846
1992....................................................     147,452
1993....................................................     174,666
1994....................................................     168,562
1995....................................................     195,336
1996....................................................     219,548
1997....................................................     241,708
1998....................................................     241,834
1999....................................................     238,841
2000....................................................     210,198

KEMPER SMALL CAP GROWTH SUBACCOUNT

Year
Ended                                                             Total
12/31                                                             Value
-----                                                            --------

1994...........................................................  $ 41,215
1995...........................................................    52,902
1996...........................................................    66,871
1997...........................................................    88,557
1998...........................................................   103,390
1999...........................................................   137,190
2000...........................................................   120,796

KVS DREMAN HIGH RETURN EQUITY SUBACCOUNT

Year
Ended                                                             Total
12/31                                                             Value
-----                                                            --------

1998...........................................................  $ 40,766
1999...........................................................    35,717
2000...........................................................    45,973

SCUDDER VLIF MONEY MARKET SUBACCOUNT

Year
Ended                                                             Total
12/31                                                             Value
-----                                                            --------

1985...........................................................  $ 41,035
1986...........................................................    42,868
1987...........................................................    44,800
1988...........................................................    47,318
1989...........................................................    50,806
1990...........................................................    54,043
1991...........................................................    56,399
1992...........................................................    57,472
1993...........................................................    58,118
1994...........................................................    59,454
1995...........................................................    61,954
1996...........................................................    64,214
1997...........................................................    66,670
1998...........................................................    69,234
1999...........................................................    71,514
2000...........................................................    74,563

SCUDDER VLIF GROWTH AND INCOME SUBACCOUNT

Year
Ended                                                              Total
12/31                                                              Value
-----                                                             --------

1994...........................................................   $ 41,578
1995...........................................................     54,021
1996...........................................................     65,077
1997...........................................................     83,736
1998...........................................................     88,512
2000...........................................................     89,159


SCUDDER VLIF INTERNATIONAL SUBACCOUNT

Year
Ended                                                              Total
12/31                                                              Value
-----                                                             --------

1987...........................................................   $ 35,409
1988...........................................................     40,768
1989...........................................................     55,419
1990...........................................................     50,462
1991...........................................................     55,468
1992...........................................................     53,012
1993...........................................................     72,052
1994...........................................................     70,457
1995...........................................................     77,209
1996...........................................................     87,390
1997...........................................................     93,997
1998...........................................................    109,981
1999...........................................................    167,592
2000...........................................................    129,399


SCUDDER VLIF BOND SUBACCOUNT

Year
Ended                                                              Total
12/31                                                              Value
-----                                                             --------

1985...........................................................   $ 42,748
1986...........................................................     47,334
1987...........................................................     47,250
1988...........................................................     49,145
1989...........................................................     54,117
1990...........................................................     57,674
1991...........................................................     66,903
1992...........................................................     70,603
1993...........................................................     78,257
1994...........................................................     73,480
1995...........................................................     85,651
1996...........................................................     86,839
1997...........................................................     93,437
1998...........................................................     98,204
1999...........................................................     95,930
2000...........................................................    102,553

JANUS ASPEN CAPITAL APPRECIATION SUBACCOUNT

Year
Ended                                                                 Total
12/31                                                                 Value
-----                                                               ---------

1997.............................................................   $ 50,173
1998.............................................................     78,235
1999.............................................................    128,849
2000.............................................................    103,958


PIMCO LOW DURATION BOND SUBACCOUNT

Year
Ended                                                                 Total
12/31                                                                 Value
-----                                                               ---------

1999.............................................................   $ 40,407
2000.............................................................     42,790


PIMCO FOREIGN BOND SUBACCOUNT

Year
Ended                                                                 Total
12/31                                                                 Value
-----                                                               ---------

1999.............................................................   $ 39,081
2000.............................................................     41,751


TEMPLETON DEVELOPING MARKETS SECURITIES SUBACCOUNT

Year
Ended                                                                 Total
12/31                                                                 Value
-----                                                               ---------

1997.............................................................   $ 26,634
1998.............................................................     20,741
1999.............................................................     30,922
2000.............................................................     20,723


TAX-DEFERRED ACCUMULATION

                                                                          NON-QUALIFIED           CONVENTIONAL
                                                                             ANNUITY              SAVINGS PLAN
                                                                     After-tax contributions        After-tax
                                                                    and tax-deferred earnings     contributions
                                                                 -------------------------------
                                                                                   Taxable Lump    and taxable
                                                                 No Withdrawals   Sum Withdrawal    earnings.
                                                                 --------------   --------------  -------------
10 Years.....................................................        $107,946        $ 86,448       $ 81,693
20 Years.....................................................         233,048         165,137        133,476
30 Years.....................................................         503,133         335,021        218,082

This chart compares the accumulation of a $50,000 initial investment into a Non-Qualified Annuity and a Conventional Savings Plan. Contributions to the Non-Qualified Annuity and the Conventional Savings Plan are made after-tax. Only the gain in the Non-Qualified Annuity will be subject to income tax in a taxable lump sum withdrawal. The chart assumes a 37.1% federal marginal tax rate and an 8% annual return. The 37.1% federal marginal tax is based on a marginal tax rate of 36%, representative of the target market, adjusted to reflect a decrease of $3 of itemized deductions for each $100 of income over $117,950. Tax rates are subject to change as is the tax-deferred treatment of the Contracts. Income on Non-Qualified Annuities is taxed as ordinary income upon withdrawal. A 10% tax penalty may apply to early withdrawals. See "Federal Income Taxes" in the prospectus. The chart does not reflect the following annuity charges and expenses: 1.25% mortality and expense risk; .10% administration charges; 7% maximum deferred withdrawal charge; and $30 annual records maintenance charge. The tax-deferred accumulation would be reduced if these charges were reflected. No implication is intended by the use of these assumptions that the return shown is guaranteed in any way or that the return shown represents an average or expected rate of return over the period of the Contracts. [IMPORTANT--THIS IS NOT AN ILLUSTRATION OF YIELD OR RETURN].

Unlike savings plans, contributions to Non-Qualified Annuities provide tax-deferred treatment on earnings. In addition, contributions to tax-deferred retirement annuities are not subject to current tax in the year of contribution. When monies are received from a Non-Qualified Annuity (and you have many different options on how you receive your funds), they are subject to income tax. At the time of receipt, if the person receiving the monies is retired, not working or has additional tax exemptions, these monies may be taxed at a lesser rate.

                                STATE REGULATION

KILICO is subject to the laws of Illinois governing insurance companies and to regulation by the Illinois Department of Insurance. An annual statement in a prescribed form is filed with the Illinois Department of Insurance each year. KILICO's books and accounts are subject to review by the Department of Insurance at all times, and a full examination of its operations is conducted periodically. Such regulation does not, however, involve any supervision of management or investment practices or policies. In addition, KILICO is subject to regulation under the insurance laws of other jurisdictions in which it may operate.

                                    EXPERTS

The combined statements of assets and liabilities and contract owners' equity of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account as of December 31, 2000 and the related combined statements of operations for the year then ended and the combined statements of changes in contract owners' equity for each of the two years in the period then ended have been included herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

This Statement of Additional Information contains financial statements for the Separate Account which reflect assets attributable to the Contracts and also assets attributable to other variable annuity contracts offered by KILICO through the Separate Account.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Kemper Investors Life Insurance Company and Contract Owners of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account

In our opinion, the accompanying combined statement of assets and liabilities and contract owners' equity and the related combined statement of operations and combined statements of changes in contract owners' equity present fairly, in all material respects, the financial position of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account (the "Company"), at December 31, 2000 and the results of its operations for the year then ended and the changes in its policy owners' equity for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of portfolio shares owned at December 31, 2000 by correspondence with the underlying funds. We believe that our audits provide a reasonable basis for our opinion.



February 20, 2001
Chicago, Illinois

                     (This page intentionally left blank.)

KILICO Variable Annuity Separate Account

Combined Statement of Assets and Liabilities and Contract Owners' Equity

December 31, 2000
(in thousands)

                                                                                     Kemper Variable Series
                                                                      -------------------------------------------------
                                                        Total
                                                        KILICO          Kemper                    Kemper     KVS Dreman
                                                       Variable       Government     Kemper     Small Cap    High Return
                                                       Annuity        Securities   High Yield     Growth       Equity
                                                   Separate Account   Subaccount   Subaccount   Subaccount   Subaccount
                                                   ----------------   ----------   ----------   ----------   -----------
Assets
Investments in underlying portfolio
 funds, at current values........................        $4,040,708       70,651      172,927      184,750        63,517
Dividends and other receivables..................             3,681           43          195          171             6
                                                         ----------       ------      -------      -------        ------

Total assets.....................................         4,044,389       70,694      173,122      184,921        63,523
                                                         ----------       ------      -------      -------        ------

Liabilities and Contract Owners' Equity
Liabilities:
Mortality and expense risk and
 administrative charges..........................               662           --           --           --            --
Other payables...................................             1,800           13            4            1             3
                                                         ----------       ------      -------      -------        ------
Total liabilities................................             2,462           13            4            1             3
                                                         ----------       ------      -------      -------        ------

Contract Owners' Equity..........................        $4,041,927       70,681      173,118      184,920        63,520
                                                         ==========       ======      =======      =======        ======

Analysis of Contract Owners' Equity
Excess (deficiency) of proceeds from units sold
 over payments for units redeemed................        $2,203,575       28,132      (25,464)     114,725        54,838
Accumulated net investment
 income..........................................         1,456,135       40,979      241,951       39,970         1,847
Accumulated net realized gain (loss)
 on sales of investments.........................           455,543         (602)     (12,604)      36,398          (980)
Unrealized appreciation (depreciation)
 of investments..................................           (73,326)       2,172      (30,765)      (6,173)        7,815
                                                         ----------       ------      -------      -------        ------

Contract Owners' Equity..........................        $4,041,927       70,681      173,118      184,920        63,520
                                                         ==========       ======      =======      =======        ======

See accompanying notes to financial statements.

                                                                                                            Franklin
                                                                                                            Templeton
                                                               Janus              PIMCO Variable        Variable Insurance
                  Scudder Variable Life Investment Fund     Aspen Series         Insurance Trust          Products Trust
                ------------------------------------------  -------------  ----------------------------  ---------------
                                                                                                            Templeton
                Scudder VLIF                                 Janus Aspen        PIMCO          PIMCO       Developing
 Scudder VLIF    Growth and     Scudder VLIF   Scudder VIF     Capital      Low Duration      Foreign        Markets
 Money Market      Income      International      Bond      Appreciation        Bond           Bond        Securities       Other
  Subaccount     Subaccount      Subaccount    Subaccount    Subaccount      Subaccount     Subaccount     Subaccount    Subaccount
--------------  -------------  --------------  -----------  -------------  ---------------  -----------  --------------  ----------
    123            24,081          58,711         1,339         2,566                  339      481                  33   3,461,190
     --                --               2             1             1                   --       --                  --       3,262
-------            ------          ------         -----         -----      ---------------      ---      --------------   ---------

    123            24,081          58,713         1,340         2,567                  339      481                  33   3,464,452
-------            ------          ------         -----         -----      ---------------      ---      --------------   ---------




     --                --              --            --            --                   --       --                  --         662
     --                --              26            --            --                   --       --                  --       1,753
-------            ------          ------         -----         -----      ---------------      ---      --------------   ---------
     --                --              26            --            --                   --       --                  --       2,415
-------            ------          ------         -----         -----      ---------------      ---      --------------   ---------
    123            24,081          58,687         1,340         2,567                  339      481                  33   3,462,037
=======            ======          ======         =====         =====      ===============      ===      ==============   =========



    117            24,699          60,560         1,267         3,353                  325      451                  63   1,940,509

      6               444           4,879            18             9                   11       34                  --   1,125,987

     --               (17)         (6,650)            3          (292)                  --       (2)                (25)    440,314

     --            (1,045)           (102)           52          (503)                   3       (2)                 (5)    (44,773)
-------            ------          ------         -----         -----      ---------------      ---      --------------   ---------

    123            24,081          58,687         1,340         2,567                  339      481                  33   3,462,037
=======            ======          ======         =====         =====      ===============      ===      ==============   =========

KILICO Variable Annuity Separate Account

Combined Statement of Operations

For the year ended December 31, 2000
(in thousands)


                                                                                 Kemper Variable Series
                                                                   ---------------------------------------------------
                                                      Total
                                                     KILICO          Kemper                    Kemper      KVS Dreman
                                                    Variable       Government     Kemper      Small Cap   High Return
                                                     Annuity       Securities   High Yield     Growth        Equity
                                                Separate Account   Subaccount   Subaccount   Subaccount    Subaccount
                                                -----------------  -----------  -----------  -----------  ------------
Revenue
   Dividends and capital gains distributions..         $ 350,269        4,470       24,021       18,506         2,586
                                                       ---------        -----      -------      -------        ------

Expenses
   Mortality and expense risk and
        administrative charges................            51,424          799        2,163        2,344           560
   Records Maintenance Charge.................             1,734           28           91           85             9
   Guaranteed Retirement Income Benefit.......             1,762           16           35           60            87
                                                       ---------        -----      -------      -------        ------

   Total Expenses.............................            54,920          843        2,289        2,489           656
                                                       ---------        -----      -------      -------        ------

   Net investment income......................           295,349        3,627       21,732       16,017         1,930
                                                       ---------        -----      -------      -------        ------

Net Realized and Unrealized Gain (Loss)
  on Investments
   Net realized gain (loss) on sales of
    investments...............................            73,014         (948)     (16,574)      11,315          (982)
   Change in unrealized appreciation
    (depreciation) of investments.............          (914,152)       3,103      (22,469)     (58,020)       11,143
                                                       ---------        -----      -------      -------        ------
   Net realized and unrealized gain
     (loss) on investments....................          (841,138)       2,155      (39,043)     (46,705)       10,161
                                                       ---------        -----      -------      -------        ------

Net increase (decrease) in Contract
    Owners' Equity resulting from
    operations................................         $(545,789)       5,782      (17,311)     (30,688)       12,091
                                                       =========        =====      =======      =======        ======

(a) For the period (commencement of operations): February 1, 2000 - Scudder VLIF Money Market Subaccount and February 10, 2000 - Templeton Developing Markets Securities Subaccount; to December 31, 2000.

See accompanying notes to financial statements.

                                                                                                          Franklin
                                                                                                         Templeton
                                                                                   PIMCO Variable    Variable Insurance
         Scudder Variable Life Investment Fund            Janus Aspen Series       Insurance Trust     Products Trust
-------------------------------------------------------   ------------------ -----------------------   --------------
                                                                                                         Templeton
                Scudder VLIF                   Scudder     Janus Aspen          PIMCO       PIMCO        Developing
Scudder VLIF    Growth and    Scudder VLIF      VLIF         Capital         Low Duration  Foreign        Markets
Money Market      Income     International      Bond      Appreciation           Bond        Bond        Securities       Other
Subaccount(a)   Subaccount     Subaccount    Subaccount    Subaccount         Subaccount  Subaccount   Subaccount(a)   Subaccounts
-------------   -----------  --------------  ----------   ------------        ----------  ----------   -------------  -------------

      8              516           4,485           26             46               13          35           --           295,557
-------         --------     -----------     --------     ----------          -------     -------      -------        ----------



      2              259             240            7             32                3           6           --            45,009
     --                4               6           --             --               --          --           --             1,511
     --               37              88           --              3               --           1           --             1,435
-------         --------     -----------     --------     ----------          -------     -------      -------        ----------

      2              300             334            7             35                3           7           --            47,955
-------         --------     -----------     --------     ----------          -------     -------      -------        ----------

      6              216           4,151           19             11               10          28           --           247,602
-------         --------     -----------     --------     ----------          -------     -------      -------        ----------




     --              (36)         (9,580)           1           (296)              --          (1)         (25)           90,140

     --           (1,011)         (2,773)          51           (679)               4          --           (5)         (843,496)
-------         --------     -----------     --------     ----------          -------     -------      -------        ----------

     --           (1,047)        (12,353)          52           (975)               4          (1)         (30)         (753,356)
-------         --------     -----------     --------     ----------          -------     -------      -------        ----------

      6             (831)         (8,202)          71           (964)              14          27          (30)         (505,754)
=======         ========     ===========     ========     ==========          =======     =======      =======        ==========

KILICO Variable Annuity Separate Account

Combined Statements of Changes in Contract Owners' Equity


For the year ended December 31, 2000
(in thousands)

                                                                                         Kemper Variable Series
                                                                            ---------------------------------------------------
                                                              Total
                                                              KILICO          Kemper                    Kemper      KVS Dreman
                                                             Variable       Government     Kemper      Small Cap   High Return
                                                             Annuity        Securities   High Yield     Growth        Equity
                                                        Separate Accoount   Subaccount   Subaccount   Subaccount    Subaccount
                                                        ------------------  -----------  -----------  -----------  ------------
Operations
Net investment income.................................         $  295,349        3,627       21,732       16,017         1,930
Net realized gain (loss) on sales of
     investments......................................             73,014         (948)     (16,574)      11,315          (982)
Change in unrealized appreciation
     (depreciation) of investments....................           (914,152)       3,103      (22,469)     (58,020)       11,143
                                                               ----------      -------      -------      -------        ------
Net increase (decrease) in Contract Owners'
       Equity resulting from operations...............           (545,789)       5,782      (17,311)     (30,688)       12,091
                                                               ----------      -------      -------      -------        ------

Account Unit Transactions
Proceeds from units sold..............................            862,463        6,590       11,863       33,357        13,294
Net transfers (to) from affiliate and
  subaccounts.........................................            335,849         (795)      (3,472)      35,531         8,647
Payments for units redeemed...........................           (426,615)     (12,605)     (35,680)     (19,336)       (1,886)
                                                               ----------      -------      -------      -------        ------
Net increase (decrease) in Contract
    Owners' Equity from account unit transactions.....            771,697       (6,810)     (27,289)      49,552        20,055
                                                               ----------      -------      -------      -------        ------

Total increase (decrease) in Contract Owners' Equity..            225,908       (1,028)     (44,600)      18,864        32,146
Beginning of year.....................................          3,816,019       71,709      217,718      166,056        31,374
                                                               ----------      -------      -------      -------        ------

End of year...........................................         $4,041,927       70,681      173,118      184,920        63,520
                                                               ==========      =======      =======      =======        ======

(a) For the period (commencement of operations): February 1, 2000 - Scudder VLIF Money Market Subaccount and February 10, 2000 - Templeton Developing Markets Securities Subaccount; to December 31, 2000.

See accompanying notes to financial statements.



                                                                                                                 Franklin
                                                                                                                 Templeton
                                                             Janus             PIMCO Variable                Variable Insurance
         Scudder Variable Life Investment Fund            Aspen Series        Insurance Trust                  Products Trust
-------------------------------------------------------  -------------  ----------------------------  ------------------------------
                                                                                                         Templeton
                Scudder VLIF                  Scudder     Janus Aspen      PIMCO           PIMCO        Developing
 Scudder VLIF    Growth and    Scudder VLIF    VLIF         Capital     Low Duration      Foreign         Markets
 Money Market      Income     International    Bond      Appreciation       Bond           Bond         Securities         Other
 Subaccount(a)   Subaccount     Subaccount   Subaccount    Subaccount     Subaccount     Subaccount     Subaccount(a)    Subaccounts
--------------- ------------  ------------- -----------  ------------  ----------------  -----------  -----------------  -----------

    6                 216           4,151           19             11              10           28               --         247,602

   --                 (36)         (9,580)           1           (296)             --           (1)             (25)         90,140

                   (1,011)         (2,773)          51           (679)              4           --               (5)       (843,496)
 ----            --------      ----------     --------         ------        --------        -----        ---------      ----------

    6                (831)         (8,202)          71           (964)             14           27              (30)       (505,754)
 ----            --------      ----------     --------         ------        --------        -----        ---------      ----------


  639               6,918          26,465          392          3,902             188          152              161         758,542

 (508)              7,486          14,156          713           (843)            117           71              (97)        274,843
  (14)               (632)         (1,314)         (12)          (271)             (2)         (18)              (1)       (354,844)
 ----            --------      ----------     --------         ------        --------        -----        ---------      ----------

  117              13,772          39,307        1,093          2,788             303          205               63         678,541
 ----            --------      ----------     --------         ------        --------        -----        ---------      ----------

  123              12,941          31,105        1,164          1,824             317          232               33         172,787
   --              11,140          27,582          176            743              22          249               --       3,289,250
 ----            --------      ----------     --------         ------        --------        -----        ---------      ----------

  123              24,081          58,687        1,340          2,567             339          481               33       3,462,037
 ====            ========      ==========    =========         ======        ========        =====        =========      ==========

KILICO Variable Annuity Separate Account

Combined Statements of Changes in Contract Owners' Equity


For the year ended December 31, 1999
(in thousands)




                                                                                          Kemper Variable Series
                                                                            ---------------------------------------------------
                                                              Total
                                                              KILICO          Kemper                    Kemper      KVS Dreman
                                                             Variable       Government     Kemper      Small Cap   High Return
                                                             Annuity        Securities   High Yield     Growth        Equity
                                                        Separate Accoount   Subaccount   Subaccount   Subaccount    Subaccount
                                                        ------------------  -----------  -----------  -----------  ------------
Operations
Net investment income (loss)...........................        $  100,537        2,815       21,146       (1,739)          (62)
Net realized gain (loss) on sales of
  investments..........................................           112,611         (611)      (6,838)       9,762            12
Change in unrealized appreciation
  (depreciation) of investments........................           503,224       (2,754)     (10,902)      32,251        (3,635)
                                                               ----------      -------      -------      -------        ------
Net increase (decrease) in Contract Owners'
    Equity resulting from operations...................           716,372         (550)       3,406       40,274        (3,685)
                                                               ----------      -------      -------      -------        ------

Account Unit Transactions
Proceeds from units sold...............................           515,845       12,331       22,709       17,628        18,980
Net transfers (to) from affiliate and
  subaccounts..........................................           160,211       (4,399)     (27,431)     (22,588)       11,471
Payments for units redeemed............................          (393,774)     (14,018)     (43,328)     (13,139)         (828)
                                                               ----------      -------      -------      -------        ------
Net increase (decrease) in Contract
    Owners' Equity from account unit transactions......           282,282       (6,086)     (48,050)     (18,099)       29,623
                                                               ----------      -------      -------      -------        ------

Total increase (decrease) in Contract Owners' Equity...           998,654       (6,636)     (44,644)      22,175        25,938
Beginning of year......................................         2,817,365       78,345      262,362      143,881         5,436
                                                               ----------      -------      -------      -------        ------

End of year............................................        $3,816,019       71,709      217,718      166,056        31,374
                                                               ==========      =======      =======      =======        ======


(a) For the period (commencement of operations): April 7, 1999 - Scudder VLIF Bond Subaccount; March 22, 1999 - Janus Aspen Capital Appreciation Subaccount; March 12, 1999 - PIMCO Low Duration Bond Subaccount and PIMCO Foreign Bond Subaccount: to December 31, 1999.


See accompanying notes to financial statements.



                                                                                                                   Franklin
                                                                                                                   Templeton
                                                              Janus                PIMCO Variable              Variable Insurance
         Scudder Variable Life Investment Fund             Aspen Series           Insurance Trust                Products Trust
---------------------------------------------------------  --------------  --------------------------------  -----------------------
                                                                                                             Templeton
               Scudder VLIF                   Scudder       Janus Aspen        PIMCO            PIMCO        Developing
 Scudder VLIF   Growth and    Scudder VLIF     VLIF           Capital        Low Duration      Foreign         Markets
 Money Market     Income     International     Bond        Appreciation         Bond            Bond         Securities     Other
  Subaccount    Subaccount     Subaccount   Subaccount(a)   Subaccount(a)    Subaccount(a)    Subaccount(a)  Subaccount  Subaccounts
--------------  -----------  -------------  -------------  --------------  ---------------   --------------  ----------- -----------

    --                232             733           (1)             (2)            1                6             --         77,408

    --                 38           2,937            2               4            --               (1)            --        107,306

    --               (108)          2,620            1             176            (1)              (2)            --        485,578
------          ---------       ---------      -------         -------      --------            -----        -------    -----------

    --                162           6,290            2             178            --                3             --        670,292
------          ---------       ---------      -------         -------      --------            -----        -------    -----------


    --              5,138           8,107           46             550            22              261             --        430,073

    --              4,453          12,443          130              23            --               (7)            --        186,116
    --               (310)           (127)          (2)             (8)           --               (8)            --       (322,006)
------          ---------       ---------      -------         -------      --------            -----        -------    -----------

    --              9,281          20,423          174             565            22              246             --        294,183
------          ---------       ---------      -------         -------      --------            -----        -------    -----------

    --              9,443          26,713          176             743            22              249             --        964,475
    --              1,697             869           --              --            --               --             --      2,324,775
------          ---------       ---------      -------         -------      --------            -----        -------    -----------

    --             11,140          27,582          176             743            22              249             --      3,289,250
======          =========       =========      =======         =======      ========            =====        =======    ===========

KILICO Variable Annuity Separate Account

Notes to Financial Statements

(1) General Information and Significant Accounting Policies

Organization

KILICO Variable Annuity Separate Account (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended, established by Kemper Investors Life Insurance Company ("KILICO"). KILICO is a wholly-owned subsidiary of Zurich Group Holding ("ZGH"), a Swiss holding company, formerly known as Zurich Financial Services. ZGH is wholly owned by Zurich Financial Services ("ZFS"), a new Swiss holding company. ZFS was formerly Zurich Allied AG, which was merged with Allied Zurich p.l.c. in October, 2000.

The Separate Account is used to fund contracts or certificates (collectively referred to as "Contracts") for Kemper Advantage III periodic and flexible payment variable annuity contracts ("Kemper Advantage III"), Kemper Passport individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Passport"), Kemper Destinations individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Destinations"), Farmers Variable Annuity I individual and group variable, fixed and market value adjusted deferred annuity contracts ("Farmers Variable Annuity I") and Zurich Preferred individual and group variable and market value adjusted deferred annuity contracts ("Zurich Preferred"). The Separate Account is divided into a total of sixty-three subaccounts with various subaccount options available to Contract Owners depending upon their respective Contracts. The Kemper Advantage III contracts have thirty-four subaccount options available to Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series (formerly Investors Fund Series), the Janus Aspen Series, the Lexington Natural Resources Trust, the Lexington Emerging Markets Fund, Inc., the Fidelity Variable Insurance Products Fund, the Fidelity Variable Insurance Products Fund II, the Scudder Variable Life Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc., the J.P. Morgan Series Trust II, The Alger American Fund and the American Century Variable Portfolios, Inc., all of which are open-end diversified management investment companies. The Kemper Passport contracts have seventeen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, an open-end diversified management investment company. The Kemper Destinations contracts have forty subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, The Alger American Fund, the Dreyfus Investment Portfolios, The Dreyfus Socially Responsible Growth Fund, Inc., the Janus Aspen Series and the Warburg Pincus Trust, all of which are open-end diversified management investment companies. The Farmers Variable Annuity I contracts have thirteen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, the Janus Aspen Series, the PIMCO Variable Insurance Trust and the Franklin Templeton Variable Insurance Products Trust, all of which are open-end diversified management investment companies. The Zurich Preferred contracts have twenty-seven subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, The Alger American Fund, the Janus Aspen Series, the Fidelity Variable Insurance Products Fund, the Fidelity Variable Insurance Products Fund II, the American Century Variable Portfolios, Inc., the J.P. Morgan Series Trust II, the Warburg Pincus Trust and The Dreyfus Socially Responsible Growth Fund, Inc., all of which are open-end diversified management investment companies.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent amounts at the date of the financial statements. As a result, actual results reported as income and expenses could differ from the estimates reported in the accompanying financial statements.

Security valuation

The investments are stated at current value which is based on the closing net asset value at December 31, 2000.

Security transactions and investment income

Security transactions are generally accounted for on the trade date (date the order to buy or sell is executed). Dividends and capital gains distributions are recorded as income on the ex-dividend date. Realized gains and losses from sales of subaccount shares are generally reported on a first in, first out (FIFO) cost basis.

Accumulation unit valuation

On each day the New York Stock Exchange (the "Exchange") is open for trading, the accumulation unit value is determined as of the earlier of 3:00 p.m. (Central time) or the close of the Exchange by dividing the total value of each subaccount's investments and other assets, less liabilities, by the number of accumulation units outstanding in the respective subaccount.

Federal income taxes

The operations of the Separate Account are included in the federal income tax return of KILICO. Under existing federal income tax law, investment income and realized capital gains and losses of the Separate Account increase liabilities under the contract and are, therefore, not taxed. Thus the Separate Account may realize net investment income and capital gains and losses without federal income tax consequences.

(2)  Summary of Investments

Investments, at cost, at December 31, 2000, are as follows (in thousands, differences are due to rounding):

                                                        Shares
INVESTMENT SUBACCOUNTS                                   Owned      Cost
---------------------------------------------------------------------------

Kemper Variable Series:
Kemper Government Securities Fund.....................   59,073  $   68,479
Kemper High Yield Fund................................  188,703     203,692
Kemper Small Cap Growth Fund..........................   85,360     190,923
KVS Dreman High Return Equity Fund....................   58,960      55,702

Scudder Variable Life Investment Fund:
Scudder VLIF Money Market Fund........................      123         123
Scudder VLIF Growth and Income Fund...................    2,320      25,126
Scudder VLIF International Fund.......................    4,117      58,813
Scudder VLIF Bond Fund................................      197       1,287

Janus Aspen Series:
Janus Aspen Capital Appreciation Fund.................       96       3,069

PIMCO Variable Insurance Trust:
PIMCO Low Duration Bond Fund..........................       35         336
PIMCO Foreign Bond Fund...............................       51         483

Franklin Templeton Variable Insurance Products Trust
Templeton Developing Markets Securities Fund..........        6          38

Other Funds...........................................      N/A   3,505,963
                                                                 ----------

     Total Investments at Cost........................           $4,114,034
                                                                 ==========

Descriptions of the underlying investments of the Funds available to contract owners of the Farmers Variable Annuity I are summarized below.

KEMPER VARIABLE SERIES

Kemper Government Securities Subaccount: This subaccount invests in the Kemper Government Securities Portfolio of the Kemper Variable Series. The Portfolio seeks high current return consistent with preservation of capital.

Kemper High Yield Subaccount: This subaccount invests in the Kemper High Yield Portfolio of the Kemper Variable Series. The Portfolio seeks to provide a high level of current income.

Kemper Small Cap Growth Subaccount: This subaccount invests in the Kemper Small Cap Growth Portfolio of the Kemper Variable Series. The Portfolio seeks maximum appreciation of investors' capital.

KVS Dreman High Return Equity Subaccount (formerly Kemper-Dreman High Return Equity): This subaccount invests in the KVS Dreman High Return Equity Portfolio of the Kemper Variable Series. The Portfolio seeks to achieve a high rate of total return.

SCUDDER VARIABLE LIFE INVESTMENT FUND

Scudder VLIF Money Market Subaccount: This subaccount invests in the Scudder VLIF Money Market Portfolio of the Scudder Variable Life Investment Fund. The Portfolio seeks to maintain stability of capital and, consistent therewith, to maintain the liquidity of capital and to provide current income.

Scudder VLIF Growth and Income Subaccount: This subaccount invests in the Scudder VLIF Growth and Income Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks long-term growth of capital, current income and growth of income.

Scudder VLIF International Subaccount: This subaccount invests in the Scudder VLIF International Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

Scudder VLIF Bond Subaccount: This subaccount invests in the Scudder VLIF Bond Portfolio (Class A Shares)of the Scudder Variable Life Investment Fund. The Portfolio seeks to provide a high level of income consistent with a high quality portfolio of debt securities.

JANUS ASPEN SERIES

Janus Aspen Capital Appreciation Subaccount: This subaccount invests in the Janus Aspen Capital Appreciation Portfolio of the Janus Aspen Series. The Portfolio seeks long-term growth of capital.

PIMCO VARIABLE INSURANCE TRUST

PIMCO Low Duration Bond Subaccount: This subaccount invests in the PIMCO Low Duration Bond Portfolio of the PIMCO Variable Insurance Trust. The Portfolio seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO Foreign Bond Subaccount: This subaccount invests in the PIMCO Foreign Bond Portfolio of the PIMCO Variable Insurance Trust. The Portfolio seeks to maximize total return, consistent with preservation of capital and prudent investment management.

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Templeton Developing Markets Securities Subaccount (formerly Templeton
Developing Markets):   This subaccount invests in the Templeton Developing
Markets Securities Fund of the Franklin Templeton Variable Insurance Products Trust. The Portfolio seeks long-term capital appreciation.

(3)  Transactions with Affiliates

KILICO assumes mortality risks associated with the annuity contracts and incurs all expenses involved in administering the contracts. In return, KILICO assesses that portion of each subaccount representing assets under the Kemper Advantage III flexible payment contracts with a daily charge for mortality and expense risk and administrative costs which amounts to an aggregate of one percent (1.00%) per annum. KILICO also assesses that portion of each subaccount representing assets under the Kemper Advantage III periodic payment contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and three-tenths percent (1.30%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Passport contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and one-quarter percent (1.25%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Destinations contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. KILICO assesses that portion of each subaccount representing assets under the Farmers Variable Annuity I contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. KILICO assesses that portion of each subaccount representing assets under the Zurich Preferred contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and one-quarter percent (1.25%) per annum. The Kemper Passport and Kemper Destinations DCA Money Market Subaccount #2, available for participation in the dollar cost averaging program, has no daily asset charge deduction.

KILICO also assesses each Kemper Advantage III contract participating in one or more of the subaccounts at any time during the year a records maintenance charge. For contracts purchased prior to June 1, 1993, the charge is $25 and is assessed on December 31st of each calendar year. For contracts purchased June 1, 1993 and subsequent, the charge is a maximum of $30 per year and is assessed ratably every quarter of each calendar year, except in those states which have yet to approve these contract changes. The charge is assessed whether or not any purchase payments have been made during the year. KILICO also assesses against each Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contract participating in one or more of the subaccounts a records maintenance charge of $30, generally taken at the end of each contract year. KILICO assesses each Zurich Preferred contract participating in one or more of the subaccounts a records maintenance charge of $7.50 quarterly for contracts with contract value under $25,000, $3.75 quarterly for contracts with contract value between $25,000 and $50,000. The records maintenance charge for Kemper Advantage III, Kemper Passport, Kemper Destinations, Farmers Variable Annuity I and Zurich Preferred contracts are waived for all individual contracts whose investment value exceeds $50,000 on the date of assessment.

For contracts issued prior to May 1, 1994, KILICO has undertaken to reimburse each of the Kemper Advantage III Contract Owners participating in the Kemper Money Market, Kemper Total Return, Kemper High Yield and Kemper Growth Subaccounts, whose direct and indirect operating expenses exceed eighty hundredths of one percent (.80%) of average daily net assets. In determining reimbursement of direct and indirect operating expenses, for each subaccount, charges for mortality and expense risks and administrative expenses, and records maintenance charges are excluded and, for each subaccount, charges for taxes, extraordinary expenses, and brokerage and transaction costs are excluded. During the year ended December 31, 2000, no such payment was required.

KILICO assesses an optional annual charge for the Guaranteed Retirement Income Benefit ("GRIB"), related to the Kemper Destinations and Farmers Variable Annuity I contracts. The annual charge of .25% of Contract Value, if taken, will be deducted pro rata from each invested subaccount quarterly.

Proceeds payable on the redemption of units are reduced by the amount of any applicable contingent deferred sales charge due to KILICO.

Zurich Scudder Investments, Inc. (formerly Scudder Kemper Investments, Inc.), an affiliated company, is the investment manager of the Kemper Variable Series and the Scudder Variable Life Investment Fund. Investors Brokerage Services, Inc. and PMG Securities, Inc., wholly-owned subsidiaries of KILICO, are the principal underwriters for the Separate Account.

(4)  Net Transfers (To) From Affiliate and Subaccounts

Net transfers (to) from affiliate or subaccounts include transfers of all or part of the Contract Owner's interest to or from another eligible subaccount or to the general account of KILICO.

(5)  Contract Owners' Equity

The Contract Owners' equity is affected by the investment results of, and contract charges to, each subaccount. The accompanying financial statements include only Contract Owners' payments pertaining to the variable portions of their contracts and exclude any payments for the market value adjusted or fixed portions, the latter being included in the general account of KILICO. Contract Owners may elect to annuitize the contract under one of several annuity options, as specified in the prospectus. Included in the following table of Contract Owners' Equity is approximately $12,769 thousand, $4,386 thousand and $613 thousand of annuitized contracts for Kemper Advantage III, Kemper Passport and Kemper Destinations, respectively.

Contract Owners' equity at December 31, 2000, is as follows (in thousands, except unit value; differences are due to rounding):

          FARMERS VARIABLE ANNUITY I CONTRACTS

                                                                                                              Contract
                                                                             Number             Unit           Owners'
                                                                            of Units            Value          Equity
                                                                            --------            -----          ------
KEMPER VARIABLE SERIES:

Kemper Government Securities Subaccount
 Qualified and Nonqualified...................................................    75           $10.856          $  814

Kemper High Yield Subaccount
 Qualified and Nonqualified...................................................     2             9.160              18

Kemper Small Cap Growth Subaccount
 Qualified and Nonqualified...................................................    20            13.315             273

KVS Dreman High Return Equity Subaccount
 Qualified and Nonqualified...................................................    96            11.640           1,112

SCUDDER VARIABLE LIFE INVESTMENT FUND:

Scudder VLIF Money Market Subaccount
 Qualified and Nonqualified...................................................    12            10.515             123

Scudder VLIF Growth and Income Subaccount (Class A Shares)
 Qualified and Nonqualified...................................................   127             9.938           1,258

Scudder VLIF International Subaccount (Class A Shares)
 Qualified and Nonqualified...................................................    18            11.611             205

Scudder VLIF Bond Subaccount (Class A Shares)
 Qualified and Nonqualified...................................................    33            10.644             353

JANUS ASPEN SERIES:

Janus Aspen Capital Appreciation Subaccount
 Qualified and Nonqualified...................................................   234            10.951           2,567

                                                                                                                     Contract
                                                                                 Number              Unit             Owners'
                                                                                of Units             Value            Equity
                                                                                --------            -------          --------
PIMCO VARIABLE INSURANCE TRUST:

PIMCO Low Duration Bond Subaccount
 Qualified and Nonqualified....................................................       32             10.707               339

PIMCO Foreign Bond Subaccount
 Qualified and Nonqualified....................................................       46             10.459               481

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST:

Templeton Developing Markets Securities Subaccount
 Qualified and Nonqualified....................................................        3              9.774                33
                                                                                                                     --------

  Total Farmers Variable Annuity I Contract Owners' Equity.....................                                      $  7,576
                                                                                                                     --------

                     KEMPER ADVANTAGE III CONTRACTS

KEMPER VARIABLE SERIES:

Kemper Government Securities Subaccount
 Flexible Payment, Qualified and Nonqualified..................................      894            $ 2.002          $  1,790
 Periodic Payment, Qualified and Nonqualified..................................   19,146              1.937            37,080
                                                                                                                     --------
                                                                                                                       38,870
                                                                                                                     --------
Kemper High Yield Subaccount
 Flexible Payment, Qualified...................................................      128              5.825               746
 Flexible Payment, Nonqualified................................................      789              5.577             4,400
 Periodic Payment, Qualified...................................................   12,547              5.510            69,137
 Periodic Payment, Nonqualified................................................    5,398              5.368            28,976
                                                                                                                     --------
                                                                                                                      103,259
                                                                                                                     --------
Kemper Small Cap Growth Subaccount
 Flexible Payment, Qualified and Nonqualified..................................      506              3.092             1,566
 Periodic Payment, Qualified and Nonqualified..................................   39,469              3.032           119,662
                                                                                                                     --------
                                                                                                                      121,228
                                                                                                                     --------
SCUDDER VARIABLE LIFE INVESTMENT FUND:

Scudder VLIF International Subaccount (Class A Shares)
 Flexible Payment, Qualified and Nonqualified..................................        4             15.665                73
 Periodic Payment, Qualified and Nonqualified..................................      289             15.588             4,514
                                                                                                                     --------
                                                                                                                        4,587
                                                                                                                     --------
Scudder VLIF Bond Subaccount (Class A Shares)
 Flexible Payment, Qualified and Nonqualified..................................        6              7.057                42
 Periodic Payment, Qualified and Nonqualified..................................      131              7.023               920
                                                                                                                     --------
                                                                                                                          962
                                                                                                                     --------

 Total Kemper Advantage III Contract Owners' Equity............................                                      $268,906
                                                                                                                     --------

                     KEMPER PASSPORT CONTRACTS

KEMPER VARIABLE SERIES:

Kemper Government Securities Subaccount
 Qualified and Nonqualified....................................................   10,677            $ 1.565          $ 16,711


                                                                                                                      Contract
                                                                                 Number              Unit              Owners'
                                                                                of Units             Value             Equity
                                                                                --------             -----             ------
Kemper High Yield Subaccount
 Qualified and Nonqualified.................................                      26,379              1.717             45,287

Kemper Small Cap Growth Subaccount
 Qualified and Nonqualified.................................                       8,509              3.042             25,881
                                                                                                                      --------

    Total Kemper Passport Contract Owners' Equity...........                                                          $ 87,879
                                                                                                                      --------

                     KEMPER DESTINATIONS CONTRACTS

KEMPER VARIABLE SERIES:

Kemper Government Securities Subaccount
 Qualified and Nonqualified.................................                       1,273            $11.223           $ 14,286

Kemper High Yield Subaccount
 Qualified and Nonqualified.................................                       2,803              8.751             24,530

Kemper Small Cap Growth Subaccount
 Qualified and Nonqualified.................................                       2,896             12.936             37,462

KVS Dreman High Return Equity Subaccount
 Qualified and Nonqualified.................................                       5,275             11.831             62,408

SCUDDER VARIABLE LIFE INVESTMENT FUND:

Scudder VLIF Growth and Income Subaccount (Class A Shares)
 Qualified and Nonqualified.................................                       2,341              9.748             22,823

Scudder VLIF International Subaccount (Class A Shares)
 Qualified and Nonqualified.................................                       4,655             11,574             53,882
                                                                                                                      --------

    Total Kemper Destinations Contract Owners' Equity.......                                                          $215,391
                                                                                                                      --------

                     ZURICH PREFERRED CONTRACTS

KEMPER VARIABLE SERIES:

Kemper High Yield Subaccount
 Qualified and Nonqualified.................................                          26            $ 0.911           $     24

Kemper Small Cap Growth Subaccount
 Qualified and Nonqualified.................................                          35              2.151                 76

                                                                                                                    Contract
                                                                                 Number              Unit            Owners'
                                                                                of Units            Value            Equity
                                                                                --------            -----           -------
SCUDDER VARIABLE LIFE INVESTMENT FUND:

Scudder VLIF International Subaccount (Class A Shares)
 Qualified and Nonqualified.............................                               1            14.172                 13

Scudder VLIF Bond Subaccount (Class A Shares)
 Qualified and Nonqualified.............................                               4             6.748                 25
                                                                                                                   ----------

 Total Zurich Preferred  Contract Owners' Equity........                                                           $      138
                                                                                                                   ----------

Other Subaccounts.......................................                                                           $3,462,037
                                                                                                                   ----------

      Total KILICO Variable Annuity Separate Account....                                                           $4,041,927
                                                                                                                   ==========

APPENDIX

STATE PREMIUM TAX CHART

                                                            Rate of Tax
                                                     -------------------------
                                                     Qualified   Non-Qualified
         State                                         Plans         Plans
        -------                                      ---------   -------------
California........................................        0.50%           2.35%*
Kentucky..........................................        2.00%*          2.00%*
Maine.............................................          --            2.00%
Mississippi.......................................          --            1.00%
Nevada............................................          --            3.50%*
North Carolina....................................          --            1.90%
Pennsylvania......................................          --            2.00%
South Dakota......................................          --            1.25%
Washington D.C....................................        2.25%           2.25%
West Virginia.....................................        1.00%           1.00%
Wyoming...........................................          --            1.00%

* Taxes become due when annuity benefits commence, rather than when the premiums are collected. At the time of annuitization, the premium tax payable will be charged against the Contract Value.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution.

The expenses of issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

                                                         Amount*
                                                         -------

Securities and Exchange Commission Registration Fees..  $15,151.52
Printing and Engraving................................  $50,000.00
Accounting Fees and Expenses..........................  $15,000.00
Legal Fees and Expenses...............................  $15,000.00
                                                        ----------
     Total Expenses...................................  $95,151.52
                                                        ==========

* Expenses are estimated and are for period ending May 1, 2002 for continuous offering of interest pursuant to Rule 415 but are not deducted from proceeds.

Item 14.  Indemnification of Directors and Officers.

Article VI, Section 1. of the Bylaws of Kemper Investors Life Insurance Company provides for indemnification of Directors and Officers as follows:

          Section 1. The company shall indemnify any person against all expenses (including attorneys fees), judgments, fines, amounts paid in settlement and other costs actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) in which he is a party or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the company, or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of his holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof, if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Item 15.  Recent Sales of Unregistered Securities.

Within the past three years, Registrant has sold, in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended, unregistered Private Placement Group and Individual Variable Life Insurance Policies ("Policies") to banks and other corporations as a financing or cost recovery vehicle for pre- and post-retirement employee benefits and related liabilities. There was no predetermined aggregate offering price as purchase amounts are premium payments under life insurance policies which are based on the lives insured and insurance underwriting. Certain offerings of the Policies were made directly by the Registrant and not through a principal underwriter. When offered directly by the Registrant, no commissions were paid for the sale of the Policies. Certain offerings of the Policies were made through Zurich Capital Markets Securities Inc. or BFP Securities, LLC, affiliates of Registrant, and Benefit Finance Securities, LLC, as distributors for the Policies. In these instances, compensation of up to 3% of premium may be paid to registered broker-dealers for distribution-related activities involving the Policies.

Registrant has also sold, in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended, unregistered Private Placement Individual Variable Life Insurance Policies and Group Flexible Premium Variable Deferred Annuity Contracts (collectively "HNW Policies") to certain high net worth "accredited investors", as that term is defined under Regulation D of the Securities Act of 1933. There was no predetermined aggregate offering price as purchase amounts are premium payments under life insurance policies which are based on the lives insured and insurance underwriting or purchase payments under annuity contracts. BFP Securities, LLC, or Investors Brokerage Services, Inc., affiliates of Registrant, serves as distributors of these offerings. Compensation up to 3% of premium may be paid to registered broker-dealers for distribution-related activities involving the HNW Policies.

Item 16.  Exhibits and Financial Statement Schedules.

(a)  Exhibits

Exhibit No.    Description
-----------    -----------

/1/1(a)        Distribution Agreement

/7/1(b) Fund Participation Agreement among Kemper Investors Life Insurance Company, Kemper Investors Fund (now known as Scudder Variable Series II), Zurich Kemper Investments, Inc. (now known as Zurich Scudder Investments, Inc.) and Kemper Distributors, Inc. (now known as Scudder Distributors, Inc.)

/4/1(c)(i)     Fund Participation Agreement among Kemper Investors Life
               Insurance Company, Janus Aspen Series and Janus Capital
               Corporation

/5/1(c)(ii)    Service Agreement between Kemper Investors Life Insurance Company and Janus Capital Corporation

/7/1(d)(i)     Participation Agreement by and among Kemper Investors Life
               Insurance Company and Warburg, Pincus Trust and Credit Suisse
               Asset Management, LLC (successor to Warburg Pincus Asset
               Management, Inc.) and Credit Suisse Asset Management Securities,
               Inc. (f/k/a Counsellors Securities Inc.)

/6/1(d)(ii)    Service Agreement between Credit Suisse Asset Management, LLC
               (successor to Warburg Pincus Asset Management, Inc.) and Federal
               Kemper Life Assurance Company and Kemper Investors Life Insurance
               Company

/13/1(d)(iii)  Restatement of Participation Agreement among Counsellors
               Securities Inc., Warburg Pincus Asset Management, Inc. and/or the Warburg Pincus Funds and Kemper Investors Life Insurance Company

/2/1(e)        Specimen Selling Group Agreement of Investors Brokerage Services,
               Inc.

/2/1(f)        General Agent Agreement

/11/1(g)(i)    Participation Agreement among Kemper Investors Life Insurance
               Company, PIMCO Variable Insurance Trust, and PIMCO Funds
               Distributors LLC

/11/1(g)(ii)   Services Agreement between Pacific Investment Management Company and Kemper Investors Life Insurance Company

1(h) Participation Agreement among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and Kemper Investors Life Insurance Company

/11/1(i) Participation Agreement between Kemper Investors Life Insurance Company and Scudder Variable Life Investment Fund (now known as Scudder Variable Series I)

/11/1(j) Participating Contract and Policy Agreement between Kemper Investors Life Insurance Company and Scudder Kemper Investments, Inc. (now known as Zurich Scudder Investments, Inc.)

/11/1(k) Indemnification Agreement between Kemper Investors Life Insurance Company and Scudder Kemper Investments, Inc. (now known as Zurich Scudder Investments, Inc.)

/12/1(l)(i)    Fund Participation Agreement between Kemper Investors Life
               Insurance Company and The Dreyfus Socially Responsible Growth
               Fund, Inc.

/14/1(l)(ii)   November 1, 1999 Amendment to Fund Participation Agreement
               between Kemper Investors Life Insurance Company and The Dreyfus
               Socially Responsible Growth Fund, Inc.

/14/1(l)(iii)  Administrative Services Agreement by and between The Dreyfus
               Corporation and Kemper Investors Life Insurance Company
               (redacted)

/14/1(l)(iv)   November 1, 1999 Amendment to Administrative Services Agreement
               by and between The Dreyfus Corporation and Kemper Investors Life
               Insurance Company (redacted)

/14/1(m)(i)    Fund Participation Agreement by and among The Alger American
               Fund, Kemper Investors Life Insurance Company and Fred Alger &
               Company, Incorporated

/14/1(m)(ii)   Service Agreement between Fred Alger Management, Inc. and Kemper
               Investors Life Insurance Company (redacted)

1(n) Form of Fund Participation Agreement by and among Kemper Investors Life Insurance Company, INVESCO Variable Investment Funds, Inc., INVESCO Funds Group, Inc. and INVESCO Distributors, Inc.

1(o) Form of Administrative Services Agreement by and between INVESCO Funds Group, Inc., INVESCO Variable Investment Funds, Inc. and Kemper Investors Life Insurance Company (redacted)

/1/3(a)        Articles of Incorporation

/1/3(b)        Bylaws

/7/4(a)        Form of Group Variable, Fixed and Market Value Adjusted Annuity
               Contract

/7/4(b) Form of Certificate to Group Variable, Fixed and Market Value Adjusted Annuity Contract.

/7/4(c) Form of Individual Variable, Fixed and Market Value Adjusted Annuity Contract.

/7/4(d)        Form of Application

/3/5           Opinion and Consent of Counsel regarding legality

/15/21         Organizational Chart

23(a)          Consents of PricewaterhouseCoopers LLP, Independent Accountants

/3/23(b)       Consent of Counsel (See Exhibit 5)

/8/99(a) Schedule III: Supplementary Insurance Information (years ended December 31, 2000 and 1999)

/8/99(b)       Schedule IV: Reinsurance (year ended December 31, 2000)

/9/99(c)       Schedule IV: Reinsurance (year ended December 31, 1999)

/10/99(d)      Schedule IV: Reinsurance (year ended December 31, 1998)

/8/99(e) Schedule V: Valuation and qualifying accounts (year ended December 31, 2000)

/9/99(f) Schedule V: Valuation and qualifying accounts (year ended December 31, 1999)

/10/99(g)      Schedule V: Valuation and qualifying accounts (year ended
               December 31, 1998)
_____________________


1 Incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 12, 1996.

2 Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 23, 1997.

3 Incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about November 3, 1997.

4 Incorporated herein by reference to Post-Effective Amendment No. 23 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about September 14, 1995.

5 Incorporated herein by reference to Post-Effective Amendment No. 25 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 28, 1997.

6 Incorporated herein by reference to Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (File No. 33-79808) filed on or about April 30, 1997.

7 Incorporated herein by reference to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about April 8, 1998.

8 Incorporated herein by reference to Form 10-K for Kemper Investors Life Insurance Company for fiscal year ended December 31, 2000 filed on or about March 28, 2001.

9 Incorporated herein by reference to Form 10-K for Kemper Investors Life Insurance Company for fiscal year ended December 31, 1999 filed on or about March 29, 2000.

10 Incorporated herein by reference to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 20, 1999.

11 Incorporated herein by reference to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about April 20, 1999.

12 Incorporated herein by reference to Post-Effective Amendment No. 28 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 28, 1999.

13 Incorporated herein by reference to Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 333-22375) on or about September 14, 1999.

14 Incorporated herein by reference to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about April 17, 2000.

15 Incorporated herein by reference to Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 26, 2000.

     (b)  Financial Statements


     Report of Independent Accountants

     KILICO and Subsidiaries Consolidated Balance Sheets, as of December 31, 2000 and 1999

     KILICO and Subsidiaries Consolidated Statements of Operations, years ended December 31, 2000, 1999 and 1998

     KILICO and Subsidiaries Consolidated Statements of Comprehensive Income, years ended December 31, 2000, 1999 and 1998

     KILICO and Subsidiaries Consolidated Statements of Stockholder's Equity, years ended December 31, 2000, 1999 and 1998

     KILICO and Subsidiaries Consolidated Statements of Cash Flows, years ended December 31, 2000, 1999 and 1998

     Notes to Consolidated Financial Statements

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Grove and State of Illinois on the 24th day of April, 2001.

                                    KEMPER INVESTORS LIFE INSURANCE COMPANY
                                    (Registrant)

                                    BY:  /s/ Gale K. Caruso
                                       ------------------------------------
                                        Gale K. Caruso, President and Chief
                                         Executive Officer

As required by the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following directors and principal officers of Kemper Investors Life Insurance Company in the capacities indicated on the 24th day of April, 2001.

               Signature                                     Title
               ---------                                     -----
/s/ Gale K. Caruso                            President, Chief Executive Officer and Director
------------------------------------------    (Principal Executive Officer)
Gale K. Caruso

/s/ Martin D. Feinstein                       Chairman of the Board
------------------------------------------
Martin D. Feinstein

/s/ Frederick L. Blackmon                     Executive Vice President, Chief Financial Officer
------------------------------------------    and Director (Principal Financial Officer and
Frederick L. Blackmon                         Principal Accounting Officer)

/s/ Eliane C. Frye                            Director
------------------------------------------
Eliane C. Frye

/s/ James E. Hohmann                          Director
------------------------------------------
James E. Hohmann

/s/ Debra P. Rezabek                          Director
------------------------------------------
Debra P. Rezabek

                                 EXHIBIT LIST

                                                                                                      Sequentially
Exhibit                                                                                                 Numbered
Number                                 Description                                                       Pages*
------                                 -----------                                                       ------
1(h)               Participation Agreement among Franklin Templeton Variable Insurance Products
                   Trust, Franklin Templeton Distributors, Inc. and Kemper Investors Life Insurance
                   Company

1(n)               Form of Fund Participation Agreement by and among Kemper Investors Life
                   Insurance Company, INVESCO Variable Investment Funds, Inc., INVESCO
                   Funds Group, Inc. and INVESCO Distributors, Inc.

1(o)               Form of Administrative Services Agreement by and between INVESCO Funds
                   Group, Inc., INVESCO Variable Investment Funds, Inc. and Kemper Investors
                   Life Insurance Company (redacted)

23(a)              Consents of PricewaterhouseCoopers LLP, Independent Accountants

*In manually signed original only.